As filed with the Securities and Exchange Commission on May 7, 2010

Registration No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-4
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
_____________________

CHOICE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Wisconsin	6022	27-2416885
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2450 Witzel Avenue Oshkosh, Wisconsin 54904 (920) 230-1300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Keith Pollnow, President Choice Bancorp, Inc. 2450 Witzel Avenue Oshkosh, Wisconsin 54904 (920) 230-1300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies of communications to: Andrew J. Guzikowski Godfrey & Kahn, S.C. 780 North Water Street Suite 1700 Milwaukee, Wisconsin 53202

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

_____________________

2

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $______ per share	2,160,620	(a)	$ 7.925	$17,122,914	$ 1,220.86
	213,750	(b)	$ 10.00	2,250,000	160.43
	431,370	(c)	$ 12.50	5,392,125	384.46
	2,816,990				1,757.73
Common stock warrants expiring 2016	213,750	(d)	―	―	―
Common stock warrants expiring 2012	431,375	(e)	―	―	―
					$ 1,757.73

(a)

Reflects the maximum number of shares issuable in connection with the proposed reorganization in the Rule 145(a) transaction that is the subject of this registration statement.  In the reorganization, one (1) share of Registrant's common stock will be issued for every one (1) share of Choice Bank common stock and Choice Bank will become a wholly owned subsidiary of the Registrant.  The proposed maximum aggregate offering price per unit is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) based upon the bid ($7.75) and ask ($8.10) prices of Choice Bank common stock on May 4, 2010.

(b)

Maximum number of shares issuable pursuant to 225,000 outstanding “2016 Warrants” (see Note (d), below).  For purposes of calculating the registration fee, the 2016 Warrants are assumed to have zero value; however, pursuant to Rule 457(i), the $10.00 exercise price of the 2016 Warrants is "additional consideration" payable upon exercise and upon which the registration fee is calculated.

(c)

Maximum number of shares issuable pursuant to 431,375 outstanding “2012 Warrants” (see Note (e), below).  For purposes of calculating the registration fee, the 2012 Warrants are assumed to have zero value; however, pursuant to Rule 457(i), the $12.50 exercise price of the 2012 Warrants is "additional consideration" payable upon exercise and upon which the registration fee is calculated.

(d)

Common Stock Warrants with an exercise price of $10.00 per share expiring July 24, 2016 ("2016 Warrants") being registered along with the common stock into which the 2016 Warrants are convertible.  The 2016 Warrants will be issued by the Registrant, for no separate consideration, to the holders of currently-outstanding warrants to purchase Choice Bank common stock on identical terms.  By their terms, the currently-outstanding warrants to purchase Choice Bank common stock will automatically convert into 2016 Warrants on a one-for-one basis upon consummation of the reorganization.  For purposes of calculating the registration fee, pursuant to Rule 457(i), the 2016 Warrants are assumed to have no value as they are out-of-the-money; however, a registration fee is calculated and being paid on the basis of the $10.00 per share exercise price of the 2016 Warrants; see Note (b), above.

(e)

Common Stock Warrants with an exercise price of $12.50 per share expiring July 24, 2012 ("2012 Warrants") being registered along with the common stock into which the 2012 Warrants are convertible.  The 2012 Warrants will be issued by the Registrant, for no separate consideration, to the holders of currently-outstanding warrants to purchase Choice Bank common stock on identical terms.  By their terms, the currently-outstanding warrants to purchase Choice Bank common stock will automatically convert into 2012 Warrants on a one-for-one basis upon consummation of the reorganization.  For purposes of calculating the registration fee, pursuant to Rule 457(i), the 2012 Warrants are assumed to have no value as they are out-of-the-money; however, a registration fee is calculated and being paid on the basis of the $12.50 per share exercise price of the 2012 Warrants; see Note (c), above.

_____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

3

THE INFORMATION IN THIS PROSPECTUS MAY CHANGE.  WE MAY NOT COMPLETE THIS REORGANIZATION AND ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS  NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Proxy Statement relating to Choice Bank Special Shareholders’ Meeting to be held on July___ 2010	Prospectus relating to up to 2,160,620 shares of Choice Bancorp, Inc. Common Stock
REORGANIZATION PROPOSED YOUR VOTE IS IMPORTANT

To the Shareholders of Choice Bank:

The Board of directors of Choice Bank is proposing a reorganization that, if approved by our banking regulators and by our shareholders, will result in Choice Bank becoming a wholly owned subsidiary of a newly-organized bank holding company, Choice Bancorp, Inc. (the “Holding Company”) that will, in turn, be owned by the current shareholders of Choice Bank. The reorganization involves only a change in the form of ownership of Choice Bank, and does not involve a sale of the Bank and it will not change your equity or voting interest in our operations relative to other shareholders. If the reorganization is completed, Choice Bank shareholders will receive one share of Holding Company common stock for every share of Bank common stock that they own, and the currently-outstanding warrants and options to purchase Choice Bank common stock will be converted into substantially identical warrants and options to purchase a like number of shares of Holding Company common stock.

Choice Bank’s common stock is quoted on the National Association of Securities Dealers’ Over the Counter Bulletin Board (“OTCBB”) under the trading symbol “CBKW.OB” and we expect that the Holding Company’s common stock will similarly be traded over-the-counter.

The reorganization can only occur if the holders of a majority of the outstanding shares of Choice Bank common stock approve it. We are holding a special shareholders’ meeting on July __, 2010 for this purpose. At the special meeting, shareholders will be asked to consider and vote on the proposed reorganization.

This document is both a proxy statement by which the board of directors of Choice Bank is soliciting proxies for use at the special meeting, and a prospectus relating to the shares of Holding Company common stock that Bank shareholders will receive in the reorganization if it is completed.

You should read the information under “RISK FACTORS” beginning on page 9 before completing and returning your proxy card.

Our board of directors believes that the reorganization is in the best interests of the Bank and its shareholders, unanimously approves the reorganization proposal, and unanimously recommends that you vote “FOR” approval of the reorganization.

THE SHARES OF CHOICE BANCORP, INC. COMMON STOCK TO BE ISSUED IN THE REORGANIZATION WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS, AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED IN THE REORGANIZATION, PASSED UPON THE ACCURACY OF THIS PROXY STATEMENT/ PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOUR VOTE IS VERY IMPORTANT, regardless of how many shares you own. Whether you plan to attend the special meeting or not, please complete, date, sign and return the proxy form. If you prefer to attend the meeting and vote in person, you may do so, even if you turn in your proxy ahead of time.

/s/ Keith C. Pollnow

Keith C. Pollnow, President

The date of this Proxy Statement/Prospectus is ____________, 2010.

This Proxy Statement/Prospectus is first being mailed to shareholders on or about ____________, 2010

IMPORTANT DISCLOSURES

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND THE EXHIBITS THERETO OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

THIS PROXY STATEMENT/PROSPECTUS IS ONLY ACCURATE AS OF THE DATE PRINTED ON THE BOTTOM OF THE COVER PAGE.

WE ARE REQUIRED TO ADVISE YOU IF THERE IS ANY FUNDAMENTAL CHANGE AFFECTING THE FORMATION OF THE HOLDING COMPANY.

THE OFFER TO ENTER INTO THIS REORGANIZATION IS NOT BEING MADE TO NOR CAN IT BE ACCEPTED FROM OR ON BEHALF OF HOLDERS OF CHOICE BANK STOCK IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES LAWS OF SUCH JURISDICTION.  CHOICE BANCORP IS NOT, AND WILL NOT BE, OBLIGATED TO ACQUIRE ANY SHARES OF CHOICE BANK STOCK, OR ISSUE OR DELIVER ANY SHARES OF ITS COMMON STOCK, IN ANY JURISDICTION IN WHICH THE AGREEMENT TO DO SO WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES LAWS OF SUCH JURISDICTION.  HOWEVER, CHOICE BANCORP, AT ITS DISCRETION, MAY TAKE SUCH ACTION AS IT MAY DEEM NECESSARY OR DESIRABLE TO COMPLY WITH THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

THIS TRANSACTION MAY BE REGISTERED IN CERTAIN STATES, ACCORDING TO THE LAWS OF THOSE STATES. NO SECURITIES COMMISSIONER, SECURITIES DEPARTMENT, OR SIMILAR OFFICE OF ANY STATE HAS APPROVED OR DISAPPROVED THE CHOICE BANCORP STOCK TO BE ISSUED IN THE REORGANIZATION OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY MAY BE A CRIMINAL OFFENSE.

OUR PRESENT INTENTION IS TO USE ALL REASONABLE EFFORTS TO OBTAIN SHAREHOLDER AND REGULATORY APPROVAL AND SATISFY THE OTHER CONDITIONS AND TO COMPLETE THE REORGANIZATION AS PROMPTLY AS POSSIBLE. HOWEVER, WE RESERVE THE RIGHT TO ABANDON THE REORGANIZATION AT ANY TIME AND FOR ANY REASON WHATSOEVER, ALTHOUGH WE WILL ONLY DO SO AFTER THE SPECIAL MEETING IF WE FAIL TO RECEIVE REGULATORY APPROVAL OR, IF THE OPINION OF OUR BOARD OF DIRECTORS, THE REORGANIZATION IS NO LONGER IN THE BEST INTEREST OF THE BANK OR OUR SHAREHOLDERS.

ADDITIONAL INFORMATION

The attached proxy statement/prospectus may incorporate important business and financial information about Choice Bank and Choice Bancorp, Inc. from other documents that are not included in or delivered with the proxy statement/prospectus.  You will not receive copies of any such document the documents incorporated by reference herein, unless you request such documents from Choice Bancorp, Inc., as described below. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into the proxy statement/prospectus but not delivered herewith by requesting them in writing or by telephone from Choice Bancorp, Inc. at the following address and telephone number:

Choice Bancorp, Inc.
2450 Witzel Avenue
Oshkosh, Wisconsin 54904
Attention: Keith C. Pollnow
Telephone: (920) 230-1300

In order to receive timely delivery of the documents in advance of the special meeting, you must request the information no later than __________, 2010.

For more information, see “Where You Can Find More Information” beginning on page 7.

CHOICE BANK
2450 Witzel Avenue
Oshkosh, Wisconsin 54904
(920) 230-1300

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A special meeting of the shareholders of Choice Bank (“Bank”) will be held on July __, 2010, at LaSure’s, 3125 South Washburn Street, Oshkosh, Wisconsin, at 10:00 a.m. local time.

1.

Consider and vote on the following resolution, all as more fully described in the proxy statement/prospectus accompanying this Notice of Special Meeting:

RESOLVED, that merger of Choice Bank and Choice Interim Bank, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Choice Bank and Choice Bancorp, Inc. and a Merger Agreement between Choice Bank and Choice Interim Bank whereby (i) Choice Bank will become a wholly-owned subsidiary of Choice Bancorp, Inc., and (ii) the outstanding shares of Choice Bank common stock will be converted, on a one-for-one basis, into shares of Choice Bancorp, Inc. common stock and shareholders of Choice Bank will thereby become shareholders of Choice Bancorp, Inc. is hereby ratified and confirmed.

2.

Transact such other business as may properly come before the special meeting or any adjournments thereof.

The record date for the special meeting is _______, 2010.  Only shareholders of record at the close of business on that date can vote at the meeting. In order to complete the reorganization, a majority of outstanding Bank shares must be voted in favor of the above resolution.

Shareholders have the right to dissent from the reorganization and receive the fair value of their shares of Bank stock in cash.  A summary of these rights can be found under “DISSENTERS’ RIGHTS“ on page 20 of the proxy statement/prospectus, and copy of the Wisconsin statutes governing dissenters’ rights is attached as Exhibit B to the proxy statement/prospectus.

The Directors of the Bank unanimously believe that the proposed reorganization is in the best interests of the Bank and its shareholders, and urge shareholders to vote FOR the above resolution.

By Order of the Board of directors

/s/ Keith C. Pollnow

Keith C. Pollnow, President

Dated: ____________, 2010

Page

COMMONLY ASKED QUESTIONS

1

SUMMARY

3

Parties to the reorganization

3

Mailing address

3

Description of the reorganization

3

Reasons for the reorganization and recommendation of the Bank’s board of directors

4

Effect of the reorganization

4

Differences in shareholder rights

4

Special meeting

4

Structure of the reorganization

4

Bank and Holding Company management

5

Closing date; exchange of stock and warrant certificates

5

Abandonment

5

Regulatory approvals and other conditions for the formation of the Holding Company

5

Dissenters’ rights

5

Federal and Wisconsin income tax consequences

5

Accounting treatment

6

FORWARD-LOOKING STATEMENTS

6

WHERE YOU CAN FIND MORE INFORMATION

7

Holding Company registration statement

7

Bank periodic reports

7

Holding Company periodic reports

7

RISK FACTORS

9

The Holding Company’s board of directors will be able to issue a significant number of additional shares of common stock without shareholder approval which could dilute your ownership interest in the Holding Company.

9

The Holding Company’s board of directors will have the authority to set the terms of and issue preferred stock without shareholder approval, which could dilute your ownership interest in the
Holding Company.

10

The Holding Company has the ability to incur debt and pledge its assets, including its stock in the
Bank, to secure that debt.

10

Anti-takeover protections and other factors will make it more difficult for you to realize the value of your investment in the Holding Company.

10

The Holding Company will be subject to regulation which will increase the cost and expense of regulatory compliance and will therefore reduce the Holding Company’s net income and may restrict its ability to engage in certain activities.

11

The Holding Company may be required to contribute capital or assets to the Bank that could otherwise be invested or deployed more profitably elsewhere.

11

Applicable laws and regulations restrict both the ability of the Bank to pay dividends to the
Holding Company, and the ability of the Holding Company to pay dividends to you.

11

We may not be able to effectively implement the strategies that underlie our reasons for forming a bank holding company.

11

We cannot assure you that the formation of a bank holding company will enable us to compete more effectively or operate more, or even as, profitably as the Bank has historically.

11

THE SPECIAL MEETING

 13

Date, time and place; adjournments

13

Matters to be considered

13

Other matters

13

Record date

13

Voting rights of shareholders at the special meeting

13

i

Quorum

13

Vote required

13

How to vote

14

Shareholder of record versus beneficial owner

14

How shares will be voted

14

How you can revoke your proxy

15

Solicitation of proxies

15

THE REORGANIZATION

15

General

15

Structure

15

Reasons for the reorganization

16

Recommendation of the Bank’s board of directors

18

Conditions to completion of the reorganization

18

Operation of the Bank following the reorganization

19

Closing date

19

Abandonment

19

Exchange of share certificates

19

Expenses of reorganization

20

DISSENTERS’ RIGHTS

20

FEDERAL AND WISCONSIN INCOME TAX CONSEQUENCES

21

DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK AND WARRANTS

22

Common stock

22

Preferred stock

23

Warrants

24

COMPARISON OF SHAREHOLDERS’ RIGHTS

26

Principal similarities

26

Principal differences

27

INFORMATION ABOUT THE HOLDING COMPANY

30

Business of the Holding Company

30

Financial information about the Holding Company

30

Properties

31

Legal proceedings

32

Employees

32

Competition

32

Management

33

Principal shareholders

38

Management compensation

38

Dividends and dividend policy

39

Indemnification of officers and directors

39

Additional supervision and regulation

40

INFORMATION ABOUT INTERIM BANK

41

INFORMATION ABOUT THE BANK

41

Business of the Bank

42

Properties

42

Legal proceedings

42

Market for Bank stock

42

Financial and related information

42

Management and corporate governance information

42

Other

42

Subsequent developments

42

EXPERTS

43

LEGAL MATTERS

43

SHAREHOLDER PROPOSALS AND NOMINATIONS

43

The Bank

43

The Holding Company

44

ii

EXHIBITS

Exhibit A	Agreement and Plan of Reorganization dated May __, 2010 between Choice Bank and Choice Bancorp, Inc., (including form of Merger Agreement between Choice Bank and Choice Interim Bank)
Exhibit B	Sections 221.0701 through 221.0718 of Wisconsin Statutes Dissenters’ Rights)
Exhibit C	Articles of Incorporation of Choice Bancorp, Inc.
Exhibit D	Bylaws of Choice Bancorp, Inc.
Exhibit E-1	Form of Holding Company Organizer Warrant Agreement and Organizer Warrant Certificate
Exhibit E-2	Form of Holding Company Shareholder Warrant Agreement and Shareholder Warrant Certificate
Exhibit F	Choice Bank Annual Report on Form 10-K for the Year ended December 31, 2009, as filed with the Federal Deposit Insurance Corporation on March 31, 2010
Exhibit G	Choice Bank Quarterly Report on Form 10-Q for the Three Months Ended March 31, 2010, as filed with the Federal Deposit Insurance Corporation on May 6, 2010.

iii

COMMONLY ASKED QUESTIONS

Why am I receiving this document?

This document serves two purposes.  First, it is a proxy statement by which Choice Bank’s board of directors is soliciting proxies for use at a special shareholders’ meeting to consider a proposed reorganization involving the formation of a holding company for the Bank.  Second, this document is a prospectus relating to the shares of Holding Company common stock that shareholders will receive if the proposed reorganization is completed.

What am I being asked to vote on?

You are being asked to vote on a proposed reorganization in which Choice Bancorp, Inc. will become a bank holding company and will own all of the shares of the Bank.

What is a bank holding company?

A bank holding company is a corporation that owns all of the stock of a bank.

Why do we need a bank holding company?

We believe that the bank holding company structure will help our overall organization to be more competitive. With the bank holding company structure, we believe that as the Bank continues to grow and prosper, we will more easily be able to engage in new lines of business and to buy other banks or branches of other banks if those opportunities arise. In addition, the holding company structure will permit the efficient use of debt to fund these types of activities without having to raise additional capital by selling stock. The reasons we believe a bank holding company is advantageous are explained more fully under “THE REORGANIZATION – Reasons for the reorganization“ beginning on page 16.

Does this mean the Bank is being sold?

The Bank is not being sold and you are not being asked to relinquish your ownership interests in our organization.  Rather, if completed, you will be entitled to receive one share of Holding Company common stock for every share of Bank stock that you own and any outstanding warrants or options to purchase Bank common stock will be converted into substantially identical warrants or options to purchase an identical number of shares of Holding Company common stock.  The end result is that you will own the Holding Company, and the Holding Company will own the Bank.

What happens to the Bank if the reorganization is completed?

The Bank will continue to operate with all of its same directors, officers and employees and at the same locations. The only difference is that the stock of the Bank will be owned by the Holding Company and you and other shareholders will own shares of the Holding Company rather than shares of Bank stock.

If I do not want to be a shareholder of the Holding Company, can I continue to own Bank stock?

No.  However, if the reorganization is completed, you will be entitled to receive cash for your shares of the Bank’s common stock if you exercise what are known as “dissenter’s rights” and follow the procedures required by the Wisconsin Statutes.  Such procedures and statutes are summarized under “DISSENTERS’ RIGHTS“ on page 20.

When will the reorganization be completed?

The reorganization will occur after we receive approval from the shareholders and regulators and all of the other conditions have been satisfied or waived. Currently, we anticipate that the reorganization will be completed around _________, 2010.

1

What other approvals are required?

We cannot complete the reorganization unless the Federal Reserve, the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions approve it. We have filed or will shortly file documents with the regulators seeking their approval.  Although we do not know of any reason why we would be unable to obtain these regulatory approvals in a timely manner, we cannot be certain that we will obtain them, or when we will obtain them.

Will the Bank have an annual shareholders meeting in 2010?

If the reorganization is approved and completed, the Bank will not hold an annual shareholders meeting in 2010 – the next annual meeting in which you can participate will be Holding Company’s first annual shareholders’ meeting in 2011.  This means that, in effect, a vote FOR the reorganization is also a vote to elect the incumbent directors of the Holding Company for one, two or three-year terms, with the terms of the Class I directors expiring at the Holding Company’s 2011 annual meeting (see “INFORMATION ABOUT THE HOLDING COMPANY – Management – Directors” beginning on page 33) If the reorganization is completed, Holding Company shareholders will have the right to elect the directors of the Holding Company but will no longer have any right to elect the directors of the Bank.

If the reorganization is not approved by our shareholders or if, for any other reason, we determine that we will be unable to complete the reorganization, we will schedule an annual meeting of the shareholders of the Bank for as soon as practicable after the special meeting or any adjournment thereof or, if applicable, our decision to abandon the reorganization. You will have the opportunity to elect Bank directors at that Bank’s shareholders’ annual meeting if it occurs.

Who can I contact for more information?

For more information regarding the proposed reorganization, call or write to:

Keith C. Pollnow
c/o Choice Bank
2450 Witzel Avenue
Oshkosh, Wisconsin 54904
(920) 230-1301
keith@choicebank.com

2

SUMMARY

The following summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand how the proposed reorganization will affect you, and for a more complete description of the legal terms of the reorganization, you should read this entire proxy statement/prospectus, including the exhibits, carefully.

Parties to the reorganization

Choice Bank

Choice Bank is a state-chartered bank that has been operating as a commercial bank with its main office in Oshkosh, Wisconsin since 2006. Choice Bank provides a full range of banking and financial services to individuals and businesses through its two offices in Oshkosh, Wisconsin including deposit products such as checking, savings and money market accounts and loan products, such as business, personal residential and commercial mortgage loans, and other consumer and commercial-oriented financial services. In this proxy statement/prospectus we will refer to Choice Bank as “the Bank.” For more information, see “INFORMATION ABOUT THE BANK” on page 41.

Choice Bancorp, Inc.

Choice Bancorp, Inc. is a corporation organized in March 2010 at the direction of the Bank’s board of directors solely for the purpose of becoming a holding company for the Bank. In this proxy statement/prospectus we will refer to Choice Bancorp, Inc. as “Choice Bancorp” or “the Holding Company”. For more information, see “INFORMATION ABOUT THE HOLDING COMPANY“ on page 30.

Choice Interim Bank

Choice Interim Bank (which we refer to in this proxy statement/prospectus as “Interim Bank”) will be organized by the Holding Company for the sole purpose of merging with and into the Bank as part of the reorganization. Interim Bank will have no assets, income or operations and its separate existence will cease when the reorganization is completed.  For more information, see “INFORMATION ABOUT INTERIM BANK“ on page 41.

Mailing address

The complete mailing address of the Bank, the Holding Company and Interim Bank is: 2450 Witzel Avenue, Oshkosh, Wisconsin 54904 and their telephone number is (920) 230-1300.

Description of the reorganization

If the reorganization is approved by the Bank’s shareholders and by its state and federal banking regulators, each share of Bank common stock you own will be automatically converted into one share of Holding Company common stock, and each outstanding warrant to purchase Bank common stock will, by its terms, be converted into an identical warrant to purchase Holding Company common stock. As a result, the Holding Company will be owned by the Bank’s former shareholders (in substantially the same proportion that they currently own stock of the Bank) and the Bank will become a wholly owned subsidiary of the Holding Company. The terms of the reorganization are set forth in an Agreement and Plan of Reorganization approved by the boards of directors of the Holding Company and the Bank, a copy of which (including the form of Merger Agreement between the Bank and Interim Bank) is attached to this proxy statement/prospectus as Exhibit A, and are summarized under “THE REORGANIZATION“ beginning on page 15.

3

Reasons for the reorganization and recommendation of the Bank’s board of directors

The Board of directors of the Bank believes that the formation of a holding company will benefit the Bank and its shareholders. In the board of director’s opinion, a holding company provides many advantages over continuing to operate as a stand-alone bank, including the ability for the holding company to more readily expand its business and enter other markets by acquiring other banks and the greater flexibility that the holding company structure provides in meeting future capital needs, and, as a result, the ability of the Bank to compete more effectively with other banks that are held by bank holding companies.  Approval of the reorganization requires the affirmative vote of a majority of the total votes eligible to be cast at the special meeting.  As of the ____________, 2010 voting record date, directors and executive officers for the Bank as a group held with the power to vote _______ shares, or approximately ____ percent of the outstanding Bank common stock entitled to vote on the reorganization at the special meeting. All of these individuals have indicated that they intend to vote their shares of Bank stock FOR approval of the reorganization. See “ – Reasons for Reorganization” beginning on page .

For the foregoing reasons, the Bank’s board of directors unanimously recommends that you vote your Bank shares FOR approval of the reorganization.

Effect of the reorganization

Immediately after the reorganization takes place, (1) assuming there are no dissenters, the Holding Company will have outstanding the same number of shares of common stock that the Bank had issued and outstanding immediately prior to the reorganization, and (2) unless you perfect and exercise your dissenters’ rights, you will hold the same number of shares of Holding Company common stock that you held in the Bank immediately prior to the reorganization and you will hold warrants to acquire the same number of shares of Holding Company common stock that you held to acquire Bank common stock immediately prior to the reorganization.

Differences in shareholder rights

As shareholders of the Bank, your rights are governed by the provisions of the Wisconsin banking law, Chapter 221 of the Wisconsin Statutes (the “Banking Statute”) and the Bank’s articles of incorporation and bylaws, but your rights as a shareholder of the Holding Company will be governed by the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (the “WBCL”) and the Holding Company’s articles of incorporation and bylaws. There are many similarities but several principal differences between your rights as a shareholder of the Bank and what your rights will be if the reorganization is approved and you become a shareholder of the Holding Company.  These differences are a result of differences between the Banking Statute and the WBCL, as well as differences between the Bank’s and the Holding Company’s respective articles of incorporation and bylaws.  For a discussion of these differences, see “COMPARISON OF SHAREHOLDERS’ RIGHTS“ beginning on page 26.

Special meeting

The special meeting of Bank shareholders will be held July ___, 2010, at 10:00 a.m. local time at 3125 South Washburn Street, Oshkosh, Wisconsin. Only shareholders of record as of the close of business on ___________, 2010 will be entitled to vote at the meeting. For more information, see “THE SPECIAL MEETING” on page 13.

Structure of the reorganization

If the reorganization is approved, the Holding Company will acquire all of the outstanding stock of the Bank through a merger of the Bank and Interim Bank, which will be organized as a wholly-owned subsidiary of the Holding Company. Interim Bank will be organized only for the purpose of the merger and will have no operations or employees. Upon the merger of Interim Bank into the Bank, the stock of the Bank currently held by the Bank’s shareholders will be converted into Holding Company stock. As a result, the Bank’s shareholders will become shareholders of the Holding Company, and the Bank will become a wholly-owned subsidiary of the Holding Company. See “THE REORGANIZATION – Structure“ beginning on page 15.

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Bank and Holding Company management

The management of the Holding Company will be substantially the same as the current management of the Bank. All 19 of the Bank’s current directors have been elected to the Holding Company’s 19-member board of directors. Keith C. Pollnow is the Holding Company’s President and John Glynn is the Holding Company’s Chief Financial Officer. Messrs. Pollnow and Glynn serve in the same capacities for the Bank. Finally, Mr. Rodney Oilschlager is currently the Chairman of the Board of both the Holding Company and the Bank. For more information about the management of the Bank and the Holding Company, see “INFORMATION ABOUT THE HOLDING COMPANY – Management – Directors“ beginning on page 33.

Closing date; exchange of stock and warrant certificates

If the reorganization is approved at the special meeting, we will complete it as soon as possible after the date of the special meeting or, if later, as soon as we have obtained all necessary regulatory approvals. Under the Merger Agreement, this must occur on or before ___________, 2010, although we can extend this date in our discretion.  Shortly after the Closing Date, we will provide you with instructions on how to tender your Bank stock certificates and Bank warrant certificates for exchange for Holding Company stock certificates and Holding Company warrant certificates.  YOU SHOULD NOT TENDER YOUR STOCK CERTIFICATES OR WARRANT CERTIFICATES NOW. However, we recommend that you locate these certificates and keep them in a safe place so that you can promptly tender them when you are instructed to do so.

Abandonment

Our present intention is to use all reasonable efforts to obtain shareholder and regulatory approval and satisfy the other conditions and to complete the reorganization as promptly as possible. However, we reserve the right to abandon the reorganization at any time and for any reason whatsoever, although we will only do so after the special meeting if we fail to receive regulatory approval or, if the opinion of our board of directors, the reorganization is no longer in the best interest of the Bank or our shareholders.

Regulatory approvals and other conditions for the formation of the Holding Company

Even if our shareholders approve the reorganization, we cannot complete it unless we receive the necessary approvals from our banking regulators, specifically the Federal Reserve Board of Governors (the “Federal Reserve”), the Wisconsin Department of Financial Institutions – Division of Banking (the “Banking Division”), and the Federal Deposit Insurance Corporation (the “FDIC”). We have filed applications with each of the banking regulators seeking the appropriate approvals. We expect those applications to be approved by the time of the special meeting, although we cannot predict when, or if, the applications will be approved.

Dissenters’ rights

Under applicable provisions of the Banking Statute, as a holder of Bank stock, you have the right to dissent from the reorganization and obtain payment of the fair value of your shares of Bank stock in cash.  This is known as your “dissenter’s rights.” You may only exercise your dissenter’s rights if you follow all of the procedures required by the applicable sections of the Banking Statute, which are summarized under “DISSENTERS’ RIGHTS“ on page 20 and are included as Exhibit B to this proxy statement/prospectus.

Federal and Wisconsin income tax consequences

We have structured the reorganization to qualify as a tax-free transaction.  We have obtained an opinion from our legal counsel, Godfrey & Kahn, S.C., Milwaukee, Wisconsin, that as a result of the transaction contemplated by the reorganization, for federal and Wisconsin income tax purposes:

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•

You will not be required to recognize any gain or loss for federal income tax purposes on the conversion of your Bank stock into Holding Company stock or the conversion of your Bank warrants into Holding Company warrants.

•

Your income tax basis in your shares of Holding Company common stock will be the same as your basis in the shares of the Bank stock you now hold; and

•

Your holding period for shares of Holding Company common stock will include your holding period for their shares of Bank stock, provided the shares of Bank stock were [held by you as] a capital asset as of the time of the reorganization.

In addition, the reorganization will not result in the imposition of federal or Wisconsin income tax on the Bank or the Holding Company.

If you exercise your dissenter’s rights and receive cash for your Bank stock instead of exchanging it for Holding Company stock, as discussed below under “Dissenters’ Rights,” you will be taxed on the cash you receive for your shares of Bank stock to the extent it exceeds your tax basis on your Bank stock.

You are urged to consult your tax advisor to determine the tax consequences to you under the federal tax laws, as well as any consequence under applicable state or local tax laws, given your own particular tax circumstances.

Accounting treatment

The reorganization, if completed, will be accounted for as a purchase under FAS ASC 805, “Business Combinations.”

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains certain statements that are forward-looking within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and other similar expressions or future or conditional verbs. Readers of this proxy statement/prospectus should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this proxy statement/prospectus. The statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, financial condition, results of operations, future performance and business, including management’s expectations and estimates.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. An illustrative list of these factors is contained in this proxy statement/prospectus under the caption “RISK FACTORS“ on page 9 as well as in Item 1A of the Bank’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the FDIC on March 31, 2010 (the “Bank’s 2009 Annual Report”) that is attached to this proxy statement/prospectus

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as Exhibit F and incorporated herein by reference (see “WHERE YOU CAN FIND MORE INFORMATION” below). New factors emerge from time to time, and it is not possible for us to predict which factor, if any, will materialize.  In addition, we cannot assess the potential impact of each factor on the business of the Bank or the Holding Company or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

Holding Company registration statement

The Holding Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 relating to the shares of Holding Company common stock and Holding Company warrants that will be issued in the reorganization. This proxy statement/prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-4, including its exhibits. Statements contained in this proxy statement/prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, please see the filed copy of the agreement or document for a complete description thereof.

Bank periodic reports

The Bank is subject to the information reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that law, files reports, proxy statements and other information with the FDIC.  A copy of the Bank’s 2009 Annual Report, containing financial statements for the fiscal year ended December 31, 2009, prepared in accordance with accounting principles generally accepted in the United States of America, is attached to this proxy statement/prospectus as Exhibit F.  A copy of the Bank’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, as filed with the FDIC on May 6, 2010 (the “Bank’s 2010 First Quarter Report”) is attached to this proxy statement/prospectus as Exhibit G and incorporated herein by reference.  In this proxy statement/prospectus, the Bank’s 2009 Annual Report and the Bank’s 2010 First Quarter Report are referred to together as the “ Bank Financial Reports.”  The Bank Financial Reports also contain information about, among other things, the Bank’s business, operations, financial condition, management, security ownership, and other important information about the Bank that is incorporated by reference in this proxy statement/prospectus.  The Bank is also incorporating by reference all additional reports and other information it files with the FDIC pursuant to Sections 13 or 15(d) under the Securities Exchange Act between the date of this proxy statement/prospectus and the date the reorganization is consummated.  Reports, proxy statements and other information filed by the Bank can be inspected and copied at the public reference facilities maintained by the FDIC at 3501 North Fairfax Drive, Arlington, Virginia 22226. The Bank maintains copies of these documents on its website, http://www.choicebank.com/, under the “Investors” link.

Holding Company periodic reports

The Holding Company is not currently subject to the reporting and information requirements of the Securities Exchange Act of 1934.  If and after the reorganization takes place, the Holding Company will be subject to these and will be required to file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”), in the same manner and to the same extent as the Bank is currently required to file such reports, proxy statements and other information with the FDIC.

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After the reorganization, the Holding Company will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC, including the registration statement, at the following SEC public reference rooms:

450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	500 West Madison Street Suite 1400 Chicago, Illinois 60661

Please call the SEC at 800-SEC-0330 for further information on the public reference rooms. Choice Bancorp, Inc.’s SEC filings will also be available to the public on the SEC’s website at http:/www.sec.gov.

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RISK FACTORS

An investment in a financial institution, such as the Bank, involves significant risks.  The risks of an investment in the Bank are described in the Bank’s 2009 Annual Report under Item 1A. Risk Factors.  These risks derive primarily from the financial institutions industry, the nature of the way financial institutions operate, and the national economy, generally, and more specifically, to the Bank,  from the Bank’s operation, financial condition, local economy, competition and similar factors.  Because, initially following the reorganization, the Bank will be the Holding Company’s sole asset and represent the Holding Company’s only operations and its sole source of income and profits, we believe that all of the risks of an investment directly in the Bank, as described in the above-reference section of the Bank’s 2009 Annual Report, will continue to apply in all material respects to an investment in the Holding Company.

This Section summarizes some of the risks that we believe will become applicable if the reorganization is completed, and derive primarily from the future organizational structure of the Holding Company operating with the Bank as its subsidiary, as well as factors that result from differences in our governance structure and your rights as a shareholder that we have either been required or have chosen to implement in connection with the reorganization.

The order in which the risk factors are discussed in this Section is not intended to indicate their relative importance.

Our future success is based in large part on the accuracy of our assumptions about and inherent in our business, marketing and growth strategies for the Bank, as well as our ability to identify and implement strategies to address the risks identified herein. You face the risk that our assumptions are incorrect, that we have not fully identified all of the material risks associated with our business, and that we have not fully estimated the potential for these risks to materialize or the effectiveness of our strategies to address these risks.

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS ALL OF THE OTHER INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS BEFORE DECIDING HOW TO VOTE YOUR SHARES.

The Holding Company’s board of directors will be able to issue a significant number of additional shares of common stock without shareholder approval, which could dilute your ownership interest in the Holding Company.

Although the Bank’s board of directors is currently able to authorize the issuance of additional shares of common stock without shareholder approval, the number of additional shares the board may approve for issuance is very limited. In contrast, the Holding Company’s Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Holding Company common stock which means that, following the reorganization, the board could approve the issuance of up to 6,823,000 additional shares of Holding Company common stock without obtaining shareholder approval. The issuance of additional common stock would reduce your proportional ownership interest in our organization and could be dilutive to the value of your investment in the Holding Company. See “DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK AND WARRANTS – Common stock” on page 22 and “COMPARISON OF SHAREHOLDERS’ RIGHTS – Principal differences – More common stock authorized” on page 27. Also see the discussion under “Reasons for the reorganization“ on page 16.

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The Holding Company’s board of directors will have the authority to set the terms of and issue preferred stock without shareholder approval, which could dilute your ownership interest in the Holding Company.

The Bank’s articles of incorporation do not authorize the issuance of preferred stock and could not be amended to so provide without shareholder and regulatory approval. In contrast, the Holding Company’s articles of incorporation authorize the issuance of up to 500,000 shares of preferred stock and give the board of directors a “blank check” to decide what the terms (such as dividend rate, redemption features and the like) of the shares of any preferred stock would be and how many shares of these to issue. Although no such issuance is planned at this time, and therefore no such terms have been established or even considered by the board, in general, dividends on any preferred stock that might be issued must be paid in full before you, as a common shareholder, would be able to receive any dividends on your Holding Company common stock, and holders of preferred stock would be paid out before you would receive anything if the Holding Company were liquidated. Thus, the Holding Company’s board of directors will have the ability to issue shares of preferred stock that would have rights superior to your rights as a common shareholder which could be dilutive to and diminish the value of your Holding Company common stock. See “DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK AND WARRANTS – Preferred stock” on page 23 and “COMPARISON OF SHAREHOLDERS’ RIGHTS – Principal differences – Preferred stock authorized” on page 27. Also see the discussion under “Reasons for the reorganization“ on page 16.

The Holding Company has the ability to incur debt and pledge its assets, including its stock in the Bank,  to secure that debt.

While the Bank can incur debt, its ability to do so is limited and, significantly, it is not legally permitted to pledge its assets to secure its indebtedness except in very limited circumstances.  In contrast, the legal limitations on the incurrence of debt by bank holding companies are much less restrictive and there are no regulatory restrictions on the Holding Company’s ability to incur debt and pledge its assets to secure that debt.  Absent special and unusual circumstances, a holder of indebtedness for borrowed money has rights that are superior to those of preferred and common shareholders – interest must be paid to the lender before dividends can be paid to the shareholders, and loans must be paid off before any assets can be distributed to shareholders if the Holding Company were to liquidate. Further, the Holding Company would have to service (make principal and interest payments) its indebtedness which could reduce the profitability of or result in net losses at the Holding Company on a consolidated basis even if the Bank were profitable. See “Reasons for the reorganization – Meeting Capital Needs” on page 16.

Anti-takeover protections and other factors will make it more difficult for you to realize the value of your investment in the Holding Company.

In general, the three principal ways that the shareholders of any company can realize a return on their investment are (i) to receive distributions (i.e., dividends) from the company, (ii) to sell their individual ownership interests to a third party, or (iii) to participate in a company-wide transaction in which they are able to sell their ownership interest (an “exit event”), regardless of whether the exit event is voluntary (such as a friendly merger) or involuntary (such as a hostile takeover) on the part of the company. There are significant impediments to a shareholder of the Holding Company being able to realize a return on his or her investment in any of those ways. As stated elsewhere in this proxy statement/prospectus, we do not intend to declare or pay dividends in the foreseeable future. Further, the market for the Holding Company’s stock is expected to be highly illiquid, with limited trading opportunities. These two factors are, in general, applicable to the Bank as well. However, there are certain anti-takeover protections that the Holding Company will be subject to under the WBCL that are not available to the Bank under the Banking Statute, and there are anti-takeover provisions in the Holding Company’s articles of incorporation and bylaws that are not in the Bank’s. These anti-takeover provisions could, separately or together: (i) discourage potential acquisition proposals; (ii) delay or prevent a change in control; or (iii) limit the price that investors might be willing to pay in the future for the Holding Company’s common stock. The application of these provisions could make it more difficult for a third party to acquire the Holding Company, even if doing so would be beneficial to our shareholders.

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The Holding  Company will be subject to regulation which will increase the cost and expense of regulatory compliance and will therefore reduce the Holding Company’s net income and may restrict its ability to engage in certain activities.

As a bank holding company under federal law, the Holding Company will be subject to regulation under the Bank Holding Company Act of 1956, as amended, (the “BHCA”) and the examination and reporting requirements of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). In addition to supervising and examining the Holding Company, the Federal Reserve, through its adoption of regulations implementing the BHCA, places certain restrictions on the activities that are deemed permissible for bank holding companies to engage in.  Changes in the number or scope of permissible activities could have an adverse effect on the Holding Company’s ability to realize its strategic goals.

The Holding Company may be required to contribute capital or assets to the Bank that could otherwise be invested or deployed more profitably elsewhere.

Federal law and regulatory policy impose a number of obligations on bank holding companies that are designed to reduce potential loss exposure to the depositors of insured depository subsidiaries and to the FDIC’s insurance fund. For example, a bank holding company is required to serve as a source of financial strength to its insured depository subsidiaries and to commit financial resources to support such institutions where it might not do so otherwise.

The Federal Reserve has the ability to require the Holding Company to contribute capital to the Bank, even if the Holding Company would not ordinarily do so and even if such contribution is to the detriment of the Holding Company or its shareholders.

Applicable laws and regulations restrict both the ability of the Bank to pay dividends to the Holding Company, and the ability of the Holding Company to pay dividends to you.

For the foreseeable future, the majority, if not all, of the Holding Company’s revenue will be from dividends paid to the Holding Company by the Bank. Both the Holding Company and the Bank are limited by laws and regulations as to the amount of dividends they can pay.  In addition, the Holding Company and the Bank are subject to various regulatory restrictions relating to the payment of dividends, including requirements to maintain capital at or above regulatory minimums, and to remain “well-capitalized” under the prompt corrective action regulations summarized elsewhere in this section. Federal banking regulators have indicated that banking organizations should generally pay dividends only if (1) the organization’s net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (2) the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition.

We may not be able to effectively implement the strategies that underlie our reasons for forming a bank holding company.

As discussed under “Reasons for the reorganization” beginning on page 16, we believe that the holding company structure will provide us with better opportunities to meet our capital needs and expand our business and markets through acquisitions; however, we cannot assure you that we will be able to do any of these things to the full extent we will be legally able to, on favorable terms or at all. If we are unable to implement our future strategies that we believe are enhanced by the holding company structure, the cost, effort and expense of the reorganization and the increased costs of operating in the future under the holding company structure could be diminished or be wasted and could affect our business and profitability.

We cannot assure you that the formation of a bank holding company will enable us to compete more effectively or operate more, or even as, profitably as the Bank has historically.

Although we believe that our reasons for the reorganization and the enhanced opportunities we

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will have under the holding company structure will strengthen our overall organization and improve long-term operating results and profits, we cannot assure you that this will happen.  Among other things, we may not be accurately predicting or fully appreciating the effects of these enhanced opportunities and any difficulties we might face in implementing our strategies. Our strategies and expectations for future opportunities under the holding company structure could also be negatively impacted, or even outweighed, by external factors either within our outside of our control.  We cannot assure you that we will be more (or even as) profitable or stronger (or even as strong) financially under the Holding Company structure than we could have if the reorganization had not occurred and the Bank continued to operate under its historical stand-alone structure.

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THE SPECIAL MEETING

Date, time and place; adjournments

A vote on the proposed reorganization will be taken at the special meeting of shareholders of the Bank, to be held on July __, 2010, at 10:00 a.m. local time at LaSure’s, 3125 South Washburn Street, Oshkosh, Wisconsin. The close of business on ______________, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date there were 2,160,620 shares of Bank common stock outstanding and entitled to vote.

Matters to be considered

The special meeting has been called to enable the shareholders to consider and vote on the following resolution:

RESOLVED, that the merger of Choice Bank and Choice Interim Bank, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Choice Bank and Choice Bancorp, Inc. and a Merger Agreement between Choice Bank and Choice Interim Bank whereby (i) Choice Bank will become a wholly-owned subsidiary of Choice Bancorp, Inc., and (ii) the outstanding shares of Choice Bank common stock will be converted, on a one-for-one basis, into shares of Choice Bancorp, Inc. common stock and shareholders of Choice Bank will thereby become shareholders of Choice Bancorp, Inc. is hereby ratified and confirmed;

and to transact such other business as may properly come before the special meeting or any adjournments thereof.

Other matters

Your proxy grants authority to the holders thereof to vote in their discretion on any other matters that may properly come before the special meeting (or any adjournments or postponements thereof), including proposals to adjourn the special meeting to permit further solicitation of proxies if we have not received sufficient votes to approve the merger.  However, if you vote AGAINST the reorganization, your shares will not be voted in favor of an adjournment to solicit further proxies. We do not presently know of any other matters to be brought before the special meeting.

Record date

Only shareholders of record as of the close of business on ______________, 2010, the voting record date, will be eligible to vote at the special meeting.

Voting rights of shareholders at the special meeting

Shareholders of the Bank are entitled to one (1) vote on each matter to be acted upon at the special meeting for each share of Bank common stock that they hold of record at the close of business on the voting record date.  Holders of warrants and options to acquire Bank common stock that were outstanding (had not been exercised) as of the voting record date have no voting rights.

Quorum

The presence at the meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of Bank stock entitled to vote will constitute a quorum for the transaction of business.

Vote required

The affirmative vote of a majority of the issued and outstanding shares of Bank stock (that is, at least 1,080,311 shares) is required to approve the reorganization. Section 221.0702 of the Banking Statute requires that at least a majority of the outstanding stock of a state-chartered bank approve a merger of that

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bank. Because the reorganization will be conducted as a merger of Interim Bank and the Bank, that requirement must be fulfilled. ACCORDINGLY, IF YOU DO NOT SUBMIT A PROXY OR ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE REORGANIZATION.

As of the voting record date, the directors and executive officers of the Bank (all of whom have indicated their intent to vote FOR the reorganization) hold with the power to vote a total of ________ shares of Bank common stock. This represents approximately____ percent of the issued and outstanding Bank common stock and approximately _____ percent of the minimum 1,080,311 votes necessary to approve the reorganization.

Preliminary voting results will be announced at the special meeting, and the final voting results will be published in a Current Report on Form 8-K, which we will file with the FDIC and, if the reorganization is approved, with the SEC as well. A copy will also be posted on our website at www.choicebank.com.

How to vote

You may attend the special meeting and vote in person, or you may vote your shares by proxy. You are encouraged to return the enclosed proxy, even if you intend to attend the meeting. To ensure that your shares are voted in accordance with your wishes and that a quorum is present at the meeting so that we can transact business, we urge you to appoint a proxy by one of the methods described above. Your prompt response will help reduce proxy costs, which are paid for by the Bank.

Shareholder of record versus beneficial owner

Some shareholders of the Bank hold their shares through a broker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially. If your shares are registered directly in your name with the Bank’s transfer agent, Illinois Stock Transfer Company, you are considered the “shareholder of record” with respect to those shares. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the special meeting. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the special shareholder meeting. However, since you are not the shareholder of record, you may not vote those shares in person at the special shareholder meeting unless you request, complete and deliver a proxy from your broker, bank or nominee.

How shares will be voted

Shares represented by proxies will be voted at the special meeting as follows:

Properly-completed proxies

Shares represented by a properly-completed proxy that contains voting instructions will be voted FOR or AGAINST the reorganization or ABSTAIN from voting in accordance with the voting instructions specified in the proxy.

Proxies without voting instructions

Shares represented by proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of the reorganization.

Abstentions

We will count a properly executed proxy marked ABSTAIN for purposes of determining whether there is a quorum present at the special meeting, but the shares represented by that proxy

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will not be voted at the special meeting.  Because the affirmative vote of the holders of a majority of the outstanding common stock of each company is required for the approval of the merger, if you mark your proxy ABSTAIN it will have the same effect as if you voted AGAINST the reorganization.

Broker non-votes

Your broker cannot vote your shares for you unless you provide instructions to your broker on how to vote them. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not do this, your broker will not vote your shares at all (known as a “broker non vote.”). Because the affirmative vote of the holders of a majority of the outstanding common stock of the Bank is required to approve the reorganization, if you do not instruct your broker how to vote, it will have the same effect as if you voted AGAINST the reorganization.

How you can revoke your proxy

You may revoke your proxy at any time before it is voted, either by filing a written notice or revocation with the Secretary of the Bank or with the acting secretary of the meeting or by oral notice given to the presiding officer during the meeting. If you submit a proxy, your presence at the special meeting will not, in and of itself, revoke your proxy. However, if you attend the special meeting and vote in person, we will consider your proxy to have been revoked.

Solicitation of proxies

The Bank’s board of directors is soliciting your vote at the special meeting. The Bank will bear the expense of providing proxy materials. Our directors, officers, and other employees may solicit proxies by personal interview or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy material to beneficial owners of shares. We may reimburse such brokers and nominees for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

THE REORGANIZATION

General

The following steps have already occurred in connection with the reorganization:

1.

The Holding Company has been incorporated as a Wisconsin business corporation for the purpose of acquiring all of the Bank’s common stock and becoming a bank holding company.

2.

The boards of directors of both the Bank and the Holding Company have adopted and approved the Agreement and Plan of Reorganization.

Among other things, in order to complete the reorganization, the shareholders of the Bank must approve the merger of the Bank and Interim Bank on the terms and with the effect set forth in the Agreement and Plan of Reorganization between the Bank and the Holding Company (including the form of Merger Agreement between the Bank and Interim Bank) attached hereto as Exhibit A by the affirmative vote of a majority of the outstanding Bank stock, and the Bank and the Holding Company must receive all required regulatory approvals (see “Conditions to completion of the reorganization,” below).

Structure

If the reorganization is approved by the Bank’s shareholders, the Holding Company will acquire all of the outstanding stock of the Bank through the following transactions:

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1.

The Holding Company will organize Interim Bank as a wholly owned subsidiary of the Holding Company.

2.

Interim Bank will be merged with and into the Bank and upon consummation of the reorganization, Interim Bank will cease to exist and the Bank will be the “surviving” entity.

In the reorganization, the currently issued and outstanding stock of the Bank will be converted into Holding Company stock at the rate of one share of Holding Company stock for each issued and outstanding share of Bank stock.

Reasons for the reorganization

The Bank’s board of directors recommends that shareholders vote FOR the reorganization because the board believes that a bank holding company structure will provide benefits to the shareholders and to its community by providing opportunities to the Bank to compete more effectively and to expand its services in type, in number, and in scope.

Expansion

Multi-bank structure. The principal means for a bank to seek continued growth, apart from more fully exploiting the business potential within its existing market area, is by use of the holding company structure to reach into other geographic markets. After the reorganization, the Holding Company will be able to, and may, subject to regulatory approval, create new banks or acquire existing banks anywhere in Wisconsin and in certain neighboring states and operate them under charters separate from the Bank’s charter (as opposed to merging them with the Bank).  The Holding Company has no plans for such acquisitions at the present time.

Issuance of additional stock. One of the advantages of the holding company structure that can facilitate the acquisition of other banks is that Wisconsin state-chartered banks (such as the Bank) are limited in how many shares of common stock can be issued by the board of directors without shareholder approval.  The articles of incorporation of a Wisconsin bank may only authorize a number of shares equal to the number of shares issued and outstanding plus a sufficient number of shares reserved for issuance pursuant to compensatory stock options (and, in the Bank’s case, warrants). Therefore, if the Bank were to seek to make an acquisition by first issuing common stock to the shareholders of the target institution, the Bank’s shareholders would have to approve an amendment to its articles of incorporation to authorize additional shares of common stock sufficient to complete the transaction and the WDFI would have to approve that amendment. In contrast, the number of shares that may be authorized for issuance by a Wisconsin business corporation (such as the Holding Company) is not limited by the WBCL in this fashion and a business corporation’s board of directors has authority to issue shares of common stock without shareholder approval, up to the number of shares authorized by the articles of incorporation.  In the case of an acquisition using Holding Company stock, this enables the organization to act more quickly and definitively without risking the delay and uncertainty of seeking and obtaining shareholder approval because, unless the number of shares to be issued exceeds 20 percent of the number of shares outstanding before the acquisition, such approval is not required as long as there are sufficient shares authorized by the articles of incorporation to complete the transaction.

Meeting Capital Needs

In the board’s opinion, the reorganization will also provide greater flexibility in meeting the financing needs of the Bank or other banks or corporations that the Holding Company may acquire in the future.  The Holding Company could raise additional capital without risking the delay and uncertainty of seeking and obtaining shareholder approval in a number of ways:

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Issuing additional common stock. Although the boards of directors of both the Bank and the Holding Company can, without shareholder approval, authorize the issuance of common stock up to the number of shares authorized by the articles of incorporation, as discussed above, the Holding Company will have substantially more shares of common stock available for issuance than the Bank is permitted to have.

Issuing preferred stock. The ability of a Wisconsin state-chartered bank to issue preferred stock is limited in that it is subject to the approval of the Banking Division and may not be in the nature of “blank check” preferred, meaning that the shareholders would have to approve the specific terms of the preferred stock before it is issued. See “DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK AND WARRANTS – Preferred stock” beginning on page 23.

Incurring indebtedness, including senior or subordinated debt or trust preferred securities, and pledging its assets to secure such indebtedness. Although a Wisconsin state-chartered bank may incur debt, it is not permitted to pledge its assets to secure its indebtedness except in certain limited circumstances (such as, for example, to secure the non-FDIC insured portion of a municipal or government deposit) that would generally not permit it to do so for the purpose of raising capital.

Increased Anti-takeover Protections

Several provisions of the WBCL, commonly referred to as “anti-takeover” provisions, make it difficult for a third party to successfully complete an unsolicited takeover of a Wisconsin corporation. Provisions in the Wisconsin Statutes and the Holding Company’s articles and bylaws will help enable the Holding Company and, therefore, the Bank, to continue under local ownership and control.  These anti-takeover provisions are discussed in more detail under “COMPARISON OF SHAREHOLDERS’ RIGHTS – Principal differences – Anti-takeover provisions” beginning on page 28.”

Flexibility

The reorganization will, in the opinion of the board, better prepare the organization for responding flexibly and efficiently to future changes in the laws and regulations governing banks and bank-related activities.  Opportunities may arise for bank holding companies that are not available to banks.  The bank holding company structure may prove valuable in taking advantage of any new opportunities in banking and bank-related fields that are made available by deregulation or otherwise.

Diversification

As a bank holding company. The bank holding company structure offers the ability to diversify the business of the Holding Company by creating or acquiring entities engaged in bank-related activities. Diversification into bank-related activities is governed by the Bank Holding Company Act of 1956, as amended, and regulations of the Federal Reserve. However, the timing and extent of those activities will depend on many factors, including competitive and financial conditions existing in the future as well as the then financial condition of the Holding Company and the Bank.

As a financial holding company. Under the Gramm-Leach-Bliley Act of 1999, holding companies that meet certain qualifications may elect to become “financial holding companies” and, as a result, may engage in activities, and acquire companies engaged in activities, that are financial in nature or incidental to such financial activities. Financial holding companies are also permitted to engage in activities that are complementary to financial activities if the Federal Reserve determines that the activity does not pose a substantial risk to the safety and soundness of depository institutions or to the financial system in general. In order to qualify as a financial holding company, a holding company’s subsidiary banks must be well-managed, well-capitalized, and have received at least a “satisfactory” rating on their most recent Community Reinvestment Act examination.  We do not presently intend to seek designation as a financial holding company immediately following the completion of the reorganization although we may elect to do so then or in the future.

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Legal Authority to Repurchase Shares

Under the Banking Statute, the Bank is prohibited from holding or purchasing more than 10 percent of its own stock, except in certain limited circumstances. It may, however, hold or purchase more than 10 percent of its own stock with the prior approval of the Banking Division.  Federal law imposes additional restrictions. In contrast, the Holding Company will not be prohibited by law from purchasing its own stock, unless such a purchase would cause it to be insolvent.

Recommendation of the Bank’s board of directors

The Bank’s board of directors unanimously recommends that holders of Bank stock vote FOR approval of the reorganization.

Conditions to completion of the reorganization

The Agreement and Plan of Reorganization (including the form of Merger Agreement between the Bank and Interim Bank), Exhibit A to this proxy statement/prospectus provides that the consummation of the reorganization is subject to certain conditions that have not yet been met, including, but not limited to the following:

1.

There must not be any investigation, action, suit or proceeding before any court or any governmental or regulatory authority commenced or threatened seeking to restrain, prevent or change the reorganization or otherwise arising out of or concerning the reorganization.

2.

The application by Choice Bancorp, Inc. to be a registered bank holding company must be approved by the Federal Reserve.

3.

The Banking Division and FDIC must grant all required approvals for the consummation of the reorganization.

4.

The reorganization must be approved by the holders of a majority of the shares of outstanding Bank stock.

5.

The Holding Company and the Bank must receive an opinion from counsel to the effect that the reorganization will be a tax-free transaction for federal income tax purposes for the Holding Company, the Bank, and the Bank shareholders.

6.

No change may occur or be threatened in the business, financial condition or operations of the Bank that, in the judgment of Choice Bancorp, materially adversely affects the benefits of the reorganization to the Bank and its shareholders.

7.

The holders of no more than 5 percent (108,030 shares or fewer) of the Bank stock have exercised their dissenter’s rights.

8.

The reorganization must be completed by _________, 2010, unless extended by agreement between the Holding Company and the Bank.

These conditions are for the sole benefit of the Holding Company and the Bank, and may be asserted by them or may be waived or extended by them, in whole or in part, at any time or from time to

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time. Any determination by the Holding Company and the Bank concerning the events described above will be final and binding.

We expect that the conditions to the reorganization will be satisfied. The waiver of any condition or conditions not satisfied will be approved only if, in the opinion of the boards of directors of the Holding Company and the Bank, the action would not have a material adverse effect on the benefits intended for holders of the Holding Company stock under the reorganization. The reorganization may be terminated and abandoned by the mutual consent of the boards of directors of the Holding Company and the Bank at any time prior to the closing date.

Operation of the Bank following the reorganization

Among other things, we plan to conduct the business of the Bank following the reorganization substantially unchanged from the manner in which it is now being conducted. Among other things:

•

The Bank’s name will not change.

•

The Bank’s office locations, hours of operation, and products and services offered will not be affected by the reorganization.

•

The Bank will have the same management; no changes in the Bank’s officers, directors or personnel will occur as a result of the reorganization.

•

The Bank will continue to be subject to regulation and supervision, including examination, by the FDIC and the Banking Division, to the same extent as currently applicable.

•

The Bank will continue to prepare and file monthly Call Reports with the bank regulatory agencies.

Interest of directors and executive officers in the reorganization

The Bank’s executive officers and directors who are also shareholders will participate in the reorganization in the same manner and to the same extent as all of the other shareholders of the Bank.  All of our officers and directors will continue as officers and directors, as well as shareholders of common stock of the Holding Company if the reorganization is approved.  As of _________, 2010, the Bank’s officers and directors collectively beneficially owned 808,324 shares or 32.14% of the Bank’s common stock. See “______________________”.

Closing date

The closing of the reorganization will take place no later than thirty (30) days after all conditions have been met and all approvals, consents and authorizations for the valid and lawful consummation of the reorganization have been obtained.

Abandonment

Our present intention is to use all reasonable efforts to obtain shareholder and regulatory approval and satisfy the other conditions and to complete the reorganization as promptly as possible. However, we reserve the right to abandon the reorganization at any time and for any reason whatsoever, although we will only do so after the special meeting if we fail to receive regulatory approval or, if the opinion of the Bank’s board of directors, the reorganization is no longer in the best interest of the Bank or our shareholders.

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Exchange of share certificates

On the closing date, the Bank’s shareholders’ right, title and interest in and to the shares of the Bank stock, without any action on their part, will automatically become and be converted solely into the right to receive Holding Company stock. Following the closing date, the Holding Company will issue and deliver Holding Company stock certificates to the former Bank shareholders, and the Holding Company will provide instructions to Bank shareholders as to how to tender their Bank stock certificates.

Expenses of Reorganization

If the reorganization is consummated, the Holding Company and the Bank will assume and pay their respective costs and expenses, if any, incurred in connection with the reorganization. If the reorganization is not consummated, all costs and expenses will be paid by the Bank. It is estimated that those costs and expenses will be approximately $100,000.00 regardless of whether the reorganization is consummated.

DISSENTERS’ RIGHTS

Sections 221.0701 through 221.0718 of the Banking Statute, the full text of which is attached to this proxy statement/prospectus as Exhibit B, set forth the procedure to be followed by any shareholder of the Bank who wishes to dissent from the reorganization and obtain the value of his or her shares of Bank stock in cash instead of receiving Holding Company stock in the reorganization. The following summary is qualified in its entirety by reference to the full text of the applicable statutes set forth at Exhibit B.

In order to exercise his or her dissenters’ rights, a shareholder must follow all of the steps as outlined in this proxy statement/prospectus and in Sections 221.0701 through 221.0718 of the Banking Statute attached as Exhibit B. A vote against the reorganization will not, by itself, satisfy the notice requirements with respect to the assertion of dissenter’s rights.  Among other things, to assert dissenter’s rights, a shareholder must deliver to the Bank, before the vote on the reorganization is taken, written notice of the shareholder’s intent to demand payment for his or her shares if the proposed reorganization is effected, and refrain from voting his or her shares in favor of the reorganization. Once a shareholder has delivered the required written notice to the Bank, he or she is not required to vote his or her shares against the proposed reorganization, but must simply refrain from voting his or her shares in favor of the proposed reorganization. Voting AGAINST or ABSTAIN, or not voting at all, are all sufficient to preserve the shareholder’s dissenter’s rights.

If any dissenter’s rights are asserted, the Bank will send a notice (a “dissenter’s notice”) specifying how a dissenting shareholder may demand payment. The dissenting shareholder must then demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice. The written demand must be received by the date stated in the dissenters’ notice, which may not be fewer than thirty (30) days nor more than sixty (60) days after the date on which the dissenters’ notice is delivered. That demand must be accompanied by the surrender of the dissenting shareholder’s Choice Bank stock certificates, and should be addressed to: Keith C. Pollnow, President, Choice Bank, 2450 Witzel Avenue, Oshkosh, Wisconsin 54904.

The law does not permit a shareholder to dissent with respect to less than all of the shares beneficially owned by him or her.

As soon as the reorganization takes place or upon receipt of a payment demand, whichever is later, the Bank will pay each dissenting shareholder who has complied with the demand requirements the amount that the Bank estimates to be the fair value of the dissenting shareholder’s shares, plus accrued interest. The payment will be accompanied by, among other things, the Bank’s latest available financial statements, a statement of the Bank’s estimate of the fair value of the shares, and an explanation of how the interest was calculated.

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If the dissenting shareholder believes that the amount paid is less than the fair value of his or her shares or that the interest due is incorrectly calculated, the dissenting shareholder may notify the Bank of the dissenting shareholder’s estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, less any payment received. A dissenting shareholder waives his or her right to demand payment unless the dissenting shareholder notifies the Bank of his or her demand in writing within thirty (30) days after the Bank makes or offers payment for the dissenting shareholder’s shares.

If a demand for payment remains unsettled, the Bank is required to bring a special proceeding within sixty (60) days after receiving the dissenting shareholder’s payment demand and petition the court to determine the fair value of the shares and accrued interest. If the Bank does not bring the special proceeding within the sixty (60) day period, it will pay each dissenting shareholder whose demand remains unsettled the amount demanded. Fees and costs of the court proceeding will be allocated by the court in accordance with statutory guidelines.

FEDERAL AND WISCONSIN INCOME TAX CONSEQUENCES

The Holding Company and Bank have structured the reorganization to qualify for tax-free treatment under both federal and Wisconsin income tax laws.  As a result of this structure, our counsel, Godfrey & Kahn, S.C., has advised us that the reorganization will have the following consequences for purposes of federal and Wisconsin income taxes:

1.

No gain or loss will be recognized to the Bank’s shareholders on the conversion of their shares of Bank common stock into shares of Holding Company common stock;

2.

The income tax basis of the shares of the Holding Company’s common stock in the hands of the Bank’s former shareholders will be the same as their basis in their shares of Bank stock; and

3.

The holding period of the shares of the Holding Company common stock in the hands of the Bank shareholders will include the holding period of the shares of Bank stock, provided the shares of the Bank stock were [held by them as] a capital asset as of the time of the reorganization.

No tax rulings from the Internal Revenue Service or the Wisconsin Department of Revenue have been obtained, and the opinion of counsel will not be binding on the Internal Revenue Service or the Wisconsin Department of Revenue.  Therefore, shareholders may find it advisable to consult their own tax adviser as to the specific tax consequences to them under the federal or Wisconsin income tax laws, as well as any consequences under other applicable state or local tax laws given each shareholder’s own particular tax circumstances.  In addition, Bank shareholders who reside in states or jurisdictions other than Wisconsin should consult their own tax adviser as to the tax consequences of the reorganization to them under the state or local tax laws of the state or jurisdiction in which they reside.

Shareholders who exercise dissenters’ rights and receive payment for their the Bank stock should be aware that the transaction will be a taxable transaction for federal and state income tax purposes, and those shareholders are urged to consult their tax advisors to determine the tax consequences to them under the federal tax laws, as well as any consequence under applicable state or local tax laws.  The opinion of counsel does not pertain to cash payments received by dissenting shareholders in the reorganization.

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DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK AND WARRANTS

The Holding Company’s authorized capital stock consists of 10,500,000 shares, of which 10,000,000 shares are designated as common stock and 500,000 shares are designated as preferred stock.

Common stock

Voting rights

Each share of Holding Company common stock is entitled to one (1) vote per share on all matters with respect to which shareholders are entitled to vote.  Under the Holding Company’s articles of incorporation and the WBCL, shareholders are entitled to elect directors and shareholder approval is required for various matters, including amendments to the articles of incorporation, certain changes to the bylaws, “extraordinary” corporate decisions and transactions, such as the authorization of additional common stock, a change of corporate name, a merger with another company, the dissolution of the Holding Company, or a sale of substantially all of its assets.

Directors; manner of election; no cumulative voting

Holding Company directors are elected by the shareholders annually, generally at the Holding Company’s annual shareholders’ meeting. The Holding Company’s board of directors is “classified,” meaning that the directors are divided into three classes each consisting of approximately one-third of the entire board, and the directors in one of the three classes are elected each year to serve three-year terms (see “INFORMATION ABOUT THE HOLDING COMPANY – Management – Directors“ on page 33). Holding Company directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, which means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election.  Shareholders do not have a right to cumulate their votes for directors.  Holding Company directors may resign and may be removed by shareholders, with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a special shareholder meeting called for that purpose.

Dividends

Subject to the rights and preferences of any shares of preferred stock that have been issued or may be issued in the future, holders of shares of Holding Company common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available for that purpose.

Liquidation

In the event of the liquidation of the Holding Company, each holder of common stock would be entitled to recover, after payment of all of the Holding Company’s debts and liabilities, and subject to any liquidation preferences established for any shares of preferred stock that are outstanding, a pro rata portion of all assets of the Holding Company available for distribution to holders of common stock upon liquidation.

Shareholder nominations and proposals

Nominations. The Holding Company’s Bylaws provide that shareholders may nominate persons for election to the board of directors by providing the Holding Company with written notice of such nomination not more than 270 or less than 60 days prior to the annual meeting of the Bank’s shareholders.  Such notice of a nomination must be accompanied by information about the person making the nomination, information about the person or persons being nominated, including information that would be required under the Securities Exchange Act of 1934 and SEC rules thereunder if the person were nominated by the board of directors, and the written consent of the person(s) nominated to serve on the

22

Bank’s board of directors if elected. As discussed below, the Holding Company will not be required to include shareholder nominations in its annual meeting proxy statements.

Shareholder Proposals. The Holding Company’s Bylaws provide that shareholders may propose other matters to be considered at an annual shareholders’ meeting by providing the Holding Company with written notice of such proposal(s) not more than 270 nor less than 60 days prior to the annual meeting of the Holding Company’s shareholders. A notice of shareholder proposal must contain information about the shareholder and a brief discussion of the proposal.  Under the SEC Rules governing proxy solicitations, the Holding Company will be required to include a proposal made by a shareholder in its annual meeting proxy statement if the proposal meets all of the requirements established by the Securities and Exchange Commission (under Rule 14a-8) for shareholder proposals, including a requirement that the written proposal is received by the Holding Company not less than 120 calendar days before the anniversary of the date the Holding Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The Holding Company will be required to disclose such deadline in any proxy materials it sends to shareholders – see “SHAREHOLDER PROPOSALS AND NOMINATIONS” on page 43. Rule 14a-8 does not apply to shareholder nominations –  Rule 14a-8 also does not apply to certain other types of proposals that the Rule permits us to exclude from our proxy statement even though they may otherwise be timely and proper.

Other rights

Holding Company shareholders do not have preemptive rights to purchase additional shares of stock or other subscription rights; shares of Holding Company common stock are not convertible into any other security; and shares of Holding Company common stock are not subject to any call or redemption rights on the part of the Holding Company.

Preferred stock

The Holding Company is authorized to issue up to 500,000 shares of preferred stock.  These shares may be issued in the board of directors’ sole discretion at any time, for any purpose and for any amount or in exchange for any other consideration, all without approval of the Holding Company’s shareholders. Further, the Holding Company’s preferred stock is in the nature of what is commonly referred to as “blank check” preferred stock, which means that the relative rights of the preferred shares, including the voting rights, rate of return, liquidation preference, etc., are determined by the board of directors, in its sole discretion and without shareholder approval, at the time of issuance.

The WBCL does not distinguish between common stock and preferred stock as such. The WBCL merely requires that a corporation have one or more classes of stock that together have unlimited voting rights and one or more classes of stock that together are entitled to receive the net assets of the corporation upon dissolution. In the case of the Holding Company, the common stock satisfies both of these requirements However, the term “preferred stock” generally refers to stock that has the characteristics described in the following discussion.

Both common and preferred stock represent an interest in the equity of a corporation. However, while common stock represents the right to share proportionally in the corporation’s equity with all other common shares, the equity interest of preferred stock is limited to the “liquidation preference” established when the preferred stock is issued. Upon the liquidation of the corporation, preferred shareholders are entitled to receive only the liquidation preference of their preferred stock (plus unpaid dividends, as discussed below), but this interest has priority over the interest of common shareholders so that, if the corporation is liquidated, preferred shareholders are entitled to receive the full liquidation preference (plus unpaid dividends) for their preferred shares before common shareholders are able to share proportionally in the remaining assets of the corporation. In any case, however, the corporation’s other debts and

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obligations must be satisfied before even the preferred shareholders can receive any distributions.

Similarly, while shares of common stock represent a proportional interest in any dividends that may be paid by a corporation, preferred stock carries a stated dividend rate (usually expressed as a percentage of the liquidation preference) which has priority over dividends paid to common shareholders – that is, dividends cannot be paid on the common stock unless and until all dividends on the preferred shares have been paid, including any dividends that have accrued but not yet paid. Preferred dividends can be “cumulative,” which means that if the corporation does not pay the preferred dividend in a particular period, the accrued unpaid dividend remains due and payable in the subsequent dividend period. With cumulative preferred stock, upon liquidation of the corporation or redemption of the cumulative preferred stock, any accrued unpaid dividends must be paid, along with the stated value, before anything can be distributed to common shareholders. If preferred stock is “non cumulative,” it means that if a preferred dividend is not paid, it does not accrue and does not have to be paid in any subsequent period or upon liquidation of the corporation.

Preferred stock is usually subject to redemption by the issuing corporation on a specified date or after the happening of a specified event. In either case, redemption may be at the election of either the issuing corporation or the preferred shareholders, or both. The amount payable to redeem the preferred stock is the stated value plus accrued unpaid dividends.

Although there are exceptions, preferred stock is usually not entitled to vote on corporate matters such as the election of directors and amendments to the Articles of Incorporation.  The WBCL provides, however, that preferred shareholders may not be denied certain voting rights; for example, preferred shareholders are entitled to vote on any amendment to the Articles that would change the terms (such as the stated value or dividend rate) of the preferred shares (referred to as “Class Voting”).

Warrants

As of the date of this proxy statement/prospectus, there are outstanding warrants to purchase a total of 656,375 shares of Bank common stock. These warrants grant the holder thereof the right to purchase up to a specified number of shares of Bank common stock at the exercise price on the terms and conditions specified therein. The Bank warrants were issued when the Bank completed its initial stock offering in 2006. Of the outstanding warrants, 213,750 are “Organizer Warrants” that were issued to certain members of the Bank’s organizing group and the remainder are “Shareholder Warrants” that were issued to each shareholder who subscribed for Bank stock in the Bank’s initial stock offering. Except as noted in the table below with respect to exercise price and the expiration date, and the number of warrants originally issued and still outstanding, the terms of the Organizer Warrants and the Shareholder Warrants are identical.

By their terms, the outstanding Bank warrants will automatically convert into identical warrants to purchase shares of Holding Company common stock. Because Bank stock will be converted into Holding Company stock in the reorganization on a one-for-one basis, the exercise price for the Holding Company warrants will be the same as for the Bank warrants.

All of the warrants were originally issued to persons who were shareholders of the Bank.  However, the warrantholders were and are not prohibited from transferring some or all of their warrants to a third party and, accordingly, there are a number of Bank shareholders who no longer hold warrants, and a number of warrantholders who are not shareholders of the Bank.

Differences between the Organizer Warrants and the Shareholder Warrants

The differences between the Organizer Warrants and the Shareholder Warrants are as set forth in the following table.

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	Organizer Warrants	Shareholder Warrants
Exercise price per share of Bank common stock	$10.00	$12.50
Expiration Date	July 24, 2016	July 24, 2012*
Number Originally Issued	213,750	431,990
Number Previously Exercised	-----	620
Number outstanding as of the date of this proxy statement/prospectus	213,750	431,370
* The expiration date of the Shareholder Warrants as originally issued was July 24, 2009; this date was subsequently extended by the Bank to the expiration date shown above.

Other Terms

The principal terms of the outstanding Bank warrants, and the Holding Company warrants into which they will automatically convert if the reorganization is completed, are as follows:

1.

the warrants may be exercised in whole or in part at any time prior to the expiration date;

2.

notwithstanding the expiration time specified in the warrant, unexercised warrants expire within 45 days following receipt of notice from the Bank’s (or, after the reorganization, the Holding Company’s) primary federal regulator that the Bank (or the Holding Company, after the reorganization) has not maintained its minimum capital requirements and is requiring that the warrants be exercised or forfeited;

3.

to exercise the warrants, a holder must deliver written notice to the Bank (or the Holding Company, after the reorganization) accompanied by payment in full of the aggregate exercise price for the number of warrants being exercised;

4.

warrants may not be issued for fractional shares of stock and fractional shares may not be issued upon exercise of a warrant;

5.

if the Bank (or the Holding Company, after the reorganization) subdivides its outstanding shares by way of a stock dividend or stock split, the exercise price and the number of shares represented by each warrant will be adjusted, as appropriate;

6.

upon a reorganization, consolidation or merger of the Bank (or the Holding Company, after the reorganization) each warrants will convert into an warrant entitling the holder, upon payment of the exercise price and otherwise in compliance with the terms of the warrant agreement, to receive for each share for which the warrant is exercised, the same consideration (stock, cash or property) that the holder would have received if he or she had exercised the warrant prior to the effective date of the reorganization, consolidation or merger; and

7.

a warrant does not entitle the holder thereof to vote or receive dividends or for any other purpose to be the holder of the shares issuable upon exercise of the warrant.

It is because of the provision described in Paragraph 6, above, that the outstanding Bank

25

warrants automatically convert into identical warrants to acquire Holding Company common stock – after the reorganization this provision will continue to apply to any reorganization, consolidation or merger of the Holding Company that may occur in the future.

Replacement warrant certificates

The Warrant Agreements give the Bank the option to issue new or replacement warrant certificates evidencing any change described in Paragraphs 5 or 6, above.  Due to the nature of the reorganization, the Holding Company believe it is appropriate to issue new certificates evidencing warrants to acquire Holding Company common stock.  The forms of replacement Organizer Warrant Agreement and Organizer Warrant certificate are attached hereto as Exhibit F-1 and the forms of replacement Shareholder Warrant Agreement and Shareholder Warrant certificate are attached hereto as Exhibit F-2.  Holders of outstanding Bank warrants will receive instructions on how to tender their Bank warrant certificates if and after the reorganization is completed.

COMPARISON OF SHAREHOLDERS’ RIGHTS

This section summarizes the principal similarities and differences between your rights as a shareholder of the Bank and what your rights will be as a shareholder of the Holding Company if the reorganization is completed.  This discussion does not necessarily describe all of the similarities and differences that may be important to you and is qualified in its entirety by reference to the Wisconsin statutes applicable to Wisconsin state-chartered banks (the Banking Statute, Chapter 221 of the Wisconsin Statutes) and to Wisconsin business corporations (the WBCL, Chapter 180 of the Wisconsin Statutes) and the respective articles of incorporation and bylaws of the Bank and the Holding Company.

The differences in shareholder rights exist by virtue of the differences between the provisions of the Banking Statute the WBCL (many of which are imposed by law and cannot be changed), and by virtue of differences between the provisions of the articles of incorporation and bylaws of the Bank and the Holding Company (which are, generally, differences that we are choosing to implement to facilitate the operation of the organization under the holding company structure, and which we consider to be consistent with the reasons for the reorganization discussed herein).

Principal similarities

The principal similarities between the rights of a shareholder of the Bank and what the rights of a Holding Company shareholder will be if the reorganization is completed include:

•

the right to one vote for every share held;

•

the right to elect directors by a plurality vote, the provision for a “classified” board of directors, and the absence of cumulative voting;

•

in substantially all cases, the right to vote on other corporate matters and the quorum and majority provisions necessary for the shareholders, collectively, to approve such matters;

•

the right to share in the assets distributed upon liquidation in proportion to the number of shares owned;

•

the right to share proportionally in dividends and other distributions made in respect of the common stock;

•

the ability to demand a special shareholders’ meeting;

•

the absence of preemptive rights to purchase, or the right to convert their shares of

26

common stock into, shares of any class of common stock or any other securities issued by the Bank or the Holding Company, as the case may be;

•

the right to have an annual meeting of shareholders; and the right to receive an Annual
Report and proxy statement meeting the requirements of the Securities Exchange Act of 1934 prior to such meeting; and

•

the right to nominate persons for election to the board of directors, or make other proposals for consideration by the shareholders at an annual shareholders’ meeting, provided the nomination or proposal complies with the timing and information requirements specified in the Bylaws.

Principal differences

The principal differences between what your rights are currently as a shareholder of the Bank and what your rights will be if the reorganization is approved and you become a shareholder of the Holding Company include, but are not necessarily limited to, the following:

More common stock authorized

The Bank’s articles of incorporation authorize the issuance of up to 3,177,000 shares of common stock.  As of the date of this proxy statement/prospectus, these shares are accounted for as follows:  2,160,620 shares have been issued and are outstanding in the hands of the Bank’s current shareholders; 656,380 shares are reserved for issuance pursuant to the Bank warrants; and 360,000 shares are reserved for issuance pursuant to stock options granted, or to be granted in the future, by the Bank pursuant to the Bank’s 2006 Stock Option Plan. There are no “authorized but unissued” shares of Bank stock and, therefore, the Bank cannot issue any more common stock without shareholder and regulatory approval.

The Holding Company’s articles of incorporation authorize the issuance of up to 10,000,000 shares of common stock.  The maximum number of shares of Holding Company common stock that will be issued to the holders of Bank stock in the reorganization is 2,160,620 shares (which assumes that none of the Bank shareholders exercise dissenter’s rights), and the Holding Company will reserve the same number of shares for issuance pursuant to the Holding Company warrants and stock options that the Bank currently has reserved for issuance pursuant to the Bank warrants and stock options.  This will leave 6,823,000 “authorized but unissued” shares available for issuance by the Holding Company board of directors in its discretion and without shareholder approval, which is significantly more than the number of authorized but unissued shares of the Holding Company and would represent approximately 68 percent of the total number shares of Holding Company common stock that would be outstanding if all of the warrants and options were exercised and all of the authorized but unissued shares were issued.

There are several reasons the Holding Company’s board of directors may elect to issue additional shares of common stock, including to raise capital (to support growth or enhance the Holding Company’s and the Bank’s capital positions) or as consideration to acquire another bank or bank holding company. In either case, the issuance of additional shares of common stock may be dilutive to existing shareholders. See “THE REORGANIZATION – Reasons for the Reorganization” on page 16.

Preferred stock authorized

The Bank’s articles of incorporation do not currently authorize the issuance of preferred stock while the Holding Company’s articles of incorporation authorize 500,000 shares of preferred stock that the Holding Company board of directors will be able to issue at any time, for any purpose and for any consideration as they may deem appropriate. As with the additional common shares

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available for issuance, the existence of authorized but unissued shares of preferred stock will give the Holding Company’s board of directors the flexibility in raising capital and/or pursuing acquisitions, but the board will have the discretion to provide rights to the holders of preferred stock that may interfere with or be superior to your rights as a common shareholder.

Anti-takeover provisions

Certain so-called “anti-takeover” provisions in the WBCL and in the Holding Company’s articles of incorporation and bylaws will make it more difficult for a third-party to complete an unsolicited takeover or acquire control of Holding Company without the consent of the board of directors.

One of these provisions, known as the “constituency/stakeholder provision,” is found in both the Banking Statute and the WBCL and is therefore applicable to both the Bank and the Holding Company. The constituency/stakeholder provision allows a director or officer, in discharging his or her duties to the company and in determining what he or she believes to be in the best interests of the company, in addition to considering the effects of any action on the shareholders, consider the effects of the action on other shareholders such as employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent. This provision may have anti-takeover effects in situations where the interests of the Bank’s or the Holding Company’s stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.

The following paragraphs contain a brief summary of the anti-takeover provisions, which are not currently applicable to the Bank because the Banking Statute does not provide the same statutory anti-takeover protections that are available to business corporations, such as the Holding Company, under the WBCL. However, in the case of a bank holding company, the effects of these anti-takeover provisions, although important, are somewhat lessened because, under federal laws governing the acquisition of control of bank holding companies, any person or entity seeking to acquire control of more than 10 percent of the voting stock of the Holding Company will first be required to obtain approval from the Federal Reserve.

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Business Combination Statutes. The WBCL prohibits a Wisconsin corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless prior to such date the board of directors approved the business combination or the transaction in which the person became an interested shareholder. Under certain circumstances, a Wisconsin corporation may engage in a business combination with an interested shareholder more than three years after the stock acquisition date.  For purposes of the Business Combination Statutes, a “business combination” includes a merger or share exchange, or a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5 percent of the aggregate market value of the stock or assets of the corporation or 10 percent of its earning power, or the issuance of stock or rights to purchase stock having a market value equal to at least 5 percent of the outstanding stock, the adoption of a plan of liquidation or dissolution, and certain other transactions involving an interested shareholder. An “interested shareholder” is a person who beneficially owns 10 percent of the voting power of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and beneficially owned 10 percent of the voting power of then outstanding voting stock within three years prior to the date in question.

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Fair Price Statute. The WBCL requires that business combinations involving a “significant shareholder” and a Wisconsin corporation be approved by a supermajority vote of shareholders, in addition to any approval otherwise required, unless certain fair price conditions are met.  For purposes of the Fair Price Statute, a “significant shareholder” is a person who beneficially owns, directly or indirectly, 10 percent or more of the voting power of the outstanding stock of the corporation, or who is an affiliate of the corporation which beneficially owned, directly or indirectly, 10 percent or more of the voting power of the outstanding stock of the corporation within two years prior to the date in question. The Fair Price Statute may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price.

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Control Share Statute. Subject to certain exceptions, the WBCL limits the voting power of shares of a Wisconsin corporation held by any person or persons acting as a group, including shares issuable upon the exercise of options, in excess of 20 percent of the voting power in the election of directors, to 10 percent of the full voting power of those excess shares. This may deter any shareholder from acquiring in excess of 20 percent of the outstanding voting stock of the Company.

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Defensive Action Restrictions. The WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation, a Wisconsin corporation must receive approval of the holders of a majority of the shares entitled to vote before the corporation can take certain actions while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Defensive Action Restrictions, shareholder approval is required for the corporation to acquire more than 5 percent of outstanding voting shares at a price above the market price from any individual who or organization that owns more than 3 percent of the outstanding voting shares and has held those shares for less than two years, unless a similar offer is made to acquire all voting shares. This restriction may deter a shareholder from acquiring shares of the Holding Company’s common stock if the shareholder’s goal is to have the Holding Company repurchase the shareholder’s stock at a premium over the market price. Shareholder approval is also required under the Defensive Action Restrictions for a corporation to sell or option assets that amount to at least 10 percent of the market value of the corporation, unless at least three independent directors and a majority of the independent directors vote not to be governed by this restriction.

Legal authority to repurchase shares

Under Wisconsin law, the Bank is prohibited from holding or purchasing more than 10 percent of its own stock, except in certain limited circumstances. It may, however, hold or purchase more than 10 percent of its own stock with the prior approval of the Wisconsin Department of Financial Institutions – Division of Banking. Federal law imposes additional restrictions.  Unlike the Bank, the Holding Company will not be prohibited by the WBCL and federal bank holding company law from purchasing its own stock, unless such a purchase would cause the Holding Company to become insolvent.

Right of inspection

Shareholder List. The Banking Statute and the WBCL both require that a shareholder’s list (containing each shareholder’s name, address and the number of shares held) be made available for inspection by any shareholder or such shareholder’s agent or attorney beginning two days after a notice of a shareholders’ meeting is sent and continuing through the conclusion of the meeting. A person inspecting such records may copy them at his or her own expense. The Banking Statute also requires the Bank to make a shareholder’s list available for inspection at any time by any officer, director or shareholder during normal business hours, while the WBCL has no comparable provision (although a shareholder list can be inspected, if certain requirements are met, as described in the next paragraph).

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Other Records. The Banking Statute does not provide for a shareholder’s right to inspect other business records of a bank.  In contrast, the WBCL provides that a shareholder may inspect certain records (including excerpts from shareholder and board committee meeting minutes, accounting records and a shareholder’s list) provided that: (i) the shareholder has been a shareholder for at least 6 months or holds at least 5 percent of the corporation’s outstanding stock; (ii) the shareholder provides 5 days advance written notice of his or her demand to inspect records; (iii) the demand is made “in good faith and for a proper purpose,” (the proper purpose must be adequately described in the shareholder’s written demand and the records to be inspected must be directly connected with the proper purpose).

INFORMATION ABOUT THE HOLDING COMPANY

The Holding Company was incorporated as Choice Bancorp, Inc. under the WBCL in March 2010 at the direction of the Bank’s board of directors. The Holding Company was formed to acquire the Bank stock and to engage in business as a bank holding company. Copies of the articles of incorporation and the bylaws of the Holding Company are attached to this proxy statement/prospectus as Exhibit C and Exhibit D, respectively.

Business of the Holding Company

The Holding Company is currently a nonoperating entity. Upon the completion of the reorganization, the Bank will become a wholly-owned subsidiary of the Holding Company, and each shareholder of the Bank will become a shareholder of the Holding Company with substantially the same proportional ownership interest therein as they presently hold in the Bank.

Immediately after consummation of the reorganization, it is expected that the Holding Company will not engage in any business activity other than to hold all of the stock of the Bank.  The Holding Company does not presently have any arrangements or understandings regarding any acquisition or merger opportunities. It is anticipated, however, that the Holding Company in the future may pursue other investment opportunities, including possible diversification through acquisitions and mergers, although no such transaction is contemplated at this time.

Financial information about the Holding Company

As of the date of this proxy statement/prospectus, the Holding Company has no assets or liabilities, and, because it has not yet issued stock, it has no shareholder’s equity.  The Holding Company has no operations and does not have any income, loss or cash flow from operations.  Accordingly. there is no financial information presented in this proxy statement/prospectus regarding the Holding Company.

Upon consummation of the reorganization, the Holding Company’s assets (on a parent-only basis) will consist solely of its investment in the common stock of the Bank, and, assuming no dissenter’s rights are exercised, the Holding Company’s shareholders’ equity will equal the shareholders’ equity of the Bank immediately prior to the reorganization.

The following table reflects the pro forma balance sheet of the Holding Company immediately following consummation of the reorganization, assuming that the reorganization had been consummated on March 31, 2010.  This pro forma statement is based on the Bank’s unaudited financial statements as of March 31, 2010 appearing or incorporated by reference elsewhere herein.

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		Holding Company	Pro Forma	Holding Company
	Bank Only	Parent-Only	Eliminations	Consolidated
Pro Forma Balance Sheet	(unaudited)	(unaudited)	(unaudited)	(unaudited)

ASSETS

Cash and cash equivalents	$ 3,140,811	$ --	$ --	$ 3,140,811
Securities available for sale	5,455,120	--	--	5,455,120
Net Loans	102,973,445	--	--	102,973,445
Fixed Assets	1,689,709	--	--	1,689,709
Other real estate owned	5,432,041	--	--	5,432,041
Investment in subsidiary bank	-	17,536,417	(17,536,417)	-
Other Assets	4,249,169			4,249,169

Total assets	$122,940,295	$ 17,536,417	$(17,536,417)	$122,940,295

LIABILITIES

Total deposits	$104,869,340	$ --	$ --	$104,869,340
Notes Payable	-	--	--	-
Other liabilities	534,538	--	--	534,538
		--	--
Total Liabilities	105,403,878	--	--	105,403,878

STOCKHOLDERS' EQUITY

Common stock	2,160,620	--	--	2,160,620
Additional paid-in capital	20,433,403	--	--	20,433,403
Accumulated deficit	(5,281,737)	--	--	(5,281,737)
Accumulated other comprehensive income	224,131	--	--	224,131
Paid-in-capital	-	17,536,417	(17,536,417)	-

	17,536,417	17,536,417	(17,536,417)	17,536,417

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$122,940,295	$ 17,536,417	$(17,536,417)	$122,940,295

Properties

The Holding Company is not initially expected to own or lease real or personal property. Instead, it intends to use the premises, equipment and furniture of the Bank without the direct payment of any rental fees to the Bank.

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Legal proceedings

The Holding Company has not, since its organization, been a party to any legal proceedings.

Employees

At the present time, the Holding Company does not intend to employ any persons other than its unpaid executive officers, all of whom are employees of the Bank. It will use the management and support staff of the Bank from time to time. If the Holding Company acquires other institutions or pursues other lines of business, at such time it may hire additional employees.

Competition

It is expected that in the immediate future, the primary business of the Holding Company will be the ownership of the Bank’s common stock. Therefore, the competitive conditions to be faced by the Holding Company will be the same as those faced by the Bank.

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Management

Directors

The Holding Company’s bylaws provide for nineteen (19) directors, or such greater or lesser number as may be established from time to time by the board of directors or the shareholders.

Holding Company’s directors are elected at the annual shareholders meeting.  The Holding Company’s board is classified, meaning that the directors are divided into three classes with the terms of the directors in one of the three classes expiring each year.  This is the same board structure currently in place at the Bank. The Holding Company directors in Class I will serve until the Holding Company’s annual meeting in 2011, those in Class II will serve until the 2012 annual meeting, and those in Class III will serve until the 2013 annual meeting.

Information about the directors of the Holding Company, all of whom are currently directors of the Bank is set forth below.

Name, Age	Principal Occupation for the Past 5 Years
CLASS I DIRECTORS (TERMS EXPIRING IN 2011)

Richard Gabert, 66

Mr. Gabert has been involved in the construction and management of large apartment complexes and commercial buildings. He is a lifelong resident of Winnebago County, Wisconsin.   Mr. Gabert brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board of directors.

Michael Hanneman, D.D.S., 53

Dr. Hanneman has been practicing dentistry in Oshkosh, Wisconsin since 1982.  He is a member of the Winnebago County Dental Association, Wisconsin Dental Association,  American Dental Association, Academy of General Dentistry, as well as the American Academy of Cosmetic Dentistry. He also is a member of the Winnebago Chapter of the Seattle Study Club Dr. Hanneman also served as director of M&I-Western State Bank from 1990-1994, until it was acquired by Associated Bank.  Thereafter, he served for ten years on the Community Advisory Board of Associated Bank-Oshkosh. He is currently serving on the Marquette University School of Dentistry Alumni Board as treasurer. Dr. Hanneman is also currently on the Board of directors of Oshkosh’s Grand Opera House Foundation.  Dr. Hanneman brings a wide array experience as a member and director of various groups and organizations.  He also offers extensive insight from his time on bank boards prior to joining Choice Bank.  Finally, through Dr. Hanneman’s other community activities, he is able to offer insight into the local markets we serve.

Stanley Leedle, 54

Stan Leedle has more than twenty-eight years of experience in the financial services industry, with more than ten of those years serving in the capacity of a senior lending officer.  He was involved in the application and capital campaign of the Bank since inception, and has served as Executive Vice President and Chief Credit Officer since opening of the Bank.  Mr. Leedle most recently served as Senior Vice President of Business Banking and Senior Lender at First Federal Capital Bank from 2003-2004.  While at First Federal Capital Bank, he was responsible for the management of all aspects of the business lending function for the Oshkosh office.  During his tenure at the Bank, he oversaw the growth of the loan portfolio from $0 to $38 million in approximately eighteen months.  Before joining First Federal Capital Bank, he spent approximately twenty years at several banking subsidiaries of Marshall & Ilsley Corporation.  Mr. Leedle brings business and management experience, industry knowledge, customer focused experience, knowledge of credit, risk management experience, and leadership and strategic planning experience to the board.  His years of banking industry experience are invaluable to the board and to Choice Bank.

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Thomas Muza, 55

Mr. Muza has served as President of Muza Metal Products, a company he acquired from his father in 1997.  Under Mr. Muza’s ownership, Muza Metal Products has doubled its sales volume during the past eight years and has added approximately 50 employment opportunities for the Oshkosh community. Prior to becoming President, Mr. Muza was employed by Muza Metal Products for approximately twenty years. In the past year, Mr. Muza was also instrumental in attracting one of his company’s major vendors to Oshkosh from Appleton. Mr. Muza brings prior banking experience to our board of directors through his service as a director of Leach Credit Union during the mid-1990s.  Mr. Muza brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board.  In addition, Mr. Muza also offers prior experience as the director of a regulated financial institution.

Randall Schmiedel, 42

Mr. Schmiedel is a lifelong resident of Oshkosh, he is an entrepreneur who has been on instrumental in the start-up of eight private companies, each of which he remains the owner or a co-owner.  Mr. Schmiedel currently serves on the board of directors of the YMCA and The Paine Art Center.  He is also a member of South West Rotary, the Elks, the Chamber of Commerce, a past President of the Winnebago Apartment Association, and a volunteer for Meals on Wheels and the West Side Association.  Mr. Schmiedel brings to the board of directors considerable business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets.

Arend Stam, 54

Mr. Stam has been employed with Oshkosh Corporation since 1979, where he has held numerous positions, including service representative, field service manager, regional sales manager, product manager, Director of Sales and Marketing, Director of Engineering, Vice President of Manufacturing Operations, and Vice President of Cost Reduction and Best Practices. He is currently General Manager of Construction Products.  Mr. Stam brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board.

Gerald Thiele, 47

Mr. Thiele, is the Northwest Manager for Vista Window Company. He directs the sales and marketing efforts for the window manufacturer in Illinois, Iowa, Indiana and Wisconsin. He previously was engaged in the wholesale distribution of exterior building products in Wisconsin through Prestige Wholesale Supply, a company that he founded in 1986 and expanded through an additional distribution center in 2002. A Wisconsin native, Mr. Thiele has lived in Oshkosh for the past fifteen years. He is a graduate of Green Lake High School and the University of Wisconsin â La Crosse, where he earned a bachelor of science degree in accounting, with a minor in marketing. He currently serves the bank as Chairman of the Audit Committee and a member of the compensation committee.  Mr. Thiele brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board.

CLASS II DIRECTORS (TERMS EXPIRING IN 2012)

Kenneth Balda, 54

Mr. Balda owns and operates a truck repair/dealership business that he founded in 1986.  His company currently generates over $35 million in annual revenues and is consistently in the top quartile of performance for the industry.  Mr. Balda’s company now employs 160 employees with four dealership locations in Appleton, Green Bay, Oshkosh and Fond du Lac, Wisconsin.  Mr. Balda brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board.

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Stephen Ford, 55

Mr. Ford has worked for Lapham-Hickey Steel Corporation for the past thirty-five years and, since 1998, serves in the capacity of Executive Vice President.  Mr. Ford currently offices in Oshkosh, Wisconsin and is responsible for operations and sales in seven locations.   Mr. Ford brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board.

Julie Leschke, 52

Ms. Leschke is currently employed as Education Coordinator of the Oshkosh Chamber of Commerce, which involves developing, promoting, and coordinating business/education collaborations, projects, and programs. In 2009 she completed her Masters of Business Administration with Graduate Honors at the University of Wisconsin Oshkosh. Previous professional and other activities in Oshkosh include serving as: piano teacher, performer, and coach at the Oshkosh Suzuki Talent Education Center at UW-Oshkosh; elected official on the Winnebago County Board of Supervisors; practice manager for Anesthesia Services of the Fox Valley; executive director of the Oshkosh Symphony Orchestra; and candidate for the 54th District of the Wisconsin State Assembly in 2006. Over the last 23 years, Ms. Leschke has diligently served on area non-profit boards and has been involved in numerous volunteer, community and political activities in Oshkosh.  Ms. Leschke brings extensive experience from her service on non-profit boards and time serving on the County Board of Supervisors.  Further, Ms. Leschke offers unique insight based on her volunteer, community and political activities in our local markets.

Rodney Oilschlager, 59

Mr. Oilschlager, is President and co-owner of Midwest Real Estate Development Company and their other related entities.  He has been actively engaged in the real estate construction, development and management business for the past 30 years.  Prior to coming to Oshkosh, Mr. Oilschlager served seven years as a pilot in the United States Navy.  He is currently responsible for the overall administration of the company’s business and financial positions and oversees the company’s multi-family portfolio, valued at over $270 million with 100 employees. He currently serves as the bank’s Chairman of the Board.  Mr. Oilschlager brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the Board.   His more than 30 years of experience in running businesses provide him with the skills to lead the board.

Keith C. Pollnow, 54

Mr. Pollnow has more than thirty years of experience in the financial services industry, with 29 of those years in the Oshkosh market.  Mr. Pollnow was involved in the application and capital-raising process for the Bank since the beginning.  Prior to that, Mr. Pollnow served in a number of senior management positions with First Federal Capital Bank, where he was instrumental in its expansion into Northeast Wisconsin.  As a Regional Vice President, Mr. Pollnow opened seventeen banking offices in northeast Wisconsin, five of them in Oshkosh. In 2002, Mr. Pollnow was promoted to Community President of First Federal Capital Bank’s de novo business banking unit in Oshkosh where Mr. Pollnow, along with our chief credit officer, built a $38 million commercial loan portfolio funded by $43 million of local core deposits. He has served as President and Chief Executive Officer of Choice Bank since its inception in 2006.  Mr. Pollnow brings business and management experience, industry knowledge, customer focused experience, knowledge of credit, risk management experience, and leadership and strategic planning experience to the Board.  His almost 30 years of bank experience in the Oshkosh market are invaluable to the Board and Choice Bank.  Further, that experience has provided him with the skills necessary to lead Choice Bank.

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Thomas Rusch, 64

Mr. Rusch has been actively engaged in the real estate development business for forty years, primarily in the holding of rental property in land development.  He is currently a partner with Director Richard Gabert in Gabert & Rusch Properties.  From 1997 to 2001, he served as a director for F&M Bank.  Mr. Rusch brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board.

CLASS III DIRECTORS (TERMS EXPIRING IN 2013)

Paul Getchel, 51

Mr. Getchel has been employed as a real estate agent for approximately 25 years, where he consistently ranks as one of the top sales agents in the Oshkosh market.  Mr. Getchel has also been involved as an investor in numerous local real estate development projects and investments.  Mr. Getchel brings business and sales experience, industry knowledge, customer focused experience, and a familiarity with local markets.

David A. Janssen, M.D. FACS, 50

Dr. Janssen is President and a co-owner of Fox Valley Plastic Surgery, S.C. Since founding the practice in 1993, the company has provided plastic, reconstructive, and hand surgical services to 30,000 patients in the Fox Valley area of Wisconsin. Dr. Janssen has served the medical community as the chief of surgery at Mercy Medical Center for four years. Dr. Janssen is a member of the American Society of Plastic Surgeons, The American Society for Aesthetic Plastic Surgery, The Rhinoplasty Society, the American Association for Surgery of the Hand, and the American Society of Laser Medicine and Surgery. He has been on the board of directors of Affinity Health System, serving as president of the Physician Activities Committee for three years. He is currently the Medical Director of Theda Clark Surgery Center-Oshkosh.  Dr. Jansen brings to the board of directors business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets.

James Poeschl, 52

Mr. Poeschl is a professional trader in the stock and options market. Mr. Poeschl served as Vice President and Secretary of Poeschl Industries, Inc., a furniture manufacturer and supplier to the music industry, from August 1989 until March 2002, when the business was sold. He was licensed as a Registered Investment Advisor from December 1995 to July 1997.  Mr.Poeschl brings business and industry knowledge to the board.

Jeffrey Rogge, 48

Mr. Rogge has been actively engaged in his family's food distribution business since 1986, acquiring it in January 2000. He currently serves as President of the company and has recently expanded its operations to Omro, Wisconsin. He also serves as Vice President of Martin Lutheran Church in Oshkosh.  Mr. Rogge brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board.

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John Supple III, 51

Mr. Supple is the founder and or co-owner of several restaurants and related businesses and currently serves as President of the Supple Restaurant Group, which operates four restaurants and is headquartered in Oshkosh, Wisconsin. His success in the industry has afforded him numerous awards, including the 2000 Small Business Person of The Year by The Oshkosh Chamber of Commerce, the Wisconsin Entrepreneur of the Year â Retail 2004 by Marian College Business & Industry Awards, and the Small Business of The Year 2004 Award by the Appleton Post Crescent.  Mr. Supple brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board of directors.

Mark Troudt, 49

Mr. Troudt currently serves as president of a manufacturing company and works on a part-time basis as the Bank’s RMO. Beginning in 1985, Mr. Troudt served as a bank examiner for the Wisconsin Office of Commissioner of Banking, where his duties included working on field examinations for state chartered banks and trust companies.  In 1988, he became a credit/compliance officer with Valley Bank of Oshkosh (n/k/a M&I Bank) where he was responsible for various commercial lending, compliance and community reinvestment act activities.  Mr. Troudt took a similar position in 1994 as a vice president of F&M Bank in Oshkosh, Wisconsin, where he was employed until he left in 2000.  Mr. Troudt brings business and management experience, industry knowledge, customer and leadership experience, and a familiarity with local markets to the board of directors.

Director Independence. It is the Holding Company’s policy that a majority of its directors be independent.  The board of directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Based on these standards, the board of directors has determined that all but three of the 19 directors qualify as independent. The exceptions are Messrs. Pollnow, Leedle and Troudt, each of whom is an employee of the Bank.

We expect that the Audit Committee will select the firm of Wipfli, LLP as auditors of the Holding Company to examine and report to shareholders on the financial statements of the Holding Company for the fiscal year ending December 31, 2010.  Wipfli, has been the Bank’s independent accountants beginning with the fiscal quarter ending September 30, 2007.

Other board committees. The following table sets for the name of each Holding Company board committee, its function and its members.  Board committees are created and directors appointed at the pleasure of the board.

Committee and Purpose/Function	Members

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Except as set forth in the above table, the Holding Company board of directors has not established any board committees.  The board may from time to time establish other standing ad hoc committees as it sees fit.

Board diversity.  Although the Holding Company has no formal policy on board diversity, the board believes that a diverse board of directors is desirable to expand its collective knowledge and expertise relating to our business, as well as to evaluate management and positively influence our performance.  Accordingly, in carrying out its responsibilities for locating, recruiting and nominating candidates for election to the Board, the Holding Company will take into account a number of factors and considerations, including diversity.  Such considerations of diversity including geographic regions, professional or business experience, genera, race, national origin, specialized education or work experience and viewpoints.

Executive officers

The executive officers of the Holding company are Keith C. Pollnow, President and Chief Executive Officer, Stanley G. Leedle, Vice President, John Glynn, Chief Financial Officer and Treasurer, and Debra Fernau, Secretary. The Holding Company’s bylaws permit the appointment of a Chairman of the Board and Treasurer at the option of the board. Shareholders do not have the right to elect officers; rather, all officers are appointed to their respective positions by the board of directors to serve until they resign or are removed by the board. There are no family relationships among any of the directors, officers or key personnel of the Holding Company.

Principal shareholders

As of the date of this proxy statement/prospectus, the Holding Company has not issued any stock.   The principal shareholders of the Bank immediately prior to the reorganization will become the principal shareholders of the Holding Company immediately after the reorganization.  For information on the current beneficial ownership of bank common stock by  the directors and officers of the Bank, see the Bank’s 2009 Annual Report attached as Exhibit F under Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.  The beneficial ownership information is accurate as of May __, 2010.  There are no persons other than the directors and executive officers of the Bank that are known to management to own more than 5 percent of the issued and outstanding common stock of the Bank.

In the reorganization, each of the persons identified in that section will receive exactly the same number of shares of Holding Company common stock as the number of shares of Bank common stock they currently own (and their outstanding Bank warrants and stock options will convert into Holding Company warrants and stock options for the identical number of shares). If there are no dissenter’s shares, then the percentages shown in the table in that section will remain the same following the reorganization, while if some of the Bank’s shareholders do dissent and receive payment for their shares, the respective percentages will increase slightly.

Management compensation

Director compensation

All of the initial directors of the Holding Company are also directors of the Bank and will be compensated for their services as directors of the Bank as discussed in the Bank’s 2009 Annual Report attached as Exhibit F under Item 11 –  Executive Compensation. Holding Company directors will not be compensated for their services as directors of the Holding Company.

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Compensation of executive officers

All of the executive officers of the Holding Company are also executive officers of the Bank. These individuals are compensated for their services as officers of the Bank (see Item 11 of the Bank’s 2009 Annual Report) and will not receive any additional compensation in respect of their executive officer positions with the Holding Company.

Dividends and dividend policy

Initially and for the foreseeable future, the Holding Company’s only asset will be the common stock of the Bank and all of its operations will be conducted through the Bank.  Accordingly, the Holding Company’s sole source of funds with which to pay dividends to its shareholders will be dividends it receives from the Bank.

Under the Banking Statute, the board of directors of a bank generally may declare and pay a dividend from the Bank’s undivided profits in an amount it considers appropriate. The board must provide for the payment of all expenses, losses, required reserves, taxes and interest accrued or due from the Bank before the declaration of dividends from undivided profits. If dividends declared and paid in either of the two immediately preceding years exceeded net income for either of those two years respectively, the Bank may not declare or pay any dividend in the current year that exceeds year-to-date net income except with the written consent of the Banking Division.  Federal regulators have authority to prohibit a bank from engaging in any action deemed by them to constitute an unsafe or unsound practice, including the payment of dividends. The Bank has not paid dividends to its shareholders since its organization. The Holding Company’s board of directors has not determined whether it will pay dividends on the Holding Company’s common stock in the foreseeable future. At the present time, the Holding Company expects to reinvest earnings to expand and grow the Bank.

Indemnification of officers and directors

As provided in §§180.0850 through 180.0859 of the WBCL, the Holding Company’s bylaws require that it indemnify a director or officer from all reasonable expenses and liabilities asserted against, incurred by, or imposed on that person in any proceeding to which he or she is made or threatened to be made a party by reason of being or having been an officer or director of the Holding Company. Indemnification will not be made if prohibited by law or if the person breached a duty to the Holding Company in one of the following ways: (1) a willful failure to deal fairly with the Holding Company in a matter in which the director or officer has a material conflict of interest; (2) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (3) a transaction from which the person derived improper personal profit; or (4) willful misconduct. The right to indemnification includes, in some circumstances, the right to receive reimbursement of costs and expenses in such a proceeding as they are incurred. The Holding Company may purchase insurance against liabilities asserted against its directors, officers, employees, or agents whether or not it has the power or obligation to indemnify them against such liabilities under the provisions of its bylaws or under applicable law.

Insofar as indemnification for liabilities arising under the applicable federal securities laws may be permitted to directors, officers and controlling persons of the Holding Company under its bylaws, or otherwise, the Holding Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and may, therefore, be unenforceable.

The Banking Statute’s provisions governing indemnification of the Bank’s directors, officers, and employees is substantially similar to the WBCL provisions described above governing indemnification of the Holding Company’s directors, officers, and employees. Expenses of an officer or director in such a

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proceeding may be advanced based upon her or his agreement to repay such expenses if it is determined that he is not entitled to indemnification.  If the officer or director is successful on the merits his expenses will be paid; otherwise indemnification can only be made upon a showing that the officer or director met the applicable standard of conduct as determined by a court, by a quorum of disinterested directors, by independent legal counsel, or by the shareholders.  The Bank has purchased insurance insuring the Bank, its directors and officers, against liabilities asserted against its directors and officers subject to certain conditions and limitations.

Additional supervision and regulation

Following the reorganization, the Bank will continue to be subject to the same banking laws and regulations, and to supervision, regulation and examination by the Banking Division and the FDIC, as it has been prior to the reorganization.  See the Bank’s 2009 Annual Report under Item 1. Business for a discussion of matters relating to the supervision and regulation of the Bank.

If the reorganization is completed, as a registered bank holding company, the Holding Company will become subject to regulation and supervision by the Federal Reserve.  The following is a summary of federal and state laws and regulations applicable to bank holding companies.

Expansion activities

The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before merging with another bank holding company, acquiring substantially all the assets of any bank or bank holding company, or acquiring directly or indirectly any ownership or control of more than 5 percent of the voting shares of any bank. The BHCA also prohibits a bank holding company, with particular exceptions, from acquiring direct or indirect ownership of more than 5 percent of the voting shares of any company which is not a bank or bank holding company and from engaging in any business other than that of banking, managing and controlling banks, or furnishing services to banks and their subsidiaries.  Bank holding companies may, however, engage in some businesses and activities determined by the Federal Reserve to be closely related to banking or managing and controlling banks.

Bank holding company obligations

Under current Federal Reserve policy, a bank holding company is expected to act as a source of financial and managerial strength to its subsidiary bank or banks and to maintain resources adequate to support each subsidiary bank. This support may be required at times when the Bank holding company may not have the resources to provide it.  In the event of a bank holding company’s bankruptcy, any commitment by the Bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the Bankruptcy trustee and entitled to priority of payment.

Dividend restrictions

The Federal Reserve’s policy regarding dividends is that a bank holding company should not declare or pay a cash dividend which would impose undue pressure on the capital of its bank or would be funded only through borrowing or other arrangements that might adversely affect a bank holding company’s financial position. The Federal Reserve believes that a bank holding company should not initiate or continue cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition.

Restrictions on affiliate transactions

Transactions between the Company, the Bank and its nonbank subsidiaries are subject to a number of restrictions.  Federal law imposes restrictions and limitations on the Bank from making

40

extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, the Company or other affiliates, the purchase of, or investment in, stock or other securities thereof, the taking of such securities as collateral for loans, and the purchase of assets of the Company or other affiliates.  Such restrictions and limitations prevent the Company or other affiliates from borrowing from the Bank unless the loans are secured by marketable obligations of designated amounts. Further, such secured loans and investments by the Bank to or in the Company or to or in any other non-banking affiliate are limited, individually, to 10 percent of the respective subsidiary bank’s capital and surplus, and such secured loans are limited in the aggregate to 20 percent of the respective subsidiary bank’s capital and surplus. All such transactions must be on terms that are no less favorable to the Bank than those that would be available from nonaffiliated third parties.  Moreover, some state banking laws impose restrictions on affiliate transactions similar to those imposed by federal law.  Federal Reserve policies also forbid the payment by bank subsidiaries of management fees which are unreasonable in amount or exceed the fair market value of the services rendered or, if no market exists, actual costs plus a reasonable profit.

INFORMATION ABOUT INTERIM BANK

Interim Bank will be organized as an interim state-chartered bank solely to facilitate the reorganization. Interim Bank will be a non-operating bank and will be merged into the Bank as part of the reorganization.  Interim Bank’s principal office is the Bank’s principal office located at 2450 Witzel Avenue, Oshkosh, Wisconsin 54904.

Interim Bank will be authorized to issue 1,000 shares of common stock, par value $1.00 per share. Immediately before the reorganization takes place, the Holding Company will own all outstanding shares of Interim Bank’s common stock. On the effective date of the reorganization, each share of Interim Bank common stock held by the Holding Company will be converted into one share of the Bank’s common stock and the Holding Company will upon such conversion own all of the outstanding capital stock of the Bank.

INFORMATION ABOUT THE BANK

The Bank is a Wisconsin state-chartered bank that opened for business in July 2006.  It is a full-service commercial bank located in Oshkosh, Wisconsin. The Bank provides a broad range of lending and deposit products for commercial and retail clients. It emphasizes commercial real estate and commercial lending to small and medium-sized businesses and professionals and is a community-oriented financial services provider that focuses on providing deposit products, mortgage and consumer loans to retail clients, as well as providing deposit services to its commercial clients. The Bank also offers online banking and bill pay, bank by phone, debit and credit cards, ATM access at both locations and a network providing free ATM transactions, and safe deposit boxes at its main office.

At March 31, 2010, the Bank had total assets of $122.9 million, total loans of $102.8 million, deposits of $104.9 million, and shareholders’ equity of $17.5 million.

The Bank’s conducts business from its main office located on the west side of Oshkosh, with a full service branch on the north side of Oshkosh, but concentrates on establishing relationships with clients primarily in its primary service area which comprises the City of Oshkosh and the surrounding Townships of Algoma, Omro, Utica, Black Wolf, and Nekimi, which together make up the Greater Oshkosh area.

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Business of the Bank

For information about the Bank’s business, see Item 1 – Business in the Bank’s 2009 Annual Report attached to this proxy statement/prospectus as Exhibit F.

Properties

For information about the Bank’s properties, see Item 2 – Properties in the Bank’s 2009 Annual Report, Exhibit F.

Legal proceedings

For information about legal proceedings involving the Bank, see Item 3 – Legal Proceedings in the 2009 Annual Report, Exhibit F.

Market for bank stock

For information about the market and market price for Bank stock, and related information, see Item 5 – Market for the Registrant’s  Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities in the Bank’s 2009 Annual Report, Exhibit F.

Financial and related information

For financial information about the Bank at and for the years ended December 31, 2009 and 2008, including the Bank’s audited financial statements for those years, see the following sections of the Bank’s 2009 Annual Report, Exhibit F:  Item 6 – Selected Financial Data; Item 7 –Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A – Quantitative and Qualitative Disclosures About Market Risk; and Item 8 – Financial Statements and Supplementary Data.

For financial information about the Bank at and for the three-month periods ended March 31, 2010 and 2009, including the Bank’s unaudited financial statements for such periods, see the following sections of the Bank’s First Quarter Report, Exhibit G; Item 1 – Financial Statements and Selected Notes to Financial Statements; Item 2 – Management Discussion and Analysis of Financial Condition and results of Operations; and Item 3 – Quantitative and Qualitative Disclosures about Market Risk.

Management and corporate governance information

For information about the Bank’s officers and directors, their compensation, share ownership, and relationships and transactions with the Bank, see the following sections of the Bank’s 2009 Annual Report, Exhibit F.: Item 10 – Directors, Executive Officers and Corporate Governance; Item 11 – Executive Compensation; Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters; and Item 13 – Certain Relationships and Related Transactions.

Other

Other information about the Bank can be found in the sections of the Bank’s 2010 First Quarter Report, that are not specifically listed above.

Subsequent developments

There have been no material developments in the business or affairs of the Bank since the date of the Bank’s 2010 First Quarter Report, as supplemented or modified by any later-dated report incorporated by reference here and delivered to shareholders prior to the special meeting.

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EXPERTS

The financial statements of Choice Bank as of and for the years ended December 31, 2009 and 2008 appearing in this proxy statement/prospectus have been audited by Wipfli LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon such report given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with the reorganization, including the validity of the Choice Bancorp, Inc. common stock to be issued in the reorganization, and the validity and enforceability of the Holding Company warrants, will be passed upon for the Bank and the Holding Company by Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, WI 53202.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Please note that information about shareholder proposals and nominations set forth under “The Bank,” below will only apply if the reorganization is not approved or is not consummated for any other reason, in which case the Bank will hold an annual shareholders meeting in 2010.  Information about shareholder proposals and nominations set forth under “The Holding Company,” below will only apply if the reorganization is approved. If the reorganization is approved, the Holding Company will not hold an annual shareholders’ meeting in 2010 – the Holding Company’s first annual shareholders’ meeting will be held in 2011.

If the reorganization is completed, beginning with the Holding Company’s 2001 annual shareholders’ meeting, Holding Company shareholders will have the right to elect the directors of the Holding Company but will no longer have any right to elect the directors of the Bank.

The Bank

Shareholder proposals and nominations for the Bank’s 2010 annual shareholders meeting, if one is held.

We have not scheduled an annual meeting of the Bank’s shareholders for 2010 because we expect that the reorganization will be completed within the second quarter of this year.  If the reorganization is not approved by our shareholders or if, for any other reason, we determine that we will be unable to complete the reorganization, the Bank will schedule an annual meeting of the shareholders of the Bank for the purpose of electing Bank directors, and such other business as may properly come before the annual meeting, for a date as soon as practicable after the special meeting or any adjournment thereof or, if applicable, our decision to abandon the reorganization.  If this happens, the Bank will promptly make a public announcement of the new 2010 annual meeting date as soon as it is scheduled.

The Bank’s proxy statement for its 2009 annual shareholders’ meeting stated that any proposal that a shareholder wished to have included in the Bank’s proxy statement and form of proxy relating to the 2010 annual shareholders meeting must have been received by the Bank’s Secretary no later than November 18, 2009.  The Bank has received no such proposals.  However, if it becomes necessary for the Bank to hold an annual shareholders’ meeting in 2010, we will be required under SEC regulations to advance that deadline to a reasonable date after we announce the date of the 2010 annual meeting.  If this happens, when we publicly announce the date of the Bank’s 2010 annual shareholders’ meeting we will also announce the date by which shareholder proposals must be received in order to be included in the proxy statement for that meeting.

In accordance with the Bank’s bylaws, any shareholder proposal or nomination for election of a person to serve as a director must be received no later than the tenth (10th) day after we publicly announce the 2010 annual shareholders meeting date.  However, unless the proposal is received by the deadline for inclusion in the proxy statement (and otherwise meets the requirements of Rule 14a-8 under the Securities Exchange Act), such proposal will not be included in the Bank’s 2010 annual meeting proxy statement but may, if it is otherwise proper, be considered at the annual meeting.

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Shareholder proposals and nominations for the Bank’s 2011 annual shareholders meeting, if one is held.

If the reorganization is not completed, we expect that the Bank will hold an annual meeting in 2011.  Any proposal that a shareholder wishes to have included in the Bank’s proxy statement and form of proxy relating to the Bank’s 2011 annual shareholders meeting, if one is held, must be received by the Bank’s Secretary no later than November 20, 2010.  However, unless a shareholder proposal is received by the deadline for inclusion in the proxy statement described in the first sentence of this paragraph, and otherwise meets the requirements of Rule 14a-8 under the Securities Exchange Act, such proposal will not be included in the Bank’s 2011 annual meeting proxy statement but may, if it is otherwise proper, be considered at the annual meeting.  Under the Bank’s bylaws, any shareholder proposal or nomination for election of a person to serve as a director must be received not earlier than 270 days and not later than 60 days prior to the Bank’s 2011 annual shareholders’ meeting, if one is held.

The Holding Company

Shareholder proposals and nominations for the Holding Company’s 2010 annual shareholders meeting.

If the reorganization is approved and completed, the Holding Company will not hold an annual shareholders meeting in 2010 – the next annual meeting in which Holding Company shareholders will be able to participate will be Holding Company’s first annual meeting of shareholders to be held in 2011.  This means that, in effect, a vote FOR the reorganization is also a vote to elect the incumbent directors of the Holding Company for one, two or three-year terms, with the terms of the Class I directors expiring at the 2011 Holding Company annual meeting (see “INFORMATION ABOUT THE HOLDING COMPANY – Management – Directors“ on page 33).

Shareholder proposals and nominations for the Holding Company’s 2011 annual shareholders meeting.

If the reorganization is completed, any proposal that a shareholder wishes to have included in the Holding Company’s proxy statement and form of proxy relating to the Holding Company’s 2011 annual shareholders meeting, must be received by the Holding Company’s Secretary no later than November 20, 2010.  Unless a shareholder proposal is received by the deadline for inclusion in the proxy statement, and otherwise meets the requirements of Rule 14a-8 under the Securities Exchange Act, such proposal will not be included in the Holding Company’s 2011 annual meeting proxy statement but may, if it is otherwise proper, be considered at the annual meeting.  Under the Holding Company’s bylaws, any shareholder proposal or nomination for election of a person to serve as a director must be received not earlier than 270 days and not later than 60 days prior to the Holding Company’s 2011 annual shareholders’ meeting.

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Exhibit A

AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT and Plan of Reorganization (“Agreement”) is made on __________, 2010, by and between Choice Bank, a state banking organization (“Bank”), and Choice Bancorp, Inc., a Wisconsin corporation (“Corporation”).

RECITALS

          A.          The parties consider it advantageous to form the Corporation to become a one-bank holding company by acquiring all of the outstanding stock of the Bank. To form the holding company, the Corporation will organize a wholly-owned subsidiary bank, called the Choice Interim Bank, a state banking organization (“Interim Bank”). The Interim Bank will then merge with and into the Bank, leaving the Bank as the survivor, and converting the outstanding stock of the Bank into stock of the Corporation, so that the shareholders of the Bank will become the shareholders of the Corporation.

          B.          This reorganization will consist of the organization of the Interim Bank and the merger of the Interim Bank into the Bank, as the surviving entity (the “Merger”). Pursuant to the terms of this Agreement, and a Merger Agreement between the Bank and the Interim Bank (to be executed after Interim Bank is formed), as of the Effective Date of the Merger: (a) each of the then issued and outstanding shares of Bank Common Stock (“Bank Common”) will be converted into the right to receive one share of the authorized but previously unissued common stock of the Corporation (“Corporation Common”); and (b) each shareholder and organizer warrant representing a right to acquire a share of Bank Common (the “Bank Warrant”) will be converted into the right to acquire a share of Corporation Common on terms and conditions described herein (the “Corporation Warrant”).

AGREEMENT

          NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties adopt this plan of reorganization and agree as follows:

          1.           Merger. Subject to compliance with all requirements of law and the terms and conditions set forth in this Agreement, the Interim Bank will be merged with and into the Bank.

                       a.           Effective Date; Surviving Bank. The Effective Date of this Merger (the “Effective Date”) shall be the date on which the Articles of Merger relating to the Merger are filed with the Wisconsin Department of Financial Institutions. At the Effective Date, the Interim Bank shall be merged with and into the Bank, the separate existence of the Interim Bank shall cease and the Bank, as the surviving corporation (the “Surviving Bank”), shall succeed to and possess all of the properties, rights, privileges, immunities, and powers, and shall be subject to all the liabilities, obligations, restrictions, and duties, of the Interim Bank and the Bank.

                       b.           Charter Number. The charter number of the Bank prior to the Effective Date shall be the charter number of the Surviving Bank.

                       c.           Articles of Incorporation; Name. From and after the Effective Date and until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Bank shall be the Articles of Incorporation of the Bank, as amended or restated, and the name of the Surviving Bank shall be that of the Bank.

                       d.           Bylaws. From and after the Effective Date and until thereafter amended as provided by law, the Bylaws of the Bank in effect immediately prior to the Effective Date shall constitute the Bylaws of the Surviving Bank.

                       e.           Directors and Officers. From and after the Effective Date and until their respective successors are elected, the members of the Board of Directors and the officers of the Surviving Bank shall consist of those persons who are serving as directors and officers of the Bank immediately prior to the Effective Date.

                       f.           Conversion of Stock and Warrants; Effect on Interim Bank. As of the Effective Date, by virtue of the Merger and without any action on the part of the shareholders of the Bank: (i) all of the Bank Common outstanding immediately prior to the Effective Date shall be canceled, shall cease to exist and shall be converted into the right to receive Corporation Common, at the rate of one (1) share of Corporation Common for each one (1) share of Bank Common; (ii) each Bank Warrant will be converted into a Corporation Warrant, with such Corporation Warrant having the terms and conditions set forth in Exhibit B; (iii) all of the Interim Bank common stock outstanding immediately prior to the Effective Date shall be canceled and shall cease to exist; and (iv) the one (1) share of Corporation Common owned by the Bank shall be redeemed and canceled.

                       g.           Transmittal Procedure. The Bank shall use its best efforts to cause an exchange agent, as soon as reasonably practical after the Effective Date, to send via regular United States mail to each holder of a stock certificate which immediately prior to the Effective Date represented shares of Bank Common (other than the Bank or any of its subsidiaries with respect to shares held by such entities) (i) a letter of transmittal, which shall be prepared by the Bank, shall specify that delivery shall be effected and risk of loss and title to any certificates representing Bank Common shall pass only upon actual delivery of the same to the exchange agent, and shall be in such form and contain such other provisions as the Bank deems necessary or desirable for use in effecting the surrender of the certificates representing Bank Common (the “Letter of Transmittal”), (ii) instructions for completing the Letter of Transmittal and effecting the surrender of the certificates representing Bank Common pursuant to the provisions of this Agreement, and (iii) other appropriate materials required to complete the exchange of such certificates pursuant to this Agreement.  From and after the Effective Date, there shall be no transfers on the stock transfer books of the Bank of the shares of Bank Common which were issued and outstanding immediately prior to the Effective Date.  If, after the Effective Date, any certificate representing shares of Bank Common is presented for transfer, such certificate shall be canceled and exchanged as provided herein.

                       h.           Dissenting Shares of the Bank. If any shares of Bank Common are dissenting shares, the Bank shall proceed according to applicable law to determine and pay the fair value of those dissenting shares. “Dissenting shares” shall mean each outstanding share of Bank Common as to which the holder has strictly complied with the provisions of applicable law in order effectively to withdraw from the Bank and obtain the right to receive the fair value of his or her shares of Bank Common.

                                    As of the Effective Date or the date that the last action is taken to exercise dissenter’s rights, whichever is later, dissenting shares shall, by virtue of the Merger, cease to represent any ownership interest or ownership rights to the Bank or the Corporation, and shall be converted into the right to receive fair value of those shares as provided by law.

                       i.            Business. From and after the Effective Date, the business of the Surviving Bank shall be that of a state bank, conducted at the offices of the Bank where located immediately prior to the Effective Date.

                       j.            Assets and Liabilities. From and after the Effective Date, the Surviving Bank shall be liable for all liabilities of the Interim Bank and the Bank; and all deposits, debts, liabilities, and contracts of the Interim Bank and the Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Interim Bank or the Bank, shall be those of the Surviving Bank and shall not be released or impaired by reason of the Merger; and all rights of creditors and other obligees and all liens on property of either the Interim Bank or the Bank shall be preserved unimpaired. Further, all rights, franchises and interests of the Interim Bank and the Bank, respectively, in and to every type of property (real, personal and mixed) and choices in action shall be transferred to and vested in the Surviving Bank by virtue of such Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests in every fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Interim Bank and the Bank, respectively, on the Effective Date.

                       k.            Tax Consequences. The parties intend and desire that the Merger shall be treated for income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder. The parties shall act in all respects consistently with that intent.

                       l.           Shareholder Approvals. This Agreement and Plan of Reorganization will be submitted to the respective shareholders of the Bank and the Interim Bank for ratification and confirmation at shareholder meetings to be called and held in accordance with the applicable provisions of law and the respective Articles of Incorporation and Bylaws of the Bank and the Interim Bank. The Bank and the Interim Bank will proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger. The Corporation, as sole shareholder of the Interim Bank, shall vote its stock in the Interim Bank to approve the Merger and the transactions set forth in this Agreement.

                       m.           Regulatory Approvals. The parties shall prepare and submit for filing any and all applications, filings, and registrations with, and notifications to, all federal and state authorities required for the Merger to be consummated as contemplated by this Agreement. Thereafter, the parties shall pursue all such applications, filings, registrations, and notifications diligently and in good faith, and shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the Merger to be consummated.

                       n.           Merger Agreement. The Corporation shall form the Interim Bank promptly following execution of this Agreement and shall cause the Interim Bank to execute the Merger Agreement attached as Exhibit A. Within three days after execution by the Interim Bank, the Bank shall execute the Merger Agreement.

          2.           Representations and Warranties by Bank. The Bank represents and warrants to the Corporation that this Agreement has been approved by the Board of Directors of the Bank, and upon approval by the shareholders of the Bank will be fully authorized by all necessary corporation action.

          3.           Representations and Warranties by the Corporation. The Corporation represents and warrants to the Bank that the shares of the Corporation Common to be delivered to the Bank shareholders pursuant to this Agreement will, upon issuance, be duly and validly authorized and issued and fully paid and non-assessable voting shares, except as otherwise required by law, and will constitute all of the issued and outstanding shares of the Corporation as of the Effective Date.

          4.           Closing. Subject to the satisfaction of all closing conditions contained in this Agreement or their waiver, the closing shall occur on the Effective Date, which will be within thirty (30) days after the satisfaction of the last closing condition. The Closing shall take place at the offices of the Bank, or at such other place as the Corporation and the Bank may agree.

          5.           Conditions to Obligations of Both Parties. The obligations of each party to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by the parties:

                       a.           Regulatory Approval. On or before the Effective Date, the Bank and the Corporation shall have received the approval from those regulatory agencies whose approval of the Merger is required and any mandatory waiting period(s) associated with such approval(s) shall have expired.

                       b.           No Litigation. At the Effective Date, no litigation or governmental investigation shall have been commenced or, to the best knowledge of the Corporation or the Bank, threatened or proposed, which would have a material, adverse effect on the value of the Bank or an adverse effect on the ability of any party to close this transaction, or which arises out of or concerns the transactions contemplated by this Agreement.

                       c.           Closing Not Later Than __________, 2010. The closing of the transactions contemplated under this Agreement shall have occurred on or before ___________, 2010, unless such date is extended by mutual written agreement of the parties.

                       d.           Shareholder Approval. This Agreement shall have been approved and adopted by the shareholders of the Bank and of the Interim Bank in such manner as required by law.

                       e.           Tax Opinion. The parties shall have received a written opinion of tax counsel that (i) the transactions contemplated by this Agreement and the Merger Agreement will constitute a tax-free transaction under the provisions of Section 368(a) of the Code; (ii) shareholders of the Bank will not recognize any gain or loss on the exchange of the Corporation Common for Bank Common in the merger; and (iii) holders of Bank Warrants will not recognize any gain or loss on the exchange of Bank Warrants for Corporation Warrants in the merger.

                       f.           Securities Law Compliance. The Corporation Common stock to be issued in the Merger shall have been registered, qualified or exempted under all applicable federal and state securities laws, and there shall have been no stop order issued or threatened by the Securities and Exchange Commission or any state that suspends the effectiveness of any such registration, qualification, or exemption.

          6.           Conditions to Obligations of Corporation and the Interim Bank. The obligations of the Corporation and the Interim Bank to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by the Corporation and the Interim Bank:

                       a.           Representations and Warranties True; Covenants and Obligations Performed. All representations and warranties of the Bank shall be true and correct in all material respects on the Effective Date, and the Bank shall have performed all acts required of it under the terms of this Agreement.

                       b.           Dissenting Shares. There shall be not more than five percent (5%) of the total outstanding shares of the Bank that as of the Effective Date are eligible to elect dissenter’s rights by reason of having complied with the procedures required by applicable law.

                       c.           No Material Adverse Change. The assets, business, operation, and prospects of the Bank shall not have been materially and adversely affected by a loss or destruction not fully compensated by insurance, by any governmental proceeding or action, or by any other event or occurrence, which in the reasonable judgment of the Corporation would defeat or frustrate the purposes of the reorganization or otherwise make the reorganization undesirable.

          7.           Conditions to Obligations of the Bank. The obligations of the Bank to be performed on the Effective Date shall be subject to the following conditions unless waived in writing by the Bank: All representations and warranties of the Corporation shall be true and correct in all material respects on the Effective Date, and the Corporation and the Interim Bank shall have performed all acts required of them under the terms of this Agreement.

          8.           Additional Covenants of the Parties.

                       a.           Cooperation. The parties will fully cooperate with each other in connection with any steps to be taken as part of their obligations under this Agreement, including without limitation, the preparation of financial statements and the supplying of information in connection with the preparation of regulatory applications.

                       b.           Expenses. All costs and expenses and charges incurred by a party shall be borne by such party; provided, however, that if the Merger is not consummated for any reason, all costs and expenses incurred by the Corporation and the Interim Bank shall be paid by the Bank.

          9.           Termination. This Agreement and Merger may be terminated and abandoned upon prompt written notice to the other party before the Effective Date, notwithstanding authorization and adoption of this Agreement by the shareholders of one or both of the Bank and the Interim Bank:

                        a.          By mutual consent of the Bank and the Corporation through their Boards of Directors;

                        b.          By the Bank at any time after _______________, 2010 (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Paragraphs 5 or 7 of this Agreement have not been met and have not been waived in writing by the Bank; or

                        c.          By the Corporation at any time after ________________ , 2010 (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Paragraphs 5 or 6 of this Agreement have not been met and have not been waived in writing by the Corporation.

          10.          Miscellaneous.

                        a.           Assignment. This Agreement and the rights, interests, and benefits under it shall not be assigned, transferred, or pledged in any way, and shall not be subject to execution, attachment, or similar process. Any attempt to assign, transfer, pledge, or make any other disposition of this Agreement or of the rights, interests, and benefits contrary to the foregoing provision, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

                        b.           Waiver. No failure or delay of any party in exercising any right or power given to it under this Agreement shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach. No waiver of any breach or modification of this Agreement shall be effective unless contained in a writing executed by both parties.

                        c.           Entire Agreement. This Agreement supersedes any other representations or agreement, whether written or oral, that may have been made or entered into by the Corporation, the Bank, the Interim Bank or by any officer or officers of such parties relating to the acquisition of the Bank, or its assets or business, by the Corporation. This Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth in this Agreement.

                        d.           Amendment. This Agreement may be modified or amended only by a written agreement executed by duly authorized officers of both parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

ATTEST:	CHOICE BANK

By:	By:

ATTEST:	CHOICE BANCORP, INC.

By:	By:

Exhibit A

MERGER AGREEMENT

          MERGER AGREEMENT (“Merger Agreement”) made this ____ day of _________, 2010, by and between Choice Bank, a state banking organization (“Bank”), and the Choice Interim Bank, a state banking organization (Interim Bank”).

WITNESSETH

          WHEREAS, the Bank and Choice Bancorp, Inc. (“Corporation”) have entered into an Agreement and Plan of Reorganization dated __________, 2010 (Agreement”), pursuant to which the Bank has agreed to merge with the Corporation’s wholly-owned subsidiary, the Interim Bank, in a reverse triangular merger; and

          WHEREAS, the Bank and the Interim Bank wish to agree on the terms of the Merger now that the Interim Bank has been formed;

          NOW, THEREFORE, the parties agree as follows:

          1.           Incorporation of Plan of Reorganization. The terms and conditions of the Agreement are incorporated in this Merger Agreement by reference in their entirety, and made a part of this Merger Agreement with the same effect as if the Interim Bank had been a party to the Agreement.

          2.           Cooperation. The Interim Bank shall cooperate with the Bank to achieve a prompt consummation of the transactions contemplated in the Agreement, and shall perform all actions necessary or convenient to be performed by it for that purpose.

          3.           Articles of Incorporation. Effective as of the time this Merger shall become effective as specified in the Agreement, the articles of incorporation of that bank resulting from the Merger of the Bank and the Interim Bank shall read in their entirety as stated in the attached Articles of Incorporation of the Bank.

          4.           Capital Stock. The amount of capital stock of the Interim Bank shall be $5,000, divided into 5,000 shares of common stock, each of $1.00 par value. At the time the Merger shall become effective (and after the temporary capitalization of the interim bank has been returned to the Corporation), the resulting bank shall have $____________ in capital, a surplus of $____________, and undivided profits of $____________, adjusted, however, for earnings and expenses between _________, 200__, and the Effective Date of the Merger. At the time the Merger shall become effective the 5,000 shares of the Interim Bank stock then outstanding shall be canceled and shall cease to exist.

5.           Effective Date. The Effective Date of the Merger shall be __________, 2010.

[Signature Page Follows]

[Signature Page for Merger Agreement]

          IN WITNESS WHEREOF, the parties have executed this Merger Agreement by their proper corporate officers duly authorized to execute this Merger Agreement, as of the date first above written.

ATTEST:	CHOICE BANK

By:	By:

ATTEST:	CHOICE INTERIM BANK

By:	By:

Exhibit B

Dissenter’s Rights Provisions
Sections 221.0701 through 221.0718, inclusive, of the Wisconsin Statutes

221.0701 Share exchange. A bank or other corporation may acquire all of the outstanding shares of one or more classes or series of a bank organized under this chapter, with the approval of the division, if the board of directors of the bank, by resolution adopted by the board, approves a plan of share exchange and its shareholders also approve a plan of share exchange pursuant to ss.180.1102 to 180.1106. This section does not limit the power of a corporation or bank to acquire all or part of the shares of one or more classes or series of a bank through a voluntary exchange or otherwise. Application for approval of a share exchange shall be made to the division on a form prescribed by the division. The application shall be accompanied by a fee established by the division.

221.0702 Consolidation or merger of banks. (1) IN GENERAL. Any 2 or more banks may, with the approval of the division, consolidate or merge into one bank under the charter of either existing bank. The consolidation or merger shall be done on such terms and conditions as may be lawfully agreed upon by a majority of the board of directors of each bank proposing to consolidate or merge and as may be ratified and confirmed by the affirmative vote of the shareholders of each of the banks. The affirmative vote of the shareholders must be by shareholders owning a majority of the outstanding capital stock entitled to vote of each bank, or any greater percentage specified in the articles of incorporation or the bylaws, and by at least a majority of any outstanding preferred stock entitled to vote of each bank, or any greater percentage specified in the articles of incorporation or the bylaws. The vote must be at a meeting called by the directors, after sending notice of the time, place and object of the meeting to each shareholder of record in accordance with s. 221.0103. The capital stock of the consolidated or merged bank may not be less than that required by the division. If the consolidation or merger is approved by the division, a shareholder of either of the banks who did not vote for the consolidation or merger shall be given notice of the approval by the bank in which the shareholder holds an interest.

(2) ASSETS AND LIABILITIES OF THE CONSOLIDATING OR MERGING BANK. The bank or banks consolidating or merging with another bank under sub. (1) may not be required to go into liquidation but their assets and liabilities shall be reported by the bank with which they have consolidated or merged. The rights, franchises and interests of the banks so consolidated or merged in and the property, personal and mixed, and choses in action belonging to the banks, are transferred to and vested in the consolidated or merged bank without any deed or other transfer. The consolidated or merged bank holds all rights of property, franchises and interests in the same manner and to the same extent as was held by the bank or banks so consolidated or merged.

(3) ROLE OF DIVISION. After consultation with the banking review board, the division may make recommendations to any bank within this state as to the advisability of consolidation or merger with other banks and may make recommendations as totems for consolidation or merger of banks in order to avoid a condition of oversupply of banks in any community or area of the state. The division may also, if requested so to do, act as mediator or arbitrator to fix any of the terms of any such consolidation or merger. The board of directors of any bank organized under the laws of this state may use a reasonable amount of the assets of the bank toward assisting in bringing about a consolidation or merger of banks or to aid in reorganization or in avoiding the closing of a bank, if the board considers it to be in the interests of safe banking and the maintenance of credit and banking facilities in the county in which the bank is located.

(4) TRANSFER OF RESOURCES AND LIABILITIES. A bank, which is in good faith winding up its business, for the purpose of consolidating or merging with another bank, may transfer its resources and liabilities to the bank with which it is in process of consolidation or merger. A consolidation or merger may not be made without the consent of the division, and may not defeat or defraud any of the creditors in the collection of their debts against the banks.

(5) APPLICATION FOR CONSOLIDATION OR MERGER. The banks shall apply for approval of a consolidation or merger under sub.(1) on a form prescribed by the division. The application shall be accompanied by a fee determined by the division.

221.0703 Cancellation of charter of merged bank. If a bank has merged or consolidated with or been absorbed by another bank, the division shall cancel the charter of the bank.

221.0704 Interim banks. Subject to the approval of the division, one or more banks may consolidate or merge into or with an interim bank organized under this chapter under the charter of either the existing bank or banks or the interim bank in accordance with the provisions of this chapter for consolidation or merger of a bank. The division shall promulgate rules providing for a simple process for the organization of interim banks under this chapter. The rules shall permit the organization of an interim bank with a minimum of one director.

221.0705 Definitions. In ss. 221.0705 to 221.0718:

(1) “Bank” means the issuer bank or, if a corporate action giving rise to dissenters’ rights under s. 221.0706 is a merger or share exchange that has been effectuated, the surviving bank of the merger or the acquiring corporation or bank of the share exchange.

(2) “Beneficial shareholder” means a person who is a beneficial owner of shares held by a nominee as the shareholder.

(3) “Dissenter” means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 221.0706and who exercises that right when and in the manner required by ss. 221.0709 to 221.0716.

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless the exclusion would be inequitable.

(5) “Interest” means interest from the effectuation date of the corporate action until the date of payment, at a rate that is fair and equitable under all of the circumstances.

(6) “Issuer bank” means a bank that is the issuer of the shares held by a dissenter before the corporate action.

221.0706 Right to dissent.  (1) MANDATORY DISSENTERS’ RIGHTS. A shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the issuer bank is a party.

(b) Consummation of a plan of share exchange if the issuer bank’s shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder disentitled to vote on the plan.

(c) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, the bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

(2) PERMISSIVE DISSENTERS’ RIGHTS. The articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter’s shares because it does any of the following:

(a) Alters or abolishes a preferential right of the shares.

(b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

(d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 221.0506.

(3) RIGHTS OF DISSENTER. A shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 221.0701 to 221.0718 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer bank.

221.0707 Dissent by shareholders and beneficial shareholders  (1) PARTIAL EXERCISE OF DISSENTERS’ RIGHTS. A shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the bank in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a shareholder, who asserts dissenters’ rights under this subsection as to fewer than all of the shares registered in his or her name, are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2) RIGHTS OF BENEFICIAL SHAREHOLDERS. A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:(a) Submits to the bank the shareholder’s written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights.(b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

221.0708 Notice of dissenters’ rights.

(1) ACTION AT SHAREHOLDER MEETING. If proposed corporate action creating dissenters’ rights under s. 221.0706 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights under ss. 221.0701 to 221.0718 and shall be accompanied by a copy of those sections.

(2) ACTION WITHOUT SHAREHOLDER VOTE. If corporate action creating dissenters’ rights under s. 221.0706 is authorized without a vote of shareholders, the bank shall notify, in writing and in accordance with s. 221.0103, all shareholders entitled to assert dissenters’ rights that the action was authorized and send them the dissenters’ notice described in s. 221.0710.

.221.0709 Notice of intent to demand payment.  (1) METHOD OF ASSERTING DISSENTERS’ RIGHTS. If proposed corporate action creating dissenters’ rights under s. 221.0706 is submitted to a vote at a shareholders’ meeting, a shareholder or beneficial shareholder who wishes to assert dissenters’ rights shall do all of the following:  (a) Deliver to the issuer bank before the vote is taken written notice that complies with s. 221.0103 of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated.

(b) Refrain from voting his or her shares in favor of the proposed action.

(2) FAILURE TO COMPLY. A shareholder or beneficial shareholder who fails to comply with sub. (1) is not entitled to payment for his or her shares under ss. 221.0701 to 221.0718.

.221.0710 Dissenters’ notice.  (1) WHEN REQUIRED. If a proposed corporate action creating dissenters’ rights under s.221.0706 is authorized at a shareholders’ meeting, the bank shall deliver a written dissenters’ notice to all shareholders and beneficial shareholders who satisfied s. 221.0709 (1).

(2) TIMING AND CONTENT OF NOTICE. The dissenters’ notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders’ meeting or without a vote of shareholders, whichever is applicable, and all necessary regulatory approvals are obtained. The dissenters’ notice shall comply with s. 221.0103 and shall include or have attached all of the following:  (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

(b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.(c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he or she acquired beneficial ownership of the shares before that date.(d) A date by which the bank must receive the payment demand, which may not be fewer than 30 days nor more than 60days after the date on which the dissenters’ notice is delivered.(e) A copy of ss. 221.0701 to 221.0718.

221.0711 Duty to demand payment. (1) MANNER OF DEMANDING PAYMENT. A shareholder or beneficial shareholder who is sent a dissenters’ notice described in s. 221.0710, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters’ notice described in s. 221.0710, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice under s. 221.0710 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

(2) EFFECT OF DEMAND ON HOLDERS OF CERTIFICATED SHARES. A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

(3) EFFECT OF FAILURE TO DEMAND. A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters’ notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under ss. 221.0701 to 221.0718.

221.0712 Restriction on uncertificated shares.(1) WHEN TRANSFER RESTRICTIONS PERMITTED. The issuer bank may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s.221.0714.

(2) EFFECT OF DEMAND ON HOLDERS OF UNCERTIFICATED SHARES. The shareholder or beneficial shareholder who asserts dissenters’ rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

221.0713 Payment.  (1) WHEN PAYMENT MADE. Except as provided in s. 221.0715, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the bank shall pay each shareholder or beneficial shareholder who has complied with s. 221.0711 the amount that the bank estimates to be the fair value of his or her shares, plus accrued interest.

(2) MATERIAL TO ACCOMPANY PAYMENT. The payment shall be accompanied by all of the following:  (a) The bank’s latest available financial statements, including a balance sheet as of the end of a fiscal year ending not more than16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

(b) A statement of the bank’s estimate of the fair value of the shares.

(c) An explanation of how the interest was calculated.

(d) A statement of the dissenter’s right to demand payment under s. 221.0716 if the dissenter is dissatisfied with the payment.

(e) A copy of ss. 221.0701 to 221.0718.

221.0714 Failure to take action.  (1) ACTION NOT TAKEN. If an issuer bank does not effectuate the corporate action within60 days after the date set under s. 221.0710 for demanding payment, the issuer bank shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) ACTION TAKEN AT A LATER DATE. If, after returning deposited certificates and releasing transfer restrictions, the issuer bank effectuates the corporate action, the bank shall deliver a new dissenters’ notice under s. 221.0710 and repeat the payment demand procedure.

221.0715 After acquired shares.  (1) WITHHOLDING FOR AFTER ACQUIRED SHARES. A bank may elect to withhold payment required by s. 221.0713 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters’ notice under s. 221.0710 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) PAYMENT. To the extent that the bank elects to withhold payment under sub. (1) after effectuating the corporate action, the bank shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The bank shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under s.221.0716 if the dissenter is dissatisfied with the offer.

221.0716 Procedure if dissenter is dissatisfied with payment or offer.  (1) RIGHTS OF DISSENTER. A dissenter may, in the manner provided in sub. (2), notify the bank of the dissenter’s estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, less any payment received under s. 221.0713, or reject the offer under s. 221.0715 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

(a) The dissenter believes that the amount paid under s.221.0713 or offered under s. 221.0715 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b) The bank fails to make payment under s. 221.0715 within60 days after the date set under s. 221.0710 for demanding payment.

(c) The issuer bank, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60days after the date set under s. 221.0710 for demanding payment.

(2) WAIVER OF RIGHTS. A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the bank of his or her demand under sub. (1) in writing within 30days after the bank makes or offers payment for his or her shares. The notice shall comply with

221.0717 Court action.  (1) WHEN SPECIAL PROCEEDING REQUIRED. If a demand for payment under s. 221.0716 remains unsettled, the bank shall bring a special proceeding within 60 days after receiving the payment demand under s. 221.0716 and petition the court to determine the fair value of the shares and accrued interest. If the bank does not bring the special proceeding within the 60−day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) WHERE PROCEEDING TO BE BROUGHT. The bank shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office dislocated. If the bank is a foreign bank without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer bank that merged with or whose shares were acquired by the foreign bank.

(3) PARTIES TO THE PROCEEDING. The bank shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

(4) JURISDICTION. The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5) JUDGMENTS. Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:(a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the bank.(b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenters’ notice under s. 221.0710 (2) (c), for which the bank elected to withhold payment under s. 221.0715.

221.0718 Court costs and counsel fees.  (1) ASSESSMENT OF AND LIABILITY FOR COSTS.

(a) Notwithstanding ss. 814.01to 814.04, the court in a special proceeding brought under s.221.0717 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the bank, except as provided in par. (b).

(b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good fain in demanding payment under s. 221.0716.

(2) WHEN LIABLE FOR FEES AND COSTS. The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

(a) Against the bank and in favor of any dissenter if the court finds that the bank did not substantially comply with ss. 221.0708to 221.0716.

(b) Against the bank or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3) PAYMENT OF COUNSEL AND EXPERTS FROM RECOVERY. Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Exhibit C

ARTICLES OF INCORPORATION

OF

CHOICE BANCORP, INC.

Executed for the purpose of forming a Wisconsin for-profit Corporation under Chapter 180 of the Wisconsin Statutes:

ARTICLE I

Name

The name of the corporation is Choice Bancorp, Inc. (the “Corporation”).

ARTICLE II

Purposes

The purposes for which the Corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law.

ARTICLE III

Duration

The existence of the Corporation shall be perpetual.

ARTICLE IV

Capital Stock

4.1

Authorized Shares

The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class, and the par value thereof per share, shall be as follows:

Designation of Class	Par Value Per Shares	Authorized Number of Shares
Preferred Stock	$1.00	500,000
Common Stock	$1.00	10,000,000

Any and all such shares of Common Stock and Preferred Stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors.

The designation, relative rights, preferences and limitations of each class and the authority of the Board of Directors of the Corporation to establish and to designate series of Preferred Stock and to fix variations in the relative rights, preferences and limitations as between such series, shall be as set forth herein.

4.2

Preferred Stock

4.2.1

Series and Variations Between Series. The Board of Directors of the Corporation is authorized to the full extent permitted under the Wisconsin Business Corporation Law to provide for the issuance of Preferred Stock in series, each of such series to be distinctively designated, and to have such redemption rights, dividend rights, rights on dissolution or distribution of assets, conversion or exchange rights, voting powers, designations, preferences and relative participating, optional or special rights, if any, and such qualifications, limitations or restrictions thereof as shall be provided in a resolution adopted by the Board of Directors of the Corporation (referred to herein as a or the “Preferred Stock Resolution”) consistent with the provisions of this Article IV and the provisions of the Wisconsin Business Corporation Law.

4.2.2

Dividends and Distributions.  Before any dividends or distributions shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate (which may be fixed or variable) at such times as specified in the Preferred Stock Resolution establishing the particular series.  No holders of shares of any series of Preferred Stock shall have any rights to participate with the holders of shares of Common Stock in any distribution of dividends in excess of any of the preferential dividends, interest on accrued unpaid dividends, the redemption amount or redemption premium fixed by the Preferred Stock Resolution establishing such series of Preferred Stock.

4.2.3

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Preferred Stock shall be entitled to receive, out of the assets of the Corporation in money or money’s worth, the preferential amount, if any, specified in the Preferred Stock Resolution establishing the particular series for each share at the time outstanding, together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to the holders of shares of Common Stock.  No holders of shares of any series of Preferred Stock shall have any rights to participate with the holders of shares of Common Stock in the assets of the Corporation available for distribution to shareholders in excess of the preferential amount, if any, fixed by the Preferred Stock Resolution establishing such series of Preferred Stock.

4.2.4

Voting Rights. The holders of shares of each series of Preferred Stock shall have only such voting rights, full or limited (which may include the conditional or unconditional right to elect one or more directors) as are fixed by the Preferred Stock Resolution establishing such series or as are provided by the Wisconsin Business Corporation Law.

4.3

Common Stock

4.3.1

Dividends. Subject to the preferential rights of the preferred stock established by the preferred Stock Resolution, the Board of Directors of the Corporation may, in its sole discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

4.3.2

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of shares of each series of Preferred Stock the full preferential amounts, if any, to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive, pro rata according to the number of shares held by each of them, the remaining assets of the Corporation available for distribution.

4.3.3

Voting Rights. Except as otherwise provided by the Wisconsin Business Corporation Law, and except as may be established by the Preferred Stock Resolution with respect to any series of Preferred Stock pursuant to Section 4.2.1 and this Article IV, only the holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes.  Upon any such vote, the holders of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them.

ARTICLE V

Preemptive Rights

No holder of any stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares.

ARTICLE VI

Directors

The number of directors constituting the Board of Directors of the Corporation shall be as provided in the Bylaws, but in no case shall be less than three (3).  The Corporation’s Bylaws may provide for staggered terms of directors by dividing the total number of directors into two or three classes, each class consisting, as nearly as may be possible, of an equal number of directors, with the term of office of the directors of each class expiring every second or third years, as the case may be.

ARTICLE VII

Amendment

Any provisions contained in these Articles of Incorporation may be amended solely by the affirmative vote of the holders of a majority of the stock of the voting group or groups affected by such amendment entitled under the Wisconsin Business Corporation Law to vote on such amendment, or by such lesser or greater number as may be prescribed by the Wisconsin Business Corporation Law.

ARTICLE VIII

Registered Office and Agent

The address of the registered office of the Corporation is 2450 Witzel Avenue, Oshkosh, WI 54903, and the name of its registered agent at such address is Keith Pollnow.

ARTICLE IX

Incorporator

The name and address if the Incorporator is G&K Wisconsin Services, LLC, 780 North Water Street, Milwaukee, Wisconsin 53202-3590.

IN WITNESS WHEREOF, the undersigned has set his hand this 9th day of March, 2010.

G&K Wisconsin Services, LLC,
Incorporator

BY:  /s/ John T. Reichert

John T. Reichert, Assistant Secretary

STATE OF WISCONSIN

)

)
COUNTY OF MILWAUKEE

)

On this 9th day of March, 2010, before me, a Notary Public within and for said County, personally appeared John T. Reichert, as the duly authorized Assistant Secretary of G&K Wisconsin Services, LLC, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed.

/s/ Shirley Huntemann

Notary Public

My Commission Expires:   1-20-2013

This instrument drafted by:

John T. Reichert
Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, WI  53202

Exhibit D

BYLAWS
of
CHOICE BANCORP, INC.
adopted
_________, 2010

Page

ARTICLE I DEFINITIONS

1

1.1.

Defined Terms

1

1.2.

Other Terms

1

1.3.

Internal References; Article and Section Headings

1

1.4.

WBCL and Articles Supersede

1

ARTICLE II OFFICES

1

2.1.

Offices

1

2.2.

Registered Office

2

ARTICLE III SHAREHOLDERS

2

3.1.

Annual Meetings

2

3.2.

Special Meetings

2

3.3.

Notices of Shareholders’ Meetings

2

3.4.

Adjournments

3

3.5.

Shareholder Nominations and Proposals; Advance Notice Provisions

3

3.6.

Fundamental Transactions

5

3.7.

Fixing of Record Date

5

3.8.

Shareholder List

6

3.9.

Quorum and Voting Requirements

6

3.10.

Conduct of Shareholders’ Meetings

6

3.11.

Proxies

7

3.12.

Voting of Shares

7

ARTICLE IV BOARD OF DIRECTORS

7

4.1.

General Powers

7

4.2.

Qualification

7

4.3.

Number

7

4.4.

Manner of Election

8

4.5.

Classification and Term of Office

8

4.6.

Vacancies

8

4.7.

Resignation

8

4.8.

Removal

9

4.9.

Committees

9

4.10.

Regular Board Meetings

10

4.11.

Special Board and Committee Meetings

10

4.12.

Board and Committee Meetings by Telephone or

  Other Communication Technology

10

4.13.

Notice of Board and Committee Meetings

10

4.14.

Quorum

11

4.15.

Manner of Acting

11

4.16.

Conduct of Board Meetings

11

4.17.

Presumption of Assent

11

4.18.

Compensation

11

ARTICLE V OFFICERS

12

5.1.

Designations

12

5.2.

Election and Term of Office

12

5.3.

Resignation and Removal

12

5.4.

Vacancies

12

5.5.

Chairman of the Board

12

5.6.

Chief Executive Officer (“CEO”)

12

5.7.

President

13

5.8.

Vice Presidents

13

5.9.

Secretary

13

5.10.

Treasurer

13

5.11.

Chief Financial Officer; Principal Accounting Officers

14

5.12.

Assistants and Acting Officers

14

5.13.

Salaries

14

ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER

14

6.1.

Certificates for Shares

14

6.2.

Signature by Former Officers

14

6.3.

Transfer of Shares

15

6.4.

Lost, Destroyed or Stolen Certificates

15

6.5.

Consideration for Shares

15

6.6.

Stock Regulations

15

6.7.

No Fractional Shares

15

ARTICLE VII WAIVER OF NOTICE

15

7.1.

Shareholder Written Waiver

15

7.2.

Shareholder Waiver by Attendance

16

7.3.

Director Written Waiver

16

7.4.

Director Waiver by Attendance

16

ARTICLE VIII ACTION WITHOUT MEETINGS

16

8.1.

Shareholder Action Without Meeting

16

8.2.

Director Action Without Meeting

16

ARTICLE IX INDEMNIFICATION

17

9.1.

Indemnification of Officers and Directors

17

9.2.

Definitions

17

9.3.

Indemnification of Officers, Directors, Employees and Agents

17

9.4.

Determination that Indemnification is Proper

18

9.5.

Securities Law Claims

19

9.7.

Insurance

19

9.8.

Severability

19

ARTICLE X CONTRACTS, LOANS, CHECKS AND DEPOSITS

20

10.1.

Contracts

20

10.2.

Loans

20

10.3.

Checks, Drafts, Etc.

20

10.4.

Deposits

20

ARTICLE XI MISCELLANEOUS PROVISIONS

20

11.1.

Fiscal Year

20

11.2.

Seal

20

11.3.

Audits

20

ARTICLE XII AMENDMENTS

20

12.1.

By Shareholders

20

12.2.

By Directors

21

12.3.

Implied Amendments

21

BYLAWS
OF
CHOICE BANCORP, INC. (the “Corporation”)

ARTICLE I
DEFINITIONS

Section 1.1

Defined Terms.  Unless otherwise specified in these Bylaws, or unless the context clearly requires otherwise:

“Articles” means the Articles of Incorporation of the Corporation, as amended or restated from time to time.

 “Board” means the Board of Directors of the Corporation.  If and only as provided by Section 4.9(d), and except where the context otherwise clearly requires, the term “Board” also refers to any Committee of the Board duly authorized.

“WBCL” means the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as amended from time to time and together with any successor statute or statutes.

Section 1.2

Other Terms.  Terms not defined in Section 1.1 or elsewhere in these Bylaws shall have the meanings (if any) specified in the Articles, otherwise as defined under and for purposes of the WBCL.  Further, all terms expressed in the singular number shall extend to and include the plural and vice versa, and words in any gender shall extend to and include all genders, including the neuter.

Section 1.3

Internal References; Article and Section Headings.  Unless otherwise specified, all references herein to “Sections” or “Subsections” shall refer to the corresponding sections or subsections of these Bylaws.  Article and Section headings in these Bylaws are inserted for convenience only and shall not be considered when interpreting any provision hereof.

Section 1.4

WBCL and Articles Supersede.  In the event of any inconsistency between any provision of these Bylaws and any specific provisions of either the WBCL or the Articles, the WBCL or the Articles, as the case may be, shall control, and, therefore, every provision of these Bylaws shall be deemed to be preceded by the phrase “Except as required or prohibited by the WBCL and except as otherwise provided by the Articles” and every such provision shall be construed to such effect.

ARTICLE II
OFFICES

Section 2.1

Offices.  The Corporation may have such principal and other business offices, either within or outside the State of Wisconsin, as the Board may designate or as the business of the Corporation may require from time to time.

Section 2.2

Registered Office.  The registered office of the Corporation required by the WBCL to be maintained in the State of Wisconsin may be, but need not be, identical with the Corporation’s principal office in the State of Wisconsin.  The address of the registered office may be changed from time to time by the Board or by the registered agent.  The business office of the registered agent of the Corporation shall be identical to such registered office.

ARTICLE III
SHAREHOLDERS

Section 3.1

Annual Meetings.  The Corporation shall hold an annual meeting of the shareholders for the purpose of electing directors and the transaction of any other business as shall properly come before such meeting (an “Annual Meeting”), at such place within or outside the State of Wisconsin, on such date, and at such time as the Board shall each year fix.  Only such business shall be conducted at an Annual Meeting as shall have been properly brought before such meeting.  To be properly brought before an Annual Meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise brought before the meeting by or at the direction of the Board; or (iii) brought before the meeting by a shareholder pursuant to Section 3.5.

Section 3.2

Special Meetings.  Special meetings of the shareholders, for any purpose or purposes (a “Special Meeting” and, together with the Annual Meeting, each a “Shareholders’ Meeting”), may be called only by (i) the Chairman; (ii) the Secretary or any officer at the direction of the Board pursuant to resolution; or (iii) if and as required by the WBCL, upon written demand describing one or more purposes for which it is to be held by holders at least ten percent (10%) of the votes entitled to be cast on any issue proposed to be considered at the meeting.  The purpose or purposes of any Special Meeting shall be described in the notice required by Section 3.3.  Special Meetings shall be held at such place within or outside the State of Wisconsin, on such date, and at such time as the Board shall determine giving due consideration to the requirements of these Bylaws (including the notice requirements of Section 3.3), the WBCL and the nature of the purpose or purposes for which such meeting has been called.

Section 3.3

Notices of Shareholders’ Meetings.  Written notice stating the place, day and hour of the Shareholders’ Meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless a different time is prescribed by the WBCL or other applicable law), by or at the direction of the Chairman, the President or the Secretary, to (i) each shareholder entitled to vote at such meeting, or (ii) to all shareholders if the purpose or one of the purposes of the meeting is to consider a Fundamental Transaction (as defined in Section 3.6) for which the WBCL requires that notice be given to shareholders not entitled to vote.  A shareholder may waive notice in accordance with Article VII.  If mailed, notice is effective when deposited in the United States mail, postage prepaid, and addressed to the shareholder’s address shown in the current record of shareholders of the Corporation.  At least twenty (20) days’ notice of a Shareholders’ Meeting shall be provided if the purpose, or one of the purposes, of the meeting is to consider a Fundamental Transaction (as defined in Section 3.6).  Except as otherwise provided in Section 3.6, the notice of an Annual Meeting may, but need not, include a description of the purpose or purposes for which the meeting is called.

Section 3.4

Adjournments.  If any Shareholders’ Meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to Section 3.3 to shareholders as of the new record date.

Section 3.5

Shareholder Nominations and Proposals; Advance Notice Provisions.  A shareholder may nominate one or more persons to be elected to the Board, or propose other business to be conducted, at an Annual Meeting only if the shareholder complies with the provisions of this Section 3.5.  A shareholder may not make a nomination or proposal under this Section 3.5 for consideration at a Special Shareholders’ Meeting.  Any such nomination or proposal shall be made only pursuant to a demand for a Special Shareholders’ Meeting under and pursuant to Section 3.2 and applicable provisions of the WBCL.

(a)

Written notice of such nomination or proposal shall be provided to the Secretary not less than sixty (60) no more than two hundred and seventy (270) days prior to the anniversary date of the Annual Meeting held in the immediately preceding year.  Such notice shall contain the information prescribed by subsection (1), below, and the information prescribed by subsection (2) or subsection (3), as applicable:

(1)

All Notices.  All notices under this Section 3.5 shall contain as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf such nomination or proposal is made, the following: (i) the name and address, as they appear on the Corporation’s books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the proposal or nomination is made; (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder and the beneficial owner or owners on whose behalf the proposal or nomination is made; (iii) the date or dates on which the shareholder and the beneficial owner, if different, acquired such shares or beneficial ownership interest therein; and (iv) a representation that the shareholder is a shareholder of record and will remain such through the record date for the Shareholders’ Meeting and that the shareholder intends to appear in person or by proxy at such Shareholders’ Meeting to make the nomination(s) or proposal(s) set forth in the notice.

(2)

Nominations.  Notices relating to nominations for election to the Board shall contain as to each person whom such shareholder proposes to nominate for election (each a “Proposed Nominee”) (i) the Proposed Nominee’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director, if elected; (ii) the Proposed Nominee’s name, age, and business and residence addresses; (iii) the Proposed Nominee’s principal occupation and place of employment; (iv) the class and number of shares of capital stock of the Corporation which are beneficially owned by the Proposed Nominee; (v) a description of all arrangements and understandings between the shareholder or beneficial owner or owners on whose behalf the nomination is made and the Proposed Nominee and any person or persons (naming such person or persons) pursuant to which the intended nomination or nominations are to be made by the shareholder; and (vi) such other information relating to the Proposed Nominee as is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Proxy Rules”).  The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation.

(3)

Other Proposals.  Notices relating to any business the shareholder giving the notice proposes to bring before an Annual Meeting shall contain a brief description of the business desired to be brought before such Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

(a)

Nothing in this Section 3.5 shall be construed, notwithstanding a shareholder’s compliance with the provisions hereof, as giving such shareholder the right to have his proposal included in the Corporation’s proxy statement for the applicable Annual Meeting unless the Corporation is required to include such proposal under the Proxy Rules.  The Corporation reserves the right, in its sole and exclusive discretion, to contest such requirement before the Securities and Exchange Commission with a view towards excluding same from its proxy statement.

(b)

Nothing in this Section 3.5 shall prevent the Corporation, in its sole and exclusive discretion, from including any nomination or proposal in its proxy statement for an Annual Meeting, or allowing such nomination or proposal to be considered and voted on at such Annual Meeting, notwithstanding that the shareholder making such nomination or proposal failed to comply with the provisions of this Section 3.5.

(c)

The Chairman of any Shareholders’ Meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the procedures prescribed by the Articles and these Bylaws; and if he should so determine, he shall so declare to the meeting, and the defective nomination(s) or proposal(s) shall be disregarded.

(d)

Unless the Corporation is required under the Proxy Rules to include a proposal in its proxy statement for the applicable Annual Meeting, the Chairman of the Annual Meeting shall, if directed by the Board by resolution made in good faith, refuse to permit the consideration of any proposal not made for a proper purpose including, without limitation, any proposed business that involves one or more of the following: (i) the proposal is not a proper subject for action by shareholders under the WBCL; (ii) the proposal would, if implemented, cause the Corporation to violate any state, federal, or foreign law to which it is subject; (iii) the proposal relates to the redress of a personal claim or grievance against the company or any other person, or if it is designed to result in a benefit to the shareholder making the proposal, or to further a personal interest, which is not shared by the other shareholders in general; (iv) the proposal relates to operations which account for less than 5 percent of the Corporation’s total assets at the end of its most recent fiscal year, and for less than 5 percent of its net earning sand gross sales for its most recent fiscal year, and is not otherwise significantly related to the company’s business; (v) the Corporation lacks the power or authority to implement the proposal, if adopted; (vi) the proposal deals with a matter relating to the company’s ordinary business operations; (vii) the proposal relates to a procedure for nomination or election nomination of a person to serve on the Board; (viii) the proposal directly conflicts with one of the Corporation’s own proposals to be submitted to shareholders at the same meeting; (ix) the Corporation has already substantially implemented the proposal; (x) the proposal substantially duplicates another proposal previously submitted to the Corporation by another proponent; (xi) the proposal deals with substantially the same subject matter as another proposal or proposals that has or have been previously voted on within the preceding 5 calendar years and the proposal received less than 3% of the vote; or (xii) the proposal relates to specific amounts of cash or stock dividends.

Section 3.6

Fundamental Transactions.  If the purpose or one of the purposes of any shareholder Shareholders’ Meeting is to consider either:  (i) a proposed amendment to the Articles (including any restated articles); (ii) a plan of merger or share exchange for which shareholder approval is required by law; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Corporation’s property, with or without good will, otherwise than in the usual and regular course of business; (iv) the dissolution of the Corporation; or (v) the removal of a director, the notice of meeting must so state and in the case of clauses (i), (ii) and (iii), above, must be accompanied by a copy or summary of the proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; or the proposed plan of merger or share exchange; or the proposed transaction for disposition of all or substantially all of the Corporation’s property, as applicable.  If the proposed corporate action creates dissenters’ rights, the notice must further comply with the dissenter’s rights provisions of the WBCL.

Section 3.7

Fixing of Record Dates.

(a)

Voting Record Date.  The Board may fix in advance a date as the record date for one or more voting groups for any determination of shareholders entitled to notice of a Shareholders’ Meeting, to demand a Special Meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders, and may fix the record date for determining shareholders entitled to share in any dividends or distributions made by the Corporation.  If no record date is fixed for the determination of shareholders entitled to demand a Special Meeting, to notice of or to vote at a Shareholders’ Meeting, or to consent to action without a Shareholders’ Meeting, (i) the close of business on the day before the Corporation receives the first written demand for a shareholder Shareholders’ Meeting; (ii) the close of business on the day before the first notice of the Shareholders’ Meeting is mailed or otherwise delivered to shareholders, or (iii) the close of business on the day before the first written consent to shareholder action without a meeting is received by the Corporation, as the case may be, shall be the record date for the determination of shareholders.  When a determination of shareholders entitled to vote at any Shareholders’ Meeting has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board fixes a new record date.  A new record date must be set if a Shareholders’ Meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(b)

Record Date for Distributions.  If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares), the close of business on the day on which the resolution of the Board is adopted declaring the dividend or distribution shall be the record date.

Section 3.8

Shareholder List.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each Shareholders’ Meeting, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder.  The shareholder list shall be available at the Shareholders’ Meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment.  Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two (2) business days after the notice of a Shareholders’ Meeting is given and continuing to the date of the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the Shareholders’ Meeting will be held and, subject to the requirements of the WBCL, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder.  The original stock transfer books and nominee certificates on file with the Corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any Shareholders’ Meeting.  Failure to comply with the requirements of this Section 3.8 shall not affect the validity of any action taken at any Shareholders’ Meeting.

Section 3.9

Quorum and Voting Requirements.  A majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a Shareholders’ Meeting.  Once a share is represented for any purpose at a Shareholders’ Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.  If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the WBCL or the Articles.  If the Articles or the WBCL provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Section 3.10

Conduct of Shareholders’ Meetings.  The Chairman of the Board, or the CEO (in the Chairman’s absence) or the President (in the CEO’s absence), or, in the President’s absence, a Vice President in the order provided under Section 5.8, and in their absence, any person chosen by the shareholders present shall call each Shareholders’ Meeting to order and shall act as chair of the meeting, and the Secretary shall act as secretary of all Shareholders’ Meetings, but, in the absence of the Secretary, the chair of the meeting may appoint any other person to act as secretary of the meeting.  The Chairman or, in the Chairman’s absence, the President may, in advance of any Shareholders’ Meeting, appoint one or more inspectors to act at the meeting and make a written report thereof.  If no such inspector has been appointed or is able to act at a Shareholders’ Meeting, the chair of the meeting may, at the meeting, appoint one or more persons to act as inspectors.  No director or candidate for director may be appointed as an inspector.  The Board may adopt by resolution such rules and regulations for the conduct of

Shareholders’ Meetings as it shall deem appropriate, and, by resolution, to amend such rules and regulations.  Except to the extent inconsistent with any such rules and regulations adopted by the Board, the chair of any Shareholders’ Meeting shall have the right and authority to prescribe such rules, regulations or procedures and to do all acts as, in the judgment of the chair, are appropriate for the conduct of the Shareholders’ Meeting (which rules, regulations and procedures, need not be the same from meeting to meeting.

Section 3.11

Proxies.  At all Shareholders’ Meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact.  All proxy appointment forms shall be filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes before or at the time of the Shareholders’ Meeting.  Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time.  The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form.  The Board shall have the power and authority to make rules that are not inconsistent with the WBCL as to the validity and sufficiency of proxy appointments.  An appointment form is valid for 11 months from the date of its execution unless a different period is expressly provided in the appointment form.

Section 3.12

Voting of Shares.  Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a Shareholders’ Meeting, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles or the WBCL.  Shares owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation.  However, the prior sentence shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.  Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

ARTICLE IV
BOARD OF DIRECTORS

Section 4.1

General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 4.2

Qualification.  Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.

Section 4.3

Number.  The number of directors of the Corporation shall be nine (9).  Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors as may be specified in a Preferred Stock Resolution for such class or series, and subject to any minimum or maximum number of directors specified in the Articles, the number of directors may be increased or decreased from time to time by resolution adopted by the Board or by the shareholders, but no decrease shall have the effect of shortening the term of an incumbent director.

Section 4.4

Manner of Election.  Unless action is taken without a meeting under Section 8.1, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a Shareholders’ Meeting at which a quorum is present; that is, the individuals with the largest number of votes in favor of their election are elected as directors up to the maximum number of directors to be chosen in the election.  Votes against a candidate shall not be given legal effect and shall not be counted as votes cast in an election of directors.  In the event two or more persons tie for the last vacancy to be filled, a run-off vote shall be held among the candidates receiving the tie vote.

Section 4.5

Classification and Term of Office.  The Board, other than the directors who may be elected by the holders of any class or series of Preferred Stock as may be specified in a Preferred Stock Resolution for such class or series, shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II, and Class III, and, except for the initial terms as provided below, the term of office for each class of directors shall be three (3) years.  At each Annual Meeting, directors shall be chosen to succeed those whose terms then expire and shall be elected for a term of office expiring at the third succeeding Annual Meeting after their election, and in each case until their respective successors are elected and qualified (or their earlier death, inability to serve, resignation or removal).  The initial term of office of Class I directors shall expire at the Annual Meeting to be held in 2011; the initial term of office of Class II directors shall expire at the Annual Meeting to be held in 2012; and the initial term of office of Class III directors shall expire at the Annual Meeting to be held in 2013.  In the event the Corporation fails to hold an Annual Meeting in any year, the then-existing directors shall nevertheless continue to serve until their respective successors are elected and qualified (or their earlier death, inability to serve, resignation or removal).

Section 4.6

Vacancies.  Any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or the Board.  If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office.  If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.  A vacancy that will occur at a specific later date (because of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.  If, but only if, required by the WBCL or other applicable law, or the Articles, any Director who is appointed by the Board to a Class whose term will expire other than at the next Annual Meeting shall be nominated and subject to ratification by the shareholders at the next Annual Meeting to occur after the appointment.

Section 4.7

Resignation.  A director may resign at any time by delivering a written resignation to the Chairman, or to the Corporation through the Secretary.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4.8

Removal.  Any director or directors may be removed from office by the shareholders if the number of votes cast to remove the director exceeds the number cast not to remove him or her.  Such vote shall be taken at a Shareholders’ Meeting called for that purpose (unless action is taken without a meeting under Section 8.1), provided that the meeting notice states that the purpose, or one of the purposes, of the Shareholders’ Meeting is removal of one or more directors and naming each such director(s).  The removal may be with or without cause unless the Articles or these Bylaws provide that directors may be removed only for cause.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director.

Section 4.9

Committees.

(a)

The Board, by resolution adopted by a majority of the directors then in office, may create one or more committees of the Board (each a “Committee”) and designate members of the Board to serve on the committees, and designate other members of the Board to serve as alternates.  Each Committee shall have two or more members who shall, unless otherwise provided by the Board, serve at the pleasure of the Board.  A Committee may be authorized to exercise the authority of the Board, except that a Committee may not do any of the following: (i) authorize distributions, (ii) approve or propose to shareholders action that the WBCL requires to be approved by the shareholders, (iii) fill vacancies on the Board or on any Board committee (unless the Board provides by resolution that vacancies on a Committee shall be filled by the affirmative vote of the remaining Committee members); (iv) amend the Articles, (v) adopt, amend, or repeal Bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board, and (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a Committee to do so within the limits prescribed by the Board.  Unless otherwise provided by the Board in creating the Committee, a Committee may employ counsel, accountants, and other consultants to assist it in the exercise of its authority.

(b)

The standing Committees shall include an Audit Committee and a Compensation Committee, each of which shall exercise such authority and fulfill such duties as may be fixed by Board resolution in accordance with Subsection (a), above.

(c)

A Committee may act by unanimous consent in writing without a meeting and, subject to the provision of these Bylaws or action by the Board, any Committee by majority vote of its members shall determine the time and place of Shareholders’ Meetings and the notice required therefor.  Each Committee shall keep regular minutes of its proceedings and report the same to the Board when requested.

(d)

Any reference in these Bylaws to any act or authority of the Board (such as the phrase “if authorized by the Board” and similar language) shall be deemed to refer to any Committee of the Board acting within the scope of its authority subject to any limitations imposed by the WBCL, the Articles, these Bylaws (including Subsection (a), above) or the Board’s authorization in establishing any such Committee.

Section 4.10

Regular Board Meetings.  A regular meeting of the Board shall be held, without other notice than this Bylaw, immediately after the Annual Meeting, and each adjourned session thereof.  The place of such regular Board meeting shall be the same as the place of the Annual Meeting which precedes it, or such other suitable place as may be announced at such Annual Meeting.  The Board and any Committee may provide, by resolution, the time and place, either within or outside, the State of Wisconsin, for the holding of additional regular Board or Committee meetings without other notice than such resolution.

Section 4.11

Special Board and Committee Meetings.  Special Board meetings may be called by or at the request of the Chairman, the President or any two directors.  Special Committee meetings be called by or at the request of the foregoing persons or the Chairman of the applicable Committee.  The persons calling any special Board or Committee meeting may fix any place, either within or without the State of Wisconsin, as the place for holding any such meeting called by them, but, if no other place is fixed, the place of meeting shall be the principal office of the Corporation in the State of Wisconsin.

Section 4.12

Board and Committee Meetings by Telephone or Other Communication Technology.  Any or all directors may participate in a regular or special Board or Committee meeting, by, or conduct such meeting through the use of, telephone or any other, means of communication by which either: (a) all participating directors may simultaneously hear each other during the meeting or (b) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.  If a Board or Committee Meeting will be conducted through the use of any means described above, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.  A director participating in a meeting by any means described above is deemed to be present in person at the meeting.

Section 4.13

Notice of Board and Committee Meetings.

(a)

Notice of the date, time and place of any special Board or Committee meeting shall be given, in one or more of the ways specified in Subsection (b), to each director or Committee member at least 48 hours prior to the meeting, except that notice by mail shall be given at least 72 hours prior to the meeting.  The notice need not describe the purpose of the meeting.

(b)

Notice may be communicated in any of the following ways and shall be effective as set forth below.  If notice is given in more than one of the ways specified below, such notice shall be effective at the earliest time that notice given in any such manner is effective:

(1)

Oral notice may be given, in person or by telephone, in which case notice shall be effective when communicated;

(2)

Written notice may be delivered in person, in which case notice shall be effective when received;

(3)

Written notice may be given by mail, in which case notice shall be effective when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary);

(4)

Written notice may be given by facsimile if the director has designated a facsimile number in writing filed with the Secretary, in which case notice shall be effective at the time transmitted to such facsimile number; and

(5)

Notice may be given by electronic mail (“e-mail”) if the director has designated an e-mail address in writing filed with the Secretary, in which case notice shall be effective at the time the e-mail message is transmitted to such e-mail address.

Section 4.14

Quorum.  A majority of the number of directors as provided in Section 4.3 shall constitute a quorum of the Board, regardless of the Class or Classes to which the directors constituting the quorum belong.  Unless the appointment by the Board requires a greater number, a majority of any Committee shall constitute a quorum.  In each case, a majority of the quorum shall be necessary for action.

Section 4.15

Manner of Acting.  Except as otherwise provided by the Articles, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board or any committee thereof.

Section 4.16

Conduct of Board Meetings.  The Chairman, or the CEO (in the Chairman’s absence and provided the CEO is a member of the Board) or the President (in the CEO’s absence and provided the President is a member of the Board), or, in the President’s absence, a Vice President any Vice President who is also a member of the Board (and, if more than one, such Vice Presidents acting in the order provided under Section 5.8) and in their absence, any director chosen by the directors present, shall call a meeting of the Board to order and shall preside over the meeting.  The Secretary shall act as secretary of all Board meetings, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

Section 4.17

Presumption of Assent.  A director who is present and is announced as present at a Board Meeting or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the Board meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the Corporation immediately after the adjournment of the meeting.  Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

Section 4.18

Compensation.  The Board, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise.  By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each Board meeting.  No such payment previously mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V
OFFICERS

Section 5.1

Designations.  The principal officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer (collectively, the “Officers”).  Any two or more offices may be held by the same person.  Except for the Chairman, an Officer may, but need not, be a director of the Corporation.

Section 5.2

Election and Term of Office.  The Officers shall be elected annually by the Board at the first Board Meeting held after the Annual Meeting.  If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient.  Each Officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 5.3

Resignation and Removal. An Officer shall hold office until he or she resigns, dies, becomes unable to serve, is removed, or a different person is appointed to the office.  An Officer may resign at any time by delivering an appropriate written notice to the Corporation.  The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the Chairman approves the later effective date.  Any Officer may be removed by the Board with or without cause and notwithstanding the contract rights, if any, of the person removed.  Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the Officer and the Corporation or otherwise provided by law.  Appointment shall not of itself create contract rights.

Section 5.4

Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, shall be filled by the Board.  If a resignation is effective at a later date, the Board may fill the vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

Section 5.5

Chairman of the Board.  The Chairman of the Board (“Chairman”) shall preside at all Shareholders’ and Board Meetings, and shall have such duties as the Board shall prescribe from time to time.  If the Chairman serves on a Committee, however, he shall not automatically chair the meetings of such Committee.

Section 5.6

Chief Executive Officer.  The Chief Executive Officer (“CEO”) shall be the principal executive officer of the Corporation and, subject to the control and direction of the Board, shall in general supervise and control all of the business and affairs of the Corporation.  He or she shall, in the absence of the Chairman, preside at all Shareholders’ and Board Meetings.  The CEO shall have authority, subject to such rules as may be prescribed by the Board, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the CEO.  The CEO shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board; and, except as otherwise provided by law or directed by the Board, the CEO may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

Section 5.7

President.  In the absence of the CEO or in the event of his death, inability or refusal to act, the President shall perform the duties of the CEO, and when so acting shall have all the powers and duties of the CEO.  In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him from time to time by the Board or the CEO.

Section 5.8

Vice Presidents.  In the absence of the President, or in the event of the President’s death, inability or refusal to act, or in the event for any reason, it shall be impracticable for the President to act personally, the Vice President (or if there is more than one Vice President, the Vice Presidents in the order designated by the Board, or, if no such designation is made, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or the Board.  The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President’s authority to act in the stead of the President.

Section 5.9

Secretary.  The Secretary shall: (i) keep (or cause to be kept) regular minutes of all Shareholders’ Meetings, the Board and any committees of the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the Corporation, of any, and see that the seal of the Corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the Corporation under its seal; (iv) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (v) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been, authorized by resolution of the Board; (vi) have general charge, of the stock transfer books of the Corporation; and (vii) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority, as from time to time may be delegated or assigned to him or her by the President or by the Board.

Section 5.10

Treasurer.  The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Corporation; and (iii) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board.

Section 5.11

Chief Financial Officer; Principal Accounting Officers.  The Board may designate any Officer to be the Chief Financial Officer of the Corporation; provided, that in the absence of such designation, the Treasurer shall be the Chief Financial Officer.  The Board or otherwise the CEO, may designate any person (regardless of whether such person is an Officer) to serve as the principal accounting officer provided, that in the absence of such designation, the Treasurer shall be the principal accounting officer.

Section 5.12

Assistants and Acting Officers.  The Board and the President shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in the Officer’s stead, or to perform the duties of such Officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board or President shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board or the President.  Notwithstanding the foregoing, each of the Officers enumerated in Section 5.1 (other than the Secretary) shall be an Assistant Secretary of the Corporation.  Any Assistant Secretary, may, with the President or a Vice President, sign certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board.  The Assistant Secretaries, in general, shall have such authority and perform such duties as shall be assigned to them by the Secretary, the CEO or the Board.

Section 5.13

Salaries.  The salaries of the Officers shall be fixed from time to time by the Compensation Committee.  No Officer shall be prevented from receiving such salary by reason of the fact that such Officer is also a director of the Corporation.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1

Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board.  Such certificates shall be signed, either manually or in facsimile, by the President or a Vice President and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively, numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.4.

Section 6.2

Signature by Former Officers.  If an officer or assistant officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer or assistant officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person were still an officer or assistant officer at the date of its issue.

Section 6.3

Transfer of Shares.  Prior to due presentment of a certificate for shares for registration of transfer, and unless the Board has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the shareholder, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all ,the rights and power of an owner.  The Corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with, all regulations prescribed by or under the authority of the Board.

Section 6.4

Lost, Destroyed or Stolen Certificates.  Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (i) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; (ii) if required by the Corporation, provides the Corporation with sufficient and appropriate indemnification, including an indemnity bond; and (iii) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board.

Section 6.5

Consideration for Shares.  The shares of the Corporation may be issued for such consideration as shall be fixed, from time to time and determined to be adequate by the Board.  The consideration may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.  When the Corporation receives the consideration for which the Board authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the Corporation.

Section 6.6

Stock Regulations.  The Board shall have the power and authority to make all such rules and regulations not inconsistent with the WBCL as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

Section 6.7

No Fractional Shares.  The Corporation may but shall not, under any circumstances, be required to issue or register fractional shares and the Board or the CEO, in their or his discretions may establish appropriate policies to give effect to this Section 6.7 (including without limitation, a policy to pay cash in lieu of any fractional share that would otherwise be issued and a formula or other means for determining the amount of such payment).

ARTICLE VII
WAIVER OF NOTICE

Section 7.1

Shareholder Written Waiver.  A shareholder may waive any notice required by the WBCL, the Articles or these Bylaws before or after the date and time stated in the notice.  The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the WBCL except that the time and place of Shareholders’ Meeting need not be stated, and shall be delivered to the Corporation for inclusion in the corporate records.

Section 7.2

Shareholder Waiver by Attendance.  A shareholder’s attendance at a Shareholders’ Meeting, in person or by proxy, waives objection to both of the following:

(a)

Lack of notice or defective notice of the Shareholders’ Meeting, unless the shareholder at the beginning of the meeting or promptly up an arrival objects to holding the meeting or transacting business at the meeting.

(b)

Consideration of a particular matter at the Shareholders’ Meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 7.3

Director Written Waiver. A director may waive any notice required by the WBCL, the Articles or these Bylaws before or after the date and time stated in the notice.  The waiver shall be in writing, signed by the director entitled to the notice and retained by the Corporation.

Section 7.4

Director Waiver by Attendance. A director’s attendance at or participation in a Board Meeting or any Committee Meeting thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter: vote for or assent to action taken at the meeting.

ARTICLE VIII
ACTION WITHOUT MEETINGS

Section 8.1

Shareholder Action Without Meeting.  Action required or permitted by the WBCL to be taken at a Shareholders’ Meeting may be taken without a meeting (i) by all shareholders entitled to vote on the action, or (ii) if the Articles so provide, by shareholders who would be entitled to vote at a Shareholders’ Meeting shares with voting power sufficient to cast not less than the minimum number (or, in the case of voting by voting groups, the minimum numbers) of votes that would be necessary to authorize or take the action at a Shareholders’ Meeting at which all shares entitled to vote were present and voted.  The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders consenting thereto and delivered to the Corporation for inclusion in its corporate records.  A consent hereunder has the effect of a Shareholders’ Meeting vote and may be described as such in any document issued by or on behalf of the Corporation.

Section 8.2

Director Action Without Shareholders’ Meeting.  Unless the Articles provide otherwise, action required or permitted by the WBCL to be taken at a Board Meeting or Committee Meeting may be taken without a meeting if the action is taken by all members of the Board or Committee.  The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation.  Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date.  A consent signed hereunder has the effect of a unanimous vote taken at a Shareholders’ Meeting at which all directors or committee members were present, and may be described as such in any document issued by or on behalf of the Corporation.

ARTICLE IX
INDEMNIFICATION

Section 9.1

Indemnification, Generally.  The Corporation shall provide indemnification in accordance with the provisions of this Article IX to the Officers, Directors, Employees and Agents of the Corporation to the fullest extent required or permitted by the WBCL.  In order for the Corporation to obtain and retain qualified personnel, the foregoing provisions shall be liberally administered in order to afford maximum indemnification, and the indemnification herein provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

Section 9.2

Indemnification of Officers, Directors, Employees and Agents.

(a)

The Corporation shall indemnify a Director, Officer, Employee or Agent to the extent he or she has been successful on the merits or otherwise in the defense of any Proceeding, for all reasonable Expenses.

(b)

In cases not included under Subsection (a), the Corporation shall indemnify a Director, Officer, Employee or Agent against Liability and Expenses incurred by such person in a Proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owned to the Corporation which constituted:

(1)

A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer, Employee or Agent has a material conflict of interest;

(2)

A violation of criminal law, unless the Director, Officer, Employee or Agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

(3)

A transaction from which the Director, Officer, Employee or Agent derived an improper personal profit; or

(4)

Willful misconduct.

Section 9.3

Definitions.  In this Article IX:

(a)

“Director, Officer, Employee or Agent” means any of the following: (i) a natural person who, is or was a director, officer, employee or agent of the Corporation; (ii) a natural person who, while a director, officer, employee or agent of the Corporation, is or was serving either pursuant to the Corporation’s specific request or as a result of the nature of such person’s duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise; (iii) a natural person who, while a director, officer, employee or agent of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or (iv) unless the context requires otherwise, the estate or personal representative of a director, officer, employee or agent.

(b)

“Liability” means the obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a Proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.

(c)

“Party” means a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

(d)

“Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including but not limited to any act or failure to act alleged or determined to have been negligent, to have violated the Employee Retirement Income Security Act of 1974, or to have violated Sections 180.0826, 180.0832 or of the WBCL regarding improper dividends, distributions of assets, purchases of shares of the Corporation, or loans to officers), which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity, to which the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent.

(e)

“Expenses” means all reasonable fees, costs, charges, disbursements, attorneys’ fees and any other expenses incurred in connection with the Proceeding.

Section 9.4

Determination that Indemnification is Proper.

(a)

Unless provided otherwise by a written agreement between the Director, Officer, Employee or Agent and the Corporation, determination of whether indemnification is required under Section 9.2 shall be made by any method set forth in Section 180.0855 of the WBCL.

(b)

A Director, Officer, Employee or Agent who seeks indemnification under this section shall make a written request to the Corporation.  As a further pre-condition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such Director, Officer, Employee or Agent against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and the Expense for which such Director, Officer, Employee or Agent is seeking indemnification, and that the Director, Officer, Employee or Agent is hereby deemed to have assigned to the Corporation all such rights and remedies.

(c)

Indemnification under Section 9.2(a) shall be made within 10 days of receipt of a written demand for indemnification.  Indemnification required under Section 9.2(b) shall be made within 30 days of receipt of a written demand for indemnification.

(d)

Indemnification under this section is not required to the extent the Director, Officer, Employee or Agent has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same Proceeding.

(e)

Upon written request by a Director, Officer, Employee or Agent who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred if the Director, Officer, Employee or Agent provides the Corporation with all of the following:

(1)

A written affirmation of his or her good faith belief that he or she is entitled to indemnification under this Article IX; and

(2)

A written undertaking, executed personally or on his or her behalf, to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under this Article IX is prohibited.

The undertaking under this subsection shall be accepted without reference to the Director’s, Officer’s, Employee’s or Agent’s ability to repay the allowance. The undertaking shall be unsecured.

(f)

The right to indemnification under this Article may be amended only by a subsequent vote of not less than two-thirds of the Corporation’s outstanding capital stock entitled to vote on such matters.  Any reduction in the right to indemnification may only be prospective from the date of such vote.

Section 9.5

Securities Law Claims.

(a)

Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under Subsection (b), below, to the extent required or permitted under this Article IX.

(b)

This Article IX applies, to the extent applicable to any other Proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale, or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

Section 9.6

Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a Director, Officer, Employee or Agent against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify or allow Expenses to the individual under this section.

Section 9.7

Severability.  The provisions of this Article shall not apply in any circumstance where a court of competent jurisdiction determines that indemnification would be invalid as against public policy.

ARTICLE X
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 10.1

Contracts.  The Board may authorize any officer or officers, agent or agents, of the Corporation, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 10.2

Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.  The Corporation shall have the power to lend money to its directors, officers, employees and agents.

Section 10.3

Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

Section 10.4

Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.1

Fiscal Year.  The fiscal year of the Corporation shall begin on January 1 and end on December 31, unless otherwise fixed by resolution of the Board.

Section 11.2

Seal.  The Corporation may use a corporate seal which may be altered at the Board’s pleasure, by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Wisconsin”.  The affixing of a corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof and the use of the corporate seal is not mandatory.

Section 11.3

Audits.  The Board shall determine whether the Corporation’s accounts, books and records shall be audited upon the conclusion of each fiscal year, and shall determine who performs that audit.

ARTICLE XII
AMENDMENTS

Section 12.1

By Shareholders.  These Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders by the vote provided in Section 3.9 or as specifically provided below.  If authorized by the Articles, the shareholders may adopt or amend a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the WBCL.  The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

Section 12.2

By Directors.  These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board by the vote provided in Section 4.15, but (i) no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board if the Bylaw so adopted so provides, and (ii) a Bylaw adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board than otherwise is provided in the WBCL may not be amended or repealed by the Board unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board.  Action by the Board to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence.  A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the WBCL may not be adopted, amended or repealed by the Board.

Section 12.3

Implied Amendments.  Any action taken or authorized by the shareholders or by the Board, which action would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

Exhibit E-1

ORGANIZER WARRANT AGREEMENT

This Warrant Agreement (“Agreement”) is executed as of this ____ day of _______, 2010 by Choice Bancorp, Inc., a Wisconsin corporation (“Company”), in favor of each person who is, as of the date of this Agreement, or hereafter becomes, a registered holder or beneficial owner of warrants to purchase shares of common stock of Choice Bank (the “Bank”), in accordance with and subject to the terms and conditions set forth in this Agreement.

WHEREAS, the Bank has outstanding as of the date of this Agreement a total of ___________ unexercised warrants to purchase shares of Bank common stock at a price of $10.00 per share (each, an “Organizer Bank Warrant” and, collectively, the “Organizer Bank Warrants”); and

WHEREAS, pursuant to that certain Agreement and Plan of Reorganization dated ________, 2010 between the Company and the Bank, the Company has acquired all of the common stock of the Bank through a merger of a wholly owned banking subsidiary of the Company with and into the Bank, in which each share of common stock of the Bank was converted into one share of common stock of the Company (the “Reorganization”); and

WHEREAS, pursuant to the terms of the Organizer Bank Warrants, upon the occurrence of certain transactions involving the Bank, each Organizer Bank Warrant shall convert into a warrant to acquire the stock of the surviving organization, or its parent entity, having identical terms as the outstanding Organizer Bank Warrants (except for certain adjustments for price and number of warrants as shall effect the economic equivalent): and the Reorganization is a transaction which causes such conversion; and

WHEREAS, the Company is entering into this Agreement pursuant to the terms of the Reorganization and to give effect to the conversion of Organizer Bank Warrants as above specified.

NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Bank and, by acceptance of a Warrant, each Holder (as defined herein) agree as follows:

1.

Grant of Warrants. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to each person who, on the date of this Agreement is a holder or beneficial owner of an Organizer Bank Warrant (each a “Holder” and collectively, the “Holders”), warrants to purchase that number of shares of common stock of the Company, par value $1.00 per share (each a “Share” and, collectively, the “Shares”) as is represented by the Organizer Bank Warrants held by such Holder on the date hereof (“Organizer Warrants”).  Each Organizer Warrant initially shall be exercisable for one (1) fully paid and nonassessable Share, subject to adjustment as provided in Section 11 of this Agreement.

2.

Warrant Certificates. Each Organizer Warrant shall be evidenced by a warrant certificate, which shall be substantially in the form attached to this Agreement as Exhibit A (“Warrant Certificate”). Each Warrant Certificate shall have such marks of identification or designation and such legends or endorsements thereon as the Company deems appropriate, so long as they are not inconsistent with the provisions of this Agreement, or as are required to comply with any applicable law, rule or regulation applicable to the Company or the Share. The Warrant Certificates shall be executed on behalf of the Company by the manual, facsimile or imprinted signature of its Chairman of the Board, its President or any vice president and shall be attested by the manual, facsimile or imprinted signature its Secretary or Cashier, or any assistant secretary or assistant cashier.

3.

Term of Warrants.

(a)

The term for the exercise of the Organizer Warrants shall begin at the Effective Time of the merger constituting part of the Reorganization (the “Issue Date”). The period for the exercise of the Organizer Warrants shall expire at 2:00 p.m., Oshkosh, Wisconsin time on the earlier to occur of (i) July 24, 2016, or (ii) the date provided in Section 3(b) of this Agreement (the “Expiration Time”).

(b)

Notwithstanding any provision of this Agreement or any Warrant Certificate to the contrary, the Organizer Warrants shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Company’s primary federal regulator (“Regulator”) that (i) the Company has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring exercise or forfeiture of warrants. Upon receipt of such notice from the Regulator, the Company shall promptly notify each Holder that he must exercise the Organizer Warrants granted to him prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or forfeit such Organizer Warrant(s). In case of forfeiture, no Holder shall have any cause of action, of any kind or nature, against the Company or any of its officers or directors with respect to the forfeiture. In addition, the Company shall not be liable to any Holder due to the failure or inability of the Company to provide adequate notice to Holder.

4.

Exercise of Warrants. The purchase price per Share to be paid by a Holder for Shares subject to the Organizer Warrants shall be $10.00, subject to adjustment as set forth in Section 11 of this Agreement (the “Exercise Price”). A Holder may exercise Organizer Warrants evidenced by a Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary of the Company (i) the Warrant Certificate; (ii) a written notice to the Company specifying the number of Shares with respect to which Organizer Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired.

5.

Delivery of Shares; Partial Exercise. Upon receipt of the items set forth in Section 4, and subject to the terms of this Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of an Organizer Warrant.  In the event of a partial exercise of an Organizer Warrant(s), a new Warrant Certificate evidencing the number of Shares that remain subject to the Organizer Warrant shall be issued by the Company to such Holder or to his duly authorized assigns.

6.

Registration of Transfer and Exchange.

(a)

The Company shall keep, or cause to be kept, at its principal place of business or at such other location designated by the Company, a register or registers in which, subject to such reasonable regulations as the Company may prescribe, the registrar and transfer agent (the “Securities Registrar”) shall register the Warrant Certificates and the transfers thereof as provided herein (“Securities Register”). The initial Securities Registrar shall be the secretary or cashier of the Company, and thereafter, the Securities Registrar may be removed and/or appointed as authorized by the Company.

(b)

Upon surrender for registration of transfer of any Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(c)

At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of like tenor and in like aggregate amount upon surrender of the Warrant Certificates to be exchanged. Upon such surrender, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(d)

Every Warrant Certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the Company or the Securities Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Securities Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

7.

Replacement of Warrant Certificates.

(a)

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, surrender and cancellation of such Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount. In the case of loss, theft or destruction of a Warrant Certificate, prior to the issuance of a replacement Warrant Certificate, the Company may also require that a bond be posted in such amount as the Company may determine is necessary as indemnity against any claim that may be made against it with respect to such Warrant Certificate.

(b)

All Organizer Warrants shall be held and owned under the express condition that the provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates and shall preclude (to the extent lawful) all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

(c)

Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company and its agents and counsel) connected therewith.

(d)

Every new Warrant Certificate issued pursuant to this Section shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

8.

Persons Deemed Holders. Prior to the due presentment of a Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name such Warrant Certificate is registered in the Securities Register as the sole Holder of such Warrant Certificate and of the Organizer Warrant represented by such Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate or in the Organizer Warrant represented by such Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

9.

Cancellation. All Warrant Certificates surrendered for the purpose of exercise, exchange or registration of transfer shall be cancelled by the Securities Registrar, and no Warrant Certificates shall be issued in lieu thereof, except as expressly permitted by the provisions of this Agreement.

10.

Fractional Shares. The Company shall not be required to issue Warrant Certificates exercisable for fractional Shares or to issue fractional Shares upon the exercise of Organizer Warrants. Warrant Certificates exercisable for fractional Shares shall expire as of the Expiration Date, and a Holder of such Warrant Certificates shall not be entitled to any consideration of any kind or nature in respect of such Organizer Warrant or Warrant Certificate.

11.

Stock Dividends, Splits, Etc.

(a)

If, prior to the Expiration Time, the Company shall subdivide its outstanding Shares into a greater number of Shares, or declare and pay a dividend of its Shares payable in additional Shares, the Exercise Price, as then in effect, shall be proportionately reduced, and the Company shall proportionately increase the number of Shares then subject to exercise under this Organizer Warrant (and not previously exercised.)

(b)

If, prior to the Expiration Time, the Company shall combine its outstanding Shares into a lesser number of Shares, the Exercise Price, as then in effect, shall be proportionately increased, and the Company shall proportionately reduce the number of Shares then subject to exercise under this Organizer Warrant (and not previously exercised.)

12.

Reorganization, Reclassifications, Consolidation or Merger. If, prior to the Expiration Time, there shall be a reorganization or reclassification of the Shares (other than as provided in Section 11 of this Agreement), or any consolidation or merger of the Company with another entity, the Holder shall be entitled to receive, during the remainder of the term of this Agreement and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of Shares, deliverable upon the exercise of an Organizer Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and, in any case, the Company shall make appropriate adjustments (as determined by the board of directors of the Company in its sole discretion) in the application of the provisions with respect to the rights and interests of the Holders so that the provisions set forth in this Agreement (including the adjustment to the Exercise Price and the number of Shares issuable upon exercise of the Organizer Warrants) shall be applicable, as nearly as may be practicable, to any shares or other property thereafter deliverable upon the exercise of this Organizer Warrant.

13.

Certificate as to Adjustments; Issuance of New Warrant Certificates. Within thirty (30) days following any adjustment provided for in Section 11 or 12 of this Agreement, the Company shall give written notice of the adjustment to the Holders as provided in Section 14(a) of this Agreement. The notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of the Organizer Warrant(s) and shall set forth in reasonable detail the method of calculation for each. Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Company may, at its option, issue new Warrant Certificates evidencing the Organizer Warrants, in such form as may be approved by the Company, to reflect any adjustment or change in the Exercise Price and the number or kind of stock or other securities or property purchasable upon exercise of the Organizer Warrants.

14.

Miscellaneous.

(a)

Any notice or other communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business; and (ii) if given to a Holder, at the address set forth for the Holder on the books and records of the Company. A notice given to the Company by a Holder with respect to the exercise of a Organizer Warrant shall not be effective until received by the Company.

(b)

The Company shall, at all times, reserve and keep available out of its authorized and unissued Shares or out of any Shares held in treasury that number of Shares that will from time to time be sufficient to permit the exercise in full of all outstanding Organizer Warrants. The Company shall take all such action as may be necessary to ensure that all Shares delivered upon exercise of any Organizer Warrants shall, at the time of delivery of the Warrant Certificates for such Shares, be duly authorized, validly issued, fully paid and nonassessable.

(c)

The Company shall pay when due and payable any and all federal and state transfer taxes and charges (other any applicable income taxes) that may be payable in respect of the issuance and delivery of Warrant Certificates or of certificates for Shares receivable upon the exercise of any Organizer Warrants; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of the issuance and delivery (i) of any Warrant Certificate or stock certificate registered in a name other than that of the Holder of the Warrant Certificate that has been surrendered, or (ii) of any Warrant Certificate under Section 7.

(d)

No Holder, in his capacity as such, shall be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon any Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporation action, or to receive notices of meeting or other actions affecting shareholders.

(e)

Each Holder, by accepting a Warrant Certificate, accepts and agrees to the terms of this Agreement. The terms of this Agreement shall be binding upon the Company and the Holders and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or will be construed to give any person other than the Company or the Holders any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the Company and the Holders that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the Company and the Holders and for the benefit of no other person.

(f)

This Agreement constitutes the full understanding of the Company and the Holders, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the Company and any Holder with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

(g)

The headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. References to a person are also to its permitted successors or assigns. No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

(h)

This Agreement shall terminate upon the earlier of (i) the Expiration Time, or (ii) the close of business on the date on which all Organizer Warrants shall have been exercised.

(i)

THIS AGREEMENT, EACH ORGANIZER WARRANT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION IN WINNEBAGO COUNTY, WISCONSIN.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

CHOICE BANCORP, INC.

By: _________________________________________

Name: _______________________________________

Title: ________________________________________

EXHIBIT A

FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF ________,2010, BY CHOICE BANCORP, INC., A WISCONSIN CORPORATION ("COMPANY"), IN FAVOR OF THE PERSONS REFERENCED THEREIN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (''AGREEMENT'”). A COPY OF THE FORM OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS. THE HOLDER OF  THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

No. WA-	[LOGO]	No. of Warrants:

Choice Bancorp, Inc.

WARRANT CERTIFICATE

CUSIP 17037V 12 8

This Warrant Certificate certifies that

or registered assigns, is the registered holder of a warrant to purchase the number of fully-paid and non-assessable shares of common stock, $1.00 par value of the Company ("Shares") set forth above, at the exercise price, subject to adjustment in certain events ("Exercise Price"'), of $10.00 per share (“Warrant”). The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Agreement, the provision of the Agreement shall supersede. This Warrant may not be exercised after 2:00 p.m., Oshkosh, Wisconsin time, on the earlier to occur of (i) July 24, 2016, or (ii) the date provided in Section 3b of the Agreement (the “Expiration Time”). The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary or the cashier of the Company: (i) the Warrant Certificate (ii) a written notice to the Company specifying the number of Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired. Upon receipt of the items set forth above, and subject to the terms of the Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of this Warrant. In the event of a partial exercise of this Warrant, a new Warrant Certificate evidencing the number of Shares that remain subject to this Warrant shall be issued by the Company to such Holder or to his duly authorized assigns. The Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants. Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Agreement, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount. Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other c1aim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary. The Holder, in his capacity as such, shall not be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of this Warrant. Nothing contained in this Warrant Certificate shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporation action, or to receive notices of meeting or other actions affecting shareholders. Any notice or other communication required or permitted to be made by the Holder to the Company shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid to the Company, at its principal place of business, (or such other address as designated in writing to the Holder by the Company). A notice given to the Company by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:

CHOICE BANCORP, INC.
a Wisconsin state bank

By: /s/ Keith Pollnow Keith Pollnow, President	Attest: /s/ Stanley Leedle Stanley Leedle, Secretary	Countersigned Illinois Stock Transfer Company Chicago, Illinois Warrant Agent By: Authorized Signature

FORM OF EXERCISE NOTICE

(To be executed if the Holder desires to exercise Warrants)

TO CHOICE BANCORP, INC.

The undersigned hereby irrevocably elects to exercise _______ Warrants evidenced by this Warrant Certificate to purchase the Warrant Shares issuable upon the exercise of such Warrants and requests that certificates for such Warrant Shares be issued in the name of:

________________________________________________________________________________________________________________________

(Please print or type name and address)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

If such number of Warrants is not all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants will be registered in the name of and delivered to:

________________________________________________________________________________________________________________________

(Please print or type name and address)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

Dated:________________________________________

Signature:___________________________________

Signature Guaranteed:_________________________

__________________________________

FORM OF ASSIGNMENT

(To be executed if the Holder desired to transfer Warrants)

FOR VALUE RECEIVED,___________________________ hereby sells assigns and transfers unto

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

(Please print or type name and address)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocable constitute and appoint __________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, will full power of substitution.

Company, with full power of substitution.

Dated:__________________________________________

Signature:_____________________________________

Signature Guaranteed:___________________________

__________________________________

NOTICE:

Signatures on the foregoing Form of Assignment and Form of Exercise Notice and in the related Warrant Certificates must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Signature Guarantee Program, Stock Exchange Medallion Signature Program, New York Stock Exchange Medallion Program or Securities Transfer Agent’s Medallion Program.

Exhibit E-2

SHAREHOLDER WARRANT AGREEMENT

This Warrant Agreement (“Agreement”) is executed as of this ____ day of _______, 2010 by Choice Bancorp, Inc., a Wisconsin corporation (“Company”), in favor of each person who is, as of the date of this Agreement, or hereafter becomes, a registered holder or beneficial owner of warrants to purchase shares of common stock of Choice Bank (the “Bank”), in accordance with and subject to the terms and conditions set forth in this Agreement.

WHEREAS, the Bank has outstanding as of the date of this Agreement a total of ______________ unexercised warrants to purchase shares of Bank common stock at a price of $12.50 per share (each, a “Bank Warrant” and, collectively, the “Bank Warrants”); and

WHEREAS, pursuant to that certain Agreement and Plan of Reorganization dated __________, 2010 between the Company and the Bank, the Company has acquired all of the common stock of the Bank through a merger of a wholly owned banking subsidiary of the Company with and into the Bank, in which each share of common stock of the Bank was converted into one share of common stock of the Company (the “Reorganization”); and

WHEREAS, pursuant to the terms of the Bank Warrants, upon the occurrence of certain transactions involving the Bank, each Bank Warrant shall convert into a warrant to acquire the stock of the surviving organization, or its parent entity, having identical terms as the outstanding Bank Warrants (except for certain adjustments for price and number of warrants as shall effect the economic equivalent); and the Reorganization is a transaction which causes such conversion; and

WHEREAS, the Company is entering into this Agreement pursuant to the terms of the Reorganization and to give effect to the conversion of Bank Warrants as above specified.

NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Company and, by acceptance of a Warrant, each Holder (as defined herein) agree as follows:

1.

Grant of Warrants. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to each person who, on the date of this Agreement is a holder or beneficial owner of a Bank Warrant (each a “Holder” and collectively, the “Holders”), warrants to purchase that number of shares of common stock of the Company, par value $1.00 per share (each a “Share,” and, collectively, the “Shares”) as is represented by the Bank Warrants held by such Holder on the date hereof (“Warrants”).  Each Warrant initially shall be exercisable for one (1) fully paid and nonassessable Share, subject to adjustment as provided in Section 11 of this Agreement.

2.

Warrant Certificates. Each Warrant shall be evidenced by a warrant certificate, which shall be substantially in the form attached to this Agreement as Exhibit A (“Warrant Certificate”). Each Warrant Certificate shall have such marks of identification or designation and such legends or endorsements thereon as the Company deems appropriate, so long as they are not inconsistent with the provisions of this Agreement, or as are required to comply with any applicable law, rule or regulation applicable to the Company or the Shares. The Warrant Certificates shall be executed on behalf of the Company by the manual, facsimile or imprinted signature of its Chairman of the Board, its President or any vice president and shall be attested by the manual, facsimile or imprinted signature its Secretary, Cashier or any assistant secretary or assistant cashier.

3.

Term of Warrants.

(a)

The term for the exercise of the Warrants shall begin at the Effective Time of the merger constituting part of the Reorganization (the “Issue Date”). The period for the exercise of the Warrants shall expire at 2:00 p.m., Oshkosh, Wisconsin time on the earlier to occur of (i) July 24, 2012; or (ii) the date provided in Section 3(b) of this Agreement (the “Expiration Time”).

(b)

Notwithstanding any provision of this Agreement or any Warrant Certificate to the contrary, the Warrants shall expire, to the extent not exercised, within 45 days following the receipt of notice from the Company’s primary federal regulator (“Regulator”) that (i) the Company has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring exercise or forfeiture of warrants. Upon receipt of such notice from the Regulator, the Company shall promptly notify each Holder that he must exercise the Warrants granted to him prior to the end of the 45- day period or such earlier period as may be specified by the Regulator or forfeit such Warrant(s). In case of forfeiture, no Holder shall have any cause of action, of any kind or nature, against the Company or any of its officers or directors with respect to the forfeiture. In addition, the Company shall not be liable to any Holder due to the failure or inability of the Company to provide adequate notice to Holder.

4.

Exercise of Warrants. The purchase price per Share to be paid by a Holder for Shares subject to the Warrants shall be $12.50, subject to adjustment as set forth in Section 11 of this Agreement (the “Exercise Price”). A Holder may exercise Warrants evidenced by a Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary of the Company (i) the Warrant Certificate; (ii) a written notice to the Company specifying the number of Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired.

5.

Delivery of Shares; Partial Exercise. Upon receipt of the items set forth in Section 4, and subject to the terms of this Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of a Warrant.  In the event of a partial exercise of Warrant(s), a new Warrant Certificate evidencing the number of Shares that remain subject to the Warrant shall be issued by the Company to such Holder or to his duly authorized assigns.

6.

Registration of Transfer and Exchange.

(a)

The Company shall keep, or cause to be kept, at its principal place of business or at such other location designated by the Company, a register or registers in which, subject to such reasonable regulations as the Company may prescribe, the registrar and transfer agent (the “Securities Registrar”) shall register the Warrant Certificates and the transfers thereof as provided herein (“Securities Register”). The initial Securities Registrar shall be the secretary or cashier of the Company, and thereafter, the Securities Registrar may be removed and/or appointed as authorized by the Company.

(b)

Upon surrender for registration of transfer of any Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(c)

At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of like tenor and in like aggregate amount upon surrender of the Warrant Certificates to be exchanged. Upon such surrender, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(d)

Every Warrant Certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the Company or the Securities Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Securities Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

7.

Replacement of Warrant Certificates.

(a)

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, surrender and cancellation of such Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount. In the case of loss, theft or destruction of a Warrant Certificate, prior to the issuance of a replacement Warrant Certificate, the Company may also require that a bond be posted in such amount as the Company may determine is necessary as indemnity against any claim that may be made against it with respect to such Warrant Certificate.

(b)

All Warrants shall be held and owned under the express condition that the provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates and shall preclude (to the extent lawful) all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

(c)

Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company and its agents and counsel) connected therewith.

(d)

Every new Warrant Certificate issued pursuant to this Section shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

8.

Persons Deemed Holders. Prior to the due presentment of a Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name such Warrant Certificate is registered in the Securities Register as the sole Holder of such Warrant Certificate and of the Warrant represented by such Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate or in the Warrant represented by such Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

9.

Cancellation. All Warrant Certificates surrendered for the purpose of exercise, exchange or registration of transfer shall be cancelled by the Securities Registrar, and no Warrant Certificates shall be issued in lieu thereof, except as expressly permitted by the provisions of this Agreement.

10.

Fractional Shares. The Company shall not be required to issue Warrant Certificates exercisable for fractional Shares or to issue fractional Shares upon the exercise of Warrants. Warrant Certificates exercisable for fractional Shares shall expire as of the Expiration Date, and a Holder of such Warrant Certificates shall not be entitled to any consideration of any kind or nature in respect of such Warrant or Warrant Certificate.

11.

Stock Dividends, Splits, Etc.

(a)

If, prior to the Expiration Time, the Company shall subdivide its outstanding Shares into a greater number of Shares, or declare and pay a dividend of its Shares payable in additional Shares, the Exercise Price, as then in effect, shall be proportionately reduced, and the Company shall proportionately increase the number of Shares then subject to exercise under this Warrant (and not previously exercised.)

(b)

If, prior to the Expiration Time, the Company shall combine its outstanding Shares into a lesser number of Shares, the Exercise Price, as then in effect, shall be proportionately increased, and the Company shall proportionately reduce the number of Shares then subject to exercise under this Warrant (and not previously exercised.)

12.

Reorganization, Reclassifications, Consolidation or Merger. If, prior to the Expiration Time, there shall be a reorganization or reclassification of the Shares (other than as provided in Section 11 of this Agreement), or any consolidation or merger of the Company with another entity, the Holder shall be entitled to receive, during the remainder of the term of this Agreement and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or of the successor entity(or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of Shares, deliverable upon the exercise of a Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and, in any case, the Company shall make appropriate adjustments (as determined by the board of directors of the Company in its sole discretion) in the application of the provisions with respect to the rights and interests of the Holders so that the provisions set forth in this Agreement (including the adjustment to the Exercise Price and the number of Shares issuable upon exercise of the Warrants) shall be applicable, as nearly as may be practicable, to any shares or other property thereafter deliverable upon the exercise of this Warrant.

13.

Certificate as to Adjustments; Issuance of New Warrant Certificates. Within thirty (30) days following any adjustment provided for in Section 11 or 12 of this Agreement, the Company shall give written notice of the adjustment to the Holders as provided in Section 14(a) of this Agreement. The notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of the Warrant(s) and shall set forth in reasonable detail the method of calculation for each. Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Company may, at its option, issue new Warrant Certificates evidencing the Warrants, in such form as may be approved by the Company, to reflect any adjustment or change in the Exercise Price and the number or kind of stock or other securities or property purchasable upon exercise of the Warrants.

14.

Miscellaneous.

(a)

Any notice or other communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at ___________________________, Oshkosh, Wisconsin 54904; and (ii) if given to a Holder, at the address set forth for the Holder on the books and records of the Company. A notice given to the Company by a Holder with respect to the exercise of a Warrant shall not be effective until received by the Company.

(b)

The Company shall, at all times, reserve and keep available out of its authorized and unissued Shares or out of any Shares held in treasury that number of Shares that will from time to time be sufficient to permit the exercise in full of all outstanding Warrants. The Company shall take all such action as may be necessary to ensure that all Shares delivered upon exercise of any Warrants shall, at the time of delivery of the Warrant Certificates for such Shares, be duly authorized, validly issued, fully paid and nonassessable.

(c)

The Company shall pay when due and payable any and all federal and state transfer taxes and charges (other any applicable income taxes) that may be payable in respect of the issuance and delivery of Warrant Certificates or of certificates for Shares receivable upon the exercise of any Warrants; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of the issuance and delivery (i) of any Warrant Certificate or stock certificate registered in a name other than that of the Holder of the Warrant Certificate that has been surrendered, or (ii) of any Warrant Certificate under Section 7.

(d)

No Holder, in his capacity as such, shall be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon any Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporation action, or to receive notices of meeting or other actions affecting shareholders.

(e)

Each Holder, by accepting a Warrant Certificate, accepts and agrees to the terms of this Agreement. The terms of this Agreement shall be binding upon the Company and the Holders and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or will be construed to give any person other than the Company or the Holders any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the Company and the Holders that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the Company and the Holders and for the benefit of no other person.

(f)

This Agreement constitutes the full understanding of the Company and the Holders, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the Company and any Holder with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

(g)

The headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. References to a person are also to its permitted successors or assigns. No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

(h)

This Agreement shall terminate upon the earlier of (i) the Expiration Time, or (ii) the close of business on the date on which all Warrants shall have been exercised.

(i)

THIS AGREEMENT, EACH WARRANT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION IN WINNEBAGO COUNTY, WISCONSIN.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

CHOICE BANCORP, INC.

By: ________________________________________

Name: ______________________________________

Title: _______________________________________

EXHIBIT A

FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT  AGREEMENT DATED AS OF ________,2010, BY CHOICE BANCORP, INC., A WISCONSIN CORPORATION ("COMPANY"), IN FAVOR OF THE PERSONS IDENTIFIED THEREIN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (''AGREEMENT'”). A COPY OF THE FORM OF THE AGREEMENT IS ON  FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS. THE HOLDER OF  THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

No. W-	[LOGO]	No. of Warrants:

Choice Bancorp, Inc.

WARRANT CERTIFICATE

CUSIP 17037V 11 0

This Warrant Certificate certifies that

or registered assigns, is the registered holder of a warrant to purchase the number of fully-paid and non-assessable shares of common stock, $1.00 par value of the Company ("Shares") set forth above, at the exercise price, subject to adjustment in certain events ("Exercise Price"'), of $12.50 per share (“Warrant”). The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Agreement, the provision of the Agreement shall supersede. This Warrant may not be exercised after 2:00 p.m., Oshkosh, Wisconsin time, on the earlier to occur of (i) July 24, 2012, or (ii) the date provided in Section 3b of the Agreement (the “Expiration Time”). The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary or the cashier of the Company: (i) the Warrant Certificate (ii) a written notice to the Company specifying the number of Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired. Upon receipt of the items set forth above, and subject to the terms of the Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of this Warrant. In the event of a partial exercise of this Warrant, a new Warrant Certificate evidencing the number of Shares that remain subject to this Warrant shall be issued by the Company to such Holder or to his duly authorized assigns. The Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants. Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Agreement, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount. Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other c1aim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary. The Holder, in his capacity as such, shall not be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of this Warrant. Nothing contained in this Warrant Certificate shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporation action, or to receive notices of meeting or other actions affecting shareholders. Any notice or other communication required or permitted to be made by the Holder to the Company shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid to the Company, at 2450 Witzel Ave., Oshkosh, Wisconsin 54904 (or such other address as designated in writing to the Holder by the Company). A notice given to the Company by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:

CHOICE BANCORP, INC.,
a Wisconsin state bank

By: /s/ Keith Pollnow Keith Pollnow, President	Attest: /s/ Stanley Leedle Stanley Leedle, Secretary	Countersigned Illinois Stock Transfer Company Chicago, Illinois Warrant Agent By: Authorized Signature

FORM OF EXERCISE NOTICE

(To be executed if the Holder desires to exercise Warrants)

TO CHOICE BANCORP, INC.

The undersigned hereby irrevocably elects to exercise _______ Warrants evidenced by this Warrant Certificate to purchase the Warrant Shares issuable upon the exercise of such Warrants and requests that certificates for such Warrant Shares be issued in the name of:

________________________________________________________________________________________________________________________

(Please print or type name and address)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

If such number of Warrants is not all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants will be registered in the name of and delivered to:

________________________________________________________________________________________________________________________

(Please print or type name and address)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

Dated:________________________________________

Signature:___________________________________

Signature Guaranteed:_________________________

__________________________________

FORM OF ASSIGNMENT

(To be executed if the Holder desired to transfer Warrants)

FOR VALUE RECEIVED,___________________________ hereby sells assigns and transfers unto

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

(Please print or type name and address)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocable constitute and appoint __________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, will full power of substitution.

Company, with full power of substitution.

Dated:__________________________________________

Signature:_____________________________________

Signature Guaranteed:___________________________

__________________________________

NOTICE:

Signatures on the foregoing Form of Assignment and Form of Exercise Notice and in the related Warrant Certificates must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signatures must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Signature Guarantee Program, Stock Exchange Medallion Signature Program, New York Stock Exchange Medallion Program or Securities Transfer Agent’s Medallion Program.

Exhibit F

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C.  20429

________________________________________________________

FORM 10-K

(Mark One)

☒	Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2009.

OR

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from              to

Commission File Number xxxxxxx

__________________________

CHOICE BANK

(Exact name of registrant as specified in its charter)

Wisconsin	36-4588704
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

2450 Witzel Avenue
Oshkosh, Wisconsin	54904
Address of principal executive offices	Zip Code
(920) 230-1300
Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $1.00 par value

______________________

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes  ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such charter period that the registrant was required to submit and post such files).  Yes ☐ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).   Yes ☐ No  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐
Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)
Smaller reporting company	☒

The aggregate market value of the voting common stock held by non-affiliates of the registrant as of June 30, 2009 was approximately $15,000,000.  Shares of common stock held by each officer and director and each person owning more than ten percent of the outstanding common stock have been excluded in that such persons may be deemed to be affiliates.  This determination of the affiliate status is not necessarily a conclusive determination for other purposes.  The share price used is $8.80, the listed price as of June 30, 2009.

DOCUMENTS INCORPORATED BY REFERENCE

None

Choice Bank

Part I
Item 1	Business	page 4
Item 2	Properties	page 28
Item 3.	Legal Proceedings	page 29
Item 4	[RESERVED]	page 29

Part II
Item 5	Market Price for Registrant's Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities	page 30
Item 6	Selected Financial Data	page 31
Item 7	Management’s Discussion and Analysis of Financial Condition and Results of Operations	page 32
Item 8	Audited Financial Statements	page 47
Item 9	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	page 47
Item 9A(T)	Controls and Procedures	page 47
Item 9B	Other Information	page 48

Part III
Item 10	Directors, Executive Officers and Corporate Governance	page 49
Item 11	Executive Compensation	page 54
Item 12	Security Ownership of Certain Beneficial Owners, Management and Related Shareholder Matters	page 58
Item 13	Certain Relationships and Related Transactions, and Director Independence	page 60
Item 14	Principal Accounting Fees and Services	page 60

Part IV

Item 15	Exhibits, Financial Statement Schedules	page 61

	Signatures and Certifications	page 62

Part I

Forward Looking Statements

This Report contains certain statements that are forward-looking within the meaning of section 21E of the Securities Exchange Act of 1934, as amended.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and other similar expressions or future or conditional verbs.  Readers of this annual report should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this report.  The statements are representative only as of the date they are made, and the Bank undertakes no obligation to update any forward-looking statement.

These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to the Bank’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, financial condition, results of operations, future performance and business, including management’s expectations and estimates with respect to revenues, expenses, return on equity, return on assets, efficiency ratio, asset quality and other financial data and capital and performance ratios.

Although the Bank believes that the expectations reflected in the forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control.  Forward-looking statements are subject to significant risks and uncertainties and the Bank’s actual results may differ materially from the results discussed in such forward-looking statements.  Factors that might cause actual results to differ from the results discussed in forward-looking statements include, but are not limited to, the factors set forth under “Risk Factors,” Item 1A to this Report as well as any other risks identified herein.  New factors emerge from time to time, and it is not possible for the Bank to predict which factor, if any, will materialize.  In addition, the Bank cannot assess the potential impact of each factor on the Bank’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

All forward-looking statements contained in this Report or which may be contained in future statements made for or on behalf of Choice Bank are based upon information available at the time the statement is made and Choice Bank assumes no obligation to update any forward-looking statement.

Item 1.  Business

Choice Bank (the “Bank” or “we” or “us”) is a Wisconsin chartered bank that opened for business on July 24, 2006.  We are a full service commercial bank located in Oshkosh, Wisconsin.  We conduct business from our main office on the west side of Oshkosh, and we have a full-service branch on the north side of the city.  As of December 31, 2009, the Bank had total assets of $120.9 million, net loans of $103.1 million, deposits of $103.1 million, and stockholders’ equity of $17.4 million.

Choice Bank is a community-oriented financial services provider that focuses on providing a broad range of lending and deposit products to retail clients and to small and medium sized commercial clients.  We emphasize commercial real estate and commercial lending to small and medium sized businesses and professionals.  We concentrate on establishing relationships with clients primarily in our market area.  We also offer on-line banking and bill pay, bank by phone, debit and credit cards, ATM access at both locations and a network providing free ATM transactions, and safe deposit boxes at the main office.

Our investment policy allows us to invest excess funds in treasury and U.S. government agency securities, mortgage-backed pass-through securities, municipal bonds, and certificates of deposit in other financial institutions.

The Federal Deposit Insurance Corporation (FDIC) insures the Bank’s deposits to the fullest extent allowed by law.  The Bank is not a member of the Federal Reserve System.

At December 31, 2009, the Bank employed 22 full-time and 2 part-time staff members.  The employees are not represented by a union or any collective bargaining agreement.  The Bank believes its relationship with its employees is satisfactory.

Market Area

The Bank’s primary service area is composed of the City of Oshkosh and the surrounding Townships of Algoma, Omro, Utica, Black Wolf, and Nekimi, which together make up the Greater Oshkosh area.  Our headquarters is located on the west side of Oshkosh and our branch facility is located on the north side of Oshkosh.

Although 2009 brought one of the worst economic turndowns since the Great Depression there appears to be signs that economic recovery has begun.  An economic update provided by the Oshkosh Chamber of Commerce reported a number of positive indicators that give rise to optimism:

•

900 commercial building permits were issued in 2009, for a total of more than $20 million.  This compares to 1,538 commercial building permits issued in 2008 for a total of more than $40.8 million.

•

Residential construction totaled $15.8 million in 2009 compared to $42.5 million in 2008.

•

252 new businesses incorporated in 2009, 66 more than the previous year.

•

The unemployment rate for Oshkosh as of December 31, 2009 stood at 8.7%, a full point below the state average.  This compares to an unemployment rate of 5.5% as of December 31, 2008.

Although Bank management curtailed loan growth during 2009 given the economic uncertainty that prevailed during much of the year, our strong capital base gives us the capacity to once again pursue our growth objectives in 2010.

Competition

The market for financial services is rapidly changing, intensely competitive and is likely to become more competitive as the number and types of market entrants increase.  We compete in both lending and attracting funds with other commercial banks, savings and loan associations, credit unions, consumer finance companies, pension trusts, mutual funds, insurance companies, mortgage bankers and brokers, brokerage and investment banking firms, asset-based non-bank lenders, government agencies and certain other non-financial institutions, including retail stores, that may offer more favorable alternatives than us.  Many of these competitors have the advantage of long-term presence in the market area, established customer base, name recognition and greater financial resources.  On the other hand, many competitors are local branches of institutions headquartered elsewhere in Wisconsin or out-of-state.  Oshkosh, Wisconsin is not necessarily their primary focus or concern, providing an opportunity for a community bank.

We believe that we are well-positioned as a community bank in our market focused primarily on individuals and small and medium-sized businesses who desire a consistent and professional relationship with a local banker.  At Choice Bank we combine an intriguing, warm and welcoming atmosphere with high touch and high tech customer service in our effort to provide a comfortable banking environment, a fair profit for our shareholders, and a rewarding place for our employees to work.  We focus on the needs of retail banking consumers as well as small and medium sized businesses that want true relationship banking, and the level of service it represents.  We differentiate ourselves from our competitors with timely loan decisions made locally in Oshkosh, flexible terms and customized products delivered in concert with the latest technology.  With the recent trend of consolidation in the banking business, we believe many banking customers in our market area want the opportunity to do business at a “hometown” bank, which has roots in the community.  We expect to continue providing existing and potential customers with the option of banking with a locally-owned and managed bank that focuses on personalized service and local decision-making.

Lending Activities

The Bank’s lending function entails the evaluation and acceptance of credit and interest rate risk.  The Bank manages credit risk by establishing and adhering to underwriting policies and procedures, loan monitoring, and portfolio diversification. In the current economic environment the Bank’s strict underwriting standards remain in place and have become even more conservative due to the economic downturn the country has experienced.  Loans above pre-determined dollar limits require the approval of the Bank’s Officers’ Loan Committee, Board Loan Committee, or Board of Directors.  We also engage an independent review of loans on a regular basis.  We monitor our interest rate risk using various modeling techniques, and we manage such risk by making adjustable rate loans and fixed rate loans with limited terms.  Major loan categories are discussed below.

Commercial and Industrial Loans.  We make loans to small and medium-sized businesses in our primary market area for purposes such as purchasing new, or making upgrades to, plant and equipment, inventory acquisition and various working capital purposes.  Factors considered in making commercial loans include the borrower’s cash flow, ability to repay and degree of management expertise.  Commercial loans may be subject to many types of risks that will differ depending on the particular industry a borrower is engaged in.  General risks to an industry, or industry segment, are monitored by senior management on an ongoing basis.  When warranted, individual borrowers who may be subject to risk due to an industry condition may be more closely analyzed and reviewed at a loan committee or board of directors’ level.  On a regular basis, commercial and industrial borrowers are required to provide financial statements for our review.  These statements are analyzed for trends and the loan is assigned a credit grade accordingly.  Based upon this grade, the loan may receive an increased degree of scrutiny by management up to and including the requirement of additional loss reserves.  Commercial loans will usually be secured by collateral, generally business assets that may comprise general intangibles, inventory, equipment or real estate.  These types of collateral are subject to the risks that it will not be readily convertible into a liquid asset, if necessary, as well as risks associated with degree of specialization, mobility and general collectability in a default situation.  To mitigate these kinds of collateral risk, we underwrite commercial loans to very strict standards, including requiring independent valuations of collateral and general acceptability based on our ability to monitor its ongoing value.

Commercial Real Estate Loans.  We make loans to borrowers secured by commercial real estate located in our market area.  In underwriting this type of loan, we consider the historical and projected future cash flows from the property.  We make an assessment of the physical condition and general location of the property securing the loan and the effect these factors will have on its future desirability from a tenant standpoint.  We will generally lend up to a maximum 80% loan-to-value ratio and require a minimum debt service coverage ratio of 1.2 or other compensating factors.  Commercial real estate lending entails certain risks not found in traditional residential real estate lending.  Repayment is dependent upon successful management and marketing of properties and on the level of expense necessary to maintain the property.  Repayment of these loans may be adversely affected by conditions in the real estate market or the general economy.  Also, commercial real estate loans typically involve relatively large loan balances to a single borrower.  To mitigate these risks, we monitor our loan concentration and loans are reviewed by our Risk Management Officer, who has experience as a bank lender and bank examiner.  Commercial real estate loans generally have a shorter maturity than other loan types, giving us the opportunity to re-price, restructure or decline to renew the loan, as appropriate.  As with other loans, all commercial real estate loans are graded depending upon strength of credit and performance.  A lower grade will result in increased scrutiny by management and the board of directors.

Construction and Development Loans.  We make residential construction and development loans to customers in our market area.  Loans are granted for both speculative projects and for projects being built with end buyers already secured.  This type of loan is subject primarily to market and general economic risk caused by inventory buildup in periods of economic prosperity.  During times of economic stress, this type of loan has typically had a greater degree of risk than other loan types.  To mitigate that risk, management reviews our entire construction and development portfolio on a monthly basis.  The percentage of our portfolio being built on a speculative basis is tracked very closely.  On a quarterly basis, our portfolio is segmented by market area to allow analysis of exposure and a comparison to current inventory levels in these areas.  Loan policy also provides for limits on speculative lending by borrower and by real estate project.

Residential real estate.  Our residential real estate loans consist of residential second mortgage loans, residential construction loans and traditional mortgage lending for one-to-four family residences.  All of our long-term fixed rate mortgages are underwritten for resale to the secondary market.  We offer primarily adjustable rate mortgages.  A majority of our fixed rate loans are sold in the secondary mortgage market.  All loans are made in accordance with our appraisal policy, with the ratio of the loan principal to the value of collateral as established by independent appraisal not exceeding 80%, unless the borrower has private mortgage insurance.  We expect that these loan-to-value ratios will be sufficient to compensate for fluctuations in real estate market value and to minimize losses that could result from a downturn in the residential real estate market.

Consumer Loans.  We offer various types of consumer loans to retail customers in the communities we serve.  These include vehicle financing, loans secured by deposits, overdraft protection lines, and secured and unsecured personal loans.  Consumer loans generally carry a moderate degree of risk compared to other loans.  They are generally more risky than traditional residential real estate loans, but less risky than commercial loans.  Risk of default is usually determined by the well being of the local economies.  During times of economic stress, there is usually some level of job loss both nationally and locally, which directly affects the ability of the consumer to repay debt.  We manage our risk on consumer loans though policy limitations on the debt levels that consumer borrowers may carry and limitations on loan terms and amounts, depending upon collateral type.

Loans secured by deposits carry little or no risk, but the other categories of consumer loans all carry varying degrees of risk:

●

Home equity lines carry additional risk because of the increased difficulty of converting real estate to cash in the event of a default.  We require our customers to carry adequate insurance coverage to pay all mortgage debt in full if the collateral is destroyed.

●

Vehicle financing presents additional risks compared to real estate lending because the collateral is declining in value over the life of the loan and is mobile.  We attempt to manage the risks inherent in vehicle financing by matching the loan term with the age and remaining useful life of the collateral to ensure the customer always has an equity position and is never “upside down.”  Collateral is protected by requiring the customer to carry insurance that lists the Bank as loss payee.

●

Secured personal loans are generally smaller and made to borrowers with somewhat limited financial resources and credit histories.  These loans are secured by a variety of collateral with varying degrees of marketability in the event of default.  We manage risks on these types of loans primarily at the underwriting level, with strict adherence to debt to income ratio limitations and conservative collateral valuations.

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Overdraft protection lines and other unsecured personal loans carry the greatest degree of risk in our consumer lending portfolio.  Without collateral, we are completely dependent on the commitment of the borrower to repay and the stability of the borrower’s income stream.

Loan Participations.  We sell loan participations in the ordinary course of business when a loan we originate exceeds our legal lending limit as defined by state banking laws.  These loan participations have been generally sold to other financial institutions without recourse.

From time to time in the ordinary course of business we also purchase loan participations without recourse from other banks.  Purchased loan participations are underwritten in accordance with our loan policy.  Although the originating financial institution provides much of the initial underwriting documentation, we are responsible for the appropriate underwriting, approval and the ongoing evaluation of the loan.  One risk associated with purchasing loan participations is that we often rely on information provided to us by the selling bank regarding collateral value and the borrower’s capacity to pay.  To the extent this information is not accurate, we may experience a loss on these participations.  Otherwise, we believe that the risk related to purchased loan participations is consistent with similar loans in the portfolio.  If a purchased loan participation defaults, we would have no direct recourse against the selling bank but will take other commercially reasonable steps to minimize our loss.

The Bank’s gross loans equaled $106.6 million, including loans held for sale, as of December 31, 2009 compared to $106.4 million one year earlier.  Net loans equaled 87% of total assets as of December 31, 2009, a slight decline from the 88% reported for the previous year.

The breakdown of our loan portfolio, including loans held for sale, is shown below:

	December 31, 2009%		December 31, 2009%

Commercial	$ 21,502,232	20.16%	$ 23,039,262	21.65%
Real Estate:
Commercial	42,510,972	39.86%	42,949,850	40.36%
Residential	29,942,989	28.08%	28,080,413	26.38%
Construction & Development	5,965,779	5.59%	6,004,100	5.64%
Second Mortgages	2,111,250	1.98%	1,810,330	1.70%
Equity lines of credit	3,800,744	3.57%	3,746,075	3.52%
Consumer	807,738	0.76%	797,909	0.75%
Subtotals	106,641,704	100.00%	106,427,939	100.00%

Allowance for loan losses	2,122,837		1,317,590
Loans, net	$ 104,518,867		$ 105,110,349

Bank management held the loan portfolio relatively flat during 2009 as we opted to put growth goals on hold until the economy stabilized.  Although we reported modest growth in gross loans, the table above shows that we were able to shift about $477,000 from commercial real estate and construction & development into residential and second mortgage loans.  This change in mix reflected a lower tolerance for risk as we limited funding for speculative projects.

As of December 31, 2009, approximately 26% of loans were made to finance commercial real estate and approximately 21% of loans were made to finance residential rental property.  There were no other loan concentration categories that exceeded 10% as of December 31, 2009.

The following table provides the breakdown between fixed and variable rate loans as of December 31, 2009.  Variable rate loans that include floor interest rates restrictions and that are currently at their respective floor interest rates are reported as fixed interest rate loans.

Types of Loans	Fixed Rates	Variable (Floating or Adjustable) Rate)	Total

Commercial	$ 21,176,490	$ 325,742	$ 21,502,232
Real Estate:
Commercial	40,083,692	2,427,280	42,510,972
Residential	29,942,989	-	29,942,989
Construction	5,965,779	-	5,965,779
Second Mortgages	2,107,599	3,651	2,111,250
Equity Lines of Credit	1,955,624	1,845,120	3,800,744
Consumer	807,738	-	807,738
Subtotals	$ 102,039,911	$ 4,601,793	$106,641,704

Loans Maturing

	Within 1 Year	After 1 Year	Total
Loans with:

Fixed interest rates	$ 29,000,202	$ 73,039,709	$ 102,039,911
Variable interest rates	4,295,124	306,669	4,601,793

	$ 33,295,326	$ 73,346,378	$ 106,641,704

The table below shows maturities of loans by type:

Maturities	One year or less	Over one year to three years	Over three years to five years	Over five years to fifteen years	Over fifteen years	Total
Types of Loans
Commercial	$ 11,957,363	$ 5,021,839	$ 4,142,211	$ 380,819	$ 0	$21,502,232
Real Estate:
Commercial	11,281,240	14,628,519	13,686,843	1,387,807	1,526,564	42,510,973
Residential	2,988,448	8,901,903	8,401,924	8,060,700	1,590,014	29,942,989
Construction	4,610,726	1,355,053	-	-	-	5,965,779
Second Mortgages	383,503	457,971	769,198	500,578	-	2,111,250
Equity Lines of Credit	1,845,120	-	-	1,955,624	-	3,800,744
Consumer	228,926	272,415	200,810	105,586	-	807,737

Subtotals	$ 33,295,326	$ 30,637,700	$ 27,200,968	$ 12,391,114	$3,116,578	$106,641,704

Activity in the Allowance for loan losses is detailed below.  The charge-offs shown in 2009 relates primarily to four loans.  The bank incurred provision expense of $5.5 million, shown below, to more than replenish the allowance for loan losses.  Management anticipates that notable recoveries will materialize beginning in 2010.

	Twelve months Ended December 31, 2009	Twelve months Ended December 31, 2008

Beginning Balance	$ 1,317,590	$ 819,000
Provision for loan losses	5,500,572	501,000
Charge-offs	($4,697,785)	(4,960)
Recoveries	2,460	2,550

Ending balance	$ 2,122,837	$ 1,317,590

The breakdown of the Allowance for loan losses as of December 31 for 2009 and 2008 is allocated in the table below:

	2009	2008
Types of Loans
Commercial	$ 754,000	$ 276,000
Real Estate:
Commercial	389,000	473,000
Residential	150,000	140,000
Construction	60,000	385,000
Second Mortgages	16,000	14,000
Equity Lines of Credit	752,000	28,000
Consumer	2,000	2,000
Total	$ 2,123,000	$ 1,318,000

As of December 31, 2009, the Bank has five loans totaling $3.8 million classified as non-accrual.  Three of the loans totaling $3.3 million are secured by real estate.  The remaining two loans total $479,000 and are primarily secured by inventory and equipment.  Management has factored these loans into the allowance for loan loss reported as of December 31, 2009.

In accordance with the Bank’s Loan Policy, all loans of $25,000 and more are assigned a risk rating at the time of closing.  The scale runs from “1” (minimal risk) to “10” (loss).  Loans are re-evaluated on a regular basis, with adjustments in the risk rating when necessary.

Our Loan Policy also dictates that Loans 90 days or more delinquent and credits with risk ratings of  8, 9 or 10 that are 60 days or more delinquent be placed on non-accrual status unless the principal and interest is either secured by readily marketable securities or guaranteed by a U.S. Government agency.  Restoration to accrual status is allowed only if principal and interest are current to terms and reasonable certainty exists as to the obligor’s repayment capacity and with the approval of the Board of Directors Loan Committee.

Investment Activities

The Bank’s Investment Policy includes strict standards regarding permissible investments, credit quality, maturity intervals and duration, and investment concentrations.  The Asset/Liability Committee (ALCO) is responsible for making investment decisions in accordance with policies approved by the Board of Directors.  The Bank utilizes the services of an investment advisor to assist in the investment process.  All transactions must be made through brokers on a list approved by the Board of Directors as an addendum to the Investment Policy.  As of December 31, 2009, the investment portfolio included U.S. government agency debt, mortgage pass-through securities, and taxable municipal bonds.

The estimated fair market value of the investment portfolio as of December 31, 2009 was $5,521,099, including a pre-tax unrealized gain of $336,069.  As of December 31, 2008, estimated fair market value was $5,774,113 including pre-tax unrealized gain of $250,000.

The Bank’s investment strategies are aimed at maximizing income, preserving principal, managing interest rate risk, and avoiding credit risk.  Although the Bank has no immediate plans to sell any securities, all investments are classified as “available for sale.” This classification allows management the flexibility to sell securities in the future to adjust the portfolio as conditions change.

The table below shows the amortized cost and estimated fair market value of components of the Bank’s available for sale investment portfolio.

	December 31, 2009		December 31, 2008

	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

US Agency Securities	$ 596,702	$ 640,313	$ 595,002	$ 645,002
Municipal Securities	3,069,587	3,263,977	3,070,413	3,170,413
Mortgage Backed Securities	1,518,741	1,616,809	1,858,698	1,958,698

Total Securities Available for Sale	$ 5,185,030	$ 5,521,099	$ 5,524,113	$ 5,774,113

The following table sets forth information regarding the scheduled maturities for the Bank’s investment securities as of December 31, 2009, by contractual maturity.  The maturities of the mortgage-backed securities are the stated maturity date of each security.  The table does not take into consideration the effects of scheduled payments or possible payoffs.

	Within 1 Year		After 1 Year Within 5 Years		After 5 Years Within 10 Years		After 10 Years

	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
At December 31, 2009:

US Agency Securities	$ 0	0.00%	$ 597	5.08%	$ 0	0.00%	$ 0	0.00%
Municipal Securities	0	0.00%	1,673	5.44%	1,396	5.36%	0	0.00%
Mortgage Backed Securities	0	0.00%	1,519	4.84%	0	0.00%	0	0.00%
Total	$ 0	N/A	$ 3,789	5.14%	$ 1,396	5.36%	$ 0	N/A

	Totals

	Amount	Yield
At December 31, 2009

US Agency Securities	$ 597	5.08%
Municipal Securities	$ 3,069	5.40%
Mortgage Backed Securities	1,519	4.84%
Total	$ 5,185	5.20%

Sources of Funds

The Bank uses deposits as the major external source of funding to finance lending and investment activities.  In addition, the Bank derives funds from the amortization of loans, maturities of investment securities and certificates of deposit held at other banks.  The scheduled loan principal and interest payments and investment maturities are a relatively stable source of funds.  On the other hand, deposit flows and loan prepayments are significantly influenced by market interest rates, economic conditions, and competition.

We offer a full line of deposit products, including checking accounts, money market accounts, savings accounts, and certificates of deposit.  We also offer Individual Retirement Accounts (“IRA”) and Health Savings Accounts (“HSA”).  We offer account access on-line via our web site, www.choicebank.com.  On-line bill payment service is also available.  Virtually all account holders reside in our primary service area.

The Bank has also utilized funding from the wholesale brokered deposit market and participates in the CDARS program offered by the Promontory Interfinancial Network.  These funding sources provide access to deposits often at lower interest rates than we must pay in our local competitive market area.  Brokered deposits totaled $15.7 million, (15.2% of total deposits) at December 31, 2009 compared to $11.7 million (11.9% of total deposits) at the end of 2008.  Our policy allows brokered deposits to be a maximum of 30 percent of total deposits.

The Bank has a $9.8 million federal funds line of credit from its correspondent, Bankers Bank of Madison, Wisconsin.  The line is secured by the Bank’s investment portfolio.  The federal funds line has been used at times during the course of 2009 to fund loans and to provide liquidity.  The maximum outstanding at any one time was $2.9 million.  At December 31, 2009, there was no outstanding balance on our line of credit.

The Bank’s deposit classifications as of December 31, 2009 and 2008 were as follows:

	December 31, 2009		December 31, 2008

	Dollars	%	Dollars	%

Deposits

Non-interest bearing demand deposits	$ 5,057,864	4.91%	$ 5,431,951	5.52%
Interest-bearing demand deposits	2,275,636	2.21%	2,200,895	2.24%
Savings deposits	4,053,869	3.93%	2,317,802	2.36%
Money market deposits	32,448,524	31.49%	17,560,435	17,86%
Certificates of deposit less than $100,000	29,670,671	28.79%	45,425,494	46.21%
Certificates of deposit $100,000 and greater	29,546,667	28.67%	25,374,424	25.81%
	$ 103,053,231	100.00%	$ 98,311,001	100.00%

Selected maturities of certificates of deposit at December 31, 2009 were as follows:

	Certificates of Deposit $100,000 and Greater	Certificates of Deposit Less Than $100,000	Total

Due three months or less	$ 8,927,419	$ 7,454,049	$ 16,381,468
Due more than three months to six months	4,052,845	6,791,553	10,844,398
More than six months to one year	11,230,909	9,836,166	21,067,075
Over one year	5,335,494	5,588,903	10,924,397
	$ 29,546,667	$ 29,670,671	$ 59,217,338

The weighted average interest rate paid on certificates of deposit for 2009 was 3.22%, compared to 4.22% paid during 2008.  Our overall cost of funds averaged 2.80% for 2009 which was a decline of 112 basis points from the 3.92% cost of funds paid in 2008.  The significant drop in rates was reflective of the declining interest rate environment that continued throughout 2009.  The Bank’s cost of funds was also favorably impacted by the notable shift of deposits from more expensive term deposits into money market balances.

Supervision and Regulation

As a Wisconsin-chartered bank and federally insured depository institution, we are subject to state and federal banking laws and regulations that impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of our operations.  These laws and regulations are generally intended to protect depositors, not shareholders.  To the extent that the following summary describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions.  Any change in applicable laws or regulations may have a material effect on our business and prospects.  Our operations may be affected by legislative changes and policies of various regulatory authorities.  We are unable to predict the nature or the extent of the effect on our business and earnings that fiscal or monetary policies or new federal or state legislation may have in the future.

General

We operate as a Wisconsin-chartered commercial bank subject to examination by the Wisconsin Department of Financial Institutions (“DFI”).  Deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per depositor through December 31, 2013 per legislation enacted in 2008, subject to aggregation rules, and $250,000 for self-directed retirement accounts.  The coverage will revert to $100,000, except for self-directed retirement accounts, effective January 1, 2014.  The Bank elected to participate in the FDIC’s Transaction Account Guarantee Program whereby, through June 30, 2010, all noninterest bearing transaction accounts are fully guaranteed by the FDIC for the entire amount in the account.

We are under the supervision of, and subject to regulation and examination by, the DFI and the FDIC.  We are subject to various statutes and regulations administered by these agencies that govern, among other things, the following:

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required reserves;

•

investments;

•

loans and lending limits;

•

mergers and consolidations;

•

establishment of branch offices; and

•

the payment of dividends by the Bank.

As our primary federal regulator, the FDIC has the authority to impose penalties, initiate civil and administrative actions and take other steps to prevent us from engaging in unsafe and unsound practices.

Payment of Dividends

Statutory and regulatory limitations apply to our ability to pay dividends to our shareholders.  The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice.  Further, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized.  We do not expect to consider paying dividends unless and until such time as the Bank becomes profitable.

Capital Regulations

The federal bank regulatory authorities have adopted risk-based capital guidelines for banks that are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and to account for off-balance sheet items.  The guidelines are minimums, and the federal regulators have noted that banks contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain such ratios in excess of the minimums.

The current guidelines require all federal-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be tier 1 capital.  Tier 1 capital includes common shareholders’ equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan losses.  Tier 2 capital includes the excess of any preferred stock not included in tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred stock and general reserves for loan losses up to 1.25% of risk-weighted assets.

Under these guidelines, banks’ assets are given risk-weights of 0%, 20%, 50% or 100%.  In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight will apply.  These computations result in the total risk-weighted assets.  Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstances, residential construction loans, both of which carry a 50% rating.  Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% rating, and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% rating.

The federal bank regulatory authorities have also implemented a leverage ratio, which is equal to tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines.  The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank may leverage its equity capital base.  The minimum required leverage ratio for top-rated institutions is 4%, but most institutions are required to maintain an additional cushion of at least 100 to 200 basis points.  The Bank’s leverage ratio was 15.36% as of December 31, 2009 and 20.72% as of December 31, 2008.  The Bank’s additional leverage ratio cushion as of December 31, 2009 and 2008 was 1,136 basis points and 1,672 basis points respectively.

Prompt Corrective Action

Under the Federal Deposit Insurance Corporation Improvement Act of 1991 (“‘FDICIA”), the federal banking regulators (in this case, the FDIC) are required to take prompt corrective action if an insured depository institution fails to satisfy certain minimum capital requirements.  All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees if the institution would thereafter fail to satisfy the minimum levels for any of its capital requirements.

An institution that fails to meet the minimum level for any relevant capital measure (an “undercapitalized institution”) may be: (i) subject to increased monitoring by the appropriate federal banking regulator; (ii) required to submit an acceptable capital restoration plan within 45 days, (iii) subject to asset growth limits; and (iv) required to obtain prior regulatory approval of acquisitions, branching and new lines of businesses.  A “significantly undercapitalized” institution may be subject to regulatory demands for recapitalization, broader application of restrictions on transactions with affiliates, limitations on interest rates paid on deposits, asset growth and other activities and possible replacement of directors and officers.  The senior executive officers of a significantly undercapitalized institution may not receive bonuses or increases in compensation without prior regulatory approval and the institution is prohibited from making payments of principal or interest on its subordinated debt.  If an institution’s ratio of tangible capital to total assets falls below the “critical capital level,” the institution will be subject to conservatorship or receivership within 90 days unless periodic determinations are made that forbearance from such action would better protect the deposit insurance fund.

Federal banking regulators have adopted regulations implementing the prompt corrective action provisions of FDICIA.  Under these regulations, the federal banking regulators will generally measure a depository institution’s capital adequacy on the basis of the institution’s total risk-based capital ratio (the ratio of its total capital to risk-weighted assets), tier 1 risk-based capital ratio (the ratio of its core capital to risk-weighted assets) and leverage ratio (the ratio of its core capital to adjusted total assets).

Under the regulations, an institution that is not subject to an order or written directive by its primary federal regulator to meet or maintain a specific capital level will be deemed “well capitalized” if it also has: (i) a total risk-based capital ratio of 10% or greater; (ii) a tier 1 risk-based capital ratio of 6.0% or greater; and (iii) a leverage ratio of 5.0% or greater.  An “adequately capitalized” depository institution is an institution that does not meet the definition of well capitalized and has: (i) a total risk-based capital ratio of 8.0% or greater; (ii) a tier 1 risk-based capital ratio of 4.0% or greater; and (iii) a leverage ratio of 4.0% or greater (or 3.0% or greater if the depository institution has a composite 1 CAMEL rating).  An “undercapitalized institution” is a depository institution that has (i) a total risk-based capital ratio less than 8.0%; or (ii) a Tier 1 risk-based capital ratio of less than 4.0%; or (iii) a leverage ratio of less than 4.0% (or less than 3.0% if the institution has a composite 1 CAMEL rating).  A “significantly undercapitalized” institution is defined as a depository institution that has: (i) a total risk-based capital ratio of less than 6.0%; or (ii) a tier 1 risk-based capital ratio of less than 3.0%; or (iii) a leverage ratio of less than 3.0%.  A “critically undercapitalized” institution is defined as a depository institution that has a ratio of “tangible equity” to total assets of less than 2.0%.  Tangible equity is defined as core capital plus cumulative perpetual preferred stock (and related surplus) less all intangibles other than qualifying supervisory goodwill and certain purchased mortgage servicing rights.

At December 31, 2009 and 2008, the Bank had the requisite capital to be considered well capitalized.

Deposit Insurance Premiums

As an FDIC-insured institution, the Bank is required to pay deposit insurance premiums based on the risk it poses to the FDIC Deposit Insurance Fund (the “DIF”). In 2008, the FDIC had the authority to raise or lower assessment rates on insured deposits in order to achieve certain designated reserve ratios in the insurance funds and to impose special additional assessments. The FDIC had adopted a premium rate schedule, which provided for an assessment range in 2008 of 0.05% to 0.43% of domestic deposits, depending on the risk category to which the Bank was assigned based on capital levels, supervisory ratings and other risk measures. For the first quarter of 2009 these ranges were increased by 0.07%.

Under regulations that became effective on April 1, 2009, the assessment system was revised to take into consideration not only each institution's risk category as determined by capital levels, supervisory ratings and other risk measures, but also the institution's unsecured debt, secured liabilities and brokered deposits. In the second quarter of 2009, there was a 70.5 basis point spread between the highest and lowest possible assessment rates. Banks classified by the FDIC in Risk Category I are subject to an assessment ranging from 12-16 basis points, but that range can be adjusted from 7 to 24 basis points under the revised system. Banks classified by the FDIC in Risk Category IV are subject to an assessment of 45 basis points, with possible adjustments ranging from 40-77.5 basis points under the revised system. Risk assessment rates are determined on the last day of each quarter.

In May 2009, the FDIC also voted to levy a .05% special assessment on each insured depository institution's assets minus Tier 1 capital as of June 30, 2009. The special assessment was collected on September 30, 2009 and was capped at .10% of an institution's domestic deposits. Additional .05% special assessments on each institution's total assets minus Tier 1 capital may also be assessed by the FDIC if the agency believes that the Deposit Insurance Fund is estimated to fall to a level that would adversely affect public confidence.

On November 12, 2009, the FDIC issued new assessment regulations that required FDIC-insured institutions to prepay on December 30, 2009, their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010, 2011 and 2012.  While the Bank made the full prepayment of $613,924 in 2009, the quarterly amounts will not be reflected as a charge against earnings until the periods to which they apply.

Community Reinvestment Act and Fair Lending

The Bank is subject to the provisions of the Community Reinvestment Act (the “CRA”). The CRA generally requires federal banking agencies to evaluate whether financial institutions are meeting the credit needs of their local communities, including low- and moderate-income neighborhoods and to rate such institutions and publicly disclose such ratings. State and federal agencies also examine financial institutions compliance with fair lending laws. A bank may be subject to substantial penalties and corrective measures for violating certain fair lending laws. Federal banking agencies are also authorized to take compliance with such laws and a bank’s CRA rating into consideration when regulating and supervising other activities of a bank holding company and the Bank, including expansionary activities. As of the date of it most recent examination, the Bank has a CRA rating of satisfactory.

Compliance with Consumer Protection Laws

The Bank is subject to many federal consumer protection statutes and regulations including the Truth in Lending Act, Truth in Savings Act, Equal Credit Opportunity Act, the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act of 2003, Fair Housing Act, Real Estate Settlement Procedures Act and Home Mortgage Disclosure Act. Among other things, these acts:

•

require the Bank to disclose credit terms in meaningful and consistent ways;

•

prohibit discrimination against an applicant in any consumer or business credit transaction;

•

prohibit discrimination in housing-related lending activities;

•

regulate the manner in which the Bank must deal with customers and certain information about customers;

•

require the Bank to collect and report applicant and borrower data regarding loans for home purchases or improvement projects;

•

require lenders to provide borrowers with information regarding the nature and cost of real estate settlements;

•

prohibit certain lending practices and limit escrow account amounts with respect to real estate transactions; and

•

prescribe possible penalties for violations of the requirements of consumer protection statutes and regulations.

Privacy and Security

The Gramm-Leach-Bliley Act (“GLBA”) also establishes a minimum federal standard of financial privacy by, among other provisions, requiring the Bank to adopt and disclose privacy policies with respect to consumer information and setting forth certain rules with respect to the disclosure to third parties of consumer information.  The Bank has adopted and disseminated its privacy policies pursuant to the GLBA.  Regulations adopted under the GLBA set standards for protecting the security, confidentiality and integrity of customer information, and require notice to regulators, and in some cases, to customers, in the event of security breaches.  A number of states have adopted their own statutes requiring notification of security breaches.  In addition, the GLBA requires the disclosure of agreements reached with community groups that relate to the CRA, and contains various other provisions designed to improve the delivery of financial services to consumers while maintaining an appropriate level of safety in the financial services industry.

USA PATRIOT Act

The terrorist attacks in September 2001 impacted the financial services industry and led to federal legislation that attempts to address certain related issues involving financial institutions.  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), enacted in October 2001, among other things requires each financial institution: (i) to establish an anti-money laundering program; (ii) to establish due diligence policies, procedures and controls with respect to its private banking accounts and correspondent banking accounts involving foreign individuals and certain foreign banks; and (iii) to avoid establishing, maintaining, administering or managing correspondent accounts in the United States for, or on behalf of, a foreign bank that does not have a physical presence in any country.

State Bank Activities

Under federal law and FDIC regulations, FDIC-insured state banks are prohibited, subject to certain exceptions, from making or retaining equity investments of a type or amount, either of which is not permitted for a national bank. Federal law and FDIC regulations also prohibit FDIC-insured state banks and their subsidiaries, subject to certain exceptions, from engaging as a principal in any activity that is not permitted for a national bank or its subsidiary, respectively, unless the bank meets, and continues to meet, its minimum regulatory capital requirements and the FDIC determines the activity would not pose a significant risk to the deposit insurance fund of which the bank is a member.

Eligible state banks are authorized to engage through “financial subsidiaries,” in certain activities that are permissible for financial holding companies and certain activities that the Secretary of the Treasury, in consultation with the Federal Reserve, determines to be financial in nature or incidental to any such financial activity.

Change of Control

Federal law restricts the amount of voting stock of a bank or a bank holding company that a person may acquire without the prior approval of banking regulators. The overall effect of such laws is to make it more difficult to acquire a bank by tender offer or similar means than it might be to acquire control of another type of corporation.  Consequently, the Bank’s shareholders may be less likely to benefit from the rapid increase in stock prices that might result from tender offers or similar efforts to acquire control of other companies.

Recent Regulatory Developments

In response to global credit and liquidity issues involving a number of financial institutions, the United States government, particularly the Treasury Department and the FDIC, have taken a variety of extraordinary measures designed to restore confidence in the financial markets and to strengthen financial institutions, including capital injections, guarantees of bank liabilities and the acquisition of illiquid assets from Bank.

On October 3, 2008, President Bush signed into law the Emergency Economic Stabilization Act of 2008 (the “EESA”) enacted by the U.S. Congress.  Pursuant to the EESA, the Treasury Department was granted the authority to take a range of actions for the purpose of stabilizing and providing liquidity to the U.S. financial markets and has proposed several programs, including the purchase by the Treasury Department of certain troubled assets from financial institutions (the “Troubled Asset Relief Program” or “TARP”) and the direct purchase by the Treasury Department of equity of healthy financial institutions (the “Capital Purchase Program” or “CPP”). The EESA also temporarily raised the limit on federal deposit insurance coverage provided by the FDIC from $100,000 to $250,000 per depositor. The limits are presently scheduled to return to $100,000 on January 1, 2014.

Among other programs and actions taken by the Bank regulatory agencies, the FDIC implemented the Temporary Liquidity Guarantee Program (“TLGP”) to strengthen confidence and encourage liquidity in the Banking system. Included in the TLGP is the Transaction Account Guarantee Program (“TAGP”). The TAGP offers full guarantee for noninterest-bearing transaction accounts held at FDIC-insured depository institutions. The unlimited deposit coverage was voluntary for eligible institutions and was in addition to the $250,000 FDIC deposit insurance per account that was included as part of the EESA. The TAGP coverage became effective on October 14, 2008 and was scheduled to terminate on December 31, 2009, however the FDIC extended the program until June 30, 2010 unless a participating institution opted out of such extension. Institutions remaining in the program are subject to increased assessment rate of between 15 basis points and 25 basis points depending on the institution’s composite regulatory rating. The Bank did not opt out of the TLGP extension period and therefore is subject to such applicable increased assessment rates and will continue to offer transaction accounts with an unlimited FDIC insurance guaranty through June 2010.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) was signed into law. Section 7001 of the ARRA amended Section 111 of the EESA in its entirety. While the Treasury Department must promulgate regulations to implement the restrictions and standards set forth in Section 7001, the ARRA, among other things, significantly expands the executive compensation restrictions previously imposed by the EESA. Such restrictions apply to any entity that has received or will receive financial assistance provided under TARP, and shall generally continue to apply for as long as any obligations arising from financial assistance provided under TARP, including preferred stock issued under the CPP, remains outstanding. Since the Bank did not participate in the CPP, Section 7001 of the ARRA does not apply to it.

Future Legislation

Various legislation is from time to time introduced in Congress and state legislatures with respect to the regulation of financial institutions. Such legislation may change the banking statutes and the operating environment of the Bank in substantial and unpredictable ways. We cannot determine the ultimate effect that potential legislation, or implementing regulations, if enacted, would have upon the financial condition or results of operations of the Company or the Bank.

THE LAWS AND REGULATIONS DISCUSSED ABOVE, AS WELL AS THOSE NOT DISCUSSED HEREIN, ADD SIGNIFICANTLY TO THE COST OF THE BANK’S OPERATIONS AND THUS HAVE A NEGATIVE AND INDETERMINATE IMPACT ON ITS PROFITABILITY.  THERE HAS ALSO BEEN AN EXPANSION IN RECENT YEARS OF THE NUMBER OF FINANCIAL SERVICES PROVIDERS THAT ARE NOT SUBJECT TO SOME OR ALL OF THE SAME RULES AND REGULATIONS AS THE BANK IS.  THOSE INSTITUTIONS, BECAUSE THEY ARE NOT AS HIGHLY REGULATED AS THE BANK, HAVE A COMPETITIVE ADVANTAGE OVER THE BANK AND MAY CONTINUE TO DRAW FUNDS AWAY FROM TRADITIONAL BANKING INSTITUTIONS.

Item 1A.  Risk Factors

AN INVESTMENT IN THE BANK INVOLVES SIGNIFICANT RISKS. SPECIFICALLY, THERE ARE RISKS AND UNCERTAINTIES THAT COULD CAUSE THE FUTURE OPERATING RESULTS AND FINANCIAL CONDITION OF THE BANK TO BE LESS FAVORABLE THAN MANAGEMENT EXPECTS. THIS SECTION SUMMARIZES SOME OF THESE POTENTIAL RISKS.  THE ORDER IN WHICH THE RISK FACTORS ARE DISCUSSED IN THIS SECTION IS NOT INTENDED TO INDICATE THEIR RELATIVE IMPORTANCE.

Our management may not accurately assess our risks.

Our ability to be successful is based in large part on the accuracy of management’s assumptions inherent in our business, marketing and growth strategies, as well as management’s ability to identify and implement strategies to address the risks identified in such strategies.  There are the risks that management’s assumptions may prove to be incorrect, that management has not fully identified all of the material risks associated with our business, and that management has not fully estimated the potential for these risks to materialize or the effectiveness of its strategies to address these risks.

We are subject to credit risk.

We are exposed to the risk that third parties that owe us money, securities, or other assets will not repay their obligations.  Credit risk arises anytime we commit, invest or otherwise extend funds through contractual agreements, whether reflected on or off our balance sheet.  These parties may default on their obligations due to bankruptcy, lack of liquidity, operational failure or other reasons.

Our credit risk is concentrated in our loan portfolio.  Credit risk is affected by a variety of factors including credit-worthiness of the borrower, the sufficiency of underlying collateral, the enforceability of third-party guarantees, changing economic and industry conditions and concentrations of credit by loan type, terms or geographic area, changes in the financial condition of the borrower or other party, and by credit and underwriting policies.

We have established an allowance for loan losses which represents management's best estimate of probable losses inherent in our loan portfolio.  See the discussion in Item 7 of this Report, entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Allowance for Loan and Lease Losses.”

We are subject to credit concentration risk.

Concentrations of credit risk occur when the aggregate amount owed by one borrower, a group of related borrowers, or borrowers within the same or related industries or groups, represent a relatively large percentage of the total capital or total credit extended by a bank.  Although each loan in a concentration may be of sound quality, concentration risks represent a risk not present when the same loan amounts are extended to borrowers that are not a part of a concentration.  Loans concentrated in one borrower depend, to a large degree, upon the financial capability and character of the individual borrower.  Loans made to a group of related borrowers can be susceptible to financial problems experienced by one or a few members of that group.  Loans made to borrowers that are part of the same or related industries or groups can be all adversely impacted with respect to their ability to repay some or all their obligations when adverse conditions prevail in the broader economy or even within just the respective industries or groups.  At December 31, 2009 we had certain concentrations of credit risk, which are described in more detail in the discussion in Item 7 of this Report, entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Lending Activities.”

We are subject to risks associated with making real estate mortgage and construction loans.

We originate fixed and adjustable interest rate loans, with terms of up to 30 years. At December 31, 2009, loans secured by real estate represented 80 percent of our total loan portfolio. Although the majority of the residential mortgage loans that we originate are fixed-rate, adjustable rate mortgage (“ARM”) loans increase the responsiveness of our loan portfolio to changes in market interest rates. However, because ARM loans are more responsive to changes in market interest rates than fixed-rate loans, ARM loans also increase the possibility of delinquencies in periods of high interest rates.

We also originate loans secured by mortgages on commercial real estate and multi-family residential real estate.  Because these loans are usually larger than one-to-four family residential mortgage loans, they generally involve greater risks than one-to-four family residential mortgage loans. In addition, because our customers’ ability to repay these loans is often dependent on operating and managing those properties successfully, adverse conditions in the real estate market or the economy generally can impact repayment more severely than loans secured by one-to-four family residential properties.  Moreover, the commercial real estate business is particularly subject to downturns, overbuilding and adverse changes in local economic conditions.

We also make construction loans for residences and commercial buildings. While these loans enable us to increase the interest rate sensitivity of its loan portfolios and receive higher yields than those obtainable on permanent residential mortgage loans, the higher yields correspond to higher risk perceived to be associated with construction lending.  These include risks associated generally with loans on the type of property securing the loan. Moreover, commercial construction lending often involves disbursing substantial funds with repayment dependent largely on the success of the ultimate project instead of the borrower’s or guarantor’s ability to repay. Again, adverse conditions in the real estate market or the economy generally can impact repayment more severely for commercial loans than for loans secured by one-to-four family residential properties.

Our allowance for loan losses may be inadequate.

Our management makes various assumptions and judgments about the collectability of our loan portfolio and provides an allowance for potential losses based on a number of factors.  Our allowance for potential loan losses is established and maintained at a level considered adequate by management to absorb loan losses that are inherent in our loan portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond our control, and such losses may exceed current estimates.  Although management believes that the allowance for potential loan losses as of the date hereof is adequate to absorb losses that may develop in its existing portfolio of loans, there can be no assurance that the allowance will prove sufficient to cover actual loan losses in the future.

In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for potential loan losses or recognize further loan charge-offs, based on judgments different than those of our management. Any increase in the our allowance for loan losses or loan charge-offs as required by these regulatory agencies could have a negative effect on our operating results.

We are subject to limits on the amount of money we can lend.

The aggregate amount that we may loan to any one customer is limited by state law to 20% of our capital (approximately $3.5 million as of December 31, 2009). As a result of this lending limit, the size of the loans that we are able to offer to potential customers is less than the size of loans that most of our competitors, who are larger than us, are able to offer. This limit may affect our ability to seek relationships with larger businesses in our market area. Through our management’s previous experience and relationships with a number of other financial institutions in the region, we have and expect to continue to accommodate loan volumes in excess of our lending limit through the sales of participations in such loans to other banks.  However, there can be no assurance that we will be successful in attracting or retaining customers seeking larger loans or that we will be able to sell participations in such loans or on terms favorable to us.

We depend on the accuracy and completeness of information about customers and counterparties.

In evaluating and deciding whether to extend credit or enter into other transactions with customers and counterparties, we may rely on information provided by customers and counterparties, including financial statements and other financial information.  We may also rely on representations of customers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to business entities, we may assume that the customer’s audited financial statements conform to generally accepted accounting principles (“GAAP”) and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer. We may also rely on the audit report covering those financial statements. Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with GAAP or that are materially misleading.

We are especially dependent on our local economy.

We operate as a community-oriented retail and business bank, with a focus on servicing both individual and business customers in our market area.  Our future growth opportunities will depend largely on market area penetration, market area growth and our ability to compete for traditional banking business within our market area.  We anticipate that as a result of this concentration, a downturn in the local economy could increase the risk of loss associated with our loan portfolio.

We are subject to interest rate risk.

Our primary source of income is net interest income, which is the difference between the interest income earned on interest-earnings assets (consisting primarily of loans and securities) and the interest expense paid on interest-bearing liabilities (consisting primarily of deposits and other borrowings).  The level of net interest income is a function of the average balance of interest-earning assets, the average balance of interest-bearing liabilities, and the spread between the yield on such assets and the cost of such liabilities.  These factors are influenced by our ability to attract loans and core deposits and the pricing and mix of these and other interest-earnings assets and interest-bearing liabilities which, in turn, are impacted by such external factors as the local economy, competition for loans and deposits, monetary policy, and market interest rates.

The level of net interest income is influenced by movements in such rates of interest, and the pace at which such movements occur.  If the interest rates on interest-bearing liabilities increase at a faster pace than the interest rates on interest-earning assets, the result could be a reduction in net interest income and with it, a reduction in earnings.  Our net interest income and earnings would be similarly impacted if the interest rates on interest-earning assets decline more quickly than the interest rates on interest-bearing liabilities.  In addition, such changes in interest rates could have an effect on the ability to originate loans and attract and retain deposits; the fair value of financial assets and liabilities; and the average life of loan and securities portfolios.

We face substantial competition in all areas of our operations.

We face substantial competition in all areas of our operations from a variety of different competitors, many of which are significantly larger than us and have more financial, managerial and human resources.  Such competitors primarily include national and super-regional banks as well as smaller community banks within the markets in which we operate.  However, we also face competition from many other types of financial institutions, including savings associations, credit unions, mortgage banking companies, finance companies, mutual funds, insurance companies, investment management firms, investment banking firms, broker-dealers, and other local, regional, and national financial services firms.  The financial services industry could become even more competitive as a result of economic, legislative, regulatory, and technological changes and continued consolidation.  Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks.  Our ability to compete successfully depends on a number of factors, including, among other things:

•

our ability to develop and execute strategic plans and initiatives;

•

our ability to develop, maintain and build upon long-term customer relationships based on quality service, high ethical standards, and safe, sound assets;

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our ability to expand our market position;

•

the scope, relevance, and pricing of products and services offered to meet customer needs and demands;

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the rate at which we introduce new products and services relative to our competitors; and

•

industry and general economic trends.

Our failure to perform in any of these areas could significantly weaken our competitive position, adversely affect our growth and profitability, and have a material adverse effect on our financial condition and results of operations.

Consumers may decide not to use banks to complete their financial transactions, which could result in a loss of income.

Technology and other changes are allowing consumers to complete financial transactions electronically that historically have involved banks at one or both ends of the transaction. For example, consumers can now pay bills and transfer funds directly without banks. The process of eliminating banks as intermediaries, known as disintermediation, could result in the loss of fee income as well as the loss of customer deposits and income generated from those deposits.

General economic conditions can significantly affect our business and financial condition.

The national and global economic downturn has resulted in unprecedented levels of financial market volatility which has depressed overall the market value of financial institutions, limited access to capital, and has had a material adverse effect on the financial condition or results of operations of banking companies in general.  The possible duration and severity of the adverse economic cycle is unknown and may exacerbate our exposure to credit risk.

Like other financial institutions, we have been particularly exposed to downturns in the U.S. housing and commercial real estate markets.  Approximately 80 percent of our loan portfolio consists of loans collateralized with mortgages on residential or commercial real estate (see the discussion in Item 7 of this Report, entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Lending Activities.”). Dramatic declines in the housing market over the past two years, with falling home prices and increasing foreclosures, unemployment and under-employment, have negatively impacted the credit performance of mortgage loans and resulted in significant write-downs of asset values by financial institutions.  Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced or ceased providing funding to borrowers, including to other financial institutions.  This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and widespread reduction of business activity generally.  The resulting economic pressure on consumers and lack of confidence in the financial markets has adversely affected our business, financial condition and results of operations.  We cannot predict whether the difficult conditions in the financial markets will improve in the near future or, if they do, the extent to which they will improve or how long it will take.  A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry.  In particular, we may face the following risks in connection with these events:

•

Increased regulation of the financial institutions industry would likely increase our cost of doing business and limit our ability to pursue business opportunities.

•

Our ability to assess the creditworthiness of our customers may be impaired if the models and approaches we have historically used or develop in the future to select, manage and underwrite its customers become less predictive of future behaviors.

•

The process we use to estimate losses inherent in our credit portfolio requires difficult, subjective and complex judgments, including forecasts of economic conditions and how these economic predictions might impair the ability of its borrowers to repay their loans, which may no longer be capable of accurate estimation and which may, in turn, impact the reliability of the process.

•

Competition in the banking industry could intensify as a result of the increasing consolidation of financial services companies in connection with current market conditions.

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We have been and may, in the future, be required to pay significantly higher Federal Deposit Insurance Corporation premiums because market developments have significantly depleted the Deposit Insurance Fund and reduced the ratio of reserves to insured deposits.

•

Our liquidity could be negatively impacted by an inability to access the capital markets, unforeseen or extraordinary demands on cash, or regulatory restrictions, which could, among other things, materially and adversely affect our business, prospects and financial condition.

The economic downturn has also resulted in the failure of a number of prominent financial institutions, resulting in further losses as a consequence of defaults on securities issued by them and defaults under contracts with such entities as counterparties.  In addition, declining asset values, defaults on mortgages and consumer loans, the lack of market and investor confidence and other factors have all combined to cause rating agencies to lower credit ratings and to otherwise increase the cost and decrease the availability of liquidity.  Some banks and other lenders have suffered significant losses and have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining collateral values.  Although the U.S. government, the Federal Reserve Board, and other regulators took numerous steps in 2008 and 2009 to increase liquidity and to restore investor confidence, including investing in the equity of other banking organizations, asset values have continued to decline, and access to liquidity continues to be limited.

We may be adversely affected by the creditworthiness of other financial institutions.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships.  We engage in transactions in the ordinary course of business with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional clients.  Many of these transactions expose us to credit risk in the event of default of our counterparty or customer.  In such instances, the collateral we hold may be insufficient to cover our losses, as we may be unable to realize upon or liquidate at prices sufficient to recover the full amount of our credit or derivative exposure.  Such events could have a material and adverse affect on our operating results and financial condition.

Uncertainty in the financial markets could result in lower fair values for securities we hold in our investment portfolio.

The upheaval in the financial markets over the past two years has adversely impacted all classes of securities and has resulted in volatility in the fair values of our investment securities.  Issues with credit quality of the securities could result in lower fair values for these securities and may result in recognition of an other-than-temporary impairment charge, which would have a direct adverse impact on our results of operations.

Terrorism, acts of war, international conflicts and natural disasters can adversely affect us.

Acts or threats of war or terrorism, international conflicts, natural disasters, and the actions taken by the United States and other governments in response to such events, could disrupt business operations and negatively impact general business and economic conditions in the country.  If terrorist activity, acts of war, other international hostilities or natural disasters disrupt business operations, trigger technology delays or failures, or cause damage to our physical facilities, our customers or service providers, or cause an overall economic decline, our financial condition and operating results could be materially adversely affected.  The potential for future occurrences of these events has created many economic and political uncertainties that could adversely affect our business and results of operations in ways that we cannot presently predict.

We operate in a highly regulated environment.

We are subject to extensive federal and state regulation and supervision, including regulation and supervision by the Federal Deposit Insurance Corporation (the “FDIC”) and the Wisconsin Department of Financial Institutions (the “Wisconsin DFI”). Existing state and federal banking laws subject us to substantial limitations with respect to loans, purchase of securities, payment of dividends and many other aspects of our business. Increased regulation of the financial institutions industry would likely increase our cost of doing business and could limit our ability to pursue business opportunities.  There can be no assurance that future legislation or government policy will not adversely affect the banking industry in general, or our operations specifically, resulting in a competitive disadvantage.

Recent and proposed legislative and regulatory actions taken to stabilize the United States banking system may not succeed or may disadvantage us.

In response to the recent financial market crisis, the United States government, specifically the U.S. Treasury, the Federal Reserve Board and the FDIC, working in cooperation with foreign governments and other central banks, has taken a variety of extraordinary measures designed to restore confidence in the financial markets and to strengthen financial institutions, including measures available under the Emergency Economic Stabilization Act ("EESA").  EESA followed, and has been followed by, numerous actions by the Federal Reserve Board, United States Congress, Department of Treasury, FDIC, SEC and others to address the current liquidity and credit crisis.  These measures include homeowner relief that encourages loan restructuring and modification; the establishment of significant liquidity and credit facilities for financial institutions and investment banks, the lowering of the Fed Funds rate; emergency action against short selling practices; a temporary guaranty program for money market funds; the establishment of a commercial paper funding facility to provide back-stop liquidity to commercial paper issuers; and coordinated international efforts to address illiquidity and other weaknesses in the financial sector.  The purpose of these legislative and regulatory actions is to stabilize the U.S. banking system.  However, there can be no assurance as to the actual impact the EESA will have on the financial markets, including the extreme levels of volatility and limited credit availability currently being experienced by some institutions, and they may not have the desired effects.  If the volatility in the markets continues and economic conditions fail to improve or worsen, our business, financial condition, and results of operations could be materially adversely affected.

As discussed below, the U.S. Treasury is currently developing additional programs to further alleviate the ongoing financial crisis.  There can be no assurance that we will be able to, or wish to, participate in future programs.  If we do not participate in any such programs, it may have a material adverse effect on our competitive position (especially if our competitors do take advantage of these programs and the programs are successful), financial condition and operating results.

Legislative developments could force us to change the way we do business, increase our costs, or otherwise have an adverse effect on us.

Since October 2008, various legislation has been signed into law including the EESA which, among other measures, authorized the Secretary of the U.S. Treasury Department to establish the Troubled Asset Relief Program ("TARP").  The EESA gives broad authority to the Treasury Department to purchase, manage, modify, sell and insure the troubled mortgage related assets that triggered the current economic crisis as well as other "troubled assets." The EESA includes additional provisions directed at bolstering the economy, including:

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Authority for Federal Reserve Banks to pay interest on depository institution balances.

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Mortgage loss mitigation and homeowner protection.

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Authority to the SEC to suspend mark-to-market accounting requirements for any issuer or class of category of transactions.

Pursuant to the TARP, the Treasury Department has created a Capital Purchase Program ("CPP") to provide access to capital to financial institutions through a standardized program to acquire preferred stock (accompanied by warrants) from eligible financial institutions that will serve as Tier I capital.

The EESA also contains a number of significant employee benefit and executive compensation provisions, some of which apply to employee benefit plans generally, and others which impose on financial institutions that participate in the TARP program restrictions on executive compensation.

In October 2008, the FDIC announced the establishment of a Temporary Liquidity Guarantee program ("TLGP") to temporarily provide insurance for all non-interest bearing transaction accounts and guarantees of certain newly issued senior unsecured debt issued by financial institutions such as the Bank.

There can be no assurance as to the actual impact that the EESA and such related measures undertaken to alleviate the credit crisis will have generally on the financial markets, including the extreme levels of volatility and limited credit availability currently being experienced.  The failure of such measures to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit or the trading price of our common stock.

Finally, there can be no assurance regarding the specific impact that such measures may have on the Company, or whether (or to what extent) the Company will be able to benefit from such programs.

Changes in the fiscal and monetary policies of the federal government and its agencies could affect the general or local economies, change the way we do business, increase our costs, or otherwise have an adverse effect on us.

The policies of the Board of Governors of the Federal Reserve ("FRB") impact us significantly.  The FRB regulates the supply of money and credit in the United States.  Its policies directly and indirectly influence the rate of interest earned on loans and paid on borrowings and interest-bearing deposits and can also affect the value of financial instruments we hold.  Those policies determine to a significant extent our cost of funds for lending and investing.  Changes in those policies are beyond our control and are difficult to predict.  FRB policies can affect our borrowers, potentially increasing the risk that they may fail to repay their loans.  For example, a tightening of the money supply by the FRB could reduce the demand for a borrower's products and services.  This could adversely affect the borrower's earnings and ability to repay its loan, which could materially adversely affect us.

We have experienced increases in our FDIC insurance premiums and those premiums could increase in the future.

Effective January 1, 2007, the FDIC adopted a risk-based system for assessment of deposit insurance premiums under which all institutions are required to pay at least minimum annual premiums. In addition, in an effort to replenish the Deposit Insurance Fund in the wake of the recent increase in bank failures in the United States, the FDIC changed its rate structure in December 2008 to generally increase premiums effective for assessments in the first quarter of 2009. Further, in May 2009, the FDIC issued a final rule to impose a special one-time assessment against all financial institutions in the second quarter of 2009 that was payable in the third quarter of 2009. The system categorizes institutions into one of four risk categories depending on capitalization and supervisory rating criteria. Most recently, on November 12, 2009, the FDIC issued a Final Rule pursuant to which banks were required to prepay three years’ worth of FDIC insurance premiums (2010, 2011 and 2012) on December 30, 2009. Financial institutions were permitted to apply for an exemption or, alternatively, the FDIC was entitled, on its own initiative, to exempt certain institutions from this prepayment requirement. In December 2009 the Bank prepaid three years’ worth of FDIC insurance premiums. Nonetheless, due to the changes to the FDIC premium structure, our FDIC insurance premiums increased significantly during 2009 and may be subject to further increases in the future, which could have a material adverse effect on our operating results.

We are subject to examinations and challenges by tax authorities.

In the normal course of business, we are routinely subject to examinations and challenges from federal and state tax authorities regarding the amount of taxes due in connection with investments we have made and the businesses in which we engage.  Recently, federal and state taxing authorities have become increasingly aggressive in challenging tax positions taken by financial institutions. These tax positions may relate to tax compliance, sales and use, franchise, gross receipts, payroll, property and income tax issues, including tax base, apportionment and tax credit planning. The challenges made by tax authorities may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. If any such challenges are made and not resolved in our favor, they could have an adverse effect on our financial condition and results of operations.

Our accounting policies and methods are the basis of how our financial condition and results of operations are reported, and they may require management to make estimates about matters that are inherently uncertain.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Our management must exercise judgment in selecting and applying many of these accounting policies and methods in order to ensure that they comply with GAAP and reflect management’s judgment as to the most appropriate manner in which to record and report our financial condition and operating results. In some cases, management must select the accounting policy or method to apply from two or more alternatives, any of which might be reasonable under the circumstances yet might result in our reporting materially different amounts than it would have reported under a different alternative.

Changes in technology may affect our operations.

The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs.  Our future success will depend in part on our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. There can be no assurance that we will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to our customers.  Further, we rely on third- party providers to handle virtually all of the data processing aspects of our business and technological or personnel failures by these providers could also adversely our operations.

We have not and have no present plans to pay dividends on our common stock.

We have historically used our earnings for operating capital and to support our growth and we have not paid dividends on our common stock at any time since we opened in 2006 and have no present intention to pay dividends in the foreseeable future.  There may be limitations on our ability to pay dividends.  See the discussion in Item 7 of this Report, entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Dividend Policy.”

We are dependent upon the services of certain key individuals.

Two of our most senior officers, Keith Pollnow and Stanley Leedle, and all nineteen of our directors have been involved since we originally opened for business in 2006.  We believe that these individuals, as well as other skilled personnel and directors, have played a significant role in our success over the past 3½ years.  See “Directors, Executive Officers and Corporate Governance,” Item 10 of this Report.   Moreover, although none of our senior officers currently has plans to retire in the near future, our continued success will be dependent on our ability to retain the services of these individuals and to insure continuity among our management team.  The sudden loss of the services of any or all of these individuals, or our inability to attract and retain qualified senior management personnel in the future, could have an adverse effect on our operations and prospects.

Our stock is illiquid.

Although our stock is publicly traded, transactions in our stock are limited and sporadic and our shareholders may not be able to readily liquidate their investment in our stock in the case of financial emergency or otherwise.

Our directors and members of our management team effectively control the Bank.

Our directors and executive officers currently beneficially own or hold the power to vote more than 21 percent of our issued and outstanding common stock which, although it does not constitute numerical control, gives them significant influence and, in come cases, effective control over most corporate decisions to be made by our shareholders (see “Security Ownership of Certain Beneficial Owners, Management and Related Shareholder Matters,” Item 12 of this Report).  Among other things, this could, as a practical matter, limit the ability of non-management shareholders to effect a change in management or control key corporate decisions, such as amendments to the Articles of Incorporation or any merger or acquisition that is subject to shareholder approval.

Item 1B.  Unresolved Staff Comments

None.

Item 2.  Properties

As of December 31, 2009 the Bank is operating out of two locations.

Our main office is located at 2450 Witzel Avenue on the west side of Oshkosh.  The building contains approximately 19,000 square feet on two levels.  The Bank owns approximately 60% of the building in a condominium relationship.  A local CPA firm owns the remaining 40%.  The CPA firm performs payroll processing services for the bank.  The CPA firm does not perform any auditing or consulting services for the Bank.

Our branch office is a free-standing, newly constructed facility located at 2201 Jackson Street on the north side of Oshkosh that opened in January 2007.  The building contains 3,087 square feet of floor area.  It is a leased facility with rent of $4,116 per month.  The Bank is responsible for real estate taxes and utilities.  The term of the lease is ten years, expiring in December, 2016.  The lessor is an entity owned by Director Thomas Rusch.  Terms of the lease were reviewed by an independent appraiser, and found to be in line with current market conditions for the area.  Lease terms were approved by the full Board of Directors, with Mr. Rusch absent from discussions.  We believe that the properties are adequately covered by insurance and that these facilities are adequate to meet our present needs.

Item 3.  Legal Proceedings

We may be involved from time to time in various routine legal proceedings incidental to our business. To our knowledge, there are no pending legal proceedings to which the Bank is a party and which may have a materially adverse effect on the Bank’s property, business, financial condition, or results of operations.

Item 4. [RESERVED]

PART II

Item 5.  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

The Bank’s common stock is traded over the counter on the OTC Bulletin Board (“OTCBB”) under the symbol “CBKW.OB.”  Trading on the OTCBB began on July 24, 2006.  Prior to which, there was no established market for our common stock.  Since we became listed on the OTC Bulletin Board, trading activity has been light, and there is no expectation that trading activity will increase in the future.  OTCBB quotations do not reflect retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.  The following table sets forth the high and low OTCBB bid quotations for the Bank’s common stock by quarter for the past two years:

	Quarter ended

	12/31/2009	9/30/2009	6/30/2009	3/31/2009
High bid	$9.30	$9.25	$9.25	$10.25
Low bid	$7.25	$7.80	$8.80	$8.00

	12/31/2008	9/30/2008	6/30/2008	3/31/2008
High bid	$10.25	$10.25	$11.00	$10.65
Low bid	$6.50	$8.55	$9.50	$9.05

At March 3, 2010, there were approximately 950 shareholders of record, with 2,160,620 shares outstanding.  The number of shares outstanding includes 2,160,000 shares sold in the Bank’s initial public offering and 620 shares issued upon the exercise of shareholder warrants.  There are outstanding warrants to purchase 431,370 shares of Bank stock that were awarded to the Bank’s initial shareholders based on one warrant for every five shares of stock purchased, each having an exercise price of $12.50 per share and expiring on July 24, 2012.  Finally, the Bank has outstanding warrants to purchase 213,750 shares of Bank stock that were awarded to the Bank’s organizers, each having an exercise price of $10.00 per share and expiring on July 24, 2016.

Since organizing in 2006, the Bank has not declared or paid dividends on its common stock, and none are anticipated during the upcoming year.   As a relatively new financial institution, the Bank is subject to significant regulatory restrictions on the payment of cash dividends.  At the present time, we have no plans to pay dividends but, instead, we expect to reinvest earnings to expand and grow the Bank.  Dividend decisions in the future will be made by our Board of Directors, taking into account growth potential, earnings, capital requirements, economic conditions, and any other factors deemed relevant.

The Choice Bank Stock Incentive Plan was approved by our shareholders on July 11, 2006.  The table below shows warrants awarded to Bank organizers and options granted to executive officers as of December 31, 2009.  Options vest ratably over a three year period, are exercisable at $10 per share, and have a ten-year term.  As of December 31, 2009, 58,333 of the 63,333 options granted were exercisable.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)

Equity compensation plans	a	b	c

approved by shareholders	63,333 (1)	$10.00	296,667
not approved by shareholders	213,750 (2)	$10.00	0
Total	277,083	$10.00	296,667

(1)

Includes options awarded under the Choice Bank Stock Option Plan.  Options granted include:

Keith C. Pollnow	Director, President & CEO	25,000
Stanley G. Leedle	Director, Executive VP & CCO	20,000
John F. Glynn	Senior Vice President & CFO	5,000
Debra K. Fernau	Vice President & COO	5,000
Mark D. Troudt	Director, Risk Management Officer	5,000
David A. Hayford	Former Bank Officer	3,333
		63,333

(2)

Includes organizer warrants issued to Bank organizers.

Item 6.  Selected Financial Data

Item 6 is not required because the Bank is a Smaller Reporting Company.

Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

Attention is called to the discussion under the caption “Forward-Looking Statements” appearing in Part I of this Report, immediately preceding Item 1. Business.

Critical Accounting Policies

Our accounting and reporting policies are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry.  Our significant accounting policies are described in the notes to the financial statements.  Certain accounting policies require management to make significant estimates and assumptions, which have a material impact on the carrying value of certain assets and liabilities, and we consider these to be critical accounting policies.  The estimates and assumptions used are based on historical experience and other factors that management believes to be reasonable under the circumstances.  Actual results could differ significantly from these estimates and assumptions, which could have a material impact on the carrying value of assets and liabilities at the balance sheet dates and results of operations for the reporting periods.  We believe the following critical accounting policy requires the most significant estimates and assumptions that are particularly susceptible to a significant change in the preparation of our financial statements.

Income Taxes

Deferred income taxes and liabilities are determined using the liability method.  Under this method deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences are expected to reverse.  Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities.  A deferred tax valuation allowance is established if it is more likely than not that all or a portion of the deferred tax assets will not be realized.

The Bank may also recognize a liability for unrecognized tax benefits from uncertain tax positions.  Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the financial statements.  Interest and penalties related to unrecognized tax benefits are classified as income taxes.

Allowance for Loan and Lease Losses

Management considers the policies related to the allowance for loan and lease losses (the “Allowance”) as critical to the financial statement presentation.  The Allowance represents management’s assessment of the risk associated with extending credit and its evaluation of the quality of the loan portfolio.  Management’s assessment of the adequacy of the Allowance is determined based on evaluation of individual loans as well as the general risk factors inherent to the extension of credit.  At December 31, 2009 and 2008, our allowance was 2.00% and 1.24% of our gross loan portfolio respectively.

A provision for loan losses is charged to operations based on management’s periodic evaluation of the factors previously mentioned, as well as other pertinent factors affecting the adequacy of the Allowance.

The following factors are considered in maintaining our Allowance:

•

the asset quality of individual loans;

•

changes in the national and local economy and business conditions/development, including underwriting standards, collections, charge off and recovery practices;

•

changes in the nature and volume of the loan portfolio;

•

changes in the experience, ability and depth of our lending staff and management;

•

possible deterioration in collateral segments or other portfolio concentrations;

•

changes in the quality of our loan review system and the degree of oversight by our board of directors;

•

the effect of external factors such as competition and the legal and regulatory requirements on the level of estimated credit losses in our current loan portfolio; and

•

off-balance sheet credit risks.

These factors are evaluated at least quarterly and changes in the asset quality of individual loans will be evaluated more frequently as needed.  We establish minimum general reserves based on the asset quality of the loan.  General reserve factors applied to each type of loan are based upon management’s experience and common industry and regulatory guidelines.  After a loan is underwritten and booked, loans are monitored or reviewed by the account officer, management, and external loan review personnel during the life of the loan.  Payment performance is monitored monthly for the entire loan portfolio.  Account officers contact customers during the course of business and may be able to ascertain if weaknesses are developing with the borrower, external loan personnel perform an independent review annually, and federal and state banking regulators perform periodic reviews of the loan portfolio.  If weaknesses develop in an individual loan relationship and are detected, the loan will be downgraded and higher reserves will be assigned based upon management’s assessment of the weaknesses in the loan that may affect full collection of the debt.  If a loan does not appear to be fully collectible as to principal and interest, the loan will be recorded as a non-accruing loan and further accrual of interest will be discontinued while previously accrued but uncollected interest is reversed against income.  If a loan will not be collected in full, the Allowance is increased through a loan loss provision charged to earnings to reflect management’s estimate of potential exposure of loss.

In 2009, the Bank charged off approximately $4.7 million related to four loans.  Management elected to provide regular and special loan loss provisions in the amount of $5.5 million to replace depleted loan loss reserves and bolster our reserves under a recessionary environment.  As of December 31, 2009, the Bank has five loans classified as non-accrual.  Three of the loans, totaling $3.3 million, are secured by real estate.  The two remaining loans total approximately $479,000 and are secured primarily by inventory and equipment. Management has factored these loans into the Allowance reported as of December 31, 2009.

Management believes that resolution of these credits will be achieved without substantial additional impact to earnings.

Historical performance is not an indicator of future performance, particularly considering our very short operating history.  Future results could differ materially.  However, management believes, based upon known factors, management’s judgment, and regulatory methodologies, that the current methodology used to determine the adequacy of our Allowance is reasonable.

The Allowance is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the Allowance and the size of the Allowance in comparison to a group of peer banks identified by the regulators.  During their routine examinations of banks, regulatory agencies may require a bank to make additional provisions to its allowance for loan and lease losses when, in the opinion of the regulators, credit evaluations and methodology differ materially from those of management.  While it is our policy to charge off in the current period loans for which a loss is considered probable, there are additional risks of future losses that cannot be quantified precisely or attributed to particular loans or classes of loans.

General

Our results of operations depend primarily on net interest income, which is the difference between interest earned on interest-earning assets such as loans and securities, and interest expense paid on interest-bearing liabilities such as deposits and borrowed funds.  We also generate non-interest income such as service charges, secondary market fees for mortgage loans, and other fees.  Non-interest expenses consist primarily of employee compensation and benefits, occupancy expenses, marketing expenses, data processing costs, and other operating expenses.  We are subject to losses from our loan portfolio if borrowers fail to meet their obligations.  Results of operations can also be significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory agencies.

The following discussion focuses on the major components of the Bank’s operations.  This discussion should be read in conjunction with our financial statements and accompanying notes.  Current performance may not be indicative of our future performance.

Management Strategy

Management’s primary strategy is to leverage the nearly $17.4 million in Stockholders’ Equity by increasing loan and deposit market share in our market area.  We plan to accomplish this with superior service, competitive pricing, local decision making, and business networks developed by Bank officers and directors.

Comparisons of Operating Results for the periods ended December 31, 2009 and 2008

The Bank reported a net loss of $2,850,000, or -$1.32 per share, for the year ended December 31, 2009.  This compares to net income of $821,000, or 38 cents per share, for the year ended December 31, 2008.

The Bank experienced very disappointing operating results in 2009 as a direct result of loan quality issues that centered on losses on a select number of high balance credit relationships.  The Bank charged off approximately $4.7 million in loans during 2009 related to the deterioration of the commercial real estate market and general decline in the economy.  The sizable amount of charge-offs and an elevated level of non-performing loans required a $5.5 million provision for loan losses charged to our earnings for 2009.  The Bank also incurred a charge to income of $405,000 related to the devaluation of real estate property held as other real estate owned.

Although the Bank was not immune to asset quality issues during 2009, there were a number of positive results to report.  For example, the Bank’s average net interest spread and average net interest margin improved by 57 basis points and 16 basis points respectively from the average ratios reported for 2008.  Contributing to this positive performance was the increase in average core deposits by almost 80% from the prior year.  The growth in core deposits combined with a reduction in term deposits helped lower overall cost of funds during 2009.

Non-interest revenues for 2009 were up $419,000 from 2008 due to rental income and mortgage financing fees.

The Bank’s capital position remains strong with a 16.60% average capital to average assets ratio for 2009, a 20.26% ratio for 2008.  The Bank continues to maintain a strong capital position in relation to its peers which, when combined with the Allowance, provides ample cushion in the event of additional loan charge-offs.

Although non-interest expenses increased by approximately $880,000 from the prior year, almost half of this increase relates to the noted devaluation of other real estate held by the Bank.  Another $208,000 of the increase was due to increased FDIC insurance premiums paid during 2009.

Basic ratios measuring performance for the year ended December 31, 2009 are shown below:

Return on Assets
(net income divided by average total assets)	$ (2,849,876)	=	-2.34%
	$ 121,684,334
Return on Equity
(net income divided by average equity)	$ (2,849,876)	=	-14.11%
	$ 20,193,754
Equity to Assets Ratio
(average equity divided by average assets)	$ 20,193,754	=	16.60%
	$ 121,684,334

Net interest income

Net interest income is the difference between the income earned on assets and interest paid on deposits and borrowings used to support such assets.  Net interest income is determined by the yields earned on our interest-earning assets and the rates paid on our interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of our interest-earning assets and interest-bearing  liabilities.  Net interest income divided by average interest-earning assets represents our net interest margin.  Competition for loans and deposits has a direct effect on net interest margin.

The following table represents the average volume of interest-earning assets, interest-bearing liabilities, average yields and rates for the years ended December 31, 2009 and 2008:

	Year ended December 31, 2009			Year ended December 31, 2008

Assets:	Average Balance	Income/ Expense	Annualized Yield/Cost	Average Balance	Income/ Expense	Annualized Yield/Cost
Deposits in banks	$ 690,345	$ 15,321	2.22%	$ 1,700,593	$ 76,101	4.47%
Investment securities	5,708,438	284,052	4.98%	5,867,323	299,458	5.10%
Federal Funds sold	1,291,868	1,999	0.15%	940,387	21,517	2.29%
Loans (1)	107,931,479	5,933,376	5.50%	83,434,381	5,066,926	6.07%
Total interest-earning assets	115,622,130	$ 6,234,748	5.39%	91,942,684	$ 5,464,002	5.94%
Allowance for Loan Losses	(1,324,158)			(1,005,694)
Cash and due from banks	1,330,347			1,195,671
Other assets	6,056,015			2,940,777
Total Assets	$ 121,684,334			$ 95,073,438

Liabilities and Shareholders’ Equity
Interest-bearing demand	24,393,214	$ 452,215	1.85%	$ 13,806,654	$ 450,135	3.26%
Savings deposits	3,344,056	55,737	1.67%	1,675,635	40,964	2.44%
Certificates of deposit	67,574,990	2,176,051	3.22%	53,113,622	2,240,298	4.22%
Borrowed Funds	500,534	3,329	0.67%	2,433,547	56,489	2.32%
Total interest-paying liabilities	95,812,794	$ 2,687,332	2.80%	71,029,458	$ 2,787,886	3.92%
Non interest-bearing deposits	4,832,955			4,073,714
Other liabilities	844,831			711,249
Shareholders equity	20,193,754			19,259,017
Total liabilities and stockholders equity	$ 121,684,334			$ 95,073,438
Net interest income		$ 3,547,416			$ 2,676,116
Net interest spread (2)			2.59%			2.02%
Net interest margin (3)			3.07%			2.91%

(1)

Non-accrual loans are included in the average daily loan balance, but interest income associated with these loans is recognized under the cash basis method of accounting.

(2)

Interest rate spread is the weighted average yield on interest-earning assets minus the average rate on interest-bearing liabilities.

(3)

Net interest margin is net interest income divided by average interest-earning assets.  The Bank currently does not hold any tax-exempt bonds, which would affect this calculation.

The following table presents a summary of the changes in interest income and expense attributed to both rate and volume for the periods indicated.

2009 Compared to 2008: Increase (decrease) due to:

Assets:	Volume	Rate	Net Change
Deposits in banks	$ (45,208)	$ (15,572)	$ (60,780)
Investment securities	(8,109)	(7,297)	(15,406)
Federal Funds sold	8,042	(27,560)	(19,518)
Loans	1,487,696	(621,246)	866,450
	$ 1,442,421	$ (671,675)	$ 770,746

Liabilities and Shareholders’ Equity
Interest-bearing demand	$ 345,151	$ (343,071)	$ 2,080
Savings deposits	$ 40,788	$ (26,015)	$ 14,773
Certificates of deposit	609,971	(674,218)	(64,247)
Borrowed Funds	(44,870)	(8,290)	(53,160)
Total interest expense	$ 951,040	$ (1,051,594)	$ (100,554)

Net Interest Income	$ 491,381	$ 379,919	$ 871,300

The residual effect of changes in both rate and volume are included under volume.  Dollar amounts are immaterial.

Average interest-earning assets of the Bank of $115.6 million for 2009 yielded an average return of 5.39%, compared to average interest-earning assets of $91.9 million and a 5.94% average return for 2008.  The growth from 2008 to 2009 in average interest-earning asset balances occurred despite nominal actual growth in those balances during 2009, due to the fact that the full-year average for 2008 was depressed because much of the interest-earning asset growth occurred in the latter half of 2008.  The drop in yield was indicative of the low interest rate environment that dominated 2009 and placed downward pressure on the pricing of new credits and repricing of current loans.  Total interest income earned for 2009 exceeded 2008 due to the notable growth in average earning assets.  Therefore the impact of the decline in earning asset yield was more than offset by the growth in average assets for 2009.

Interest-bearing liabilities averaged $95,812,794 in 2009 and posted an average interest rate of 2.80%.  The Bank’s average cost of funds declined by 112 basis points when compared to the prior year.  The ability to significantly reduce cost of funds enabled the Bank to decrease total interest expense compared to 2008 while growing average deposits by $24.8 million.

The average net interest spread reported for 2009 was 2.59%, compared to 2.02% for 2008.  The sharp decline in cost of funds was the most notable factor impacting interest spread for 2009.  The favorable increase in net interest spread coupled with the notable growth in average earning assets enabled the Bank to generate an additional $871,300 in net interest income when compared to 2008.

The Bank’s net interest margin was 3.07% for 2009 compared to 2.91% for 2008.  The 16 basis point rise in margin reflects the noted improvement in funding and earning asset management for 2009.

Management looks to resume expansion of lending relationships to continue to improve interest spread and leverage bank capital.  We are optimistic that new opportunities will be presented in 2010 to grow the Bank and increase its market share.

Interest Income

Total interest income was $6.2 million in 2009, compared to $5.5 million in 2008.  The increase is attributed to the higher volume of average earning assets deployed in 2009 compared to the prior year total for average earning assets.  Although actual asset growth was very nominal by design for 2009, we were able to leverage the sizable growth achieved during 2008 by maintaining a stable level of earning assets throughout 2009.  The noted improvement in net interest spread and net interest margin also reflects management success in achieving higher producing earning assets.

Interest Expense

Interest expense decreased from $2.8 million in 2008 to $2.7 million in 2009.  As previously noted, the ability to significantly reduce cost of funds enabled the Bank to decrease total interest expense while growing average deposits by $24.8 million.  The Bank’s average cost of funds declined by 112 basis points when compared to the prior year.  Management anticipates that further expansion of customer relationships will continue to have positive impact on the banks cost of funds.

Interest Rate Sensitivity

The Bank is subject to interest rate risk inherent in its lending, investing, and financing activities.  Fluctuations in market interest rates will impact both interest income and interest expense on all interest-bearing assets and interest-paying liabilities.  The Bank’s primary objective in managing interest rate risk is to minimize any adverse impact of changes in interest rates on the net interest income while maintaining an asset/liability structure that maximizes net interest income.  Our Asset Liability committee (“ALCO”) actively manages the Bank’s interest rate exposure using a simulation model to measure Economic Value of Equity (“EVE”) and gap analysis.

EVE is defined as the present value of the expected cash flow of assets minus the present value of expected cash flows of liabilities.  It measures a Bank’s long-term interest rate risk and identifies what the long-term effects of interest rate shocks, defined as immediate and permanent changes in rates, on the Bank’s balance sheet at a point in time.  Typical shock testing measures 100 and 200 basis points increase and decrease in rates.

The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or re-price within such time period.  A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities.  A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets.  During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income.  Conversely, during a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income.  If our assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

A simple interest rate “gap” analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates.  Accordingly, we also evaluate how the repayment of particular assets and liabilities is impacted by changes in interest rates.  Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates.  In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income.  For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates.  Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market rates, while interest rates on other types may lag behind changes in general market rates.  In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as “interest rate caps”) which limit changes in interest rates.  Prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest rate gap.  The ability of many borrowers to service their debts also may decrease in the event of an interest rate increase.

The following table sets forth the amount of the Bank’s interest earning assets and interest-bearing liabilities at December 31, 2009, using the static gap method, which are expected to mature or re-price in each of the time periods shown.

	Repricing Periods

Interest-earning assets	Up to 1 Year	1-3 Years	3-5 Years	5-15 Years	More than 15 years	Total
Federal funds sold	$ 521,000	$ 0	$ 0	$ 0	$ 0	$ 521,000
Deposits in banks						0
Securities	0	1,916,254	2,120,357	1,484,488	0	5,521,099
Loans, gross	33,295,326	30,637,700	27,200,986	12,391,114	3,116,578	106,641,704
Total Interest-earning assets	$ 33,816,326	$ 32,553,954	$ 29,321,343	$ 13,875,602	$ 3,116,578	$ 112,683,803

Interest-bearing liabilities
Demand deposits	$ 2,275,636	$ 0	$ 0	$ 0	$ 0	$ 2,275,636
Savings and money markets	36,502,393	0	0	0	0	36,502,393
Time deposits	48,355,246	9,687,754	1,174,338	0	0	59,217,338
Total interest-bearing deposits	$ 87,133,275	$ 9,687,754	$ 1,174,338	$ 0	$ 0	$ 97,995,367
Federal Funds Purchased						0
Total interest-bearing liabilities	$ 87,133,275	$ 9,687,754	$ 1,174,338	$ 0	$ 0	$ 97,995,367

Interest rate sensitivity gap	$ (53,316,949)	$ 22,866,200	$ 28,147,005	$ 13,875,602	$ 3,116,578	$ 14,688,436

Cumulative interest rate sensitivity gap	$ (53,316,949)	$ (30,450,749)	$ (2,303,744)	$ 11,571,858	$ 14,688,436
Ratio of cumulative gap to interest-earning assets	-47.32%	-27.02%	-2.04%	10.27%	13.04%

Adjustable rate loans are included in the period in which their interest rates are scheduled to adjust.  Fixed rate loans are included in the periods in which they are anticipated to be repaid based on scheduled maturities.  Investment securities are included in their period of maturity while mortgage backed securities are included according to expected repayment.  Certificates of deposit are presented according to contractual maturity.

As shown above, as of December 31, 2009, the Bank is highly liability sensitive over the next twelve month period. That means that our interest rate spread would decrease if rates rise during that period. But, it is essential to note that the loans re-pricing are tied to an index (generally 30-day LIBOR or Wall Street Prime) and would automatically increase if and as those rates increase. The rates we pay on our interest-bearing liabilities (primarily deposits), on the other hand, are not tied to an index, but are adjusted by management based on local market rates, need for funds, and other considerations, such that the rates of interest we pay are somewhat within our control and typically do not re-price as quickly or dramatically as loans.

Non-interest Income

Non-interest income was $689,000 in 2009, compared to $270,000 earned in 2008.  The $419,000 or 155% increase was due largely to rental income and loan document preparation fees as shown in the table below.  The rental income was generated on other real estate acquired by the Bank during 2009.  Loan preparation fees and secondary market fees were driven by the continued surge in mortgage financing activity that carried into 2009.  Management anticipates that rental income is likely to continue into the second half of 2010 whereupon divestiture of the property should be realized.

	Twelve-month period ended
Non-interest income	December 31, 2009	December 31, 2008	Change-%
Loan document preparation fees	$ 181,581	$ 57,101	218.00%
Other customer service fees	114,755	96,312	19.15%
Total Customer service fees	296,336	153,413	93.16%
Secondary market fees	137,513	117,017	17.52%
Rental income on other real estate	255,580	-	N/A
Total non-interest income	$ 689,429	$ 270,430	154.94%

Non-interest Expense

Non-interest expense increased from $2.6 million in 2008 to $3.5 million in 2009.

	Twelve-month period ended
Non-interest Expense	December 31, 2009	December 31, 2008	Change-%
Salaries and benefits	$ 1,583,623	$ 1,447,377	9.41%
Occupancy and equipment	355,482	348,485	2.01%
Data processing	182,074	156,234	16.54%
Marketing	97,502	119,614	-18.49%
Professional fees	339,942	234,115	45.20%
FDIC Premium	247,388	39,008	534.20%
Loss on devaluation of other assets	405,000	0	N/A
Other	241,237	227,468	6.05%
	$ 3,452,248	$ 2,572,301	34.21%

The increase in salaries and benefits reflects (1) additional commission based compensation related to increased mortgage financing activity, (2) implementation of an employer 401k matching contribution program, and (3) merit-based pay increases for Bank personnel.

Data processing expenses increased due to the continued growth in number of customer accounts and volume of banking transactions compared to the prior year.

Marketing expenditures were contained during 2009 as growth initiatives were put on hold under the recessionary environment.  Professional fees paid in 2009 included expenses related to the replacement of the Bank’s former Chief Financial Officer.

FDIC premium expense increased in part due to our larger deposit base.  However, a substantial amount of the increase was tied to the agency’s need to replenish the insurance fund for the banking industry.  During 2009, the FDIC implemented a “special assessment” that drew additional premium dollars from insured institutions.

The Bank incurred an expense of $405,000 related to the devaluation of real estate property held as other real estate owned.

Allowance for Loan Losses

The Allowance at December 31, 2009 was $2,123,000, compared to $1,318,000 at December 31, 2008.  During the fourth quarter of 2009, management took action to increase reserves available to offset potential loan losses given the economic uncertainty experienced during recent recessionary periods.  The adequacy of the Allowance is determined based on evaluation of individual loans as well as the general risk factors inherent to all extensions of credit.  As of December 31, 2009, the Bank’s Allowance was 2.0% of the Bank’s gross loan portfolio, compared to 1.2% at December 31, 2008.

The charge-off and recovery activity shown in the table below relates primarily to four loans.  The Bank incurred provision expense of $5.5 million during 2009 that more than replenished the Allowance.

As of December 31, 2009, the Bank has five loans classified as non-accrual. Three of the loans totaling $3.3 million are secured by real estate.  The remaining two loans total $479,000 and are primarily secured by inventory and equipment.  The Bank will classify loans as non-accrual when payments become past due more than 90 days.  Classifying loans as non-accrual involves reversing the 90 days of interest income accrued, but not received, up to that point, as well as not accruing any income after that point.  Management has factored these loans into the Allowance reported as of December 31, 2009, and has recognized specific reserves of $1,020,000.

The Allowance represents the most significant estimate in a bank’s financial statements and regulatory reports.  Because of its significance, the Bank realizes a responsibility for developing, maintaining, and documenting a comprehensive, systematic, and consistently applied process for determining the amount of the Allowance.  The Bank has implemented policies and procedures to ensure that this analysis complies with Generally Accepted Accounting Principles (“GAAP”) and relevant supervisory guidelines.

Our policies and procedures will result in an allowance based on management’s evaluation of economic conditions, volume and composition of the loan portfolio, the level of nonperforming and past due loans, and other indicators derived from reviewing the loan portfolio.  Management will perform such reviews quarterly and adjust the level of the Allowance accordingly.

The Allowance is subject to regulatory review in the examination process to determine its adequacy.  Regulators will take into consideration such factors as methodology used to calculate the Allowance and comparison of the Allowance level to our peers.  Regulatory agencies, during the examination process, may require a bank to make additional provisions to their allowance for loan losses when the examiners’ assessment of credit evaluations and methodology differ materially from those of management.

Management believes that the Allowance as of December 31, 2009 will be adequate to cover future losses incurred in the current loan portfolio.

Activity in the Allowance account for the years ended December 31, 2009 and 2008 are shown:

	Twelve months Ended December 31, 2009	Twelve months Ended December 31, 2008
Allowance at beginning of year	$ 1,317,590	$ 819,000

Charge-offs:
Commercial	(4,288,567)	0
Real Estate – Commercial	(407,685)	0
Consumer	(1,533)	(4,960)
Total Charge-offs	(4,697,785)	(4,960)

Recoveries:
Consumer	2,460	2,550
Total Recoveries	2,460	2,550

Net charge-offs	(4,695,325)	(2,410)
Provision for loan losses charged to operating expense	5,500,572	501,000

Allowance at end of year	$2,122,837	$1,317,590

Ratio of net charge-offs to average loans Outstanding	-4.35%	0.00%

Allowance as a percent of total loans	1.99%	1.24%

	At December 31,
	2009	2008
Nonperforming Assets:

Nonaccrual loans	$ 3,793,286	$ 730,000
Loans past due 90 days or more and still accruing	0	0
Foreclosed assets	3,304,761	0
	$ 7,098,047	$ 730,000

Income Taxes

The basic principles for accounting for income taxes requires that deferred income taxes be analyzed to determine if a valuation allowance is required.  A valuation allowance is required “if it is more likely than not that some portion of the deferred tax asset will not be realized.” The amount of the deferred tax asset related to operations is approximately $2,727,000 as of December 31, 2009.  The loss carryforward will be applied against future federal and Wisconsin income.  If not used, the benefits will begin to expire on December 31, 2026 for federal, and December 31, 2021 for Wisconsin tax purposes.

Primarily due to the loan losses recognized during 2009, the Bank's net deferred tax asset increased to $2,727,000.  The deferred tax asset primarily consisted of book-to-tax differences related to the Allowance, start-up costs and federal and state net operating losses.  We considered all available evidence, both positive and negative, to determine whether impairment of our deferred tax asset should be recognized.  This evidence considered consisted of (but was not limited to):

o

Financial projections which included a conservative estimate of financial performance that agrees with the Bank's current strategic plan.  We also provided for two stressed scenarios which included 3% asset growth through 2019 and flat growth through 2019. In addition, loan losses were estimated at the Bank's peer group averages in the state of Wisconsin.

o

A significant portion of the Net Operating loss carryforwards were generated through the four loans discussed under “Allowance for Loan Losses” on page 43.  Without the losses on these credits during 2009 the Bank would have generated pre-tax income in line with financial projections determined at the start of 2009.

o

History of net operating losses from denovo period and current year.

o

The length of the carryforward periods for our federal and state net operating losses.

Based on management’s assessment of the available evidence considered above, a valuation allowance for deferred assets was not considered necessary at December 31, 2009 and 2008 since it was determined the positive evidence analyzed was sufficient to overcome the negative evidence present in the cumulative net operating losses.  We determined it is more likely than not that these assets will be realized. However, our forecast process includes judgmental and quantitative elements that may be subject to significant change. If our forecast of taxable income within the carryback/carryforward periods available under applicable law is not sufficient to cover the amount of net deferred tax assets, such assets may be impaired.

Comparison of Financial Condition at December 31, 2009 and 2008

Total assets at December 31, 2009 were $120.9 million, a $1.8 million increase over total assets of $119.1 million at December 31, 2008.

	December 31, 2009		December 31, 2008
Assets	Dollar Amount	%	Dollar Amount	%
Cash and cash equivalents	$ 1,462,962	1.21%	$3,844,714	3.23%
Other interest-bearing deposits	0	0.00%	290,000	0.24%
Securities available for sale	5,521,099	4.57%	5,774,113	4.85%
Loans held for sale	1,422,733	1.18%	246,344	0.21%
Loans	103,096,134	85.34%	105,110,349	88.30%
Prepaid FDIC Premium	574,737	0.48%	0	0.00%
Deferred Tax Asset	2,727,045	2.26%	848,000	0.71%
Other Real Estate Owned	3,304,761	2.73%	0	0.00%
Other assets	2,698,011	2.23%	2,928,100	2.46%
Total assets	$ 120,807,482	100.00%	$ 119,041,620	100.00%

Liabilities and Equity
Deposits	$103,053,231	85.31%	$ 98,311,001	82.59%
Borrowed funds	0	0.00%	0	0.00%
Other Liabilities	365,575	0.30%	624,781	0.52%
Stockholders’ equity	17,388,676	14.39%	20,105,838	6.89%
Total Liabilities and Equity	$ 120,807,482	100.00%	$ 119,041,620	100.00%

Total assets growth was a moderate 1.47% for 2009, which was reflective of Management strategy to reduce the emphasis on growth under a recessionary environment.  The increase in other assets reported as of December 31, 2009 includes other real estate owned of $3.3 million, additional $1.9 million of deferred tax assets, and $574,000 in prepaid FDIC assessments.  Total deposits increased by $4.7 million during 2009 primarily through growth in money market accounts.  Deposit growth was primarily from our local market area.

Other real estate owned (OREO) totaled $3,304,761 as of December 31, 2009 and consists of two commercial real estate properties that were acquired through foreclosure in 2009.  The Bank records other real estate at fair value, less costs to sell the property, with any difference between the fair value of the property and the carrying value of the loan being charged to the Allowance.  A charge-off of approximately $407,700 was made to the Allowance at the time of transfer to reflect the difference in the fair value of the property and the carrying value of the related loan.  A subsequent change in fair value on one of the properties resulted in the recognition of a charge of $405,000 against noninterest expense.

Regulatory capital requirements

We are subject to minimum capital standards as set forth by federal bank regulatory agencies.  Our capital for regulatory purposes differs from our equity as determined under generally accepted accounting principles.  Generally, “Tier 1” regulatory capital will equal capital as determined under generally accepted accounting principles less any unrealized gains or losses on securities available for sale while “Tier 2” capital includes the allowance for loan losses up to certain limitations.  Total risk based capital is the sum of Tier 1 and Tier 2 capital.  Our capital ratios and required minimums are shown below.

	Actual

As of December 31, 2009	Amount	Ratio	Requirement
Total Capital/Risk Weighted Assets	$ 16,038	16.62%	>8.00%
Tier 1 Capital/Risk Weighted Assets	$ 14,820	15.36%	>4.00%
Tier 1 Leverage Ratio	$ 14,820	12.18%	>4.00%

	Actual
As of December 31, 2008	Amount	Ratio	Requirement
Total Capital/Risk Weighted Assets	$ 20,603	21.97%	>8.00%
Tier 1 Capital/Risk Weighted Assets	$ 19,429	20.72%	>4.00%
Tier 1 Leverage Ratio	$ 19,429	17.37%	>4.00%

Our total capital also has an important effect on the amount of FDIC insurance premiums paid.  Institutions not considered well capitalized are subject to higher rates for FDIC insurance.

Dividend Policy

The future dividend policy of the Bank is subject to the discretion of the Board of Directors.  Factors that our Board considers include future earnings, financial conditions, cash needs, and general business conditions.  Holders of our common stock will be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available for that purpose.  In addition, under the Wisconsin Banking Law, dividends are only permitted to be paid from our undivided profits, and our Board of Directors is required to pay all expenses, losses, required reserves, taxes and interest accrued or due from banks before it may declare a dividend.

Off-Balance Sheet Obligations

As of December 31, 2009 and 2008, we have the following commitments which do not appear on our balance sheet.

	2009	2008
Commitments to extend credit	$ 8,983,094	$ 2,778,136

Further discussion of these commitments is included in Note 9, “Commitments, Contingencies, and Credit Risk” of the Notes to Financial Statements.

Liquidity

Liquidity represents the ability to meet the needs of customers to withdraw funds from deposit accounts, to borrow funds and to meet their credit needs.  We manage our liquidity needs in such a way that the needs of depositors and borrowers are met on a timely basis so that our operations are not interrupted.  Sources of liquidity available to meet these needs include cash on deposit, federal funds, securities available for sale, maturities of securities and principal payments on loans.  Growth in our deposit base provides an additional source as does access to funds through relationships with correspondent banks.  Our liquidity needs can also be met through loan participations sold to other financial institutions.  At December 31, 2009 and 2008 our liquidity position was considered adequate and within guidelines set forth in our liquidity policy.

Management of the liquidity needs and requirements of the Bank is performed by our Asset Liability Committee (ALCO), which is comprised of the five senior officers of the Bank.  ALCO sets deposit prices, based on market rates and liquidity requirements.  The loan pipeline is constantly monitored to ensure that adequate funds are available to meet commitments.  Excess funds are invested in short-term interest-earning instruments.

Item 7A.  Quantitative and Qualitative Disclosures About Market Risk

Item 7A is not required because the Bank is a Smaller Reporting Company.

Item 8.  Financial Statements and Supplementary Data

The audited financial statements and related documents are included as part of this Form 10-K.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no changes in accountants in 2009, nor any disagreements with Wipfli, LLP on accounting and financial disclosure.

Item 9A(T).  Controls and Procedures

Disclosure Controls and Procedures

The Bank’s management, with the participation of the Bank’s Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Bank’s disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this report. Based on such evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Bank’s disclosure controls and procedures are effective in recording, processing, and reporting, on a timely basis, information required to be disclosed by the Bank in the reports that it files or submits under the Exchange Act.

There are inherent limitations in the effectiveness of any system of internal control over financial reporting, including the possibility of human error and circumvention or overriding of controls.  Accordingly, even an effective system of internal control over financial reporting can provide only reasonable assurance with respect to financial statement preparation.  Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Change in Internal Control Over Financial Reporting

There have not been any changes in the Bank’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the final fiscal quarter of the year to which this report relates that have materially affected, or are reasonably likely to materially affect, the Bank’s internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting

The internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Bank’s internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Bank; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Bank are being made only in accordance with authorization of management and directors of the Bank; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Bank’s assets that could have a material effect on the financial statements. Management of the Bank is responsible for establishing and maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. The Bank’s management, including its Chief Executive Officer and Chief Financial Officer, has assessed the effectiveness of its internal control over financial reporting as of December 31, 2009, based on the criteria established in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based upon their assessment and those criteria, management believes that as of December 31, 2009, the Bank’s internal control over financial reporting was effective.

Attestation Report

This Annual Report on Form 10-K does not include an attestation report of the Bank’s registered accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Bank’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Bank to provide only management’s report in this Annual Report.

Item 9B.  Other Information

None.

Part III

Item 10.   Directors, Executive Officers and Corporate Governance

DIRECTORS

The Bank has nineteen directors, all of whom have served on our board since the bank ws organized in 2006.  Bank directors are elected annually, generally at the Bank’s annual shareholders’ meeting.  The Bank’s Board of Directors is “classified,” meaning that the directors are divided into three classes each consisting of approximately one-third of the entire board, and the directors in one of the three classes are elected by the shareholders each year to serve three-year terms.  Below is biographical information on our directors:

Name, Age	Principal Occupation for the Past 5 Years
CLASS I DIRECTORS (TERMS EXPIRING IN 2011)

Kenneth Balda, 54

Mr. Balda owns and operates a truck repair/dealership business that he founded in 1986.  His company currently generates over $35 million in annual revenues and is consistently in the top quartile of performance for the industry.  Mr. Balda’s company now employs 160 employees with four dealership locations in Appleton, Green Bay, Oshkosh and Fond du Lac, Wisconsin.

Paul Getchel, 51

Mr. Getchel has been employed as a real estate agent for approximately 25 years, where he consistently ranks as one of the top sales agents in the Oshkosh market.  Mr. Getchel has also been involved as an investor in numerous local real estate development projects and investments.

Mark Troudt, 49

Mr. Troudt currently serves as president of a manufacturing company and works on a part-time basis as the Bank’s RMO. Beginning in 1985, Mr. Troudt served as a bank examiner for the Wisconsin Office of Commissioner of Banking, where his duties included working on field examinations for state chartered banks and trust companies.  In 1988, he became a credit/compliance officer with Valley Bank of Oshkosh (n/k/a M&I Bank) where he was responsible for various commercial lending, compliance and community reinvestment act activities.  Mr. Troudt took a similar position in 1994 as a vice president of F&M Bank in Oshkosh, Wisconsin, where he was employed until he left in 2000.

Gerald Thiele, 47

Mr. Thiele, is a current director of the bank.  He is the Northwest Manager for Vista Window Company.  He directs the sales and marketing efforts for the window manufacturer in Illinois, Iowa, Indiana and Wisconsin. He previously was engaged in the wholesale distribution of exterior building products in Wisconsin through Prestige Wholesale Supply, a company that he founded in 1986 and expanded through an additional distribution center in 2002.  A Wisconsin native, Mr. Thiele has lived in Oshkosh for the past fifteen years.  He is a graduate of Green Lake High School and the University of Wisconsin – La Crosse, where he earned a bachelor of science degree in accounting, with a minor in marketing.  He currently serves the bank as Chairman of the Audit Committee and a member of the compensation committee.

Randall Schmiedel, 42

Mr. Schmiedel, is a current director of the bank.  A life-long resident of Oshkosh, he is an entrepreneur who has been on instrumental in the start-up of eight private companies, each of which he remains the owner or a co-owner.  Mr. Schmiedel currently serves on the board of directors of the YMCA and The Paine Art Center.  He is also a member of South West Rotary, the Elks, the Chamber of Commerce, a past President of the Winnebago Apartment Association, and a volunteer for Meals on Wheels and the West Side Association.

Richard Gabert, 66

Mr. Gabert, is a current director of the bank.  Since 1984, he has been involved in the construction and management of large apartment complexes and commercial buildings. He is a lifelong resident of Winnebago County, Wisconsin.

Stephen Ford, 55

Mr. Ford, age 54, is current director of the bank.  He has worked for Lapham-Hickey Steel Corporation for the past thirty-five years and, since 1998, and serves in the capacity of Executive Vice President.  Mr. Ford currently offices in Oshkosh, Wisconsin and is responsible for operations and sales in seven locations.

CLASS II DIRECTORS (TERMS EXPIRING IN 2012)
Michael Hanneman, D.D.S., 53

Dr. Hanneman has been practicing dentistry in Oshkosh, Wisconsin since 1982.  He is a member of the Winnebago County Dental Association, Wisconsin Dental Association, Wisconsin Dental Association, American Dental Association, Academy of General Dentistry, as well as the American Academy of Cosmetic Dentistry. He also is a member of the Winnebago Chapter of the Seattle Study Club Dr. Hanneman also served as director of M&I-Western State Bank from 1990-1994, until it was acquired by Associated Bank.  Thereafter, he served for ten years on the Community Advisory Board of Associated Bank-Oshkosh. He is currently serving on the Marquette University School of Dentistry Alumni Board as treasurer. Dr. Hanneman is also currently on the Board of Directors of Oshkosh’s Grand Opera House Foundation.

Stanley Leedle, 54

Stan Leedle has more than twenty-eight years of experience in the financial services industry, with more than ten of those years serving in the capacity of a senior lending officer.  He was involved in the application and capital campaign of the Bank since inception, and has served as Executive Vice President and Chief Credit Officer since opening of the Bank.  Mr. Leedle most recently served as Senior Vice President of Business Banking and Senior Lender at First Federal Capital Bank from 2003-2004.  While at First Federal Capital Bank, he was responsible for the management of all aspects of the business lending function for the Oshkosh office.  During his tenure at the bank, he oversaw the growth of the loan portfolio from $0 to $38 million in approximately eighteen months.  Before joining First Federal Capital Bank, he spent approximately twenty years at several banking subsidiaries of M&I Corporation.

Arend Stam, 54

Mr. Stam has been employed with Oshkosh Corporation since 1979, where he has held numerous positions, including service representative, field service manager, regional sales manager, product manager, Director of Sales and Marketing, Director of Engineering, Vice President of Manufacturing Operations, and Vice President of Cost Reduction and Best Practices. He is currently General Manager of Construction Products.

Thomas Muza, 55

Mr. Muza has served as President of Muza Metal Products, a company he acquired from his father in 1997.  Under Mr. Muza’s ownership, Muza Metal Products has doubled its sales volume during the past eight years and has added approximately 50 employment opportunities for the Oshkosh community.  Prior to becoming President, Mr. Muza was employed by Muza Metal Products for approximately twenty years.  In the past year, Mr. Muza was also instrumental in attracting one of his company’s major vendors to Oshkosh from Appleton.  Mr. Muza brings prior banking experience to our board of directors through his service as a director of Leach Credit Union during the mid-1990s.

David A. Janssen, M.D. FACS, 50

Dr. Janssen is President and a co-owner of Fox Valley Plastic Surgery, S.C.  Since founding the practice in 1993, the company has provided plastic, reconstructive, and hand surgical services to 30,000 patients in the Fox Valley area of Wisconsin.  Dr. Janssen has served the medical community as the chief of surgery at Mercy Medical Center for four years. Dr. Janssen is a member of the American Society of Plastic Surgeons, The American Society for Aesthetic Plastic Surgery, The Rhinoplasty Society, the American Association for Surgery of the Hand, and the American Society of Laser Medicine and Surgery.  He has been on the board of directors of Affinity Health System , serving as president of the Physician Activities Committee for three years.  He is currently the Medical Director of Theda Clark Surgery Center-Oshkosh.

Julie Leschke, 52

Ms. Leschke is currently employed as Education Coordinator of the Oshkosh Chamber of Commerce, which involves developing, promoting, and coordinating business/education collaborations, projects, and programs.  In 2009 she  completed her  Masters of Business Administration  with Graduate Honors at the University of Wisconsin Oshkosh.  Previous professional and other activities in Oshkosh include serving as: piano teacher, performer, and coach at the Oshkosh Suzuki Talent Education Center at UW-Oshkosh; elected official on the Winnebago County Board of Supervisors; practice manager for Anesthesia Services of the Fox Valley; executive director of the Oshkosh Symphony Orchestra; and candidate for the 54th District of the Wisconsin State Assembly in 2006.  Over the last 23 years, Ms. Leschke has diligently served on area non-profit boards and has been involved in numerous volunteer, community and political activities in Oshkosh.

CLASS III DIRECTORS (TERMS EXPIRING IN 2013)
John Supple III, 51

Mr. Supple is the founder and or co-owner of several restaurants and related businesses and currently serves as President of the Supple Restaurant Group, which operates four restaurants and is headquartered in Oshkosh, Wisconsin. His success in the industry has afforded him numerous awards, including the 2000 Small Business Person of The Year by The Oshkosh Chamber of Commerce, the Wisconsin Entrepreneur of the Year – Retail 2004 by Marian College Business & Industry Awards, and the Small Business of The Year 2004 Award by the Appleton Post Crescent. He is currently a Director of the bank.

Jeffrey Rogge, 48

Mr. Rogge, is a current Director of the bank and has been actively engaged in his family's food distribution business since 1986, acquiring it in January 2000. He currently serves as President of the company and has recently expanded its operations to Omro, Wisconsin. He also serves as Vice President of Martin Lutheran Church in Oshkosh.

James Poeschl, 52

Mr. Poeschl, is a current Director of the bank and is a professional trader in the stock and options market.  Mr. Poeschl served as Vice President and Secretary of Poeschl Industries, Inc., a furniture manufacturer and supplier to the music industry, from August 1989 until March 2002, when the business was sold. He was licensed as a Registered Investment Advisor from December 1995 to July 1997.

Rodney Oilschlager, 59

Mr. Oilschlager, is President and co-owner of Midwest Real Estate Development Company and their other related entities.  He has been· actively engaged in the real estate construction, development and management business for the past 30 years.  Prior to coming to Oshkosh Mr. Oilschlager served seven years as a pilot in the United States Navy.  He is currently responsible for the overall administration of the company’s business and financial positions and oversees the company’s multi-family portfolio, valued at over $270 million with 100 employees. He currently serves as the bank’s Chairman of the Board.

Keith C. Pollnow, 54

Mr. Pollnow has more than thirty years of experience in the financial services industry, with 29 of those years in the Oshkosh market.  Mr. Pollnow was involved in the application and capital-raising process for the Bank since the beginning.  Prior to that, Mr. Pollnow served in a number of senior management positions with First Federal Capital Bank, where he was instrumental in its expansion into Northeast Wisconsin.  As a Regional Vice President, Mr. Pollnow opened seventeen banking offices in northeast Wisconsin, five of them in Oshkosh. In 2002, Mr. Pollnow was promoted to Community President of First Federal Capital Bank’s de novo business banking unit in Oshkosh where Mr. Pollnow, along with our chief credit officer, built a $38 million commercial loan portfolio funded by $43 million of local core deposits. He has served as President and Chief Executive Officer of Choice Bank since its inception in 2006.

Thomas Rusch, 64

Mr. Rusch has been actively engaged in the real estate development business for forty years, primarily in the holding of rental property in land development.  He is currently a partner with Director Richard Gabert in Gabert & Rusch Properties.  From 1997 to 2001, he served as a director for F&M Bank.

Executive Officers

Information is provided below with respect to the Executive Officers of the Bank.  With respect to each individual who does not also serve as a director of the Bank, his or her age and principal occupation for the past five years are also provided:

Name	Bank Office(s) Held
Keith C. Pollnow (1)	President and Chief Executive Officer
Stanley Leedle (1)	Executive Vice President
Mark D. Troudt (1)	Part-time Risk Management Officer
John F. Glynn (2)	Senior Vice President and Chief Financial Officer
Debra K. Fernau (3)	Vice President

(1)

Biographical information for Messrs. Pollnow, Leedle and Troudt is set forth under “Directors,” above.

(2)

Mr. Glynn, age 50, was hired on July 27, 2009 as the Bank’s Senior Vice President and Chief Financial Offer.  Prior to joining Choice Bank, Mr. Glynn was employed for 23 years with a community bank located in central Wisconsin serving as Chief Financial Officer.  Mr. Glynn has over 27 years of financial industry experience.

(3)

 Ms. Fernau, age 49, serves as the Bank’s Vice President responsible for operations and has been employed by the Bank since the Bank opened for business on July 24, 2006.  Prior to joining Choice Bank, Ms Fernau was employed for 22 years with a regional bank located in central Wisconsin serving as Vice President of Internal Audit.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as administered by the FDIC, requires the Bank’s executive officers, directors and 10% shareholders to file reports with the FDIC disclosing their ownership, and changes in their ownership of stock in the Bank. Copies of these reports must also be furnished to the Bank. Based solely on a review of these copies, the Bank believes that during 2008, its officers, directors and 10% shareholders complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

Code of Ethics

The Bank has adopted a Code of Ethics that applies to the Bank’s Chief Executive Officer, Chief Financial Officer, and all directors, officers and employees.  The Bank will provide a copy of the Code of Ethics upon written request to the Bank’s Secretary.

If any substantive amendments are made to the Code of Ethics, or we grant any waiver or implicit waiver from any provision of the code, we will disclose the nature of the amendment on our website (www.choicebank.com) or in a report 8-K as required by applicable law.

Item 11.  Executive Compensation

The following Summary Compensation Table includes information concerning compensation for the period starting July 24, 2006, when the Bank received its charter, through December 31, 2009 for executives earning more than $100,000 per year.

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	Option Awards	All Other Compensation	Total

Keith C. Pollnow	2009	$ 142,000	$ -	$ 28,826	$ 0	$ 0	$ 22,397	$ 193,223
President & CEO	2008	117,474	0	14,762	0	0	15,764	148,000

Stanley G. Leedle	2009	$ 138,894	$ 0	$ 27,405	$ 0	$ 0	$ 14,102	$ 180,401
Executive VP & CCO	2008	114,768	0	7,622	0	0	15,039	137,429

The non-equity incentive plan is a performance-based plan that includes Mr. Pollnow, Mr. Leedle, and three other executive officers.  Goals are established annually for loan growth, total deposit growth, demand deposit growth, and profitability.  The amounts paid in 2009 were based on performance from January 1, 2008 through December 31, 2008. The amounts paid in 2008 were based on performance from January 1, 2007 through December 31, 2007.

The Bank sponsors a 401(k) profit sharing plan that is available to all employees.  During 2009, the Bank made matching contributions on behalf of each employee participant.  Executive officers were able to participate in the 401(k) profit sharing plan under the same terms available to all employees.

“All other compensation” includes an auto allowance, life insurance premiums, country club dues and the Bank’s matching contributions to the individuals 401(k) profit sharing plan accounts.

Compensation of Directors

Bank directors received no fees or other form of remuneration for Board or committee meetings in 2009.  For 2010, Bank directors will receive $250 per Board meeting and $100 per committee meeting attended.

The Bank sponsors a 401(k) profit sharing plan that is available to all employees.  During 2009, the Bank made matching contributions on behalf of each employee participant.  Executive officers were able to participate in the 401(k) profit sharing plan under the same terms available to all employees.

Employment Agreements

Keith C. Pollnow

On July 1, 2006 the Bank entered into an employment agreement with Keith Pollnow regarding his employment as our President and Chief Executive Officer.  The agreement is in effect for an initial period of three years with certain exceptions.  Thereafter, the agreement will automatically renew annually unless either party elects to terminate the agreement by sending prior notice to the other party.

Under the terms of the agreement, Mr. Pollnow received an initial base salary of $110,000 per year. At any time during the term of the agreement our board may review and increase Mr. Pollnow’s base salary as a result of that review.  His annual base salary is $142,000 as of December 31, 2009. During the first year of his employment, Mr. Pollnow was eligible to receive, at the sole discretion of our board of directors, an incentive bonus in an amount of up to 30% of his base salary.  Since then, he has participated in the executive incentive bonus plan which allows an annual bonus of up to 35% of salary upon attainment of growth and profitability goals. Mr. Pollnow also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and a monthly allowance for automobile expenses of up to $600.  In addition, we provide Mr. Pollnow with country club membership fees of up to $800 per month at a club that our board of directors deems to be appropriate.  Mr. Pollnow’s agreement provides that he is entitled to 200 hours of paid time off each year and will be provided with term life insurance coverage with a term of not less than ten years and in an amount not less than $500,000.

Mr. Pollnow’s employment agreement also provides that we will grant him options to purchase 25,000 shares of our common stock at an exercise price of $10.00 per share, exercisable within ten (10) years from the date of grant of the options, and vesting ratably over a three-year period from date of issuance.

In the event that Mr. Pollnow is terminated, or elects to terminate his employment, in connection with a “change of control,” he would be entitled to receive a cash lump-sum payment equal to 100% of his “base amount” as defined in section 280G of the Internal Revenue Code.  In general, “base amount” means the executive’s annualized compensation over the prior five-year period.  Other than as a result of a “change in control,” if Mr. Pollnow’s employment is terminated for any reason other than for cause, then we would be obligated to pay as severance, an amount equal to his annual base salary for the year during which his employment terminates. For example, had he terminated for one of the above reasons on December 31, 2009, Mr. Pollnow would have received $142,000.

The agreement also generally provides for a one year non-competition and a one year non-solicitation provision that would apply following the termination of Mr. Pollnow’s employment, regardless of the reason for such termination.

Stanley G. Leedle

On July 1, 2006 the Bank entered into an employment agreement with Stanley G. Leedle regarding his employment as our Executive Vice President and Chief Credit Officer.  The agreement is in effect for an initial period of three years with certain exceptions.  Thereafter, the agreement will automatically renew annually unless either party elects to terminate the agreement by sending prior notice to the other party.

Under the terms of the agreement, Mr. Leedle received an initial base salary of $100,000 per year. At any time during the term of the agreement our board may review and increase Mr. Leedle’s base salary as a result of that review.  His annual salary is $135,000 as of December 31, 2009. During the first year of his employment, Mr. Leedle was eligible to receive, at the sole discretion of our board of directors, an incentive bonus in an amount of up to 20% of his base salary.  Since then, he has participated in the executive incentive bonus plan which allows an annual bonus of up to 35% of salary upon attainment of growth and profitability goals. Mr. Leedle also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and a monthly allowance for automobile expenses of up to $700.  In addition, we provide Mr. Leedle with country club membership fees of up to $800 per month at a club that our board of directors deems to be appropriate.  Mr. Leedle’s agreement provides that he is entitled to 200 hours of paid time off each year and will be provided with term life insurance coverage with a term of not less than ten years and in an amount not less than $500,000.

Mr. Leedle’s employment agreement also provides that we will grant him options to purchase 20,000 shares of our common stock at an exercise price of $10.00 per share, exercisable within ten (10) years from the date of grant of the options, and vesting ratably over a three-year period from date of issuance.

In the event that Mr. Leedle is terminated, or elects to terminate his employment, in connection with a “change of control,” he would be entitled to receive a cash lump-sum payment equal to 100% of his “base amount” as defined in section 280G of the Internal Revenue Code.  In general, “base amount” means the executive’s annualized compensation over the prior five-year period.  Other than as a result of a “change in control,” if Mr. Leedle’s employment is terminated for any reason other than for cause, then we would be obligated to pay as severance, an amount equal to his annual base salary for the year during which his employment terminates. For example, had he terminated for one of the above reasons on December 31, 2009, Mr. Leedle would have received $135,000.

 The agreement also generally provides for a one year non-competition and a one year non-solicitation provision that would apply following the termination of Mr. Leedle’s employment, regardless of the reason for such termination.

Stock Options

The following table is intended to provide additional information concerning option awards outstanding as of December 31, 2009. No stock options were granted in 2009. The Bank has not granted any stock awards.

Outstanding Equity Awards at December 31, 2009

Name	Grant Date	Number of securities underlying unexercised option exercisable	Number of securities underlying unexercised option unexercisable	Option exercise price	Fair Value as of grant date	Option expiration date
Keith C. Pollnow	7/11/2006	25,000	0	$10.00	$99,750	7/11/2016
Stanley G. Leedle	7/11/2006	20,000	0	$10.00	$79,800	7/11/2016

In accordance with FAS 123(R), the fair value reflects the value as of the grant date, based on calculations using the Black-Scholes Method. The total amount is recognized as an expense by the Bank for financial statement purposes, amortized over the three-year vesting period. More details can be found in the Bank’s financial statements, which accompany this proxy statement.

Item 12. Security Ownership of Certain Beneficial Owners, Management and Related Shareholder Matters

Name	Position	Number of Shares Beneficially Owned*	Note Reference	Percentage Beneficial Ownership
Kenneth Balda	Director	48,390	(1), (2)	2.22%
Stephen Ford	Director	23,730	(1), (3), (20)	1.09%
Richard Gabert	Director	69,585	(1), (4)	3.19%
Paul Getchel	Director	28,410	(1) (5), (21)	1.31%
Dr. Michael Hanneman	Director	35,850	(1), (6), (22)	1.65%
Dr. David Janssen	Director	54,650	(1), (7), (23)	2.51%
Stanley Leedle	Director, Ece, VP & CCO	59,750	(1), (8), (24), (31)	2.72%
Julie Leschke	Director	59,250	(1), (9)	2.72%
Thomas Muza	Director	29,250	(1), (10)	1.34%
Rodney Oilschlager	Director, Chairman of Board	24,600	(1), (11), (25)	1.13%
Jame Poeschl	Director	25,290	(1),(12), (26)	1.16%
Keith Pollnow	Director, President & CEO	60,884	(1), (13), (27), (32)	2.77%
Jeffrey Rogge	Director	38,250	(1), (14)	1.76%
Thomas Rusch	Director	69,585	(1), (4)	3.19%
Randell Schmiedel	Director	33,500	(1), (15)	1.54%
Arend Stam	Director	24,090	(1), (16), (28)	1.11%
John Supple	Director	24,690	(1), (17), (29)	1.14%
Gerald Thiele	Director	48,450	(1), (18), (30)	2.22%
Mark Troudt	Director, Risk Mgt. Officer	42,120	(1), (19), (33)	1.93%

All Directors and executive officers as a group, consisting of 21 persons:		808,324		32.14%

Notes

*"Beneficial ownership" (as defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) includes shares for which the named individual has sole or shared voting or dispositive power. The numbers of shares shown for each individual includes shares held directly by that individual, as well shares held by, jointly with, or in trust for the benefit of, the individual's spouse and dependent children, which are reported on the presumption that the individual may share voting and/or investment power because of the family relationship. "Beneficial ownership" also includes shares for which the individual holds Organizer Warrants, Shareholder Warrants (all of which are currently exercisable) and stock options that are currently exercisable or will become exercisable within 60 days of the date of this Report.

** Percentage is based on 2,160,620 shares of common stock issued and outstanding as of the date of this Report. Shares subject to warrants and currently-exercisable stock options are treated as outstanding for the purpose of computing the number and percentage of outstanding securities of the class owned by each individual and for all directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person.

(1) Includes 11,250 Organizer Warrants
(2) Includes 5,440 shareholder warrants

(3) Includes 2,080 shareholder warrants.
(4) Includes 7,400 shareholder warrants.
(5) Includes 2,860 shareholder warrants.
(6) Includes 4,100 shareholder warrants.
(7) Includes 6,400 shareholder warrants.
(8) Includes 4,750 shareholder warrants.
(9) Includes 8,000 shareholder warrants.
(10) Includes 3,000 shareholder warrants.
(11) Includes 2,100 shareholder warrants.
(12) Includes 2,340 shareholder warrants.
(13) Includes 4,106 shareholder warrants.
(14) Includes 4,500 shareholder warrants.
(15) Includes 4,000 shareholder warrants.
(16) Includes 2,140 shareholder warrants.
(17) Includes 2,240 shareholder warrants.
(18) Includes 6,200 shareholder warrants.
(19) Includes 3,500 shareholder warrants.
(20) Includes 400 shares and 80 shareholder warrants owned by spouse, Mary Ford.
(21) Includes 800 shares and 160 shareholder warrants owned by spouse, Sherri Getchel, and 1,000 shares and 200 shareholder warrants owned by minor child, Brian Getchel.
(22) Includes 250 shares and 50 shareholder warrants each owned by minor children, Sarah Hanneman
Peter Hanneman.
(23) Includes 250 shares and 50 shareholder warrants each owned by minor children, Jenna Janssen,
Michael Janssen, Geoffrey Janssen, and Gregory Janssen.
(24) Includes 250 shares and 50 shareholder warrants owned by spouse, Lynne Leedle.
(25) Includes 500 shares and 100 shareholder warrants owned by spouse, Patti Oilschlager.
(26) Includes 1,700 shares and 340 shareholder warrants owned by spouse, Jody Poesch.l
(27) Includes 264 shares and 53 shareholder warrants each owned by minor children, Brennan
Pollnow and Griffin Pollnow.
(28) Includes 400 shares and 80 shareholder warrants owned by spouse, Ann Stam, and
300 shares and 60 shareholder warrants owned by minor child, Megan Stam.
(29) Includes 600 shares and 120 shareholder warrants each owned by minor children, Ashley
Supple and John Supple IV.
(30) Includes 250 shares and 50 shareholder warrants each owned by minor children, Erin Thiele,
Andrew Thiele, Gerald Thiele, and Ryan Thiele.
(31) Includes 20,000 vested stock options.
(32) Includes 25,000 vested stock options.
(33) Includes 5,000 vested stock options.

Item 13.  Certain Relationships and Related Transactions, and Director Independence

There were no transactions between the Bank and Bank directors that would be required to be reported for 2009.

Certain directors and executive officers of the Bank, and their related interests, had loans outstanding in the aggregate amounts of $14.6 million and $14.9 million at December 31, 2009 and 2008 respectively.  During 2009 and 2008, $1.3 million and $11.9 million of new loans were made and repayments totaled $1.6 million and $9.2 respectively.  Management believes these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectability or present other unfavorable features.

Item 14.  Principal Accounting Fees and Services.

The following table presents fees for professional services rendered by Wipfli, LLP for audit of the Bank’s annual financial statements and other related professional services for the years ended December 31, 2009 and 2008:

	Wipfli, LLP
	2009	2008
Audit fees	$ 76,940	$ 47,188
Audit-related fees	11,128	5,068
Tax fees	5,812	7,184
All other fees	25,989	3,747
Total	$ 119,869	$ 63,187

Audit fees paid to Wipfli, LLP in 2009 include services for the 2008 audit and review of the 2008 Form 10-K, preliminary work for the 2009 audit, and reviews of Form 10-Q for the quarters ended March31, June 30, and September 30, 2009.  Audit-related fees include consultations related to SOX 404 readiness and application of general accepted accounting principles.  All other fees relate to the facilitation of a strategic planning session and related consultations.

Audit fees paid to Wipfli in 2008 include services for the 2007 audit and review of the 2007 Form 10-K, preliminary work for the 2008 audit, and reviews of Form 10-Q for the quarters ended March 31, June 30, and September 30, 2008.

Part IV

Item 15.  Exhibits, Financial Statement Schedules

(a)

Exhibits

3.1 Articles of Incorporation.  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

3.2  Amended articles of Incorporation.  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

3.3  By-laws.  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

10.1  Employment Agreement with Keith C. Pollnow.  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

10.2  Employment Agreement with Stanley G. Leedle.  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

10.3  Employment Agreement with John F. Glynn.  The information required relating to this exhibit is incorporated by reference to the Form 8-K filed by the Bank on July 28, 2009.

10.4  Employment Agreement with Debra K. Fernau.  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

10.5  Employment Agreement with Mark D. Troudt.  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

10.6  Lease (2201 Jackson Street, Oshkosh, WI).  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

10.7  2006 Stock Option Plan.  The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007.

13.  Annual Report to shareholders for the year ended December 31, 2009.

14.1  Choice Bank Code of Ethics. The information required relating to this exhibit is incorporated by reference to the Form 10-SB filed by the Bank on April 29, 2007, and is posted on the Bank’s website, www.choicebank.com.

31.1  Certification of Chief Executive Officer.  Filed herewith.

31.2  Certification of Chief Financial Officer.  Filed herewith.

32.1  Statement of Chief Executive Officer and Chief Financial Officer.  Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Annual Report of Choice Bank on Form 10-K for the year ended December 31, 2009 to be signed on its behalf by the undersigned, thereunto duly authorized.

CHOICE BANK

Date: March 29, 2010	By: Keith Pollnow
Keith Pollnow, President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Keith C. Pollnow Keith C. Pollnow	President and Chief Executive Officer (Principal Executive Officer); Director	March 29, 2010
/s/ John Glynn John Glynn	Chief Financial Officer; Treasurer, (Principal Financial Officer and Principal Accounting Officer)	March 30, 2010
/s/ Kenneth Balda Kenneth Balda	Director	March 29, 2010
Stephen Ford	Director	March __, 2010
Richard Gabert	Director	March __, 2010

/s/ Paul Getchel Paul Getchel	Director	March 30, 2010
/s/ Michael Hanneman Michael Hanneman D.D.S.	Director	March 29, 2010
/s/ Stanley Leedle Stanley Leedle	Vice President; Director	March 29, 2010
/s/ Julie Leschke Julie Leschke	Director	March 30, 2010
Rodney Oilschlager	Director	March __, 2010
/s/ Thomas Muza Thomas Muza	Director	March 30, 2010
/s/ James Poeschl James Poeschl	Director	March 29, 2010
/s/ Jeffrey Rogge Jeffrey Rogge	Director	March 30, 2010
Thomas Rusch	Director	March __, 2010
/s/ Randall Schmiedel Randall Schmiedel	Director	March 29, 2010
/s/ Arend Stam Arend Stam	Director	March 29, 2010

John Supple III	Director	March __, 2010
/s/ Gerald Thiele Gerald Thiele	Director	March 29, 2010
/s/ Mark Troudt Mark Troudt	Director	March 30, 2010
/s/ David Janssen_______________ David Janssen, M.D.	Director	March 30, 2010

Choice Bank

Oshkosh, Wisconsin

Financial Statements

Years Ended December 31, 2009 and 2008

Choice Bank

Financial Statements

Years Ended December 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm 1

Financial Statements
Balance Sheets 2
Statements of Operations 3
Statements of Stockholders' Equity 4
Statements of Cash Flows 5
Notes to Financial Statements 7

Report of Independent Registered Public Accounting Firm

Board of Directors

Choice Bank

Oshkosh, Wisconsin

We have audited the accompanying balance sheets of Choice Bank as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Bank's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards for the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Choice Bank as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Wipfli LLP

March 26, 2010

Green Bay, Wisconsin

Choice Bank

Balance Sheets

December 31, 2009 and 2008

Assets	2009	2008

Cash and due from banks	$941,962	$2,094,714
Federal funds sold	521,000	1,750,000

Cash and cash equivalents	1,462,962	3,844,714

Interest-bearing deposits in banks	0	290,000
Securities available for sale	5,521,099	5,774,113
Loans held for sale	1,422,733	246,344
Loans, net	103,096,134	105,110,349
Premises and equipment, net	1,729,539	1,834,722
Other real estate owned	3,304,761	0
Deferred tax asset	2,727,045	848,000
Other assets	1,543,209	1,093,378

TOTAL ASSETS	$120,807,482	$119,042,620

Liabilities and Stockholders’ Equity

Liabilities:
Non-interest-bearing deposits	$5,057,864	$5,431,951
Interest-bearing deposits	97,995,367	92,879,050

Total deposits	103,053,231	98,311,001
Other liabilities	365,575	624,781

Total liabilities	103,418,806	98,935,782

Stockholders’ equity:
Common stock - $1 par value:
Authorized – 3,177,000 shares
Issued and outstanding – 2,160,620 shares	2,160,620	2,160,620
Additional paid-in capital	20,430,838	20,397,138
Accumulated deficit	(5,451,796)	(2,601,920)
Accumulated other comprehensive income	249,014	150,000

Total stockholders’ equity	17,388,676	20,105,838

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,807,482	$119,041,620

See accompanying notes to financial statements.

Choice Bank

Statements of Operations

December 31, 2009 and 2008

	2009	2008
Interest and dividend income:
Loans, including fees	$5,933,376	$5,066,926
Securities- Taxable	299,373	375,558
Federal funds sold	1,999	21,518
Total interest and dividend income	6,234,748	5,464,002

Interest expense:
Deposits	2,684,003	2,731,397
Borrowed funds	3,329	56,489
Total interest expense	2,687,332	2,787,886

Net interest income	3,547,416	2,676,116
Provision for loan losses	5,500,572	501,000

Net interest income (loss) after provision for loan losses	(1,953,156)	2,175,116

Noninterest income:
Service fees	296,336	153,413
Secondary market fees	137,512	117,017
Rental income	255,580	0
Total noninterest income	689,428	270,430

Noninterest expense:
Salaries and employee benefits	1,583,623	1,447,377
Occupancy and equipment	355,482	348,485
Data processing	182,074	156,234
Professional services	339,942	234,115
Marketing	97,502	119,614
Other	893,625	266,476
Total noninterest expense	3,452,248	2,572,301

Loss before credit for income taxes	(4,715,976)	(126,755)
Credit for income taxes	(1,866,100)	(948,000)

Net income (loss)	$(2,849,876)	$821,245

Basic earnings (loss) per share	$(1.32)	$0.38

See accompanying notes to financial statements.

Choice Bank

Statements of Stockholders' Equity

Years Ended December 31, 2009 and 2008

	Common Stock		Additional	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Paid-In Capital	Deficit	Income	Equity

Balance at January 1, 2008	2,160,570	$ 2,160,570	$ 20,316,763	$ (3,423,165)	$ $51,000	$ 19,105,168

Comprehensive income:
Net income				821,245		821,245
Unrealized gains on securities available for sale, net of taxes					99,000	99,000

Total comprehensive income						920,245

Exercise of stockholder warrants	50	50	575			625
Options and warrants compensation expense			79,800			79,800

Balance at December 31, 2008	2,160,620	2,160,620	20,397,138	(2,601,920)	150,000	20,105,838

Comprehensive loss:
Net loss				(2,848,876)		(2,849,876)
Unrealized gains on securities available for sale, net of taxes					99,014	99,014

Total comprehensive loss						(2,750,862)

Options and warrants compensation expense			33,700			33,700

Balance at December 31, 2009	2,160,620	$ 2,160,620	$ 20,430,838	$ (5,451,796)	$ 249,014	$ 17,388,676

See accompanying notes to financial statements.

Choice Bank

Statements of Cash Flows

Years Ended December 31, 2009 and 2008

	2009	2008

Increase (decrease) in cash and cash equivalents

Cash flows from operating activities:
Net income (loss)	$ (2,849,876)	$ 821,245

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of premises and equipment	162,330	148,827
Provision for loan losses	5,500,572	501,000
Valuation allowance on other real estate	405,000	0
Compensation expense for options	33,700	79,800
Net accretion of securities	(11,749)	(5,034)
Credit for deferred taxes	(1,866,100)	(948,000)
Changes in operating assets and liabilities:
Loans held for sale	(1,176,389)	1,113,355
Other assets	(449,831)	(224,178)
Other liabilities	(259,206)	245,271

Total adjustments	2,338,327	911,041

Net cash provided by (used in) operating activities	(511,549)	1,732,286

Cash flows from investing activities:
Change in interest-bearing deposits in banks	290,000	2,090,000
Proceeds from maturities and prepayments of securities available for sale	350,832	267,799
Loan originations and principal collections, net	(7,196,118)	(46,269,351)
Purchases of premises and equipment	(57,147)	(99,644)

Net cash used in investment activities	(6,612,433)	(44,011,196)

Choice Bank

Statements of Cash Flows (Continued)

Years Ended December 31, 2009 and 2008

	2009	2008

Cash flows from financing activities:
Net increase in deposits	$4,742,230	$48,996,211
Net decrease in federal funds purchased	0	(3,109,000)
Proceeds from issuance of common stock	0	625

Net cash provided by financing activities	4,742,230	45,977,836

Net increase (decrease) in cash and cash equivalents	(2,381,752)	3,698,926
Cash and cash equivalents at beginning	3,844,714	145,788

Cash and cash equivalents at end	$1,462,962	$3,844,714

Supplemental cash flow information:

Cash paid during the year for interest	$2,940,051	$2,619,450

Noncash investing and financing activities:

Transfer of loans to foreclosed assets	$3,709,761	0

See accompanying notes to financial statements

Choice Bank

Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies

Organization

Choice Bank (the "Bank") is a full-service community-oriented commercial bank.  The Bank offers a broad range of commercial and consumer banking services to local businesses, professionals, community service organizations, and individuals.  The Bank commenced operations in July 2006.  The Bank operates with two locations in Oshkosh, Wisconsin.  The Bank is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results may differ from these estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows in the financial statements, cash and cash equivalents include cash on hand, interest-bearing and non-interest-bearing accounts in other financial institutions, and federal funds sold, all of which have original maturities of three months or less.

Interest-Bearing Deposits in Banks

Interest-bearing deposits in banks mature within one year and are carried at cost.

Choice Bank

Notes to Financial Statements

Note 1

Summary of Significant Accounting Policies (Continued)

Securities

Securities are classified as available for sale and are carried at fair value, with unrealized gains and losses reported in other comprehensive income or loss.  Amortization of premiums and accretion of discounts are recognized in interest income using the interest method over the estimated lives of the securities.

Declines in fair value of securities that are deemed to be other than temporary, if applicable, are reflected in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considers the length of time and the extent to which fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.  Gains and losses on the sale of securities are recorded on the trade date and determined using the specific-identification method.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate.  Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.  Realized gains and losses on the sale of loans held for sale are determined using the specific-identification method.

Rate Lock Commitments

The Bank enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments).  Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives.  Rate lock commitments are recorded only to the extent of fees received since recording the estimated fair value of these commitments would not have a significant impact on the financial statements.

Choice Bank

Notes to Financial Statements

Note 1

Summary of Significant Accounting Policies (Continued)

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses.  Interest on loans is accrued and credited to income based on the unpaid principal balance. Loan-origination fees and direct origination costs are recognized as income or expense when received or incurred since capitalization of these fees and costs would not have a significant impact on the financial statements.

The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication the borrower may be unable to make payments as they become due.  When loans are placed on nonaccrual or charged off, all unpaid accrued interest is reversed against interest income.  The interest on these loans is subsequently accounted for on the cash basis until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense as losses are estimated to have occurred.  Loan losses are charged against the allowance when management believes that the collectability of the principal is unlikely.  Subsequent recoveries, if any, are credited to the allowance.

Management regularly evaluates the allowance for loan losses using the Bank's past loan loss experience, known and inherent risks in the portfolio, composition of the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, current economic conditions, and other relevant factors.  This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change.

The allowance for loan losses consists of specific and general components.  The specific component relates to loans that are classified as doubtful, substandard, or special mention and includes allowances estimated for impaired loans.  The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors.

Choice Bank

Notes to Financial Statements

Note 1

Summary of Significant Accounting Policies (Continued)

Allowance for Loan Losses (Continued)

The allowance for loan losses includes specific allowances related to loans that have been judged to be impaired under current accounting standards.  A loan is impaired when, based on current information, it is probable that the Bank will not collect all amounts due in accordance with the contractual terms of the loan agreement.  Management determines whether a loan is impaired on a case-by-case basis, taking into consideration the payment status, collateral value, length and reason of any payment delays, the borrower's prior payment record, and any other relevant factors.  Large groups of smaller balance homogeneous loans, such as residential mortgage and consumer loans, are collectively evaluated in the allowance for loan losses analysis and are not subject to impairment analysis unless such loans have been subject to a restructuring agreement.  Specific allowances for impaired loans are based on discounted cash flows of expected future payments using the loan's initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

In addition, various regulatory agencies periodically review the allowance for loan losses.  These agencies may require additions to the allowance for loan losses based on their judgments of collectability.

Premises and Equipment

Land is carried at cost.  Premises and equipment are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosures are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management, and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Stock Compensation Plans

The Bank accounts for employee stock compensation plans using the fair value based method of accounting.  Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is also the vesting period.

Choice Bank

Notes to Financial Statements

Note 1

Summary of Significant Accounting Policies (Continued)

Income Taxes

Deferred income tax assets and liabilities have been determined using the liability method.  Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when these differences are expected to reverse.  Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities.  A deferred tax valuation allowance is established if it is more likely than not that all or a portion of the deferred tax assets will not be realized.

The Bank may also recognize a liability for unrecognized tax benefits from uncertain tax positions.  Unrecognized tax benefits represent the differences between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the financial statements.  Interest and penalties related to unrecognized tax benefits are classified as income tax expense.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments including commitments to extend credit and unfunded commitments under lines of credit.  Such financial instruments are recorded in the financial statements when they become payable.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) is shown on the statements of stockholders' equity.  The Bank's accumulated other comprehensive income is comprised of the unrealized gains on securities available for sale, net of tax, and is shown on the statements of stockholders' equity.

Earnings (Loss) per Share

Basic earnings (loss) per share represents operating income (losses) divided by the weighted average number of common shares outstanding during the period.  Due to a weighted average strike price of potential common shares outstanding which is lower than the estimated average market value of the Bank's common stock, anti-dilution would occur in calculating diluted earnings per share.  As such, diluted earnings per share is not presented.

Segment Information

While the Bank’s chief decision makers monitor the revenue streams of various Bank products and services, operations are managed and financial performance is evaluated on a companywide basis.  Accordingly, all of the Bank’s banking operations are considered by management to be aggregated in one reportable operating segment.

Choice Bank

Notes to Financial Statements

Note 1

Summary of Significant Accounting Policies (Continued)

New Accounting Pronouncements

In May 2009 and amended in February 2010, the Financial Accounting Standards Board (FASB) issued new accounting guidance for subsequent events.  This new guidance does not significantly change how subsequent events are reported or disclosed in the financial statements.  The Bank adopted this new accounting standard for the year ended December 31, 2009.  The adoption of this accounting standard did not have a significant effect on the financial statements of the Bank.

In May 2009, the FASB issued new accounting guidance on the recognition and presentation of other-than-temporary impairments, which changes the determination of when other-than-temporary impairment of a debt security must be recognized.  It also changes the presentation and amount of the other-than-temporary impairment recognized in the statements of operations.  The Bank adopted this new accounting standard for the year ended December 31, 2009.  The adoption of this accounting standard did not have a significant effect on the Bank's financial statements.

In June 2009, the FASB issued new accounting guidance for transfers of financial assets.  This new guidance removes the exception from applying the accounting requirements for transfers of financial assets to qualifying special-purpose entities.  It also modifies the financial-components approach used in previous guidance and limits the circumstances in which a financial asset, or a portion of a financial asset, should be recognized.  In addition, the guidance requires enhanced disclosures regarding transfers of financial assets and continuing involvement with transferred financial assets.  This new accounting standard is effective for financial statements issued for and transfers of financial assets occurring in interim and annual periods beginning after November 15, 2009.  The Bank expects to adopt this new accounting standard for the year beginning January 1, 2010, and believes the adoption of this accounting standard will not have a significant effect on the financial statements of the Bank.

Reclassifications

Certain reclassifications have been made to the 2008 financial statements to conform to the 2009 classifications.

Choice Bank

Notes to Financial Statements

Note 2	Cash and Due From Banks

In the normal course of business, the Bank maintains cash and due from bank balances with correspondent banks that are participating in the Federal Deposit Insurance Corporation's (FDIC’s) Transaction Account Guarantee Program.  Consequently, all account balances with correspondent banks are guaranteed by the FDIC through June 30, 2010.

Note 3	Securities

The amortized estimated fair value of securities with gross unrealized gains and losses at December 31 follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value

2009

Securities available for sale:
U.S. agency securities	$ 596,702	$ 43,611	$ 0	$ 640,313
Municipal bonds	3,069,587	194,390	0	3,263,977
Mortgage-related securities	1,518,741	98,068	0	1,616,809

Total securities available for sale	$ 5,185,030	$ 336,069	$ 0	$5,521,099

2008

Securities available for sale:
U.S. agency securities	$ 595,002	$ 50,000	$ 0	$ 645,002
Municipal bonds	3,070,413	100,000	0	3,170,413
Mortgage-related securities	1,858,698	100,000	0	1,958,698

Total securities available for sale	$ 5,524,113	$ 250,000	$ 0	$5,774,113

Choice Bank

Notes to Financial Statements

Note 3

Securities (Continued)

Fair values of securities are estimated based on financial models or prices paid for similar securities.  It is possible interest rates could change considerably resulting in a material change in the estimated fair value.

The following is a summary of amortized cost and estimated fair value of debt securities by contractual maturity as of December 31, 2009.  Contractual maturities will differ from expected maturities for mortgage-related securities because borrowers may have the right to call or prepay obligations without penalties.

	Available for Sale
	Amortized	Estimated
	Cost	Fair Value

Due after one year through five years	$ 2,270,103	$ 2,419,802
Due after five years through ten years	1,396,186	1,484,488

Subtotal	3,666,289	3,904,290
Mortgage-related securities	1,518,741	1,616,809

Total	$ 5,185,030	$ 5,521,099

There were no sales of securities in 2009 or 2008.

As of December 31, 2009, the amortized cost and estimated fair value of securities pledged to secure an unused line of credit was $5,185,030 and $5,521,099, respectively.  As of December 31, 2008, the amortized cost and estimated fair value of securities pledged to secure an unused line of credit was $5,524,113 and $5,774,113, respectively.

Choice Bank

Notes to Financial Statements

Note 4

Loans

The composition of loans at December 31 is as follows:

	2009	2008

Commercial	$21,502,232	$23,039,262
Real Estate:
Commercial	42,510,972	42,949,850
Residential	28,520,256	28,080,413
Construction	5,965,779	6,004,100
Second mortgages	2,111,250	1,810,330
Equity lines of credit	3,800,744	3,746,075
Consumer	807,738	797,909

Subtotals	105,218,971	106,427,939
Less- Allowance for loan losses	2,122,837	1,317,590

Loans, net	$103,096,134	$105,110,349

An analysis of the allowance for loan losses for the years ended December 31, 2009 and 2008, follows:

	2009	2008

Balance at beginning	$1,317,590	$819,000
Provision for loan losses	5,500,572	501,000
Charge-offs	(4,697,785)	(4,960)
Recoveries	2,460	2,550

Balance at end	$2,122,837	$1,317,590

Choice Bank

Notes to Financial Statements

Note 4

Loans (Continued)

The following is a summary of information pertaining to impaired and nonperforming loans:

	2009	2008

As of December 31:

Impaired loans without a valuation allowance	$ 2,127,280	$ 0
Impaired loans with a valuation allowance	1,880,814	730,000
Valuation allowance related to impaired loans	1,020,000	250,000
Total nonaccrual loans	3,793,285	730,000
Average investment in impaired loans	1,336,031	0

The impaired loans consist of three loans of which about $331,000 is performing and accruing interest.  Interest payments collected on nonaccruing loans during 2009 totaled $809.

Directors, executive officers, and principal stockholders of the Bank, including their families and firms in which they are principal owners, are considered to be related parties.  Substantially all loans to these related parties were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve than the normal risk of collectability or present other unfavorable features.

A summary of loans to directors, executive officers, principal stockholders, and their affiliates as of December 31 is as follows:

	2009	2008

Balance at beginning	$ 14,912,937	$ 12,160,603
New loans	1,167,966	12,823,567
Repayments	(1,495,565)	(10,071,233)

Balance at end	$ 14,585,338	$ 14,912,937

Unfunded lines of credit (not included above)	$ 447,930	$ 905,657

Choice Bank

Notes to Financial Statements

Note 5	Premises and Equipment

An analysis of premises and equipment at December 31 follows:

	2009	2008

Land	$ 285,000	$ 285,000
Buildings	1,088,606	1,088,606
Furniture and equipment	527,190	519,042
Computer equipment	316,197	267,196

Totals	2,216,993	2,159,844
Less – Accumulated depreciation	487,454	325,122

Premises and equipment, net	$ 1,729,539	$ 1,834,722

Depreciation of premises and equipment charged to operating expense totaled $162,330 and $148,827 in 2009 and 2008, respectively.

The Bank leases a branch facility from a bank director under a ten-year noncancelable operating lease expiring in 2016 with options to renew for additional years at the expiration of the initial lease.  The Bank also pays for real estate taxes, insurance, and maintenance under this net lease.  The terms of the lease are determined to be at a market rate.  Rent expense was $49,392 for 2009 and 2008.

Future minimum rental payments under noncancelable lease terms as of December 31, 2009, are as follows:

2010	$ 49,392
2011	49,392
2012	49,392
2013	49,392
2014	49,392
Thereafter	148,176

Total	$ 395,136

Choice Bank

Notes to Financial Statements

Note 6	Deposits

The composition of deposits at December 31 is as follows:

	2009	2008

Non-interest bearing demand deposits	$ 5,057,864	$ 5,431,951
Interest-bearing demand deposits	2,275,636	2,200,895
Savings deposits	32,448,524	2,317,802
Money market deposits	4,053,869	17,560,435
Certificates of deposit less than $100,000	29,670,671	45,425,494
Certificates of deposit $100,000 and greater	29,546,667	25,374,424

Total deposits	$ 103,053,231	$ 98,311,001

The scheduled maturities of certificates of deposit at December 31, 2009, are summarized as follows:

2010	$ 48,355,246
2011	7,503,811
2012	2,183,943
2013	672,810
Thereafter	501,528

Total	$ 59,217,338

Deposits from directors, executive officers, principal stockholders, and their affiliates totaled approximately $4,362,000 and $2,529,000 as of December 31, 2009 and 2008, respectively.

Choice Bank

Notes to Financial Statements

Note 7	Income Taxes
The components of the credit for income taxes are as follows:

	2009	2008

Deferred tax credit:
Federal	$ (1,623,100)	$ (10,000)
State	(243,000)	(1,000)

Total deferred	(1,866,100)	(11,000)

Change in valuation allowance	0	(937,000)

Total credit for income taxes	$ (1,866,100)	$ (948,000)

A summary of the sources of differences between income taxes at the federal statutory rate and the credit for income taxes for the years ended December 31 follows:

	2009		2008
	Amount	% of Pretax Income	Amount	% of Pretax Income

Tax credit at statutory rate	$ (1,603,000)	(34.0)	$ (43,000)	(34.0)
Increase (decrease) in taxes resulting
from:
Book write down of other real estate	138,000	2.9	0	0.0
Stock option compensation	11,000	0.2	27,000	21.3
Other	(23,100)	(0.5)	5,000	3.9
Change in valuation allowance	0	0.0	(937,000)	(739.2)
State tax	(389,000)	(8.2)	0	0.0

Total credit for income taxes	$ (1,866,100)	(39.6)	$ (948,000)	(748.0)

Choice Bank

Notes to Financial Statements

Note 7

Income Taxes (Continued)

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Bank’s assets and liabilities.

Primarily due to the loan losses recognized during 2009, the Bank's net deferred tax asset increased to $2,727,045.  All available evidence, both positive and negative, was considered to determine whether, based on the weight of that evidence, impairment should be recognized.  Based on management’s consideration of the available evidence including anticipated future pretax income, as well as the reversal period for the items giving rise to the deferred tax assets and liabilities, a valuation allowance for deferred assets was not considered necessary at December 31, 2009, since it is more likely than not that these assets will be realized.

The major components of the net deferred tax asset (liability) as of December 31 are presented below:

	2009	2008

Deferred tax assets:
Allowance for loan losses	$ 454,000	$ 443,000
Net operating loss	1,982,100	277,000
Organization and start-up expenses	296,000	322,000
Other real estate valuation allowances	165,000	0

Total deferred tax assets	2,897,100	1,042,000

Deferred tax liabilities:
Unrealized gain on securities available for sale	(87,055)	(100,000)
Fixed assets and prepaid expenses	(83,000)	(94,000)

Total deferred tax liabilities	(170,055)	(194,000)

Net deferred tax asset	$ 2,727,045	$ 848,000

The Bank has net operating loss carryforwards totaling approximately $5,000,000 that may be applied against future federal and state taxable income and begin to expire on December 31, 2026, for federal purposes and December 31, 2021, for Wisconsin purposes.

Income tax returns for the years 2006 through 2008, with few exceptions, remain open to examination by federal and state taxing authorities.

Choice Bank

Notes to Financial Statements

Note 8	Stockholders' Equity and Regulatory Matters

The declaration and payment of cash dividends by the Bank to stockholders is restricted by certain statutory and regulatory limitations.  These limitations state that the Bank may not declare or pay a dividend if the total of all dividends declared during the calendar year, including the proposed dividend, exceeds the sum of the Bank's net income during the current calendar year and the retained net income of the prior two calendar years.  Prior written regulatory approval must be obtained to make an exception.  There were no cash dividends paid to stockholders by the Bank in 2009 or 2008.

The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.  It is management's opinion, as of December 31, 2009, that the Bank meets all applicable capital adequacy requirements.

Choice Bank

Notes to Financial Statements

Note 8

Stockholders' Equity and Regulatory Matters (Continued)

As of December 31, 2009, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank's category.

					To Be Well Capitalized
			For Capital		Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

2009

Total risk-based capital (to risk weighted assets)	$ 16,038	16.62%	$ 7,720	≥ 8.00%	$ 9,650	≥ 10.00%

Tier 1 capital (to risk- weighted assets)	$ 14,820	15.36%	$ 3,860	≥ 4.00%	$ 5,790	≥ 6.00%

Tier 1 capital (to average assets	$ 14,820	12.18%	$ 4,867	≥ 4.00%	$ 6,084	≥ 5.00%

2008

Total risk-based capital (to risk weighted assets)	$ 20,603	21.97%	$ 7,501	≥ 8.00%	$ 9,377	≥ 10.00%

Tier 1 capital (to risk- weighted assets)	$ 19,429	20.72%	$ 3,751	≥ 4.00%	$ 5,626	≥ 6.00%

Tier 1 capital (to average assets	$ 19,429	17.37%	$ 4,475	≥ 4.00%	$ 5,594	≥ 5.00%

Choice Bank

Notes to Financial Statements

Note 9	Commitments, Contingencies, and Credit Risk

Financial Instruments With Off-Balance-Sheet Credit Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss is represented by the contractual, or notional, amount of these commitments.  The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.  Since some of the commitments are expected to expire without being drawn upon and some of the commitments may not be drawn upon to the total extent of the commitment, the notional amount of these commitments does not necessarily represent future cash requirements.

The following commitments were outstanding at December 31:

	Notional Amount
	2009	2008

Commitments to extend credit	$ 1,918,454	$ 380,000
Unfunded commitments under lines of credit	7,064,640	2,398,136

Commitments to extend credit are agreements to lend to a customer at fixed or variable rates as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, home equity lines of credit, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers.  These lines of credit may or may not require collateral and may or may not contain a specific maturity date.  Commitments for equity lines of credit may expire without being drawn upon.  Therefore, the total commitments do not necessarily represent future cash requirements.

Choice Bank

Notes to Financial Statements

Note 9

Commitments, Contingencies, and Credit Risk (Continued)

Legal Contingencies

Various legal claims arise from time to time in the normal course of business.  In the opinion of management, any liability resulting from such proceedings would not have a material impact on the financial statements.

Concentration of Credit Risk

The majority of the Bank's loans, commitments, and standby letters of credit have been granted to customers in the Bank's market area.  The concentrations of credit by type are set forth in Note 4.  Standby letters of credit were granted primarily to commercial borrowers.  Management believes the diversity of the local economy will prevent significant losses during the economic downturn, but the portfolio is monitored on a continuous basis.

Unused Lines of Credit

As of December 31, 2009, the Bank has $5,000,000 at Bankers' Bank, Madison to be drawn as needed.

Note 10	Employee Benefit Plan

The Bank sponsors a 401(k) profit sharing plan covering substantially all employees.  Employees are allowed to make voluntary contributions to the plan up to 15% of their compensation, subject to limits imposed by federal tax laws.

During 2009, the Bank made matching contributions on behalf of each employee participant.  The Bank contributed an amount equal to 100% of the amount of each employee’s elective contribution that did not exceed 3% of the employee participant’s compensation and 50% of the amount of the employee participant’s contribution that exceeded 3% of the employee participant’s compensation up to a maximum Bank contribution of 5% of the employee participant’s compensation.

The Bank expensed contributions of $40,095 for 2009.  No Bank contributions were made for 2008.

Choice Bank

Notes to Financial Statements

Note 11	Stock Compensation Plan

Under the stock incentive plan, the Bank may grant options to its directors, officers, and employees for up to 360,000 shares of common stock.  The plan requires that options granted qualify as incentive stock options.  The exercise price equals the market value of the Bank's stock at the grant date.  The vesting period ranges from one to three years, and the maximum term is ten years.  Compensation cost relates to share-based payment transactions being recognized in the financial statements with measurement based on the fair value of the equity instrument at time of grant.  For the years ended December 31, 2009 and 2008, the Bank recognized $33,700 and $79,800, respectively, in compensation expense for stock options.  In 2009, 5,000 stock options were granted to a Bank officer  that will vest proportionately over a period of three years.

Following is a summary of stock option transactions for the year ended December 31, 2009:

	Number of Options	Exercise Price	Weighted Average Remaining Contractual Term

Outstanding at beginning of year	60,000	$10.00
Granted during the year	5,000	10.00
Forfeited during the year	(1,667)	10.00

Outstanding at end of year	63,333	$10.00	7.56 years

Exercisable at end of year	58,333	$10.00

Information pertaining to options outstanding at December 31, 2009, is as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Amount

$ 10.00	63,333	7.56 yrs	$ 10.00	58,333	$ 583,330

As of December 31, 2009, the Bank has 5,000 in nonvested options.  At the Bank's inception date, 60,000 options were issued of which 58,333 were fully vested in 2009.  During 2009, 5,000 options were issued and were nonvested as of December 31, 2009.  As of December 31, 2009, no options were exercised and 1,667 options were forfeited.

Choice Bank

Notes to Financial Statements

Note 11	Stock Compensation Plan (Continued)

As of December 31, 2009, there were total unrecognized compensation costs of $2,799 related to nonvested share-based compensation arrangements, which are expected to be recognized in years 2010 through 2012.

The fair value of each option granted is estimated on the grant date using the Black-Scholes methodology.  The following assumptions were used in estimating the fair value for options granted in 2009:

Risk-fee interest rate	0.19%
Weighted average expected life (years)	10
Expected volatility	10%
Dividend yield	0%

Note 12	Warrants

In the initial stock offering, all stockholders were granted one warrant for every five shares of common stock purchased.  The warrants allow the holder to purchase an additional share of stock at $12.50 per share.  They are exercisable at any time and originally expired three years after the date of the Bank’s opening.  The expiration date was extended to July 24, 2012, during 2008.

Warrants issued	431,990
Exercised	(620)

Remaining balance	431,370

The 19 Bank organizers, now directors, assumed substantial financial risk by investing funds and guaranteeing loans to fund the charter application process and capital campaign.  Each received 11,250 warrants to purchase shares of Bank stock at $10 per share.  The warrants are exercisable immediately and expire on July 24, 2016.  A total of 213,750 organizer warrants were issued.  None have been exercised as of December 31, 2009 and 2008.

Both types of warrants are transferable.

Choice Bank

Notes to Financial Statements

Note 13	Earning (Loss) per Share

Calculation of earnings (loss) per share:

	2009	2008

Net income (loss)	$ (2,849,876)	$ 821,245
Average shares outstanding	2,160,620	2,160,565
Basic earnings (loss) per share	$ (1.32)	$ 0.38

Note 14	Fair Value Measurements

Accounting standards describe three levels of inputs that may be used to measure fair value (the fair value hierarchy).  The level of an asset or liability within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement of that asset or liability.

Following is a brief description of each level of the fair value hierarchy:

Level 1 - Fair value measurement is based on quoted prices for identical assets or liabilities in active markets.

Level 2 - Fair value measurement is based on (1) quoted prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in markets that are not active, or (3) valuation models and methodologies for which all significant assumptions are or can be corroborated by observable market data.

Level 3 - Fair value measurement is based on valuation models and methodologies that incorporate at least one significant assumption that cannot be corroborated by observable market data.  Level 3 measurements reflect the Bank's estimates about assumptions market participants would use in measuring fair value of the asset or liability.

Some assets and liabilities, such as securities available for sale, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States.  Other assets and liabilities, such as impaired loans, may be measured at fair value on a nonrecurring basis.

Choice Bank

Notes to Financial Statements

Note 14

Fair Value Measurements (Continued)

Following is a description of the valuation methodology used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

Securities available for sale - Securities available for sale are classified as Level 2 measurements within the fair value hierarchy.  Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgage-related securities.  The fair value measurement of a Level 2 security is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data.

Loans held for sale - Loans held for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value.  The fair value measurement of a loan held for sale is based on current secondary market prices for similar loans, which is considered a Level 2 measurement.

Loans - Loans are not measured at fair value on a recurring basis.  However, loans considered to be impaired (see Note 1) may be measured at fair value on a nonrecurring basis.  The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral.  All other impaired loan measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate and thus are not fair value measurements.  Fair value measurements of underlying collateral that utilize observable market data, such as independent appraisals reflecting recent comparable sales, are considered Level 2 measurements.  Other fair value measurements that incorporate estimated assumptions market participants would use to measure fair value are considered Level 3 measurements.

Other real estate owned - Real estate and other property acquired through or in lieu of loan foreclosure are not measured at fair value on a recurring basis.  However, foreclosed assets are initially measured at fair value (less estimated costs to sell) when they are acquired and may also be measured at fair value (less estimated costs to sell) if they become subsequently impaired.  The fair value measurement for each asset may be obtained from an independent firm or prepared internally.  Fair value measurements obtained from independent firms are generally based on sales of comparable assets and other observable market data and are considered Level 2 measurements.  Fair value measurements prepared internally are based on observable market data but include significant unobservable data and are therefore considered Level 3 measurements.

Choice Bank

Notes to Financial Statements

Note 14

Fair Value Measurements (Continued)

Information regarding the fair value of assets measured at fair value on a recurring basis as of December 31 follows:

Recurring Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

2009

Securities available for sale	$ 5,521,099	$ 0	$ 5,521,099	$ 0
Loans held for sale	1,422,733	0	1,422,733	0

Total	$ 6,943,832	$ 0	$ 6,943,832	$ 0

2009

Securities available for sale	$ 5,774,113	$ 0	$ 5,774,113	$ 0
Loans held for sale	246,344	0	246,344	0

Total	$ 6,020,457	$ 0	$ 6,020,457	$ 0

Choice Bank

Notes to Financial Statements

Note 14

Fair Value Measurements (Continued)

Information regarding the fair value of assets measured at fair value on a nonrecurring basis as of December 31 follows:

Nonrecurring Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

2009

Impaired loans	$ 860,814	$ 0	$ 860,814	$ 0
Other real estate owned	3,304,761	0	3,304,761	0

Total	$ 4,165,575	$ 0	$ 4,165,575	$ 0

2008

Impaired loans	$ 480,000	$ 0	$ 480,000	$ 0

Loans with a carrying amount of $1,880,814 were written down to their fair value of $860,814.  As a result, the Bank recognized an impairment charge against the allowance for loan losses totaling $1,020,000 during the year ended December 31, 2009.

Other real estate owned with a carrying amount of $3,709,761 was written down to a fair value of $3,304,761.  As a result, an impairment charge of $405,000 was included in earnings for the year ended December 31, 2009.

The Bank estimates fair value of all financial instruments regardless of whether such instruments are measured at fair value.  The following methods and assumptions were used by the Bank to estimate fair value of financial instruments not previously discussed.

Cash and cash equivalents - Fair value approximates the carrying value.

Interest-bearing deposits - Fair value is estimated using discounted cash flow analyses based on current rates for similar types of deposits.

Loans - Fair value of variable rate loans that reprice frequently is based on the carrying

Choice Bank

Notes to Financial Statements

Note 14

Fair Value Measurements (Continued)

value.  Fair value of other loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings.  Fair value of impaired and other nonperforming loans is estimated using discounted expected future cash flows or the fair value of underlying collateral, if applicable.

Accrued interest receivable and payable - Fair value approximates the carrying value.

Deposits - Fair value of deposits with no stated maturity, such as demand deposits, savings, and money market accounts, by definition, is the amount payable on demand on the reporting date.  Fair value of fixed rate time deposits is estimated using discounted cash flows applying interest rates currently being offered on similar time deposits.

The carrying value and estimated fair value of financial instruments at December 31 follows:

	2009		2008
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value

Financial assets:
Cash and cash equivalents	$ 1,462,962	$ 1,462,962	$ 3,844,714	$ 3,844,714
Interest-bearing deposits in banks	0	0	290,000	290,000
Securities available for sale	5,521,099	5,521,099	5,774,113	5,774,113
Loans held for sale	1,422,733	1,422,733	246,344	246,344
Loans, net	103,096,134	109,543,048	105,110,349	106,876,708
Accrued interest receivable	357,723	357,723	470,593	470,593

Total financial assets	$ 111,860,651	$ 118,307,565	$ 115,736,113	$ 117,502,472

Financial liabilities:
Deposits	$ 103,053,231	$ 103,011,580	$ 98,311,001	$ 91,993,558
Accrued interest payable	203,195	203,195	455,913	455,913

Total financial liabilities	$ 103,256,426	$103,214,775	$ 98,766,914	$ 92,449,471

Choice Bank

Notes to Financial Statements

Note 14

Fair Value Measurements (Continued)

Limitations - The fair value of a financial instrument is the current amount that would be exchanged between market participants, other than in a forced liquidation.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Bank's various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.  Consequently, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular instrument.  Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.  These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates.  Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business.  Deposits with no stated maturities are defined as having a fair value equivalent to the amount payable on demand.  This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time.  This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts nor is it recorded as an intangible asset on the balance sheets.  In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Exhibit G

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 10 - Q

[ X ]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2010

[  ]  TRANSITION REPORT UNDER SECTION 13 OR 15(d)

OF THE EXCHANGE ACT

For the transition period from _____________ to _______________

FDIC Certificate Number 58244

CHOICE BANK

(Exact name of registrant as specified in its charter)

Wisconsin	36-4588704
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2450 Witzel Ave., Oshkosh, Wisconsin 54904
(Address of principal executive offices, including zip code)

(920) 230-1300
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant: (i) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (ii) has been subject to such filing requirements for the past 90 days.

Yes ☒  No ☐

Indicate by checkmark whether registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “large accelerated filer”, accelerated filer”, and “smaller reporting company”  in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐  No  ☒

The number of shares outstanding of the issuer’s Common Stock as of May 5, 2010 was 2,160,620 shares.

Choice Bank

Form 10-Q

Item 1.  Financial Statements

Choice Bank

Balance Sheets

Unaudited

Assets	March 31, 2010	December 31, 2009
Cash and due from banks	$ 1,118,811	$ 941,962
Federal funds sold	2,022,000	521,000
Cash and cash equivalents	3,140,811	1,462,962
Securities available for sale	5,455,120	5,521,099
Loans held for sale	183,778	1,422,733
Loans, net	102,789,667	103,096,134
Premises and equipment, net	1,689,709	1,729,539
Other real estate owned	5,432,041	3,304,761
Deferred tax asset	2,735,100	2,727,045
Other assets	1,514,069	1,543,209
TOTAL ASSETS	$ 122,940,295	$ 120,807,482

Liabilities and Stockholders' Equity

Liabilities:
Non-interest bearing deposits	$ 5,074,582	$ 5,057,864
Interest bearing deposits	99,794,758	97,995,367
Total deposits	104,869,340	103,053,231
Other liabilitites	534,538	365,575
Total Liabilities	105,403,878	103,418,806

STOCKHOLDERS' EQUITY
Common Stock - $1 par value	2,160,620	2,160,620
Authorized - 3,177,000 shares
Issued and outstanding - 2,160,620 shares
Additional paid-in capital	20,433,403	20,430,838
Accumulated deficit	(5,281,737)	(5,451,796)
Accumulated other comprehensive income	224,131	249,014
Total stockholders' equity	17,536,417	17,388,676
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 122,940,295	$ 120,807,482

See Accompanying Notes to Financial Statements

Choice Bank

Statements of Operations

Unaudited

Statements of Operations	Three Months Ended	Three Months Ended
Quarters Ended March 31, 2010 and 2010	March 31, 2010	March 31, 2009

Interest income:
Loans, including fees	$ 1,481,947	$ 1,470,123
Investment securities	68,506	79,472
Federal funds sold	103	1,012
Total interest income	1,550,556	1,550,607

Interest expense
Deposits	549,604	783,893
Borrowed funds	731	39
Total interest expense	550,335	783,932

Net interest income	1,000,221	766,675
Provision for loan losses	105,000	227,705
Net interest income, after provision for loan losses	895,221	538,970

Non-interest income
Customer service fees	51,185	71,746
Secondary market fees	44,612	23,695
Rental income from OREO	101,028	0
Total non-interest income	196,825	95,441

Non-interest expense
Salaries and employee benefits	448,252	416,619
Occupancy and equipment	105,986	87,106
Data processing	45,615	45,255
Professional services	74,891	68,537
Marketing	12,496	14,222
Other general and administrative	122,315	98,053
Total non-interest expenses	809,555	729,792
Income (loss) before income taxes	282,491	(95,381)
Provision (benefit) for income taxes	112,432	(37,675)
Net income	$ 170,059	$ (57,706)

Net income (loss) per share	$ 0.08	$ (0.03)

See Accompanying Notes to Financial Statements

Choice Bank

Statements of Stockholders’ Equity

Unaudited

					Accumulated
			Additional Paid-		Other	Total
			In-Capital	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Common Stock	Deficit	Income	Equity (Deficit)

Balance at January 1, 2010	2,160,620	$ 2,160,620	$ 20,430,838	$ (5,451,796)	$ 249,014	$ 17,388,676

Comprehensive income:
Net income				170,059		170,059
Unrealized gains on
securities available for sale,
Net of tax					(24,883)	(24,883)
Total comprehensive
income						145,176

Options and warrants
compensation			2,565			2,565

Balance at March 31, 2010	2,160,620	$ 2,160,620	$ 20,433,403	$ (5,281,737)	$ 224,131	$ 17,536,417

Balance at January 1, 2009	2,160,620	2,160,620	20,397,138	(2,601,920)	150,000	$ 20,105,838

Comprehensive income:
Net loss				(57,706)		(57,706)
Unrealized gains on
securities available for sale,
Net of tax					67,634	67,634
Total comprehensive
income						9,928

Options and warrants
compensation			19,950			19,950

Balance at March 31, 2009	2,160,620	$ 2,160,620	$ 20,417,088	$ (2,659,626)	$ 217,634	$ 20,135,716

See Accompanying Notes to Financial Statements

Choice Bank

Statements of Cash Flow

Unaudited

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
Cash flows from operating activities:
Net income (loss)	$ 170,059	$ (57,706)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of premises and equipment	42,083	39,529
Provision for loan losses	105,000	227,705
Compensation expense for options and warrants issued	2,565	19,950
Net accretion of securities	(219)	(1,153)
Credit for deferred taxes	79,000
Changes in operating assets and liabilities	-	-
Loans held for sale	1,238,955	(881,750)
Other assets	29,140	32,545
Other liabilities	22,630	151,022
Net cash provided by operating activities	1,689,213	(469,858)

Cash flows from investing activities:
Change in interest-bearing deposits in banks	-	(1,149,000)
Proceeds from maturities and pre-payments of securities available for sale	100,593	111,282
Loan originations and principal collections, net	(1,925,813)	(1,894,803)
Purchases of premises and equipment	(2,253)	(7,693)
Net cash used in investing activities	(1,827,473)	(2,940,214)

Cash flows from financing activities:
Net increase (decrease) in deposits	1,816,109	2,450,881
Net cash provided by (used in) financing activities	1,816,109	2,450,881

Net increase (decrease) in cash and cash equivalents	1,677,849	(959,191)
Cash and cash equivalents at beginning	1,462,962	3,844,714
Cash and cash equivalents at end	$ 3,140,811	$ 2,885,523

Supplemental cash flow information
Interest paid	$ 541,172	$ 641,217

See Accompanying Notes to Financial Statements

Choice Bank

Selected Notes to Interim Financial Statements

(Unaudited)

Note 1 – Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. They should be read in conjunction with the audited financial statements of Choice Bank (the “Bank”) included in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2009. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for fair presentation have been included. The results of operations for the three-month periods ended March 31, 2010 and March 31, 2009 are not necessarily indicative of the results which may be expected for an entire year or any other period.

The preparation of the financial statements in conformity with the above-mentioned accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities as of, and for the three-month periods ended March 31, 2010 and March 31, 2009. Actual results could vary from those estimates.

Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current year.

Note 2 – Capital Compliance

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulations to ensure capital adequacy require the Bank to maintain minimum amounts and ratios as set forth in the table below of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. For the Bank, Tier 1 capital is defined as total equity capital minus net unrealized gains on available for sale securities or plus any net unrealized losses on such securities. Risk-weighted assets are the sum of all assets on the balance sheet assigned to a designated risk category. The categories, with examples of items included, though not a complete list or definition, are:

0%, which includes cash on hand and US Treasury securities

20%, which includes cash in banks and US agency securities

50%, which includes 1 to 4 family residential mortgages

100%, which includes any assets not designated elsewhere

Management believes, as of March 31, 2010, December 31, 2009, and March 31, 2009, that the Bank met all capital adequacy requirements to which it was subject.

The most recent notification from the Bank’s regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution's category.

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

			(In Thousands)
As of March 31, 2010

Total Risk-based Capital (to risk-weighted assets)	$ 16,311	16.69%	$ 7,821	>8.00%	$ 9,776	>10.00%

Tier 1 Capital (to risk- weighted assets)	15,077	15.42%	3,910	>4.00%	5,865	>6.00%

Tier 1 Capital (to average assets)	15,077	12.47%	4,838	>4.00%	6,047	>5.00%

As of December 31, 2009

Total Risk-based Capital (to risk- weighted assets)	$ 16,038	16.62%	$ 7,720	>8.00%	$ 9,650	>10.00%

Tier 1 Capital (to risk- weighted assets)	14,820	15.36%	3,860	>4.00%	5,790	>6.00%

Tier 1 Capital (to average assets)	14,820	12.18%	4,867	>4.00%	6,084	>5.00%

As of March 31, 2009

Total Risk-based Capital (to risk- weighted assets)	$ 20,649	21.52%	$ 7,676	>8.00%	$ 9,596	>10.00%

Tier 1 Capital (to risk- weighted assets)	19,525	20.35%	3,838	>4.00%	5,757	>6.00%

Tier 1 Capital (to average assets)	19,525	16.08%	4,858	>4.00%	6,072	>5.00%

The Bank is subject to certain restrictions regarding the declaration and payment of dividends to shareholders without prior regulatory approval.  In general terms, Wisconsin law permits our board of directors to declare dividends from the Bank’s undivided profits in an amount that the Board considers expedient.  Our board of directors must provide for the payment of all expenses, losses, required reserves, taxes and interest accrued or due from the Bank before it may declare dividends from undivided profits.  If the dividends declared and paid in either of the two immediately preceding years exceeded net income for either of those two years respectively, then we may not declare or pay any dividend in the current year that would exceed year-to-date net income without first obtaining the written consent of the Wisconsin Department of Financial Institutions.

In addition, under federal law, we may not pay any dividend if the payment of the dividend would cause us to become “undercapitalized” or in the event we are “undercapitalized.”  The FDIC may further restrict the payment of dividends by requiring that we maintain a higher level of capital than would otherwise be required to be “adequately capitalized” for regulatory purposes.  Moreover, if, in the opinion of the FDIC, we are engaged in an unsound practice (which could include the payment of dividends), the FDIC may require, generally after notice and hearing, that we cease such practice.  The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe banking practice.  The FDIC has also issued policy statements providing that insured depository institutions generally should pay dividends only out of current operating earnings.

Note 3 – Earnings/ (loss) per Share

Basic earnings/ (loss) per share represents operating income/ (loss) divided by the weighted average number of shares outstanding during the period.  Diluted earnings/ (loss) per share is calculated by dividing net income by the weighted average number of shares adjusted for the potential dilutive effect of vested options and organizer warrants. For the three-month periods ending March 31, 2010 and 2009 there is no dilutive effect because the average market prices of $7.82 and $9.66, respectively, are less than the strike prices of $10 per share for options and organizer warrants and $12.50 per share for shareholder warrants.  The calculation of basic and diluted income/ (loss) per share is presented below:

	Three Months Ended March 31,
	2010	2009

Net income (Loss)	$ 170,059	$ (57,706)
Average shares outstanding	2,160,620	2,160,620

Basic and Dilutive Gain (Loss per share)	$ 0.08	$ (0.03)

Note 4- Comprehensive Income

The Bank’s only item comprising “Accumulated other comprehensive income” is net unrealized gains or losses on investment securities available for sale, net of applicable taxes.

Note 5- Loan Impairment and Loan Losses

Activity in the allowance for loan losses account for the three-month periods ending March 31, 2010 and 2009 are shown in the following table:

	Three months Ended March 31, 2010	Three months Ended March 31, 2009
Beginning Balance	$ 2,122,837	$ 1,317,590

Charge-offs:
Commercial	0	(250,000)
Real Estate – Commercial	0	0
Consumer	(1,748)	0
Total Charge-offs	(1,748)	(250,000)
Recoveries:
Consumer	0	1,200
Total Recoveries	0	1,200
Net charge-offs	(1,748)	(248,800)
Provision for loan losses charged to operating expense	105,000	227,705
Ending Balance	$ 2,226,089	$ 1,296,495
Ratio of net charge-offs to average loans outstanding	-0.002%	-0.230%
Allowance as a percent of total loans	2.166%	1.238%

	Three months Ended March 31, 2010	Three months Ended March 31, 2009
Allowance for loan losses:

General Allowance	$ 928,089	$ 1,188,290
Specific Allowance for impaired loans	1,298,000	108,205
	$ 2,226,089	$ 1,296,495

The table below shows a summary of impaired loans as of March 31, 2010. Discussion follows.

Impaired Loans
Principal balance	$ 1,924,662
Number of loans	2
Specific Allowance	1,298,000
% of Gross Loans	1.83%

Generally Accepted Accounting Principles (GAAP) accounting for contingencies requires recognition of a loss and disclosure of a loss contingency if two conditions are met.

First, information available prior to the issuance of financial statements indicates that an asset has been impaired. Management and the Board of Directors have recognized that the above referenced loans are impaired.

Second, the amount of loss can be reasonably estimated. As of March 31, 2010, and the date of filing of this document, the amount of potential loss was reasonably estimated and management believes that the specific reserves of $1,298,000 is appropriate.  Management is continually monitoring impaired loan relationships and, in the event facts and circumstances change, additional provisions may be necessary.

The larger of the two impaired loans has a principal amount of $1,100,000 and represents a loan participation secured by real estate.  The property has been placed in foreclosure and the debtor is currently in bankruptcy.  Management is monitoring all proceedings to minimize any potential loss to the bank.

The second impaired loan has a principal balance of $824,662 and represents a commercial loan secured primarily by inventory and equipment.  Bank management is working with this borrower to minimize any potential loss.

Note 6- Commitments and Contingencies

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and unfunded commitments. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Bank’s balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and unfunded commitments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. At March 31, 2010, the Bank had commitments to extend credit and unfunded commitments of approximately $1.7 million and $9.0 million, respectively.  At December 31, 2009, the Bank had commitments to extend credit and unfunded commitments of approximately $1.9 million and $7.1 million, respectively. The March 31, 2009 figures were $2.1 million and $2.1 million, respectively.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Note 7 – Share-based Compensation

The fair value of stock options granted is estimated on the date of grant using a Black-Scholes option pricing model. The fair values of stock grants are amortized as compensation expense on a straight-line basis over the vesting period of the grants. Compensation expense recognized is included in personnel expense in the consolidated statements of income.

Assumptions are used in estimating the fair value of stock options granted. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility is based on the historical volatility of the Corporation’s stock. The following assumptions were used in estimating the fair value at date of issuance for options granted:

	July	July	January	March
	2006	2009	2010	2010
Fair Value	$ 3.99	$ 0.65	$ 0.49	$ 0.46
Stock Asset Price	$ 10.00	$ 8.60	$ 8.25	$ 8.10
Option Strike Price	10.00	10.00	10.00	10.00
Maturity	10.0	10.0	10.0	10.0
Risk-free interest rate	5.00%	0.19%	0.06%	0.16%
Volatility	10.00%	10.00%	10.00%	10.00%

The Bank is required to estimate potential forfeitures of stock grants and adjust compensation expense recorded accordingly. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized in the period of change and will also impact the amount of stock compensation expense to be recognized in future periods.

A summary of the Corporation’s stock option activity for the for the three months ended

March 31, 2010, is presented below:

Stock Options	Number of Options	Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrisic Value

Outstanding at December 31, 2009	63,333	$10.00	7.56 yrs.	$ 23,079
Granted	60,000	10.00
Exercised	0
Forfeited	0
Outstanding at March 31, 2010	123,333	$10.00	8.13 yrs.	$ 28,132
Exercisable at March 31, 2010	58,333	$10.00

	Options Outstanding			Options Exercisable

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Amount
$ 10.00	123,333	8.13 yrs.	$ 10.00	58,333	$ 583,330

During 2010, 60,000 options were issued and were nonvested as of March 31, 2010.  As of March 31, 2010, 236,667 options remain available for future grants. As of December 31, 2009, 296,667 options remained available for future grants.

The Bank has two types of warrants outstanding to purchase shares of common stock at March 31, 2010, December 31, 2009, and March 31, 2009. Initial shareholders in the Bank received warrants to purchase one share of common stock for every five shares of common stock purchased in the offering (“shareholder warrants”).  A total of 431,990 shareholder warrants were issued.  Originally, the shareholder warrants were exercisable at a price of $12.50 per share at any time until July 24, 2009.  On October 28, 2008, the Board of Directors extended the expiration date to July 24, 2012. As of March 31, 2010, there were 431,370 shareholder warrants outstanding.

The Bank’s organizers advanced funds and guaranteed loans for organizational and other pre-opening expenses. As consideration for the financial risk assumed, the organizers received warrants to purchase one share of common stock for every $10 placed at risk, up to a maximum of 11,250 warrants per organizer (“organizer warrants”).  A total of 213,750 organizer warrants have been issued. The organizer warrants are exercisable at a price of $10.00 per share at any time until July 24, 2016. The organizer warrants were accounted for under FAS 123R as stock compensation included in start-up expenses at July 24, 2006. None of the warrants have been exercised as of March 31, 2010.

Note 8 - Income Taxes

Deferred income tax assets and liabilities have been determined using the liability method. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the current enacted tax rates which will be in effect when those differences are expected to reverse. Provision (credit) for deferred taxes is the result of changes in the deferred tax assets and liabilities. A deferred tax valuation allowance is established if it is more likely than not that all or a portion of the deferred tax assets will not be recognized.

The Bank may also recognize a liability for unrecognized tax benefits from uncertain tax positions. Unrecognized tax benefits represent the difference between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured in the financial statements. Interest and penalties related to unrecognized tax benefits are classified as income taxes.

Note 9 – New Authoritative Accounting Guidance

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update became effective for the Bank with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Bank with the interim and annual reporting period beginning January 1, 2011. The Bank will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update did not have a material effect on the Bank's consolidated financial statements.

The FASB has issued guidance on Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements. The amendments remove the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. The FASB also clarified that if the financial statements have been revised, then an entity that is not an SEC filer should disclose both the date that the financial statements were issued or available to be issued and the date the revised financial statements were issued or available to be issued. The FASB believes these amendments remove potential conflicts with the SEC’s literature. All of the amendments were effective upon issuance.

Note 10 – Fair Value Measurement

Accounting standards describe the three levels of inputs that may be used to measure fair value (the fair value hierarchy). The level of an asset or liability within the fair value hierarchy is based on the lowest level of input significant to the fair value of that asset or liability.

Following is a brief description of each level of the fair value hierarchy:

•

Level 1 pricing for an asset or liability is derived from the most actively traded markets, and considered to be very reliable.  Quoted prices on actively traded equities, for example, fall into this category.

•

Level 2 pricing of an asset or liability is derived from observable data including market spreads, current and projected rates, prepayment data, and credit quality. Interactive Data Corporation (IDC) pricing, for example, falls into this category as it derives prices using actively quoted rates, prepayment models, other underlying collateral and credit data, etc.  Typically, most bonds fall into this category. IDC provides the pricing on the Bank’s investment portfolio on a monthly basis.

•

Level 3 pricing is derived without the use of observable data.  In such cases, mark-to-market model strategies are typically employed.  Often, these types of instruments have no active market, possess unique characteristics, and are thinly traded.

Some assets and liabilities, such as securities available for sale (AFS), are measured at fair value on a recurring basis under accounting principles generally accepted in the United States. Other assets and liabilities, such as impaired loans, are measured at fair value on a non-recurring basis.

Following is a description of the valuation methodology used for each asset and liability measured at fair value on a recurring or non-recurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

Securities available for sale are classified as level 2 measurements within the fair value hierarchy. Level 2 securities include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgage-related securities. The fair value measurement of a level 2 security is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data.

Loans held for sale in the secondary market are carried at the lower of aggregate cost or estimated fair market value. The fair value measurement of a loan held for sale is based on current secondary market prices for similar loans, which is a considered a level 2 measurement.

Loans are not measured at fair value on a recurring basis. However, loans considered to be impaired are measured at fair value on a non-recurring basis. The fair value measurement of an impaired loan that is collateral dependent is based on the fair value of the underlying collateral. All other impaired loan fair value measurements are based on the present value of expected future cash flows discounted at the applicable effective interest rate. Fair value measurements of underlying collateral that utilize observable market data, such as independent appraisals reflecting recent comparable sales, are considered level 2 measurements. Other fair value measurements that incorporate estimated assumptions market participants would use to measure fair value, such as discounted cash flow measurements, are considered level 3 measurements.

Other Real Estate Owned: From time-to-time, the Bank records non-recurring fair value adjustments to foreclosed real estate to reflect partial write downs based on observable market prices or current appraised values.

Information regarding the fair value of assets measured on a recurring basis at fair value as of March 31, 2010 follows:

Assets measured on a recurring basis at: March 31, 2010

Fair Value Measurements Using

Description	Fair Value	Level 1	Level 2	Level 3

Securities available for sale	$ 5,455,120	$ 0	$ 5,455,120	$ 0
Loans held for sale	183,778	0	183,778	0

	$ 5,638,898	$ 0	$ 5,638,898	$ 0

Information regarding the fair value of assets measured on a non-recurring basis at fair value as of March 31, 2010, follows:

Assets measured on a recurring basis at: March 31, 2010

Fair Value Measurements Using

Description	Fair Value	Level 1	Level 2	Level 3

Impaired Loans	$ 626,662	$ 0	$ 626,662	$ 0
Other real estate owned	5,432,041	0	5,432,041	0

	$ 6,058,703	$ 0	$ 6,058,703	$ 0

Accounting standards also require disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimate of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets, and, in many cases, could not be realized in immediate settlement of the instruments.

The applicable standards exclude certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.  The Bank estimates fair value of all financial instruments regardless of whether such instruments are measured at fair value. The following methods and assumptions were used by the Bank to estimate fair value of instruments not previously discussed.

Cash and cash equivalents – Fair value approximates the carrying value.

Interest-bearing deposits in banks – Fair value approximates the carrying value.

Loans – Fair value of variable rate loans that re-price frequently are based on carrying values. Fair value of other loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings. Fair value of impaired and other non-performing loans are estimated using discounted expected future cash flows or the fair value of underlying collateral, if applicable.

Accrued interest receivable and payable – Fair value approximates the carrying value.

Deposits – Fair value of deposits with no stated maturity, such as demand deposits, savings, and money market accounts, by definition, is the amount payable on demand on the reporting date. Fair value of fixed rate time deposits is estimated using discounted cash flows applying interest rates currently being offered on similar time deposits.

The carrying value and estimated fair values of financial instruments as of March 31, 2010, and December 31, 2009 follows:

	March 31, 2010		December 31, 2009

	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial Assets
Cash and cash equivalents	$ 3,140,811	$ 3,140,811	$ 1,462,962	$ 1,462,962
Interest-bearing deposits in banks	0	0	0	0
Securities available for sale	5,455,120	5,455,120	5,521,099	5,521,099
Loans held for sale	183,778	183,778	1,422,733	1,422,733
Loans, net	102,789,667	102,058,871	103,096,134	109,543,048
Accrued interest receivable	360,039	360,039	357,723	357,723

Total financial assets	$ 111,929,415	$ 111,198,619	$ 111,860,651	$ 118,307,565

Financial Liabilities
Deposits	$ 104,869,340	$ 104,927,098	$ 103,053,231	$ 103,011,580
Accrued interest payable	212,358	212,358	203,195	203,195

Total financial liabilities	$ 105,081,698	$ 105,139,456	$ 103,256,426	$ 103,214,775

Limitations – The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Consequently, the aggregate fair value amounts presented may not necessarily represent fair value of the Bank.

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular instrument. Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters that could affect the estimates. Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Deposits with no maturities are defined as having a fair value equivalent to the amount payable on demand. This prohibits adjusting fair value derived from retaining those deposits for an expected future period of time. This component, commonly referred to as a deposit base intangible, is neither considered in the above amounts nor is it recorded as an intangible asset on the balance sheet. Significant assets and liabilities that are not considered financial assets and liabilities include premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Our accounting and reporting policies are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. Our significant accounting policies are described in the notes to the financial statements.  Certain accounting policies require management to make significant estimates and assumptions, which have a material impact on the carrying value of certain assets and liabilities, and we consider these to be critical accounting policies.  The estimates and assumptions used are based on historical experience and other factors that management believes to be reasonable under the circumstances.  Actual results could differ significantly from these estimates and assumptions, which could have a material impact on the carrying value of assets and liabilities at the balance sheet dates and results of operations for the reporting periods.  We believe the following critical accounting policy requires the most significant estimates and assumptions that are particularly susceptible to a significant change in the preparation of our financial statements.

Allowance for Loan and Lease Losses

Management’s evaluation process used to determine the appropriateness of the allowance for loan losses (ALLL) is subject to the use of estimates, assumptions, and judgments. The evaluation process combines several factors: management’s ongoing review and grading of the loan portfolio, consideration of historical loan loss and delinquency experience, trends in past due and nonperforming loans, risk characteristics of the various classifications of loans, concentrations of loans to specific borrowers or industries, existing economic conditions, the fair value of underlying collateral, and other qualitative and quantitative factors which could affect probable credit losses. Because current economic conditions can change and future events are inherently difficult to predict, the anticipated amount of estimated loan losses, and therefore the appropriateness of the allowance for loan losses, could change significantly. As an integral part of their examination process, various regulatory agencies also review the allowance for loan losses. Such agencies may require that certain loan balances be classified differently or charged off when their credit evaluations differ from those of management, based on their judgments about information available to them at the time of their examination. The Bank believes the level of the allowance for loan loss is appropriate as recorded in the financial statements. See further discussion in the section below titled “Allowance for Loan and Lease Losses”.

Forward Looking Statements

The following discussion and analysis presents our financial condition as of March 31, 2010, December 31, 2009, and March 31, 2009, and results of operations for the three-month periods ended March 31, 2010 and March 31, 2009. The discussion should be read in conjunction with our financial statements and the notes related thereto, which appear elsewhere in this Quarterly Report on Form 10-Q.

This Report contains certain statements that are forward-looking within the meaning of section 21E of the Securities Exchange Act of 1934, as amended.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and other similar expressions or future or conditional verbs.  Readers of this annual report should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this report.  The statements are representative only as of the date they are made, and the Bank undertakes no obligation to update any forward-looking statement.

These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to the Bank’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, financial condition, results of operations, future performance and business, including management’s expectations and estimates with respect to revenues, expenses, return on equity, return on assets, efficiency ratio, asset quality and other financial data and capital and performance ratios.

Although the Bank believes that the expectations reflected in the forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control.  Forward-looking statements are subject to significant risks and uncertainties and the Bank’s actual results may differ materially from the results discussed in such forward-looking statements.  Factors that might cause actual results to differ from the results discussed in forward-looking statements include, but are not limited to, the factors set forth under “Risk Factors,” Item 1A of the Bank’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the FDIC on March 31, 2010 as well as any other risks identified herein.  New factors emerge from time to time, and it is not possible for the Bank to predict which factor, if any, will materialize.  In addition, the Bank cannot assess the potential impact of each factor on the Bank’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

All forward-looking statements contained in this Report or which may be contained in future statements made for or on behalf of Choice Bank are based upon information available at the time the statement is made and Choice Bank assumes no obligation to update any forward-looking statement.

Management’s Discussion & Analysis

The following discussion describes our results of operations for the three-month period ended March 31, 2010, as compared to the three-month period ended March 31, 2009 and also analyzes our financial condition as of March 31, 2010, December 31, 2009 and March 31, 2009. Like most community banks, we derive most of our income from interest we receive on our loans and investments. Our primary source of funds for making these loans and investments is our deposits, most of which are interest-bearing. Consequently, one of the key measures of our success is the amount of net interest income, or the difference between the income on our interest-earning assets, such as loans and investments, and the expense on our interest-bearing liabilities, such as deposits and borrowed funds. Another key measure is the spread between the yield we earn on these interest-earning assets and the rate we pay on our interest-bearing liabilities.

Of course, there are risks inherent in all loans, so we maintain an allowance for loan losses to absorb probable losses on existing loans that may become uncollectible. We establish and maintain this allowance by charging a provision for loan losses against our operating earnings. In the following section, we have included a detailed discussion of this process.

In addition to earning interest on our loans and investments, we earn income through fees charged to our customers for services provided. These fees include the origination of long-term, fixed rate mortgage loans which are sold with servicing released in the secondary market.

Non-interest expenses include personnel, facilities, marketing, FDIC insurance premiums, audit and legal, and other costs relating to insuring we adhere strictly to the stringent banking rules and regulations.

We describe the various components of our non-interest income, as well as our non-interest expense, in the following discussion.

The following discussion and analysis also identifies significant factors that have affected our financial position and operating results during the periods included in the accompanying financial statements. We encourage you to read this discussion and analysis in conjunction with the financial statements and the related notes and the other statistical information also included in this report.

The Bank received its charter and opened for business on July 24, 2006. The table and graph below show the increases and decreases in end-of-quarter assets of the Bank since that time.

Date	Total Assets	QTD % Growth

Jul-06	$ 20,824,545
Sep-06	$ 26,737,176	28%
Dec-06	$ 32,600,536	22%
Mar-07	$ 39,447,477	21%
Jun-07	$ 44,966,989	14%
Sep-07	$ 58,190,302	29%
Dec-07	$ 71,851,968	23%
Mar-08	$ 86,699,212	21%
Jun-08	$ 92,258,664	6%
Sep-08	$ 105,211,742	14%
Dec-08	$ 119,041,620	13%
Mar-09	$ 121,815,492	2%
Jun-09	$ 121,626,414	0%
Sep-09	$ 118,964,450	-2%
Dec-09	$ 120,807,482	2%
Mar-10	$ 122,940,295	2%

The graph and table above show that asset growth slowed dramatically subsequent to December 31, 2008 compared to the initial 2 ½ years of operation.  Total asset growth remains moderate which is reflective of management strategy to curtail growth under a recessionary environment.  Prevailing economic conditions have slowed business expansion activities in general and have reduced the number of applicants qualifying for credit.  As economic conditions improve, we believe that we are well positioned to expand services to the communities that we serve.

Management has also slowed deposit growth given the limited opportunities to convert funds into loans. Alternate investment opportunities for the bank such as federal funds sold, Treasury and agency bonds, and short-term bank certificates of deposit, currently offer yields of less than 1%.  Such investment alternatives limit the opportunity to earn a positive spread over interest paid on deposits.  We expect to resume more aggressive deposit gathering as the lending environment improves.

The Bank intends to continue to adhere to the business plan that was submitted to Federal and Wisconsin banking regulators in 2006 as part of the Bank’s federal deposit insurance and state charter application. The basics of that plan include:

➢

Serving as a community bank from two locations in Oshkosh, Wisconsin;

➢

Attracting primarily local deposits;

➢

Maintaining strong loan growth without sacrificing credit quality; and

➢

Concentrating on banking services and products, with no ancillary services.

The fundamental tenets of the business plan initiated in 2006 remain intact with appropriate modifications made for changes in budgeted growth, interest rate assumptions, product/service offerings, and staffing.

Allowance for Loan and Lease Losses

Management considers the policies related to the allowance for loan losses as critical to the financial statement presentation.  The allowance for loan and lease losses (“ALLL”) represents management’s assessment of the risk associated with extending credit and its evaluation of the quality of the loan portfolio. That assessment includes thorough review of the portfolio, with analysis of past-due and potentially impaired loans on an individual basis, based upon the following factors:

A.	Specific Reserves for individually analyzed impaired Loans
B.	General Reserves for groups of similar loans analyzed for impairment
C.	General Reserves as calculated

The analysis, and the loan loss provision, is reviewed and approved by the Board of Directors on a quarterly basis.

Other factors considered in the analysis of General Reserves include:

•

Changes in the national and local economy and business conditions, including underwriting standards, collections, charge off and recovery practices;

•

The asset quality of individual loans;

•

Changes in the nature and volume of the loan portfolio;

•

Changes in the experience, ability and depth of our lending staff and management;

•

Possible deterioration in collateral segments or other portfolio concentrations;

•

Changes in the quality of our loan review system and the degree of oversight by our board of directors;

•

The effect of external factors such as competition and the legal and regulatory requirement on the level of estimated credit losses in our current loan portfolio;

•

Off-balance sheet credit risks.

The factors cited above have been, and will continue to be, evaluated at least quarterly. Changes in the asset quality of individual loans will be evaluated more frequently as needed.  Following guidelines established by the FDIC and the Wisconsin Department of Financial Institutions (DFI), we have established minimum general reserves based on the asset quality of the loan.  General reserve factors applied to each type of loan are based upon management’s experience and common industry and regulatory guidelines.  After a loan is underwritten and booked, loans are monitored or reviewed by the account officer, management, and external loan review personnel during the life of the loan.  Payment performance is monitored monthly for the entire loan portfolio.  Account officers contact customers during the course of business and may be able to ascertain if weaknesses are developing with the borrower. External loan personnel perform an independent review annually, and federal and state banking regulators perform periodic reviews of the loan portfolio.  If weaknesses develop in an individual loan relationship and are detected, the loan will be downgraded and higher reserves will be assigned based upon management’s assessment of the weaknesses in the loan that may affect full collection of the debt.  If a loan does not appear to be fully collectible as to principal and interest, the loan will be recorded as a non-accruing loan and further accrual of interest will be discontinued while previously accrued but uncollected interest is reversed against income.  If a loan will not be collected in full, the allowance for loan losses is increased to reflect management’s estimate of potential exposure of loss.

The provision for loan losses for the three-month period ended March 31, 2010 is $105,000, compared to $227,705 for the same period in 2009.  Although the $105,000 provision is a notable decline from the provision posted for the same period last year it is supported by Management’s ongoing assessment of risk associated with the current loan portfolio.

One loan was transferred to Other Real Estate Owned (OREO) in 2010, with an estimated realizable value of about $2.1 million.  No write-off was posted for this transfer as the value of the collateral real estate approximated the loan amount.  Two consumer loans totaling $1,748 were written off in 2010.

The breakdown of the ALLL as of March 31 for 2010 is allocated in the table below:

	March 31, 2010	% of Total Loans
Types of Loans
Commercial	$ 887,000	0.718%
Real Estate:
Commercial	419,000	0.370%
Residential	131,000	0.143%
Construction	42,000	0.057%
Second Mortgages	12,000	0.015%
Equity Lines of Credit	734,000	0.716%
Consumer	1,000	0.002%
Total	$ 2,226,000	2.021%

A summary of current non-accrual loans:

Non-accrual loans
Principal balance	$ 1,880,814
Number of loans	3
% of Gross Loans	1.79%

Per Bank policy, and regulation, loans past due 90 days or more are placed in a non-accrual status. All interest accrued up to that point is reversed out of interest income. In addition, loans less than 90 days past due will be classified as non-accrual if circumstances which jeopardize meeting contractual payment requirements.  No further interest accrues as long as the loan remains in non-accrual status. Such loans are considered to be on a cash basis, so any payments received are recognized as principal reductions or as income depending upon the circumstances of the borrower. Even if payments reduce the delinquency to less than 90 days, the loan remains classified as non-accrual until all past due principal and interest is collected.

For the quarter ended March 31, 2010, no interest payments were received on loans classified as non-accrual.  The amount of interest that would have been recorded as interest income had the non-accrual loans been current during the quarter ended March 31, 2010 is about $16,000.

Two of the loans in non-accrual status are included in the impairment discussion in Note 5 above. One is a commercial participation secured by real estate and another is a commercial loan secured primarily by inventory and equipment.  Management believes that the specific reserves recognized for these loans are appropriate as detailed in Note 5 above.

As of the filing date, there are no potential problem loans that are not on non-accrual that have caused Management to have serious doubts about the borrower’s ability to repay in compliance with the loan terms.

Historical performance is not an indicator of future performance, particularly considering our relatively short operating history.  Future results could differ materially.  However, management believes, based upon known factors, management’s judgment, regulatory methodologies, and generally accepted accounting principles that the current methodology used to determine the adequacy of the ALLL is reasonable.

Our ALLL is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance for loan losses and the size of the allowance for loan losses in comparison to a group of peer banks identified by the regulators.  During their routine examinations of banks, regulatory agencies may require a bank to make additional provisions to its allowance for loan losses when, in the opinion of the regulators, credit evaluations and allowance for loan loss methodology differ materially from those of management.  While it is our policy to charge off in the current period loans for which a loss is considered probable, there are additional risks of future losses that cannot be quantified precisely or attributed to particular loans or classes of loans.

Management is intent upon maintaining the quality of the loan portfolio. Our loan staff is constantly monitoring the performance of our loans, and working with borrowers to assist in finding solutions to potential problems.

Balance Sheet

The breakdown of the Bank’s balance sheet by dollar balances and percentage of total assets is shown below.

We believe that the key to success for the Bank will include (1) leveraging the $17.5 million of Bank capital, and (2) utilizing funds to increase loan balances, which typically offer significantly higher yields than interest-bearing deposits and securities available for sale (AFS).  As discussed above, however, current market conditions have hindered our efforts to grow our loan portfolio. Accordingly, the composition of our balance sheet remained relatively unchanged during the quarter ended March 31, 2010.

The most notable change was the addition of other real estate owned, discussed in detail in the Allowance for Loan and Lease Losses section above.  The net effect of the transfer of this loan to other real estate owned was a decline in the loan portfolio of about $0.3 million for the quarter ended March 31, 2010.  Loan portfolio growth was about $1.9 million before the reduction due to the transfer of this loan to other real estate owned.

	March 31, 2010		December 31, 2009

Assets	Dollar Amount	%	Dollar Amount	%

Cash and equivalents	$ 3,140,811	2.55%	$ 1,462,962	1.20%
Securities available for sale	5,455,120	4.44%	5,521,099	4.57%
Loans held for sale	183,778	0.15%	1,422,733	1.18%
Loans	102,789,667	83.61%	103,096,134	85.34%
Prepaid FDIC Premium	535,068	0.44%	574,737	0.48%
Deferred Tax Asset	2,735,100	2.22%	2,727,045	2.26%
Other Real Estate Owned	5,432,041	4.42%	3,304,761	2.74%
Other assets	2,668,710	2.17%	2,698,011	2.23%

Total assets	$ 122,940,295	100.00%	$ 120,807,482	100.00%

Liabilities and Equity

Deposits	$ 104,869,340	85.30%	$ 103,053,231	85.31%
Borrowed funds	0	0.00%	0	0.00%
Other Liabilities	534,538	0.44%	365,575	0.30%
Stockholders’ equity	17,536,417	14.26%	17,388,676	14.39%

Total Liabilities and Equity	$ 122,940,295	100.00%	$ 120,807,482	100.00%

Loans

As shown in the table below, gross loans have declined about $0.2 million since December 31, 2009. That compares to an increase of about $1.8 million for the same period ended March 31, 2009. As previously noted, the decrease in the first quarter of 2010 is primarily the net effect of transferring one loan with a loan amount of $2.1 million to other real estate owned (OREO) and loan growth of $1.9 million in line with growth experienced for the same period in 2009.

The Bank will continue to pursue loan opportunities, without sacrificing prudent underwriting.

The Bank has managed its loan portfolio to achieve diversification, both in types of loans made and location. We have bought and sold participations in commercial and commercial real estate loans with banks in other parts of Wisconsin and in Minnesota. The participation loans purchased are underwritten to the same standards as those imposed upon loans we make in our market area, with the lone exception of the “face-to-face” meeting between borrower and our lender. Fifteen and thirty-year fixed-rate mortgage loans are sold in the secondary market, with servicing released to the purchaser. The components of the Bank’s loan portfolio at March 31, 2010 and December 31, 2009 are summarized as follows:

Type of Loans	March 31, 2010%		December 31, 2009%

Commercial	$ 22,439,686	21.37	$ 21,502,232	20.44%
Real estate:
Commercial	42,468,197	40.44%	42,510,972	40.40%
Residential	27,675,867	26.35%	28,520,256	27.11%
Construction & Development	5,489,651	5.23%	5,965,779	5.67%
Second Mortgages	2,051,194	1.95%	2,111,250	2.01%
Equity lines of credit	4,185,022	3.99%	3,800,744	3.61%
Consumer	706,139	0.67%	807,738	0.77%
Subtotals	105,015,756	100.00%	105,218,971	100.00%

Allowance for loan losses	2,226,089	2.12%	2,122,837	2.02%
Loans, net	$ 102,789,667	97.88%	$ 103,096,134	97.98%

As of March 31, 2010, approximately 40% of loans were made to finance commercial real estate and approximately 21% of loans were made to finance residential rental property.  There were no other loan concentration categories that exceeded 10% as of March 31, 2010.

The table below shows maturities of loans by type:

Maturities	One year or less	Over one year to three years	Over three years to five years	Over five years to fifteen years	Over fifteen years	Total
Types of Loans
Commercial	$12,984,049	$ 3,048,420	$ 6,034,409	$ 372,808	$ 0	$22,439,686
Real Estate:
Commercial	12,266,901	14,946,760	11,467,631	2,275,641	1,511,264	42,468,197
Residential	3,308,209	12,386,961	4,665,643	6,445,679	869,375	27,675,867
Construction	4,141,259	1,348,392	0	0	0	5,489,651
Second Mortgages	512,183	415,330	664,623	459,058	0	2,051,194
Equity Lines of Credit	4,185,022	0	0	0	0	4,185,022
Consumer	117,352	259,536	271,412	57,839	0	706,139
Subtotals	$37,514,975	$32,405,399	$23,103,718	$9,611,025	$2,380,639	$105,015,756

The table below shows past due loans as of March 31, 2010:

Past Due Loans	30 – 59 days	60 – 89 days	Over 90 days	Total
Principal Balance	$134,409	$ 0	$1,880,814	$2,015,223
Number of Loans	2	0	3	5
% of Gross Loans	0.13%	0.00%	1.79%	1.92%

Details of the loans over 90 days past due have been discussed in Note 5 and the discussion under “Allowance for Loan and Lease Losses,” above.

Investments

The estimated fair market value of the investment portfolio as of March 31, 2010 was $5,455,120 including a pre-tax unrealized gain of $370,464.  As of December 31, 2009, estimated fair market value was $5,521,099 including pre-tax unrealized gain of $336,069.

The Bank’s investment strategies are aimed at maximizing income, preserving principal, managing interest rate risk, and avoiding credit risk.  Although the Bank has no immediate plans to sell any securities, all investments are classified as “available for sale.” This classification allows management the flexibility to sell securities in the future to adjust the portfolio as conditions change.

The following table sets forth information regarding the scheduled maturities for the Bank’s investment securities as of March 31, 2010, by contractual maturity.  The maturities of the mortgage-backed securities are the stated maturity date of each security.  The table does not take into consideration the effects of scheduled payments or possible payoffs.

	Within 1 Year		After 1 Year Within 5 Years		After 5 Years Within 10 Years		After 10 Years
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
(in thousands)
At March 31, 2010:
US Agency Securities	$ 0	0.00%	$ 597	5.06%	$ 0	0.00%	$ 0	0.00%
Municipal Securities	0	0.00%	1,673	5.43%	1,396	5.36%	$ 0	0.00%
Mortgaged Backed Securities	0	0.00%	1,418	4.84%	0	0.00%	0	0.00%
Total	$ 0	0.00%	$ 3,688	5.14%	$ 1,396	5.36%	$ 0	0.00%

	Totals
(in thousands)	Amount	Yield
At March 31, 2010:
US Agency Securities	$ 597	5.06%
Municipal Securities	3,069	5.40%
Mortgaged Backed Securities	1,418	4.84%
Total	$5,084	5.20%

Deposits

Deposit balances increased $1.8 million in the quarter ended March 31, 2010.  The growth was primarily directed into money market accounts which grew by $3.4 million for the quarter.  Regular savings accounts also reported sizable growth of about $1.0 million for the same period.  Time deposits declined by about $2.8 million primarily for certificates of deposits $100,000 and greater.

This overall growth compares to an increase of $2.5 million, for the quarter ended March 31, 2009.  The table below shows our deposit breakdown by dollar balance and percentage of total deposits as of March 31, 2010 and December 31, 2009.

	March-31-2010		December-31-2009
Deposits	Dollars	%	Dollars-$	Percent-%

Non interest-bearing deposits	$ 5,074,582	4.84%	$ 5,057,864	4.91%
Interest-bearing demand	2,430,195	2.32%	2,275,636	2.21%
Money market accounts	35,858,758	34.19%	32,448,524	31.49%
Savings accounts	5,043,044	4.81%	4,053,869	3.93%
Certificates of deposit less than $100,00	29,795,179	28.41%	29,670,671	28.79%
Certificates of deposit $100,000 and greater	26,667,582	25.43%	29,546,667	28.67%
	$ 104,869,340	100.00%	$ 103,053,231	100.00%

	Certificates of Deposit Less than $100,000	Certificates of Deposit $100,000 and Greater	Total
Due three months or less	$ 6,890,654	$ 5,412,707	$12,303,361
Due more than three months to six months	9,047,534	10,488,369	19,535,903
More than six months to one year	11,533,519	9,058,821	20,592,340
Over one year	2,323,472	1,707,685	4,031,157
	$ 29,795,179	$ 26,667,582	$ 56,462,761

Income Taxes

The Bank has a net operating loss carryforward of approximately $5,000,000 that may be applied against future federal and state taxable income. These carryforwards begin to expire, if not used, on December 31, 2026 for federal purposes and December 31, 2021 for Wisconsin.

Liquidity

Interest rate risk is fundamental to the business of banking. Changes in interest rates can expose an institution to adverse shifts in the level of net interest income or other rate-sensitive income sources and impair the underlying value of its assets and liabilities.

The Bank’s Asset Liability Committee (ALCO) is responsible for managing liquidity and interest rate risk. The Board of Directors has adopted the Liquidity Risk Management Policy which establishes a hierarchy of sources of funds the Bank would use in case of a liquidity crisis.

Our primary potential source of funds on a short-term basis is an overnight line of credit established with our correspondent bank. As of March 31, 2010, we had access to a $5.1 million secured line of credit and $5.1 million unsecured line of credit with the Bankers Bank of Madison, Wisconsin. The highest amount utilized in the quarter ending March 31, 2010 was $1.765 million.

The Bank relies primarily on local deposits to fund lending and investing operations. Besides the lines of credits mentioned above, the Bank has access to needed funds through brokered deposits, which are funds from out of our market area. As of March 31, 2010, the Bank has brokered deposits of $2.670 million.  Another source the Bank has used to obtain deposits from out of our market area is the CDARs One-way Buy program. As of March 31, 2010, the Bank has CDARs One-Way Buy funds of $1.0 million.  The Bank will consider judicious use of brokered certificates of deposit in the future to supplement local deposits in order to fund loan growth. The Bank’s ALM Policy allows a maximum percentage of 30% brokered deposits to total deposits.

We also have $10.0 million of deposits in the CDARs Reciprocal Program. Those are local deposits transferred to other institutions to ensure complete FDIC coverage, with an equal amount transferred to us from other banks in the program. This program allows us to retain local deposits in excess of the FDIC insurance amount, while providing full insurance coverage to our customers.

One measure of short-term interest rate risk is gap analysis, which compares the dollar amount of assets which can be re-priced in a certain time period to liabilities which can be re-priced in the same period. Theoretically, in a period of rising market interest rates, being asset sensitive (more assets re-pricing than liabilities) is advantageous. The converse is true in a declining rate environment. The theoretical advantage is mitigated by the fact that borrowers refinance loans as rates decline, and certificate of deposit holders move to higher yielding CD’s in a rising rate environment. The gap analysis is a tool which assist the ALCO to monitor maturities and set loan and deposit rates. As of March 31, 2010, the Bank is liability sensitive meaning that we are better positioned in a declining interest rate environment.

A longer term measure of interest rate risk is the Economic Value of Equity (EVE). Economic Value of Equity is literally the difference between the fair market value of assets and the fair market value of liabilities. EVE usually correlates well with a bank's market value. The Bank calculates EVE on a monthly basis, and reports to the board quarterly.

Management monitors the Bank’s capital levels and has not identified significant capital expenditure needs that would have impact to capital requirements at this time.

Results of Operations

The following is a summary of operations for the periods indicated:

	Three months ended
	March 31, 2010	March 31, 2009
Net Interest Income	$ 1,000,221	$ 766,675
Provision for Loan Loss	105,000	227,705
Net interest income, after provision for loan loss	895,221	538,970
Non-interest Income	196,825	95,441
Non-interest Expense	809,555	729,792
	282,491	(95,381)
Income Taxes	112,432	(37,675)
Net Income (Loss)	$ 170,059	$ (57,706)

Financial Ratios:
Return on average equity	3.93%	-1.16%
Return on average assets	0.57%	-0.19%
Average equity to average assets	14.50%	16.63%

Net income for the quarter ended March 31, 2010, was $170,059, an increase of $227,765 compared to the net loss of $57,706 reported for the corresponding period in 2009.

Net interest income increased $233,546 for the quarter ended March 31, 2010 versus the comparable quarter last year due solely to a $233,597 decline in interest expense as interest income remained flat.

A $105,000 provision for loan loss was charged to earnings for the first quarter of 2010, versus a $227,705 provision taken during the comparable quarter of 2009.  Provision expense is determined based on management’s ongoing assessment of risk associated with the loan portfolio.  The first quarter 2009 provision was higher due to added provision expense incurred to replenish the ALLL for charged-off loans taken during the quarter.

Non-interest income increased $101,384 for the quarter ended March 31, 2010 versus the comparable quarter last year due to rental income of $101,028 earned on other real estate owned that was not a source of revenue for the corresponding period in 2009.

Non-interest expense increased by $79,763 or 11.0% for the quarter ended March 31, 2010 versus the comparable quarter last year due to increased personnel expense related to expansion of staff and commission-based compensation.

Net Interest Income

Net interest income is the largest component of our operating income and represents the difference between interest earned on loans, investments and other interest earning assets offset by the interest expense attributable to the deposits and borrowings that fund such assets.  Interest rate fluctuations, together with changes in the volume and types of earning assets and interest-bearing liabilities, combine to affect total net interest income.

Net interest spread is the difference between the interest rate earned on average earning assets and the rate paid on average interest-bearing liabilities.  The Bank’s net interest spread increased 128 basis points to 3.30% for the first quarter of 2010 compared to the net interest spread of 2.02% for the quarter ended March 31, 2009.  Management has managed the Bank’s earning assets and interest-bearing liabilities to increase net interest performance under a prevailing low rate environment.

The following table represents the average volume of interest earning assets, interest-bearing liabilities, average yields and rates for the quarters ended March 31, 2010 and 2009:

	Three months ended March 31, 2010			Three months ended March 31, 2009
Assets:	Average Balance	Income/ Expense	Annualized Yield/Cost	Average Balance	Income/ Expense	Annualized Yield/Cost
Deposits in banks	$ 0	$ 0	N/A	$ 1,472,400	$ 7,322	2.02%
Investment securities	5,501,236	68,506	5.05%	5,748,217	72,149	5.09%
Federal Funds sold	339,367	103	0.12%	2,024,866	1,013	0.20%
Loans	106,786,986	1,481,947	5.63%	108,235,748	1,470,123	5.51%
Total interest-earning assets	112,627,589	$1,550,556	5.58%	117,481,231	$1,550,607	5.35%
Allowance for Loan Losses	(2,159,812)			(1,161,852)
Cash and due from banks	1,086,924			1,173,945
Other assets	9,387,020			3,951,010
Total Assets	$ 120,941,721			$ 121,444,334

Liabilities and Shareholders’ Equity:
Interest-Bearing demand	$35,038,981	$148,309	1.72%	$21,108,155	$120,255	2.31%
Savings deposits	4,532,271	16,684	1.49%	2,495,988	12,211	1.98%
Certificates of deposit	57,666,849	384,611	2.70%	71,897,502	651,427	3.67%
Borrowed Funds	496,211	731	0.60%	21,355	39	0.74%
Total interest-paying liabilities	97,734,312	$ 550,335	2.28%	95,523,000	$ 783,932	3.33%
Non interest-bearing deposits	5,194,954			4,899,925
Other liabilities	478,417			827,365
Shareholders equity	17,534,038			20,194,124
Total liabilities and stockholders equity	$ 120,941,721			$ 121,444,334
Net interest income		$ 1,000,221			$ 766,675
Net interest spread (1)			3.30%			2.02%

Net interest margin (2)			3.60%			2.65%

(1)

Non-accrual loans are included in the average daily loan balance, but interest income associated with these loans is recognized under the cash basis method of accounting.

(2)

Interest rate spread is the weighted average yield on interest-earning assets minus the average rate on interest bearing liabilities.

(3)

Net interest margin is net interest income divided by average interest-earning assets.  The Bank currently does not hold any tax-exempt bonds, which would affect this calculation.

The following table presents a summary of the changes in interest income and expense attributed to both rate and volume for the three-month periods ended March 31, 2010 and 2009.

	Increase (decrease) due to:
Assets:	Volume	Rate	Net Change
Deposits in banks	$ (7,322)	$ 0	(7,322)
Investment securities	(3,100)	(543)	(3,643)
Federal Funds sold	(843)	(67)	(910)
Loans	(19,678)	31,502	11,824
	$ 30,943)	$ 30,892	$ (51)

Liabilities and Shareholders’ Equity:
Interest-bearing demand	$ 79,365	$ (51,311)	$ 28,054
Savings deposit	9,962	(5,489)	4,473
Certificate of deposit	(128,937)	(137,879)	(266,816)
Borrowed Funds	867	(175)	692
Total interest income	$ (38,742)	$ (194,855)	$ (233,597)
Net Interest Income	$ 7,799	$ 225,747	$ 233,546

Note:

The residual effect of changes in both rate and volume are included under volume.  Dollar amounts are immaterial.

The Bank’s average interest-earning assets of $112.6 million for the first quarter of 2010 yielded an average return of 5.58% compared to average interest-earning assets of $117.5 million and a 5.35% average return for the first quarter of 2009.  The overall impact of yield and volume changes between the two comparable quarters was nominal.  The 23 basis point rise in yield on average earning assets largely offset the interest revenue reduction attributed to the $4.9 million decline in average earning assets for the comparable quarters.

Interest-bearing liabilities averaged $97.7 million for the first quarter of 2010 and posted an average interest rate of 2.28%.  The average balance and average interest rate paid on interest-bearing liabilities were $95.5 million and 3.33% respectively, for the first quarter of 2009.  Total interest expense declined by $233,597 for the first three months of 2010 compared to 2009 due in part to a notable drop in market interest rates coupled with the shifting of deposit balances from higher costing term deposits into interest-bearing checking accounts.

Management focus continues to target core deposit growth as we strive to expand our customer base.  We have been able to grow core deposits, transaction accounts which pay a lower rate than certificates of deposit. We have reduced our reliance on certificates of deposit balances which have declined from 72% of total average deposits for the first quarter of 2009 to 56% of average total deposits for the first quarter of 2010.  This represents a shifting of about $14.2 million of average balances from certificates of deposit into core deposit accounts.

Non-Interest Income

The following table reflects the various components of non-interest income for the three months ended March 31, 2010 and 2009, respectively.

	Three months ended
Non-interest income	March 31, 2010	March 31, 2009	% Change

Loan document preparation fees	$ 21,590	$ 40,124	-46.2%
Other customer service fees	29,595	31,622	-6.4%
Total customer service fees	51,185	71,746	-28.7%
Secondary market fees	44,612	23,695	88.3%
Rental income on other real estate	101,028	0	N/A
Total non-interest income	$ 196,825	$ 95,441	106.2%

Non-interest income increased $101,384 (106.2%) for the three months ended March 31, 2010 versus the comparable period in 2009.  The increase was due to rental income generated on other real estate owned by the Bank.  Rental income was not a source of revenue for the first quarter of 2009.

Non-Interest Expense

The following table reflects the various components of non-interest expense for the three months ended March 31, 2010 and 2009, respectively.

	Three months ended
Non-interest income	March 31, 2010	March 31, 2009	% Change

Salaries and benefits	$ 448,252	$ 416,619	7.6%
Occupancy and equipment	105,986	87,106	21.7%
Data processing	45,615	45,255	0.8%
Marketing	12,496	14,222	-12.1%
Professional fees	74,891	68,537	9.3%
FDIC Premium	48,107	47,769	0.7%
Director Fees	18,750	0	N/A
Other operating expenses	55,458	50,284	10.3%
	$ 809,555	$ 729,792	10.9%

Non-interest expense increased $79,763 (10.9%) for the three months ended March 31, 2010 versus the comparable period in 2009.  Salaries and benefits increased by $31,633 largely due to (1) commission-based compensation related to mortgage financing activity, (2) additional staffing relative to the same period last year,  and (3) merit-based pay increases for bank personnel.  Occupancy and equipment expenditures increased by $18,880 due primarily to (1) a rise in real estate taxes incurred in 2010, (2) additional snow removal expense, and (3) repairs and maintenance performed at bank facilities for 2010.

Beginning 2010, the Bank began paying Director Fees that account for $18,750 of the increase in total non-interest expense for the first quarter of 2010 relative to the same period last year.  Bank Directors are paid fees based on participation at Board of Director Meetings and Director Committee meetings.

The increase in Other Operating Expenses pertains to legal expenses incurred for the planned formation of a Bank Holding Company for 2010.

Off-Balance Sheet Arrangements

The Bank has no material off-balance sheet arrangements, other than the Bank’s commitments to extend credit and unfunded commitments.  At March 31, 2010, the Bank had commitments to extend credit and unfunded commitments of approximately $1.7 million and $9.0 million, respectively.

ITEM 3. Quantitative and Qualitative Disclosures about Market Risk

The disclosure contemplated by Item 3 is not required because the Bank qualifies as a smaller reporting company.

ITEM 4T. Controls and Procedures

As of the end of the period covered by this quarterly report on Form 10-Q for the quarter ended March 31, 2010, we carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our “disclosure controls and procedures,” as such term is defined under Exchange Act Rule 13a-15(e) and 15d-15(e).

Based on this evaluation, our chief executive officer and chief financial officer concluded that, as of the end of the fiscal quarter covered by this report, such disclosure controls and procedures were reasonably designed to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is: (a) recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Federal Deposit Insurance Corporation, and (b) accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can only provide reasonable assurance in achieving the desired control objectives and in reaching a reasonable level of assurance our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

There were no changes in our internal controls over financial reporting during the quarter ended March 31, 2010 that materially affected, or were reasonably likely to materially affect, our internal controls over financial reporting.

PART II OTHER INFORMATION

ITEM 1. Legal Proceedings

None.

ITEM 1A. Risk Factors

There have been no material changes in the risk factors reported in Item 1A of the Bank’s Annual Report on Form 10-K for the year ended December 31, 2009.

ITEM 2. Unregistered Sales of Equity Securities and Use of Proceeds

Not applicable.

ITEM 3. Default Upon Senior Securities

Not applicable.

ITEM 4.  [RESERVED]

ITEM 5. Other Information

There have been no material changes to the procedures by which shareholders may recommend nominees to the Board of Directors.

Subsequent Events have been evaluated through the date the financial statements are filed with the Federal Deposit Insurance Corporation.

ITEM 6 Exhibits required by Item 601 of Regulation S-K

Exhibit Number

Description

1.1

Rule 302 Certification of Principal Executive Officer

1.2

Rule 302 Certification of Principal Financial Officer

0.1

Rule 1350 Certification by Chief Executive Officer

0.2

Rule 1350 Certification by Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHOICE BANK

DATE: May 5, 2010	/s/ Keith C. Pollnow
Keith C. Pollnow, President and Chief Executive Officer (Principal Executive Officer)

DATE: May 5, 2010	/s/ John F. Glynn
John F. Glynn, Chief Financial Officer; Treasurer, (Principal Financial Officer and Principal Accounting Officer)

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.

Indemnification of Directors and Officers.

Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law (“WBCL”) require a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.  A corporation is obligated to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, of which such liability includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless such liability was incurred because the director or officer breached or failed to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Section 180.0850 to 180.0859 are not exclusive. A corporation may expand a director’s or officer’s rights to indemnification: (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii)  by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, the Registrant  has adopted indemnification provisions in its by-laws which closely track the statutory indemnification provisions of the WBCL with certain exceptions.  In particular, Article IX of the Registrant’s by-laws provides, among other things, that: (i) a director, officer, employee or agent shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited, and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.  As permitted by Section 180.0857 of the WBCL, the Registrant intends to purchase directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against certain liabilities that may arise under the Securities Act of 1933.

Item 21. Exhibits and Financial Statement Schedules.

(a)

Exhibits.  See the Exhibit Index appearing on the last page of this Registration Statement.

(b)

Financial Statement Schedules.  Not applicable.

(c)

Report, Opinion or Appraisal.   See the Exhibit Index appearing on the last page of this Registration Statement.

Item 22. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)

The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling

3

person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, State of Wisconsin, on the date set forth below.

CHOICE BANCORP, INC.

Date April 20, 2010	By: /s/ Keith Pollnow
Keith Pollnow, President and Chief
Executive Officer

Each person whose signature appears below appoints Keith Pollnow or John Glynn or Stanley Leedle, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power or substitution in such person's name, place and stead, in any and all capacities to sign any amendments to this Registration Statement on Form S-4 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date
/s/ Keith C. Pollnow Keith C. Pollnow	President and Chief Executive Officer (Principal Executive Officer); Director	April 20, 2010
/s/ John Glynn John Glynn	Chief Financial Officer; Treasurer, (Principal Financial Officer and Principal Accounting Officer)	April 20, 2010
/s/ Kenneth Balda Kenneth Balda	Director	April 20, 2010
/s/ Stephen Ford Stephen Ford	Director	April 20, 2010

5

Richard Gabert	Director	April __, 2010
Paul Getchel	Director	April __, 2010
/s/ Michael Hanneman Michael Hanneman D.D.S.	Director	April 20, 2010
/s/ David A. Janssen, M.D. David A. Janssen, M.D.	Director	April 20, 2010
/s/ Stanley Leedle Stanley Leedle	Vice President; Director	April 20, 2010
Julie Leschke	Director	April __, 2010
/s/ Rodney Oilschlater Rodney Oilschlager	Director	April 20, 2010
Thomas Muza	Director	April 20, 2010
/s/ James Poeschl James Poeschl	Director	April 20, 2010
Jeffrey Rogge	Director	April __, 2010
Thomas Rusch	Director	April __, 2010

6

/s/ Randall Schmiedel Randall Schmiedel	Director	April 20, 2010
Arend Stam	Director	April __, 2010
John Supple III	Director	April __, 2010
Gerald Thiele	Director	April __, 2010
/s/ Mark Troudt Mark Troudt	Director	April 20, 2010

7

EXHIBIT INDEX
Choice Bancorp, Inc.
Registration Statement on Form S-4

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated March __, 2010 between Registrant and Choice Bank	FILED HEREWITH. Included as Exhibit A to the Joint Proxy Statement of Choice Bank/Prospectus of Registration which forms a part of this Registration Statement (the “Proxy Statement/Prospectus”).
2.2	Form of Merger Agreement between Choice Bank and Choice Interim Bank	FILED HEREWITH. Included as part of Exhibit A to the Proxy Statement/Prospectus.
3.1	Articles of Incorporation of Registrant	FILED HEREWITH. Included as Exhibit C to the Proxy Statement/Prospectus.
3.2	Bylaws of Registrant	FILED HEREWITH. Included as Exhibit D to the Proxy Statement/Prospectus.
4.1	Form of Choice Bancorp, Inc. stock certificate	FILED HEREWITH
4.2	Form of Choice Bancorp, Inc. Organizer Warrant Agreement and Warrant Certificate	FILED HEREWITH. Included as Exhibit E-1 to the Proxy Statement/Prospectus.
4.3	Form of Choice Bancorp, Inc. Shareholder Warrant Agreement and Warrant Certificate	FILED HEREWITH. Included as Exhibit E-2 to the Proxy Statement/Prospectus.
5	Opinion of Godfrey & Kahn, S.C., Counsel, regarding legality of common stock and warrants	TO BE FILED BY AMENDMENT.
8	Opinion of Godfrey & Kahn, S.C., Special Tax Counsel, regarding tax effects of transaction	TO BE FILED BY AMENDMENT.
*10.1	Employment Agreement dated January 1, 2010 between Choice Bank and Keith C. Pollnow.	FILED HEREWITH.
*10.2	Employment Agreement dated January 1, 2010 between Choice Bank and Stanley G. Leedle.	FILED HEREWITH.
*10.3	Employment Agreement dated July 1, 2009 between Choice Bank and John F. Glynn.	FILED HEREWITH.

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*10.4	Employment Agreement dated January 1, 2010 between Choice Bank and Debra K. Fernau.	FILED HEREWITH.
21	Subsidiaries of Choice Bancorp, Inc.	TO BE FILED BY AMENDMENT.
23.1	Consent of Godfrey & Kahn, S.C.	TO BE FILED BY AMENDMENT.
23.2	Consent of Wipfli, LLP	FILED HEREWITH.
24	Powers of Attorney	FILED HEREWITH. Included as part of the Signature Page to this Registration Statement.
99.1	Choice Bank Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Federal Deposit Insurance Corporation pursuant to the Securities Exchange Act of 1934 on March 31, 2010	FILED HEREWITH. Included as Exhibit F to the Proxy Statement/Prospectus.
99.1

Choice Bank Quarterly Report on Form
10-Q for the three months ended March 31, 2010 as filed with the Federal Deposit Insurance Corporation pursuant to the Securities Exchange Act of 1934 on May 6, 2010

FILED HEREWITH. Included as Exhibit G to the Proxy Statement/Prospectus.
99.2	Form of Proxy for voting at Special meeting of Shareholders of Choice Bank	FILED HEREWITH.
_________

*

Indicates a management compensatory plan or arrangement between Choice Bank and the individuals indicated.  Choice Bank is an affiliate of Registrant and will become a wholly owned subsidiary of Registrant upon consummation of the reorganization transaction which is the subject of this Registration Statement.

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